   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1997
                                                    REGISTRATION NO. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-4
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ADVANCED NMR SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

              DELAWARE                             3845                       22-2457487
  (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)

                               46 JONSPIN ROAD
                       WILMINGTON, MASSACHUSETTS 01887
                                (508) 657-8876
        (Address, Including Zip Code, and Telephone Number, Including
           Area Code, of Registrant's Principal Executive Offices)

                                 JACK NELSON
                            CHAIRMAN OF THE BOARD
                               46 JONSPIN ROAD
                       WILMINGTON, MASSACHUSETTS 01887
                                (508) 657-8876
          (Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

                                  Copies to:

                             BRUCE A. RICH, ESQ.
                              REID & PRIEST LLP
                             40 WEST 57TH STREET
                           NEW YORK, NEW YORK 10019
                           TELEPHONE (212) 603-2000
                           FACSIMILE (212) 603-2001

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement is declared effective and the effective time of the merger (the "Merger") of ANMR/AMS Merger Corp. ("Merger Corp."), a wholly-owned subsidiary of Advanced NMR Systems, Inc. ("Advanced NMR"), with and into Advanced Mammography Systems, Inc. ("AMS"), pursuant to the Agreement and Plan of Merger, dated June 23, 1997, by and among Advanced NMR, Merger Corp. and AMS, as described in the enclosed Joint Proxy Statement/Prospectus included as Part I of this Registration Statement.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM   PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF EACH CLASS OF             AMOUNT TO     OFFERING PRICE PER AGGREGATE OFFERING   REGISTRATION FEE
    SECURITIES TO BE REGISTERED (1)       BE REGISTERED          UNIT             PRICE(3)              (4)
------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.01 PER SHARE     4,210,271(2)          $.31            $1,305,184           $261.04
------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to shares of common stock, $.01 par value per share, of Advanced NMR ("Advanced NMR Common Stock") issuable to holders of shares of common stock, par value $.01 per share, of AMS ("AMS Common Stock") in the Merger.

(2) Based on the product of (a) 7,391,854, the number of shares of AMS Common Stock ("Outstanding AMS Shares") that will be converted pursuant to the Merger and (b) .40, the Conversion Number (as defined in the Merger Agreement), which product represents the number of shares of Advanced NMR Common Stock that may be issued in the Merger. Also includes a maximum of 1,233,529 shares issuable upon exercise of AMS stock options and warrants to be assumed by Advanced NMR in the Merger.

(3) Pursuant to Rules 457(f)(1) and (2), and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price represents the value of the Outstanding AMS Shares and is based on the average of the high bid and low asked prices of Advanced NMR Stock reported on the Nasdaq Small Cap System on
       October 2, 1997.

(4) AMS paid $181.44 to the Commission on July 7, 1997 in connection with the confidential filing of a Schedule 14A including the Joint Proxy Statement/Prospectus that forms a part of this Registration Statement. In accordance with Rule 457(b), the fee paid at the filing of this Registration Statement is $79.60, which represents the difference between the total registration fee for all securities registered hereby and the amount so previously paid.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               [AMS LETTERHEAD]

                                                              October 10, 1997

Dear Fellow Stockholder:

   You are cordially invited to attend a Meeting of Stockholders (the "Meeting") of Advanced Mammography Systems, Inc. ("AMS") to be held on November 10, 1997 at the offices of Reid & Priest LLP, 40 West 57th Street, 30th Floor, New York, New York. The Meeting will start at 9:30 a.m., local time.

   At the Meeting, you will be asked to vote upon the adoption of the Agreement and Plan of Merger dated June 23, 1997 (the "Merger Agreement"), providing for the merger (the "Merger") of ANMR/AMS Merger Corp. ("Merger Corp."), a wholly-owned subsidiary of Advanced NMR Systems, Inc. ("Advanced NMR"), with and into AMS, whereby AMS stockholders will be entitled to receive, in exchange for each share of AMS Common Stock, on a tax free basis,
 .40 of one share of Advanced NMR Common Stock upon the consummation by Advanced NMR of a one-for-ten reverse stock split of the outstanding shares of Advanced NMR Common Stock.

   Because of the conflicts of interest in connection with the Merger, a special committee of independent directors of AMS (the "Special Committee") was formed. The Special Committee carefully reviewed and considered the terms and conditions of the Merger, and, having determined that the Merger is in the best interest of AMS stockholders, recommended to the Board of Directors of AMS that the Merger Agreement be approved. In making its recommendation of the Merger and Merger Agreement, the Special Committee also considered the opinion of Valuemetrics, Inc., financial advisor to the Special Committee, that the consideration to be paid pursuant to the Merger Agreement is fair to the AMS stockholders from a financial point of view.

   In view of the recommendation of the Special Committee, the opinion of Valuemetrics, Inc. and other factors, your Board of Directors has approved the Merger Agreement and recommends that stockholders vote their shares FOR its adoption. Complete details of the Merger Agreement, the respective businesses of AMS and Advanced NMR, and other information you should be aware of in making your decision are contained in the attached Joint Proxy Statement/Prospectus. WE URGE YOU TO STUDY THIS MATERIAL CAREFULLY.

   The affirmative vote of the holders of a majority of the outstanding shares of AMS Common Stock entitled to vote at the Meeting is required to approve and adopt the Merger Agreement. Advanced NMR owns 1,250,000 shares of AMS Common Stock, representing 14.46% of the outstanding shares of AMS Common Stock. Advanced NMR intends to vote its shares of AMS Common Stock for the Merger.

   If the Merger is consummated, you will be informed of the time and method of effecting the exchange of your AMS stock certificates for stock certificates of Advanced NMR. PLEASE DO NOT SEND ANY AMS STOCK CERTIFICATES AT THIS TIME.

   TO ENSURE YOUR INTERESTS WILL BE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. WE URGE YOU TO READ THE ACCOMPANYING MATERIALS CAREFULLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

   Thank you for your continued support.

                                          Jack Nelson
                                          Chairman

                          [ADVANCED NMR LETTERHEAD]

                                                              October 10, 1997

Dear Fellow Stockholder:

   You are cordially invited to attend a Meeting of Stockholders (the "Meeting") of Advanced NMR Systems, Inc. ("Advanced NMR") to be held on November 10, 1997 at the offices of Reid & Priest LLP, 40 West 57th Street, 30th Floor, New York, New York. The Meeting will start at 11:00 a.m., local time.

   This Meeting is very important and marks a new strategic direction for Advanced NMR. It relates to the merger (the "Merger") of a wholly-owned subsidiary of Advanced NMR with and into Advanced Mammography Systems, Inc. ("AMS"). Pursuant to the Merger, AMS will become a wholly-owned subsidiary of Advanced NMR.

   At the Meeting you will be asked to approve six proposals. First, you will be asked to approve a one-for-ten reverse stock split of Advanced NMR's issued and outstanding shares of Common Stock. Second and third, you will be asked to approve amendments to Advanced NMR's 1993 Employees Stock Option Plan and 1993 Directors Stock Option Plan to increase the shares available to be issued under each Plan to 1,000,000 and 200,000 shares, respectively. Fourth, the annual election of directors will take place. Fifth, you will be asked to approve the Company's change of name to "Caprius." Sixth, you will be asked to approve Advanced NMR's appointment of its independent auditors for the 1997 fiscal year.

   Enclosed is a proxy statement describing the Merger and the related stockholder proposals and containing financial statements. Please read the proxy statement carefully and in its entirety. Also enclosed is a proxy card.

   EVEN IF YOU NOW EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO MAKE, SIGN AND DATE AND TO RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED
ENVELOPE. Your proxy may be revoked at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of Advanced NMR a written revocation bearing a later date, or by attending and voting your shares at the Meeting.

   Thank you for your continued support.

                                          Jack Nelson
                                          Chairman

                      ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                               46 JONSPIN ROAD
                       WILMINGTON, MASSACHUSETTS 01887
                                (508) 657-8876
                          -------------------------
                      NOTICE OF MEETING OF STOCKHOLDERS
                          -------------------------
                       TO BE HELD ON NOVEMBER 10, 1997

To the Stockholders of
Advanced Mammography Systems, Inc.:

   A Meeting of the Stockholders (the "Meeting") of Advanced Mammography Systems, Inc., a Delaware corporation ("AMS"), will be held on November 10, 1997 at the offices of Reid & Priest LLP, 40 West 57th Street, 30th Floor, New York, New York, commencing at 9:30 a.m., local time, for the following purpose:

1. To consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated June 23, 1997, among Advanced NMR Systems, Inc. ("Advanced NMR"), ANMR/AMS Merger Corp., a wholly-owned subsidiary of Advanced NMR and AMS, which provides for the merger of Merger Corp. with and into AMS, with AMS as the surviving corporation (the "Merger"), whereby holders of common stock, par value $.01 per share, of AMS ("AMS Common Stock") will be entitled to receive, in exchange for each share of AMS Common Stock, .40 of a share of common stock, par value $.01 per share, of Advanced NMR, as described in the accompanying Joint Proxy Statement/ Prospectus.

2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

   Stockholders of record of AMS Common Stock at the close of business on October 8, 1997 will be entitled to notice of and to vote at the Meeting or at any postponement or adjournment thereof. A Proxy and Joint Proxy Statement/Prospectus are enclosed.

   EVEN IF YOU NOW EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO MARK, SIGN AND DATE AND TO RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of AMS a written revocation bearing a later date, or by attending and voting your shares at the Meeting.

                                          By Order of the Board of Directors.
                                          Steven J. James
                                          Secretary

October 10, 1997

                          ADVANCED NMR SYSTEMS, INC.
                               46 JONSPIN ROAD
                       WILMINGTON, MASSACHUSETTS 01887
                                (508) 657-8876
                          -------------------------
                      NOTICE OF MEETING OF STOCKHOLDERS
                       TO BE HELD ON NOVEMBER 10, 1997
                          -------------------------

To the Stockholders of
Advanced NMR Systems, Inc.:

   A Meeting of the Stockholders (the "Meeting") of Advanced NMR Systems, Inc., a Delaware corporation ("Advanced NMR"), will be held on November 10, 1997 at the offices of Reid & Priest LLP, 40 West 57th Street, 30th Floor, New York, New York, commencing at 11:00 a.m., local time, for the following purposes:

1. To approve an amendment to Advanced NMR's Certificate of Incorporation to effect a one-for-ten reverse stock split ("Reverse Stock Split") of the presently issued and outstanding shares of Advanced NMR Common Stock.

2. To approve an amendment to the 1993 Employee Stock Option Plan increasing the number of shares of Advanced NMR Common Stock available under such Plan to 1,000,000 shares on a post-Reverse Stock Split basis.

3. To approve an amendment to the 1993 Directors Stock Option Plan for Non-Employee Directors increasing the number of shares of Advanced NMR Common Stock under such Plan to 200,000 shares on a post-Reverse Stock Split basis.

4. To elect eight directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected.

5. To approve an amendment to Advanced NMR's Certificate of Incorporation to change the name of Advanced NMR to "Caprius, Inc."

6. To ratify the selection of Richard A. Eisner & Company, LLP, independent public accountants, as Advanced NMR's independent public accountants for the 1997 fiscal year.

   Approval of the Reverse Stock Split proposal is a condition to the Agreement and Plan of Merger, dated June 23, 1997, by and among Advanced NMR, ANMR/AMS Merger Corp., a wholly-owned subsidiary of Advanced NMR, and Advanced Mammography Systems, Inc. ("AMS"), whereby AMS will become a wholly-owned subsidiary of Advanced NMR.

   Stockholders of record of Advanced NMR Common Stock at the close of business on October 8, 1997, will be entitled to notice of and to vote at the Meeting or at any postponement or adjournment thereof. A Proxy and a Joint Proxy Statement/Prospectus are enclosed.

   EVEN IF YOU NOW EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO MARK, SIGN AND DATE AND TO RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of Advanced NMR a written revocation bearing a later date, or by attending and voting your shares at the Meeting.

                                          By Order of the Board of Directors.
                                          Steven J. James
                                          Secretary

October 10, 1997

             JOINT PROXY STATEMENT OF ADVANCED NMR SYSTEMS, INC.,
                    AND ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                          -------------------------
                                PROSPECTUS OF
                          ADVANCED NMR SYSTEMS, INC.
                          -------------------------

   This Joint Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of ANMR/AMS Merger Corp., a Delaware corporation ("Merger Corp.") and a wholly-owned subsidiary of Advanced NMR Systems, Inc., a Delaware corporation ("Advanced NMR"), with and into Advanced Mammography Systems, Inc., a Delaware corporation ("AMS"), with AMS as the surviving corporation, pursuant to the Agreement and Plan of Merger, dated June 23, 1997, by and among AMS, Advanced NMR and Merger Corp. (the "Merger Agreement").

   This Joint Proxy Statement is being furnished to the stockholders of AMS in connection with the solicitation of proxies by the AMS Board of Directors (the "AMS Board") for use at the AMS stockholders meeting (the "AMS Meeting") to be held on November 10, 1997 at the offices of Reid & Priest LLP, 40 West 57th Street, 30th Floor, New York, New York, and any adjournment or postponement thereof.

   This Joint Proxy Statement is also being furnished to the stockholders of Advanced NMR in connection with the solicitation of proxies by the Advanced NMR Board of Directors (the "Advanced NMR Board") for use at the Advanced NMR stockholders meeting (the "Advanced NMR Meeting") to be held on November 10, 1997 at the offices of Reid & Priest LLP, 40 West 57th Street, 30th Floor, New York, New York, and any adjournment or postponement thereof.

   This Joint Proxy Statement/Prospectus also constitutes a prospectus of Advanced NMR, filed as part of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to up to 4,210,271 shares of the common stock, par value $.01 per share, of Advanced NMR ("Advanced NMR Common Stock") to be issued in the Merger pursuant to the Merger Agreement.

   The Merger Agreement provides that AMS stockholders will receive in the Merger, in exchange for each issued and outstanding share of common stock, par value $.01 per share, of AMS ("AMS Common Stock"), .40 of a share of Advanced NMR Common Stock, after consummation by Advanced NMR of the one-for-ten reverse stock split of the issued and outstanding shares of Advanced NMR Common Stock.

   On October 8, 1997, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing price of the Advanced NMR Common Stock as quoted on the Nasdaq Small Cap Market was $.281, and the closing price of AMS Common Stock as quoted on the NASDAQ Small Cap Market was $.875. Based upon the current outstanding shares of AMS Common Stock and the price of Advanced NMR Common Stock quoted above, the aggregate market value of the consideration to be paid in the Merger is $8,308,445.

   SEE "RISK FACTORS" FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY AMS STOCKHOLDERS AND ADVANCED NMR STOCKHOLDERS. THIS INFORMATION APPEARS AT PAGE 22 OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

   This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to the stockholders of Advanced NMR and AMS on or about October 10, 1997.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS JOINT PROXY STATEMENT/ PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

    The date of this Joint Proxy Statement/Prospectus is October  , 1997.

                            AVAILABLE INFORMATION

   Each of Advanced NMR and AMS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th floor, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as Advanced NMR and AMS, that file electronically with the Commission. The address of the SEC's Web site is http://www.sec.gov. Advanced NMR Common Stock and AMS Common Stock are quoted on the Nasdaq Small Cap Market.

   This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Registration Statement, including any amendments, schedules and exhibits thereto, is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein include all material terms of such contracts or other documents but are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

   All information herein with respect to Advanced NMR has been furnished by Advanced NMR, and all information herein with respect to AMS has been furnished by AMS.

                              TABLE OF CONTENTS

                                                                                     PAGE
                                                                                    --------
AVAILABLE INFORMATION                                                                   2

INDEX OF DEFINED TERMS                                                                  6

SUMMARY                                                                                 7
 The Companies                                                                          7
 Advanced NMR                                                                           7
 Merger Corp.                                                                           8
 AMS                                                                                    8
 Risk Factors                                                                           8
 The Meetings                                                                          10
 AMS Meeting                                                                           10
 Advanced NMR Meeting                                                                  10
 The Merger                                                                            11
 Effective Time                                                                        11
 Conversion of AMS Shares                                                              11
 Background of the Merger                                                              11
 Opinion of Financial Advisors                                                         12
 Reasons for the Merger                                                                12
 Certain Terms of the Merger Agreement                                                 13
 Relationship between Advanced NMR and AMS                                             14
 Interests of Certain Persons in the Merger; Conflicts of Interest                     14
 Conduct of AMS' Business After the Merger                                             15
 Regulatory Matters                                                                    15
 Nasdaq Listing                                                                        15
 Certain Federal Income Tax Consequences                                               15
 Accounting Treatment                                                                  16
 Appraisal Rights                                                                      16

SUMMARY FINANCIAL INFORMATION                                                          17
 Summary Historical Consolidated Financial Information of Advanced NMR                 17
 Summary Historical Financial Information of AMS                                       18
 Summary Unaudited Pro Forma Combined Consolidated Financial Information               19
 Comparative Unaudited Per Share Data                                                  19
 Comparative Market Price Data                                                         21

RISK FACTORS                                                                           22
 Risk Factors Relating to the Combined Companies                                       22
 Risk Factors Relating to Advanced NMR                                                 25
 Risk Factors Relating to AMS                                                          25

MEETINGS, VOTING AND PROXIES                                                           27
 Introduction                                                                          27
 AMS Meeting                                                                           27
 Advanced NMR Meeting                                                                  28
 Proxy Solicitation                                                                    28

THE MERGER                                                                             30
 Background of the Merger                                                              30
 Reasons for the Merger, Recommendations of the AMS Board of Directors and Advanced
  NMR Board of Directors                                                               31
 Opinion of Valuemetrics                                                               34
 Opinion of Houlihan Lokey                                                             38

                                       3

                                                                                     PAGE
                                                                                    --------
 Exchange of AMS Common Stock for the Merger Consideration                             40
 Fractional Shares                                                                     40
 Exchange of Certificates in the Merger                                                41
 Certain Terms of the Merger Agreement                                                 41
 Interests of Certain Persons in the Merger; Conflicts of Interest                     42
 Conduct of AMS Business After the Merger                                              43
 Nasdaq Listing                                                                        43
 Certain Federal Income Tax Consequences                                               43
 Accounting Treatment                                                                  45
 Appraisal Rights                                                                      45

SELECTED FINANCIAL INFORMATION OF ADVANCED NMR                                         56

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
 OF ADVANCED NMR                                                                       57
 Results of Operations                                                                 57
 Liquidity and Capital Resources                                                       58
 Inflation                                                                             59

SELECTED AMS FINANCIAL INFORMATION                                                     60

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
 OF AMS                                                                                61
 Results of Operations                                                                 61
 Liquidity and Capital Resources                                                       62

CERTAIN INFORMATION CONCERNING ADVANCED NMR                                            63
 Business of Advanced NMR                                                              63
 General                                                                               63
 Magnetic Resonance Imaging Technology                                                 63
 Rehabilitation Services                                                               63
 Research and Development                                                              63
 AMS                                                                                   63
 Government Regulation and Reimbursement                                               64
 Competition                                                                           64
 Patents                                                                               64
 Employees                                                                             64
 Properties                                                                            65
 Legal Proceedings                                                                     65
 Executive Officers and Directors                                                      66
 Security Ownership                                                                    68
 Compensation of Advanced NMR's Executive Officers                                     69
 Employment Agreements                                                                 69
 Stock Options                                                                         71

CERTAIN INFORMATION CONCERNING AMS                                                     76
 Business of AMS                                                                       76
 General                                                                               76
 Breast Disease Incidence and Diagnosis                                                76
 The Aurora(Trademark) Breast Imaging System                                           77
 Agreements with Advanced NMR                                                          77
 Research and Development                                                              78
 Marketing                                                                             78
 Competition                                                                           79
 Patents and Proprietary Rights                                                        79

                                       4

                                                                                     PAGE
                                                                                    --------
 Governmental Regulation                                                               79
 Employees                                                                             81
 Properties                                                                            81
 Legal Proceedings                                                                     81
 Executive Officers and Directors                                                      82
 Beneficial Ownership of AMS Common Stock                                              83

DESCRIPTION OF ADVANCED NMR CAPITAL STOCK                                              84
 Common Stock                                                                          84
 Preferred Stock                                                                       84
 Public Warrants                                                                       84

COMPARISON OF STOCKHOLDER RIGHTS                                                       85
 General                                                                               85

ADVANCED NMR SYSTEMS, INC. PROPOSAL NO. 1--REVERSE STOCK SPLIT                         86
 Reasons for the Reverse Stock Split                                                   86
 Derivative Securities                                                                 88
 Federal Income Tax Consequences                                                       88

ADVANCED NMR SYSTEMS, INC. PROPOSAL NO. 2--INCREASE IN NUMBER OF SHARES ISSUABLE
 UNDER THE 1993 EMPLOYEE STOCK OPTION PLAN                                             89

ADVANCED NMR SYSTEMS, INC. PROPOSAL NO. 3--INCREASE IN NUMBER OF SHARES ISSUABLE
 UNDER THE 1993 DIRECTORS STOCK OPTION PLAN                                            91

ADVANCED NMR SYSTEMS, INC. PROPOSAL NO. 4--ELECTION OF DIRECTORS                       92
 Advanced NMR Nominees                                                                 92
 Security Ownership by Nominees                                                        94

ADVANCED NMR SYSTEMS, INC. PROPOSAL NO. 5--CHANGE OF CORPORATE NAME                    94

ADVANCED NMR SYSTEMS, INC. PROPOSAL NO. 6-- RATIFICATION OF SELECTION OF INDEPENDENT
 PUBLIC ACCOUNTANTS                                                                    94

PROPOSAL RELATING TO OTHER MATTERS REGARDING THE ADVANCED NMR MEETING                  95

PROPOSAL RELATING TO OTHER MATTERS REGARDING THE AMS MEETING                           95

STOCKHOLDER PROPOSALS                                                                  95

LEGAL MATTERS                                                                          95

EXPERTS                                                                                95

INDEX TO FINANCIAL STATEMENTS ADVANCED NMR SYSTEMS, INC.                               F-1

ANNEX A Agreement and Plan of Merger                                                   A-1

ANNEX B Opinion of Valuemetrices, Inc.                                                 B-1

ANNEX C Opinion of Houlihan Lokey Howard & Zukin, Inc.                                   C-1

ANNEX D Delaware Appraisal Rights Statute                                              D-1

ANNEX E Proposed Amendments to Certificate of Incorporation of Advanced NMR            E-1

                            INDEX OF DEFINED TERMS

 TERM                                   PAGE       TERM                                   PAGE
------------------------------------  --------    ------------------------------------  --------
Advanced NMR                          Cover Page  Field of Use                          64
Advanced NMR                          1           Field of Use                          77
Advanced NMR Board                    1           GE                                    7
Advanced NMR Bylaws                   85          GEMS                                  7
Advanced NMR Charter                  85          HCFA                                  81
Advanced NMR Common Stock             Cover Page  Houlihan Lokey                        12
Advanced NMR Common Stock             1           IMI                                   66
Advanced NMR Entity                   78          IRS                                   44
Advanced NMR Meeting                  1           Levy Employment Agreement             70
Advanced NMR Record Date              10          License Agreement                     12
Advanced NMR Warrants                 84          Licensed Technology                   77
Amendment Effective Date              87          Lynch Employment Agreement            66
AMS                                   Cover Page  MDI                                   7
AMS                                   1           MDI                                   63
AMS Board                             1           Merger                                Cover Page
AMS Bylaws                            85          Merger                                1
AMS Certificates                      41          Merger Agreement                      1
AMS Charter                           85          Merger Corp                           Cover Page
AMS Common Stock                      Cover Page  Merger Corp                           1
AMS Common Stock                      1           MIP                                   65
AMS Derivative Securities             44          MMIV                                  65
AMS Meeting                           1           MQSA                                  26
CEO                                   73          MQSA                                  80
Class B Preferred Stock               9           MRDD                                  64
Code                                  15          MRDD                                  79
Committee                             73          Multicare                             93
Committee                             89          MVA                                   25
Committee                             91          Nelson Employment Agreements          69
CON                                   24          Outstanding AMS Shares                Cover Page
CON                                   81          Penny Stock Rule                      87
CPT                                   81          Raytel                                65
Derivative Securities                 86          Raytel Settlement                     65
DGCL                                  11          Registration Statement                1
DHHS                                  26          Reverse Stock Split                   10
DHHS                                  80          Reverse Stock Split Amendment         86
DON                                   64          RSNA                                  77
Effective Date                        11          SEC                                   1
Englewood Hospital                    8           Section 262                           45
Escrow Agreement                      14          Securities Act                        1
Escrow Agreement                      14          Shared Facility                       65
Escrowed Shares                       14          Shared Services Agreement             14
Escrowed Shares                       76          Special Committee                     11
Exchange Act                          2           University of Arkansas Hospital       8
Exchange Agent                        41          US Diagnostic                         7
Faulkner Center                       7           US Diagnostic                         63
FDA                                   8           Valuemetrics                          12
Field of Use                          14          WMMRS                                 65


                                   SUMMARY

   The following is a summary of certain important matters discussed elsewhere in this Joint Proxy Statement/Prospectus. This summary sets forth all material elements of such matters but does not purport to be complete and is qualified in its entirety by reference to the more detailed information appearing in this Joint Proxy Statement/Prospectus and the Annexes hereto. Stockholders of Advanced NMR and AMS are urged to read this Joint Proxy Statement/Prospectus and the Annexes hereto in their entirety.

                                THE COMPANIES

ADVANCED NMR

   Advanced NMR is engaged in rehabilitation services, consisting of comprehensive physician care, physical therapy and case management for motor vehicle accident patients, and is developing breast imaging centers. Advanced NMR has a 14.46% equity ownership interest in, and other key relationships with, AMS. AMS is developing, marketing and commercializing a dedicated MRI system for breast imaging known as the Aurora(Trademark) System. Advanced NMR has opened one breast imaging center since August 1996. This center is at the Faulkner-Sagoff Center for Breast Health Care in Boston, Massachusetts ("Faulkner Center").

   In August 1996, Advanced NMR announced a new strategic direction to focus on the development of breast imaging centers and on its Imaging and Rehabilitation Services businesses. Advanced NMR had provided very high field MRI systems for clinical applications and advanced research through its agreements with GE Medical Systems ("GEMS"). From its inception through November 1992, Advanced NMR engaged exclusively in research and development activities for its InstaScan(Trademark) ultrafast magnetic resonance imaging system. In 1992, Advanced NMR received FDA clearance and commenced commercial marketing activities up until August 1996, when Advanced NMR discontinued the manufacture of its InstaScan(Trademark) product because of the lack of sales of the product. On August 18, 1997, Advanced NMR and General Electric ("GE") entered into a purchase agreement whereby GEMS purchased from Advanced NMR all inventory, equipment, and other assets, and assumed liabilities relating to the 3T, 4T and InstaScan(Trademark) business, in exchange for $2,432,580 in cash and the purchase by GE of $2.7 million stated value of a newly issued class of Advanced NMR convertible redeemable preferred stock.

   On February 27, 1997, Medical Diagnostics, Inc., a wholly-owned subsidiary of Advanced NMR ("MDI") merged with MDI Acquisition Corporation, a new-formed wholly-owned subsidiary of US Diagnostic, Inc. ("US Diagnostic") and became a wholly-owned subsidiary of US Diagnostic. MDI, which provided Imaging and Rehabilitation Services, had been acquired by Advanced NMR on August 31, 1995. Pursuant to the US Diagnostic merger, Advanced NMR retained three rehabilitation centers formerly operated by MDI. At the time of the sale of MDI to US Diagnostic, Advanced NMR was in covenant default under its credit agreement with its senior lender. Advanced NMR sold MDI to US Diagnostic principally to raise money to repay all indebtedness to Advanced NMR's senior lender and accordingly the covenant defaults were no longer applicable.

   In February 1996, Advanced NMR entered into a merger agreement with AMS pursuant to which AMS would have become a wholly-owned subsidiary of Advanced NMR. In May 1996, the merger was terminated due to increased pressures from Advanced NMR's senior lender as well as the difficulty of raising capital on a merged basis for Advanced NMR. At that time, Advanced NMR had been in covenant default under its credit agreement with the senior lender, which defaults had been waived. The senior lender had required Advanced NMR to use available funds, including a portion of the proceeds of equity placements, to provide additional security for the repayment of the indebtedness.

   The mailing address and telephone number of the principal executive offices of Advanced NMR is 46 Jonspin Road, Wilmington, Massachusetts 01887
(508) 657-8876. See "CERTAIN INFORMATION CONCERNING ADVANCED NMR."

MERGER CORP.

   Merger Corp. is a wholly-owned subsidiary of Advanced NMR organized to effect the Merger. The mailing address and telephone number of the principal executive offices of Merger Corp. is 46 Jonspin Road, Wilmington,
Massachusetts 01887, (508) 657-8876.

AMS

   AMS is a development stage company which was organized in Delaware in July 1992 to acquire and develop proprietary technology from Advanced NMR in order to design, manufacture and commercialize a dedicated (or partial body) MRI system for breast imaging which can be used to detect and characterize breast tissue abnormalities. As part of its formation, AMS entered into a license agreement and shared services agreement with Advanced NMR which have remained in effect to date.

   In February 1996, the U.S. Food and Drug Administration ("FDA") approved AMS' 510(k) application to permit the commercial use of AMS' Aurora(Trademark) dedicated MRI Breast Imaging System. In order to fully commercialize the Aurora(Trademark) System and to demonstrate diagnostic effectiveness as an accepted tool, AMS has launched a multi-site clinical study which includes a scientific investigation of the improved breast imaging device to provide objective evidence of its clinical utility. AMS estimates that such clinical study will take approximately two years to complete. In February 1997 a System was sold to the University of Texas Medical Branch in Galveston, Texas, having been installed at such site in early 1996. A second System has been installed at the Faulkner Center to be operated by Advanced NMR at such location. AMS intends to install an Aurora(Trademark) System in November 1997 at the University of Arkansas Teaching Hospital in Little Rock, Arkansas (the "University of Arkansas Hospital") and in January 1998 at the Breast Care Center at the Englewood Hospital and Medical Center in Englewood, New Jersey (the "Englewood Hospital"). In April 1997, a meeting of leading doctors in the breast imaging field was held by AMS to develop approaches and protocols for determining the clinical benefits of MRI in the diagnosis and management of breast diseases. Based upon the results of this meeting and research and development conducted by AMS, AMS believes that the breast imaging technology should gain clinical acceptance over the next two years and continue to evolve as further information is obtained from the clinical studies concerning additional applications. AMS intends to market the Aurora(Trademark) System breast imaging product either directly to hospitals and clinics or through marketing or joint venture arrangements with various distributors.

   The mailing address and telephone number of the principal executive offices of AMS is 46 Jonspin Road, Wilmington, Massachusetts 01887 (508) 657-8876. See "CERTAIN INFORMATION CONCERNING AMS."

                                 RISK FACTORS

   The Merger involves various risks that should be considered by stockholders of AMS and Advanced NMR. See "RISK FACTORS. " In particular, stockholders should consider the following factors:

   Effects of Failure to Approve Merger. If the Merger is not approved by AMS stockholders, AMS will be insolvent. The consequence of such insolvency to Advanced NMR would be that AMS would be unable to pay approximately $1.3 million it owes to Advanced NMR. Advanced NMR is AMS' major creditor. Advanced NMR would incur the overhead expense now allocated to AMS and its interest in AMS Common Stock would lose substantial value. In addition, the insolvency of AMS could lead to bankruptcy proceedings for AMS. In such bankruptcy proceedings, Advanced NMR would, as AMS' largest creditor, seek to obtain all of the assets of AMS in satisfaction of the $1.3 million of indebtedness owed to Advanced NMR by AMS. Advanced NMR would have to evaluate whether it would fund AMS' operations and research and development and for how long it would provide such funding. In early October 1997, the Executive Committee of Advanced NMR's Board of Directors determined to loan to AMS up to an additional $500,000 to fund its ongoing operations. There can be no assurance that Advanced NMR will provide additional funds to AMS if the Merger is not approved.

   Conflicts of Interest. In considering the Merger and related proposals, stockholders should be aware that the members of the management and a majority of the members of the Board of Directors of AMS comprise the Advanced NMR Board of Directors and have other relationships with Advanced NMR which present them with conflicts of interest in connection with the Merger.

   Future Need for Working Capital and Funds for Research and Development and Clinical Studies. Advanced NMR will require capital to finance its continued investment in research and development and to support its clinical studies and grow its existing business in connection with AMS' dedicated MRI mammography system. Additional operating losses are expected and there can be no assurance that adequate capital will be available to fund these activities. There can be no assurance that Advanced NMR or AMS will have adequate capital after the Merger to fund Advanced NMR's and AMS' research and development and working capital requirements and Advanced NMR's plan to open and operate breast imaging centers.

   Efficacy of Aurora(Trademark) System. AMS has launched a multi-site clinical study of the Aurora(Trademark) System. AMS anticipates that the study will take two years to complete. There can be no assurance that such clinical study will prove the effectiveness of the Aurora(Trademark) System.

   Possible Delisting of Advanced NMR Common Stock and AMS Common Stock from Nasdaq Small Cap Market. Nasdaq may delist Advanced NMR Common Stock from eligibility for trading on the Nasdaq Small Cap Market for failure to maintain a closing bid price equal to or greater than $1.00 for a certain period of time. Advanced NMR believes that the Reverse Stock Split will prevent such delisting, although there can be no assurance that Nasdaq will not enforce such delisting. In addition, AMS has been advised by Nasdaq that it intends to delist AMS Common Stock from eligibility for trading on the Nasdaq Small Cap Market.

   Volatility of Advanced NMR Common Stock Price. The market price for Advanced NMR Common Stock historically has been very volatile. Such volatility could adversely affect the market price of Advanced NMR Common Stock following the Merger.

   Lack of Dividends. Advanced NMR has never paid any dividends and intends to retain all available earnings, if any, generated by its post-Merger operations and therefore does not expect to be paying cash dividends for the foreseeable future.

   Adverse Accounting and Tax Consequences of Intangible Assets. Upon the Merger, Advanced NMR will incur a charge to research and development expense of approximately $7.5 million, approximately $1.0 million will be allocated to other intangible assets and approximately $500,000 will be allocated to purchased contracts. The other intangible assets will be amortized over the next five years, resulting in annual non-cash charges of approximately $200,000. The contracts will be amortized over the next five years, resulting in annual non-cash charges of approximately $100,000. None of the above costs will be deductible for income tax purposes.

   Risks Related to Health Care Industry. Advanced NMR and AMS are now, and following the Merger the companies will be, subject to a number of risks inherent in the health care industry, including changing federal and state regulatory environments, the unpredictable results of healthcare reform initiatives, competition, and changes in the reimbursement policies of government and/or private insurers of health care costs with respect to MRI services. Uncertainty with respect to reimbursement may create an unfavorable climate for potential customers to make capital investments.

   Purchase Agreement with GE. On August 18, 1997, Advanced NMR and GE entered into a purchase agreement whereby GE purchased $2.7 million in stated value of a newly issued class of Advanced NMR convertible redeemable preferred stock ("Class B Preferred Stock") and 3T, 4T and InstaScan(Trademark) inventory. The Class B Preferred Stock is convertible into 1,159,793 shares of Advanced NMR Common Stock on a post-Reverse Stock Split basis after August 18, 1998 or earlier upon a change of control. If the Advanced NMR stockholders do not approve the Reverse Stock Split proposal at the

Advanced NMR Meeting, Advanced NMR will not have available a sufficient number of shares of Advanced NMR Common Stock to issue to GE if GE converts its Class B Preferred Stock. Under such circumstances, GE would have the right to redeem its Class B Preferred Stock for $2.7 million.

   Risk Factors Specific to Advanced NMR and AMS. In addition to the risks mentioned above, Advanced NMR and AMS are subject to risks particular to their respective businesses. With respect to Advanced NMR, these include the ability to keep up with and initiate technological change, the availability and adequacy of professional liability insurance coverage, the success of its entry into the Rehabilitation business, and the impact of technological change on existing equipment. See "RISK FACTORS -- Risk Factors Relating to Advanced NMR." With respect to AMS, risk factors include the factors mentioned above, as well as a need for additional capital and research and development funds and commercial acceptance of its dedicated MRI breast imaging system, which has yet to be proven a modality of choice in view of price and quality competition from both full-body MRI systems and conventional mammography diagnostic techniques. See "RISK FACTORS -- Risk Factors Relating to AMS."

                                 THE MEETINGS

AMS MEETING

   The AMS Meeting will be held on November 10, 1997, at the offices of Reid & Priest LLP, 40 West 57th Street, 30th Floor, New York, New York commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof. The holders of record at the close of business on October 8, 1997 (the "AMS Record Date") of shares of AMS Common Stock are entitled to notice of and to vote at the AMS Meeting. The purpose of the AMS Meeting is to consider and vote upon the proposal to approve and adopt the Merger Agreement.

   Each share of AMS Common Stock will be entitled to one vote on the proposal to approve and adopt the Merger Agreement at the AMS Meeting. The affirmative vote of the holders of a majority of the outstanding shares of AMS Common Stock is required to adopt the Merger Agreement. Advanced NMR owns 1,250,000 shares of AMS Common Stock, representing approximately 14.46% of the outstanding shares of AMS Common Stock, and intends to vote its AMS shares for the approval and adoption of the Merger Agreement.

   See "MEETINGS, VOTING AND PROXIES -- AMS Meeting."

ADVANCED NMR MEETING

   The Advanced NMR Meeting will be held on November 10, 1997, at the offices of Reid & Priest LLP, 40 West 57th Street, 30th Floor, New York, NY, commencing at 11:00 a.m., local time, and at any adjournment or postponement thereof. The holders of record at the close of business on October 8, 1997 (the "Advanced NMR Record Date") of shares of Advanced NMR Common Stock are entitled to notice of and to vote at the Advanced NMR Meeting. At the Advanced NMR Meeting, Advanced NMR stockholders will be asked to consider and vote on the following six proposals: (i) an amendment to Advanced NMR's Certificate of Incorporation to effect a one-for-ten reverse stock split ("Reverse Stock Split") of the issued and outstanding shares of Advanced NMR Common Stock; (ii) an amendment to Advanced NMR's 1993 Employee Stock Option Plan increasing the number of shares of Advanced NMR Common Stock available under such Plan to 1,000,000 shares on a post-Reverse Stock Split basis;
(iii) an amendment to Advanced NMR's 1993 Directors Stock Option Plan for Non-Employee Directors to 200,000 shares on a post-Reverse Stock Split basis;
(iv) the election of eight directors to serve until the next annual meeting and until their successors are elected and qualified; (v) an amendment to Advanced NMR's Certificate of Incorporation to change the name of Advanced NMR to "Caprius, Inc.;" and (vi) the ratification of the selection of Richard
A. Eisner & Company, LLP, independent public accountants, as Advanced NMR's independent public accountants for its 1997 fiscal year.

   Each share of Advanced NMR Common Stock will be entitled to one vote on the proposals described above. The affirmative vote of a majority of the outstanding shares of Advanced NMR Common Stock is required to adopt each of the two amendments to the Certificate of Incorporation; a majority vote of the shares present and voting thereon is required to adopt the amendments to the two Option Plans and the ratification of the selection of Advanced NMR's independent public accountants; and a plurality of votes cast is required for the election of directors.

   The directors and executive officers of Advanced NMR and their affiliates own approximately 0.5% of the shares of Advanced NMR Common Stock entitled to vote at the Advanced NMR Meeting. The directors and executive officers of Advanced NMR have indicated their intention to vote such shares FOR the adoption of each of the six proposals.

                                  THE MERGER

EFFECTIVE TIME

   Upon approval of the Merger Agreement by the stockholders at the AMS Meeting, and the satisfaction or waiver (where permissible) of the other Merger conditions, including the approval of the Reverse Stock Split proposal at the Advanced NMR Meeting, the Merger will be consummated and become effective at the time at which a Certificate of Merger meeting the requirements of Section 251 of the General Corporation Law of the State of Delaware (the "DGCL") shall be delivered to the Secretary of State of Delaware for filing (the time of such filing being the "Effective Time" and the day of such filing being the "Effective Date"). It is expected that the Effective Time will be promptly following completion of the AMS Meeting and Advanced NMR Meeting. At the Effective Time, Merger Corp. will be merged with and into AMS, with AMS being the surviving corporation of the Merger, and as a result of the Merger, the Certificate of Incorporation of AMS will be amended to reduce its authorized capital stock to 10,000 shares of AMS Common Stock.

CONVERSION OF AMS SHARES

   In the Merger, each issued and outstanding share of AMS Common Stock will be converted into the right to receive .40 of a share of Advanced NMR on a post-Reverse Stock Split basis. The .40 of a share of Advanced NMR Common Stock to be received by AMS stockholders pursuant to the Merger is referred to herein as the "Merger Consideration." The AMS options, warrants and convertible debentures outstanding on the Effective Date will be assumed by Advanced NMR and adjusted based upon the Merger Consideration. See "THE MERGER -- Exchange of AMS Common Stock for the Merger Consideration."

   Upon consummation of the Merger, all outstanding shares of AMS Common Stock will cease to be outstanding and will be converted into the right to receive the Merger Consideration. Fractional shares of Advanced NMR Common Stock will not be issued in connection with the Merger. Pursuant to the terms of the Merger Agreement, fractional shares will be rounded up or down to the nearest whole share. See "THE MERGER -- Fractional Shares."

BACKGROUND OF THE MERGER

   In March 1997, the Executive Committee of the Advanced NMR Board convened to consider a new strategic direction for Advanced NMR, including a possible merger with AMS, given that the sale of MDI had been completed. A special committee of independent directors of AMS (the "Special Committee") was formed at an AMS Board meeting held on April 7, 1997 to reformulate the relationship between Advanced NMR and AMS. The Special Committee retained its own counsel, and financial advisor, Valuemetrics, Inc. The Advanced NMR Board had authorized the making of the Merger proposal to AMS on May 16, 1997. The Special Committee carefully reviewed the Merger proposal and negotiated terms of the Merger and then recommended to the AMS Board of Directors approval of the Merger proposal at an AMS Board meeting held on May 26, 1997. At this meeting, the AMS Board of Directors considered and approved Advanced NMR's merger proposal. On May 27, 1997, AMS and Advanced

NMR issued a joint press release announcing agreement of the terms of the Merger. On June 23, 1997, the AMS Board of Directors and the Advanced NMR Board of Directors separately considered and approved the Merger Agreement and the filing of this Joint Proxy Statement/Prospectus. On June 23, 1997, the Merger Agreement was executed.

   For a further description of the negotiations leading up to the execution of the Merger Agreement and related matters, see "THE MERGER -- Background of the Merger."

OPINION OF FINANCIAL ADVISORS

   The Special Committee retained Valuemetrics, Inc. ("Valuemetrics") as its financial advisor in connection with the Merger. Valuemetrics has delivered its written opinion to the Special Committee, dated May 26, 1997, stating that, at the time of such opinion, the Merger Consideration to be paid by Advanced NMR to holders of AMS Common Stock in the Merger is fair to the AMS stockholders from a financial point of view. This opinion was based upon the procedures and subject to the assumptions described in the opinion letter. A copy of Valuemetrics' opinion letter is attached hereto as Annex B and should be read by AMS stockholders carefully in its entirety. See "THE MERGER -- Opinion of Valuemetrics."

   The Advanced NMR Board of Directors retained Houlihan Lokey Howard & Zukin, Inc. ("Houlihan Lokey") as its financial advisor in connection with the Merger. Houlihan Lokey has delivered its written opinion to the Advanced NMR Board of Directors, dated May 16, 1997, stating that, at the time of such opinion, the Merger Consideration to be paid by Advanced NMR to AMS stockholders in the Merger is fair to Advanced NMR and its stockholders from a financial point of view. This opinion was based upon the procedures and subject to the assumptions described in the opinion letter. A copy of Houlihan Lokey's opinion letter is attached hereto as Annex C and should be read by Advanced NMR and AMS stockholders carefully in its entirety. See "THE MERGER -- Opinion of Houlihan Lokey."

REASONS FOR THE MERGER

   AMS. The Special Committee was formed in April 1997 to explore the possibility of reformulating AMS' relationship with Advanced NMR. The extended time frame for AMS to commence commercialization for its Aurora(Trademark) System caused its cash position to erode. Obtaining debt and equity financing for AMS from third parties has been difficult recently because of the low market price of the AMS Common Stock and the lack of market liquidity for the Stock. Furthermore, the cross-licensing and profit participation provisions in the license agreement between Advanced NMR and AMS ("License Agreement") were viewed as creating difficulties for both companies' implementation of independent business plans. Given such limitations, the Special Committee began to consider the benefits of a merger between AMS and Advanced NMR to solve these problems.

   Due to (i) the substantial dilutive effects that an additional issuance of equity may have to AMS stockholders, (ii) the business and strategic advantages that AMS may obtain in combining operations with Advanced NMR,
(iii) the risks of operating independently of Advanced NMR, (iv) the advantages of retaining an interest in the Aurora(Trademark) System, while gaining an interest in available cash and other assets of Advanced NMR, and
(v) the relationship arising from the Advanced NMR-operated breast imaging center at the Faulkner Center using the Aurora(Trademark) System, the Special Committee believes that the Merger is the best alternative reasonably available to AMS and its stockholders. The Special Committee identified an urgent need on the part of AMS for capital to fund its research and development and the marketing and installation of the Aurora(Trademark) System. The Special Committee believed that the Merger could facilitate AMS' capital requirements.

   Based on the recommendation of the Special Committee, the opinion of Valuemetrics and other factors, the AMS Board of Directors unanimously (with one director absent) approved the Merger and Merger Agreement and concluded that the Merger is in the best interests of the stockholders of AMS. Accordingly, the AMS Board of Directors recommends a vote FOR the adoption of the Merger Agreement.

   ADVANCED NMR. Subsequent to the February 1997 merger of MDI into US Diagnostic and the repayment of the related bank facility, Advanced NMR management reviewed its future business opportunities. Considering its limited resources, management thought that Advanced NMR should concentrate in areas where it had some expertise and which were considered as having high growth potential. Advanced NMR possessed technological expertise in certain segments of the MRI industry and in the operation of imaging centers. Advanced NMR already has a significant investment in and relationship with AMS that it wishes to preserve through the Merger. The Executive Committee of the Advanced NMR Board of Directors determined in late 1996 that Advanced NMR should establish and operate a breast imaging facility at the Faulkner Center. Advanced NMR purchased the Aurora(Trademark) System from AMS in September 1997 and will run and operate such System on leased premises at the Faulkner Center. There has been a growing awareness and sensitivity to the occurrence of breast cancer in the United States, which has resulted in an increased number of women obtaining mammographies and follow-up exams. AMS's Aurora(Trademark) System appeared to present an entry into the breast cancer diagnostic field. Management determined that a merger with AMS could capitalize on Advanced NMR's prior expertise in the MRI industry and the future potential of breast imaging technology. Additional benefits considered were the possible operating efficiencies by acting as a single entity with AMS and the elimination of confusion as to future ventures in MRI technology by reason of the License Agreement with AMS.

   The Advanced NMR Board of Directors has determined that one future direction of Advanced NMR is to capitalize on the commercialization of AMS' Aurora(Trademark) System by owning and/or operating breast imaging centers at which the Aurora(Trademark) System will be installed. The Advanced NMR Board believes the Merger will facilitate this plan. In addition, upon the sale of MDI to US Diagnostic, Advanced NMR retained a small number of key MDI personnel with considerable experience in opening up and operating imaging centers. These individuals should be instrumental in Advanced NMR's plan to open and operate breast imaging centers using the Aurora(Trademark) System.

   The Advanced NMR Board identified the following risks in connection with the Merger: the uncertainty of the commercial acceptability of AMS' Aurora(Trademark) System; the considerable cost in developing and marketing this System; and the uncertainty as to whether U.S. government agencies, insurance companies and other third party payors would provide reimbursement for scans performed using AMS' Aurora(Trademark) System. The Advanced NMR Board believed, however, that these risks were outweighed by the potential benefits to be realized from the Merger.

   The Advanced NMR Board of Directors believes the terms of the Merger Agreement are fair to and in the best interests of Advanced NMR because of a number of factors, including the strategic and operating synergies and cash savings that may result from the Merger. The Advanced NMR Board of Directors also took into account the opinion of Houlihan Lokey. Accordingly, the Advanced NMR Board of Directors unanimously (with one director absent) approved the Merger and the Merger Agreement.

   See "THE MERGER -- Reasons for the Merger, Recommendation of the AMS Board of Directors; THE MERGER -- Interests of Certain Persons in the Merger; Conflicts of Interest; and CERTAIN INFORMATION CONCERNING AMS -- Agreements with Advanced NMR."

CERTAIN TERMS OF THE MERGER AGREEMENT

   The Merger Agreement contains customary representations and warranties of the parties, as well as customary covenants regarding the conduct of the respective businesses of Advanced NMR and AMS prior to the Effective Time. See "THE MERGER -- Certain Terms of the Merger Agreement -- Representations, Warranties and Covenants." Each party's obligation to consummate the Merger is subject to the satisfaction of customary consents and conditions prior to the Effective Time as set forth in the Merger Agreement. See "THE MERGER -- Certain Terms of the Merger Agreement -- Conditions Precedent to the Merger."

   The Merger Agreement may be terminated before the consummation of the Merger by either Advanced NMR or AMS under various circumstances, including the failure to consummate the Merger on or before November 15, 1997. In addition, the Merger Agreement may be terminated by either Advanced NMR or AMS if AMS receives a bona fide third party acquisition proposal which the AMS Board determines in good faith is more favorable to the AMS stockholders than the Merger Consideration. See "THE MERGER -- Certain Terms of the Merger Agreement."

   Pursuant to the Merger Agreement, in the event that Advanced NMR terminates the Merger Agreement because AMS has accepted another acquisition proposal made by a third party which the AMS Board of Directors in its good faith judgment recommends, or AMS breaches a material representation, warranty or covenant set forth in the Merger Agreement and which breach is not remedied, AMS is obligated to pay Advanced NMR $500,000. If AMS terminates the Merger Agreement because Advanced NMR breaches a material representation, warranty or covenant set forth in the Merger Agreement, and which breach is not remedied, Advanced NMR must pay $500,000 to AMS.

RELATIONSHIP BETWEEN ADVANCED NMR AND AMS

   In July 1992, Advanced NMR formed AMS as a subsidiary for the purpose of financing the development of a MR breast imaging system. Pursuant to the License Agreement, Advanced NMR licensed its proprietary technology for such system to AMS, which paid $1,680,000 and issued to Advanced NMR 4,000,000 shares of AMS Common Stock, of which 2,750,000 were subject to an escrow agreement ("Escrow Agreement"), which has been terminated. In early 1993, AMS completed an initial public offering of 1,483,500 shares of its Common Stock at $6.00 per share. Upon the effective date of such offering, AMS and Advanced NMR entered into a shared services agreement ("Shared Services Agreement"). These named agreements are discussed below.

   Escrow Agreement. 2,750,000 shares (the "Escrowed Shares") of the 4,000,000 shares of AMS Common Stock owned by Advanced NMR were subject to an Escrow Agreement, dated January 25, 1993 (the "Escrow Agreement") among AMS, Advanced NMR and American Stock Transfer & Trust Company. On May 1, 1997, the Escrow Agreement was terminated and Advanced NMR returned the Escrowed Shares to AMS for AMS' failure to achieve certain financial and share price milestones, which if achieved would have resulted in the release of the Escrowed Shares to Advanced NMR. Advanced NMR presently owns 1,250,000 shares of AMS Common Stock.

   License Agreement and Shared Services Agreement. The License Agreement grants to AMS a perpetual, worldwide, exclusive royalty-free license for the Advanced NMR technology relating to the development of a dedicated MRI system for mammography (the "Field of Use"). The License Agreement also grants to Advanced NMR rights to future technology developed by AMS for use in connection with mammography, and to AMS rights to future technology developed by Advanced NMR for use outside the Field of Use including a 50% interest in any entity which may be organized by Advanced NMR to develop dedicated use MRI scanners.

   Advanced NMR provides executive officers, research scientists and other personnel to AMS, and AMS occupies a portion of the office and research and manufacturing premises leased by Advanced NMR for which AMS pays Advanced NMR a fee based upon a fixed percentage of overhead expenses and an allocation of the time spent by Advanced NMR executive officers, pursuant to the Shared Services Agreement. On August 29, 1996, Advanced NMR and AMS entered into a new Shared Services Agreement which outlined a more accurate method of allocating the services that are shared by the companies. At September 30, 1997, AMS owed approximately $1.3 million to Advanced NMR under the Shared Services Agreement. For more information with respect to the License Agreement and Shared Services Agreement, see "CERTAIN INFORMATION CONCERNING AMS -- Agreements with Advanced NMR."

INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST

   In considering the Merger, stockholders of AMS should be aware that members of the management and Board of Directors of AMS have conflicts of interest in connection with the Merger. All of the executive officers and directors of AMS (except two directors) are also officers and directors of Advanced NMR. Advanced NMR owns 1,250,000 shares of AMS Common Stock, representing approximately 14.46% of the outstanding shares of AMS Common Stock. The Advanced NMR officers and directors affiliated with AMS collectively hold options to purchase approximately 5.8% of the outstanding AMS Common Stock. These options, if not exercised prior to the Merger, shall be converted into options to purchase Advanced NMR Common Stock upon consummation of the Merger. Jack Nelson, Chairman of Advanced NMR and AMS, Enrique Levy, President of Advanced NMR and AMS, and Steven J. James, Chief Financial Officer of Advanced NMR and AMS, have employment agreements with both companies which will remain in effect after the Merger. Messrs. Nelson, Levy and James will receive no financial consideration in connection with the Merger. In connection with the Merger, Advanced NMR has nominated Bernard Weiner, M.D., and Alison Estabrook, M.D., presently directors of AMS, to become directors of Advanced NMR, subject to Advanced NMR stockholder approval, upon consummation of the Merger. The other AMS officers and directors will not receive any consideration, such as stock and stock options (other than the conversion of existing AMS stock options into Advanced NMR stock options pursuant to the Merger Agreement), bonus or change of control payments, participation in additional benefit plans and programs, or any similar form of financial consideration, in connection with the Merger. To the best of AMS' knowledge, the AMS officers and directors have no material interests in the Merger apart from AMS stockholders generally. In the event the Merger is not consummated, AMS will be insolvent. As an insolvent corporation, AMS would not be able to make payments to its officers under the employment agreements listed above. In the event that AMS filed for bankruptcy law protection, the AMS options held by AMS officers and directors would be worthless.

   For more complete disclosure relating to the matters discussed in the preceding paragraph, see "THE MERGER -- Interests of Certain Persons in the Merger; Conflicts of Interest."

CONDUCT OF AMS' BUSINESS AFTER THE MERGER

   Advanced NMR intends that, following consummation of the Merger, the business of AMS will continue to be operated in its customary manner except that the Shared Services Agreement and License Agreement will be terminated. See "THE MERGER -- Conduct of AMS Business After the Merger; and CERTAIN INFORMATION CONCERNING AMS -- Agreements with Advanced NMR."

REGULATORY MATTERS

   No federal and state governmental or regulatory approvals are required in order to consummate the Merger.

NASDAQ LISTING

   Under the Merger Agreement, Advanced NMR has agreed to use its best efforts to cause the shares of Advanced NMR Common Stock to be issued pursuant to the Merger Agreement to be listed for trading on Nasdaq. Such authorization for listing is a condition to the obligations of Advanced NMR and AMS to consummate the Merger. Shares of Advanced NMR Common Stock and AMS Common Stock currently trade on the Nasdaq Small Cap Market.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The Merger is expected to be a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Assuming that the Merger so qualifies, no gain or loss will be recognized for federal income tax purposes by holders of AMS Common Stock. In addition, Advanced NMR, Merger Corp., and AMS each will recognize no tax gain or loss as a result of the Merger. No ruling will be requested from the IRS as to the tax status of the Merger. However, Reid & Priest LLP will render an opinion with respect to the tax-free status of the Merger.

   ALL AMS STOCKHOLDERS SHOULD READ CAREFULLY THE DISCUSSION IN "THE MERGER -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES" AND THE OTHER SECTIONS OF THIS JOINT PROXY STATEMENT/PROSPECTUS REFERRED TO THEREIN AND ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO SPECIFIC CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL, STATE, LOCAL OR ANY OTHER APPLICABLE TAX LAWS.

ACCOUNTING TREATMENT

   The Merger will be accounted for as a "purchase," as such term is used under generally accepted accounting principles. See "THE MERGER -- Accounting Treatment."

APPRAISAL RIGHTS

   Holders of shares of AMS Common Stock are entitled to appraisal rights under the Merger pursuant to Section 262 of the DGCL. Stockholders who elect to demand appraisal of their shares must comply with the requirements set forth in that Section, which is attached as Annex D hereto. FAILURE TO STRICTLY COMPLY WITH THESE REQUIREMENTS WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. See "THE MERGER -- Appraisal Rights" and Annex D hereto.

   The obligation of Advanced NMR to effect the Merger is subject to the condition, which it may waive, that the holders of no more than three percent (3%) of the outstanding shares of AMS Common Stock have duly demanded appraisal of their shares at the time the Merger is to be consummated. See "THE MERGER -- Certain Terms of the Merger Agreement -- Conditions Precedent to the Merger."

   There will be no appraisal rights for Advanced NMR stockholders with respect to any of the six proposals to be considered at the Advanced NMR Meeting.

                        SUMMARY FINANCIAL INFORMATION

   The information below sets forth summary historical financial information and summary unaudited pro forma financial information. This financial information should be read in conjunction with the historical financial statements and notes thereto of Advanced NMR and AMS appearing elsewhere in this Joint Proxy Statement/Prospectus, and in conjunction with the unaudited pro forma financial information and notes thereto, selected historical financial information and notes thereto and management's discussion and analysis of financial condition and results of operations appearing elsewhere in this Joint Proxy Statement/Prospectus. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION," "SELECTED ADVANCED NMR FINANCIAL INFORMATION," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ADVANCED NMR," "SELECTED AMS FINANCIAL INFORMATION," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AMS" AND "INDEX TO FINANCIAL STATEMENTS."

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF ADVANCED NMR

   The summary historical consolidated financial information of Advanced NMR set forth below has been derived from the consolidated financial statements of Advanced NMR for each of the three years in the period ended December 31, 1994, the nine-month period ended September 30, 1995, the twelve-month period ended September 30, 1996, and for the nine-month periods ended June 30, 1997 and 1996. Effective January 1, 1995, Advanced NMR changed its fiscal year from December 31 to September 30. The summary financial data set forth below for the nine months ended June 30, 1997 and 1996 are derived from unaudited consolidated financial statements, which, in the opinion of Advanced NMR management, contain adjustments necessary for the fair presentation of this information. Results for the nine months ended June 30, 1997 and 1996 are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole. Results since 1992 include Advanced NMR's interest in AMS. See "SELECTED ADVANCED NMR FINANCIAL INFORMATION."

                           ADVANCED NMR HISTORICAL

                                                                        TWELVE       NINE
                                                                        MONTHS      MONTHS
                                                NINE MONTHS ENDED       ENDED        ENDED    FISCAL YEAR ENDED DECEMBER 31,
                                              ---------------------- ----------- -----------  -------------------------------
                                                 JUNE        JUNE     SEPTEMBER    SEPTEMBER
                                               30, 1997    30, 1996    30, 1996    30, 1995      1994      1993       1992
                                              ---------- ----------  ----------- -----------  --------- ---------  ---------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Total revenue ...............................  $ 11,895    $19,584     $26,134      $ 1,975    $    --    $    --   $    --
Loss from continuing operations .............   (11,536)    (1,229)     (1,383)        (783)    (1,664)    (1,208)     (999)
Income (loss) from discontinued operations  .        58     (3,327)     (3,929)        (895)    (1,883)    (4,959)   (4,494)
(Loss) on disposal of discontinued division          --         --      (3,511)          --         --         --        --
Net (loss) ..................................   (11,478)    (4,556)     (8,823)      (1,678)    (3,547)    (6,167)   (5,493)

BALANCE SHEET DATA:
Total assets ................................  $ 15,984    $58,950     $50,725      $58,432    $12,692    $15,864   $ 2,686
Net working capital (deficit) ...............     8,462     10,631      (6,736)      11,083      8,614     12,453      (760)
Long-term obligations .......................       513     22,336       5,683       16,279        338        483        --
Stockholders' equity ........................    12,820     27,699      23,818       28,018      9,699     12,552        27

PER COMMON SHARE DATA:
Loss from continuing operations .............  $   (.28)   $  (.04)    $  (.05)     $  (.03)   $  (.07)   $  (.06)  $  (.06)
Income (loss) from discontinued operations  .        --       (.11)       (.13)        (.04)      (.08)      (.26)     (.28)
(Loss) on disposal of discontinued division          --         --        (.11)          --         --         --        --
Net (loss) per share ........................      (.28)      (.15)       (.29)        (.07)      (.15)      (.32)     (.34)
Book value ..................................       .29        .92         .70          .93        .41        .53       .00

WEIGHTED AVERAGE SHARES
 OUTSTANDING ................................    40,430     30,211      30,583       24,244     23,603     19,184    16,158

SUMMARY HISTORICAL FINANCIAL INFORMATION OF AMS

   The summary historical financial information of AMS set forth below has been derived from the financial statements of AMS for the period from July 2, 1992 (inception) to December 31, 1992, each of the years in the two year period ended December 31, 1994, the nine month period ended September 30, 1995 and the twelve-month period ended September 30, 1996, and for the nine-month periods ended June 30, 1997 and 1996. The summary financial data set forth below for the nine months ended June 30, 1997 and 1996 are derived from unaudited financial statements, which, in the opinion of AMS management, contain all adjustments necessary for the fair presentation of this information. Effective January 1, 1995, AMS changed its fiscal year from December 31 to September 30. See "SELECTED AMS FINANCIAL INFORMATION."

                                AMS HISTORICAL

                                      NINE MONTHS       TWELVE MONTHS     NINE MONTHS                                 JULY 2, 1992
                                         ENDED              ENDED            ENDED             FISCAL YEAR ENDED     (INCEPTION) TO
                                       JUNE 30,          SEPTEMBER 30,    SEPTEMBER 30,   DECEMBER 31, DECEMBER 31,   DECEMBER 31,
                                    1997      1996          1996              1995            1994         1994           1992
                                    ----      ----      --------------    -------------   -------------------------  --------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Total revenue ..................  $  400        --           --                --              --           --              --
Net (loss) .....................   (3,439)  $(3,163)      $(4,178)          $(1,684)        $(2,503)     $(1,765)        $(2,719)
BALANCE SHEET DATA:
Total assets ...................  $ 2,515    $ 4,356       $ 3,984          $ 3,440         $ 2,147        $ 3,647       $   211
Net working capital (deficit)  .      186      3,164         2,239            2,606           1,098          3,309        (2,348)
Long-term obligations ..........      520      2,683         1,472               --              --             --            --
Stockholders' equity (deficit)        354      1,264         1,604            3,243           1,728          3,521        (2,179)
PER COMMON SHARE DATA:
Net (loss) .....................     (.53)      (.82)      $ (1.03)         $ (0.44)        $ (0.89)       $ (0.68)      $ (1.36)
Book value .....................      .05        .19           .19              .49             .30            .54          (.54)
Common dividends declared  .....       --         --            --               --              --             --            --
WEIGHTED AVERAGE
 SHARES OUTSTANDING:                6,488      3,848         4,046            3,830           2,802          2,585         2,000

SUMMARY UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

   The summary unaudited pro forma combined consolidated financial information set forth below combines the historical balance sheets and income statement data of Advanced NMR and AMS, after giving effect to the Merger and the effect of the MDI merger with US Diagnostic, the effect of the purchase agreement with GE and the conversion of AMS convertible debentures in September 1997. Both the income statement data and the balance sheet data also give effect to the proposed one-for-ten Reverse Stock Split. Such unaudited pro forma combined financial information assumes the Merger had been completed on June 30, 1997, in the case of the balance sheet information, and October 1, 1995, in the case of the statement of operations information. The Merger is accounted for under the purchase method of accounting. The pro forma adjustments are described in the notes to the unaudited pro forma combined financial information included in this Joint Proxy Statement/Prospectus and AMS stockholders are urged to read such notes carefully. The summary unaudited pro forma combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated on the dates for which the Merger is being given effect, nor is it indicative of future operating results or financial position. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

                   ADVANCED NMR AND AMS PRO FORMA COMBINED
                   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                           AS OF AND FOR        FOR THE
                                                              THE NINE       TWELVE MONTHS
                                                            MONTHS ENDED         ENDED
                                                           JUNE 30, 1997   SEPTEMBER 30, 1996
                                                          --------------- ------------------
INCOME STATEMENT DATA:
Net revenue .............................................     $ 3,584           $ 4,711
Loss from continuing operations..........................      (4,631)           (3,980)

BALANCE SHEET DATA:
Total assets ............................................      22,564               N/A
Working capital..........................................      14,114               N/A
Long-term debt and capital lease obligations less
 current maturities......................................         441               N/A
Stockholders' equity.....................................      16,525               N/A

PER SHARE DATA:
Loss from continuing operations..........................        (.66)             (.66)

COMPARATIVE UNAUDITED PER SHARE DATA

   The following table sets forth certain unaudited per share data of Advanced NMR and AMS on both historical and pro forma combined bases and on an equivalent pro forma basis for AMS. This table should be read in conjunction with the historical financial statements and pro forma financial information, and the related notes thereto, of Advanced NMR and AMS appearing elsewhere in this Joint Proxy Statement/Prospectus. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION" and "INDEX TO FINANCIAL STATEMENTS." Unaudited pro forma combined and equivalent pro forma per share data reflect the combined results of Advanced NMR and AMS, after giving effect to the Merger as if it had occurred on June 30, 1997, in the case of book value data, and on October 1, 1995, in the case of statement of operations information. The unaudited pro forma financial data are presented for informational purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred had the Merger and other transactions presented in the unaudited pro forma combined financial information been completed on the dates indicated nor is it indicative of future operating results or financial position.

   For purposes of calculating equivalent share data, it has been assumed for pro forma purposes only that each share of AMS Common Stock is exchanged in the Merger for .4 of a share of Advanced NMR Common Stock, on a post-Reverse Stock Split basis, which represents the maximum number of shares of Advanced NMR Common Stock issuable, for each outstanding share of AMS Common Stock pursuant to the terms of the Merger Agreement.

                            COMPARATIVE SHARE DATA

                                                                        FOR THE
                                                    FOR THE NINE     TWELVE MONTHS
                                                    MONTHS ENDED         ENDED
                                                   JUNE 30, 1997   SEPTEMBER 30, 1996
                                                  --------------- ------------------
ADVANCED NMR
Loss from continuing operations per common share
 Historical......................................      $(0.28)           $ (.05)
 Supplemental historical(1)......................       (2.84)             (.45)
 Pro forma ......................................        (.66)             (.66)
Dividends per common share
 Historical......................................          --                --
Book value per common share
 Historical......................................         .29               N/A
 Supplemental historical(1) .....................        2.95               N/A
 Pro forma.......................................        2.25               N/A

AMS
Income (loss) per common share
 Historical......................................        (.53)            (1.03)
Pro forma equivalent.............................        (.26)             (.26)
Dividends per common share
 Historical......................................          --                --
Book value per common share
 Historical......................................         .05               N/A
 Pro forma equivalent ...........................         .90               N/A

------------

(1) Represents historical book value per common share adjusted for proposed one-for-ten Reverse Stock Split.

Note: For purposes of calculating the purchase price of AMS, the Advanced NMR share price is based on the closing trading price on October 6, 1997 of $0.3125, before the effect of the proposed one-for-ten Reverse Stock Split. Any incremental increase or decrease in the Advanced NMR share price as of the closing date of 1/16th or $0.0625 will result in an increase or decrease in the cost of AMS of approximately $1,850,000, which increase or decrease will be allocated to purchased research and development and have no impact on the pro forma loss per share from continuing operations.

COMPARATIVE MARKET PRICE DATA

   Advanced NMR Common Stock (symbol "ANMR") has been quoted on the Nasdaq Small Cap Market since May 17, 1996. From February 1994 to May 16, 1996, it traded on the Nasdaq National Market System. Prior to February 1994, the Advanced NMR Common Stock traded in the over-the-counter market and was listed on the Boston and Pacific Stock Exchanges. The AMS Common Stock (symbol "MAMO") has been quoted on the Nasdaq Small Cap Market since February 1, 1993.

   The table below sets forth, for the calendar quarters indicated, the reported high and low bid quotations per share of Advanced NMR Common Stock and AMS Common Stock, as reported on the Nasdaq National Market System and the Nasdaq Small Cap Market. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions. The prices shown below do not give effect to the Reverse Stock Split.

                                           ADVANCED NMR        AMS COMMON
                                           COMMON STOCK           STOCK
                                        ------------------ -------------------
                                          HIGH      LOW       HIGH      LOW
                                        -------- --------  --------- --------
Fiscal 1995
 First Quarter ........................  $4.250    $2.250   $11.750   $ 7.375
 Second Quarter .......................   3.688     2.313    13.875     8.750
 Third Quarter ........................   3.250     2.125    15.250    10.000
 Fourth Quarter .......................   3.062     2.032    14.000     4.750
Fiscal 1996
 First Quarter ........................   2.250     1.062     5.937     1.000
 Second Quarter .......................   2.563     1.000     4.125     1.500
 Third Quarter ........................   2.000     1.094     4.623     1.813
 Fourth Quarter .......................   1.250      .438     2.063      .625
Fiscal 1997
 First Quarter ........................    .688      .219     3.063     1.625
 Second Quarter .......................    .656      .219     2.531     1.438
 Third Quarter ........................    .410      .220     1.660      .690
 Fourth Quarter .......................    .438      .156     1.031      .562
Fiscal 1998
 First Quarter (through October 8,
  1997) ...............................    .344      .281      .968      .875

   On May 27, 1997, the day that Advanced NMR and AMS publicly announced the Merger proposal, the closing price per share of Advanced NMR Common Stock was $.25 and AMS Common Stock was $1.125.

   On October 8, 1997, the most recent date for which it was practicable to obtain market price data prior to the printing of this Joint Proxy Statement/Prospectus, the closing price per share of Advanced NMR Common Stock was $.281 and AMS Common Stock was $.875. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE ADVANCED NMR COMMON STOCK AND THE AMS COMMON STOCK. The .40 share of Advanced NMR Common Stock to be received by AMS stockholders for each share of AMS Common Stock in the Merger is on a post-Reverse Stock Split basis.

   Neither AMS nor Advanced NMR has declared a cash dividend on its Common Stock since its respective inception. Advanced NMR does not expect to declare any dividends on Advanced NMR Common Stock in the foreseeable future.

   On October 8, 1997, there were approximately 1,200 holders of record of Advanced NMR Common Stock and 100 holders of record of AMS Common Stock. Since a large number of shares of both companies' Common Stock is held in street or nominee name, it is believed that there are a substantial number of additional beneficial owners of such Common Stock.

                                 RISK FACTORS

RISK FACTORS RELATING TO THE COMBINED COMPANIES

   Effects of Failure to Approve Merger. If the Merger is not approved by AMS stockholders, AMS will be insolvent. The consequence of such insolvency to Advanced NMR would be that AMS would be unable to pay approximately $1.3 million it owes to Advanced NMR. Advanced NMR is AMS' major creditor. In addition, the insolvency of AMS could lead to bankruptcy proceedings for AMS. In such bankruptcy proceedings, Advanced NMR would, as AMS' largest creditor, seek to obtain all of the assets of AMS in satisfaction of the $1.3 million of indebtedness owed to Advanced NMR by AMS. Advanced NMR would incur the overhead expense now allocated to AMS and its interest in AMS Common Stock would lose substantial value. Advanced NMR would have to evaluate whether it would fund AMS' operations and research and development and for how long it would provide such financing. In early October 1997, the Executive Committee of Advanced NMR's Board of Directors determined to loan to AMS up to an additional $500,000 to fund ongoing operations. There can be no assurance that Advanced NMR will provide additional funds to AMS if the Merger is not approved. See "THE MERGER," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS OF AMS."

   Lack of General Utilization by the Medical Community. The business of AMS involves the application of magnetic resonance technologies and equipment to a dedicated breast imaging business, not all of which have yet been widely used in the medical community or established as a preferred diagnostic technique. The clinical utility of the Aurora (Trademark) System is not proven for detecting breast cancers and other breast illnesses. A substantial amount of clinical research and physician education will be required to determine the full capabilities and to achieve widespread utilization of this MRI mammography technology. The failure of the medical community to use AMS' Aurora(Trademark) breast imaging systems would have a material adverse impact on Advanced NMR's and AMS' business, financial condition and operations. See "CERTAIN INFORMATION CONCERNING ADVANCED NMR -- Business of Advanced NMR; and CERTAIN INFORMATION CONCERNING AMS -- Business of AMS."

   No Assurance of Future Sources of Capital and Product Development Funds to Support and Grow Business. AMS requires funds for research and development, marketing and production of MRI breast imaging technologies. There can be no assurance that Advanced NMR or AMS will have adequate working capital to fund these activities and technologies or any other business activities such as the opening and operation of breast imaging centers. Advanced NMR's and AMS' inability to fund their research and development, marketing and production requirements would have a material adverse effect on Advanced NMR and AMS and their respective business and financial condition. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ADVANCED NMR," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION AND RESULTS OF AMS."

   Conflicts of Interest. Management and the Board of Directors of AMS have relationships which present them with conflicts of interest in connection with the Merger. Advanced NMR owns 1,250,000 shares of AMS Common Stock, representing approximately 14.46% of the outstanding shares of AMS Common Stock. All of the executive officers and directors of AMS (except two directors) are also officers and directors of Advanced NMR. In addition, Advanced NMR and AMS are parties to the License Agreement and the Shared Services Agreement. At September 30, 1997, AMS owed approximately $1.3 million to Advanced NMR under the Shared Services Agreement. See "THE MERGER -- Interests of Certain Persons in the Merger; Conflicts of Interest," "CERTAIN INFORMATION CONCERNING AMS -- Agreements with Advanced NMR."

   Possible Delisting of Advanced NMR Common Stock and AMS Common Stock from Nasdaq Small Cap Market. Nasdaq may delist Advanced NMR Common Stock from eligibility for trading on the Nasdaq Small Cap Market for failure to maintain a closing bid price equal to or greater than $1.00 for a certain period of time. Advanced NMR believes that the Reverse Stock Split will prevent such delisting, although there can be no assurance that Nasdaq will not enforce such delisting. If Advanced NMR Common Stock is delisted from the Nasdaq Small Cap Market, Advanced NMR would seek to have its shares trade on the Nasdaq OTC Electronic Bulletin Board. Advanced NMR believes that the effect of the trading of the shares of Advanced NMR Common Stock on the Nasdaq OTC Electronic Bulletin Board could be greater price fluctuations; increased spread between bid and asked prices; decrease in the number of market makers for the stock; and reduced trading volume. AMS has been advised by Nasdaq that it intends to delist AMS Common Stock from eligibility for trading on the Nasdaq Small Cap Market for failure to maintain a closing bid price equal to or greater than $1.00 for a certain period of time. See "SUMMARY FINANCIAL INFORMATION--Comparative Market Price Data."

   Volatility of Common Stock Prices. Historically, the market prices of Advanced NMR Common Stock and AMS Common Stock have been volatile. Factors such as quarter-to-quarter variations in revenues and announcements of technological innovations or new products by Advanced NMR, AMS or their competitors, customers or suppliers could cause the market prices to greatly fluctuate. In addition, in recent years the stock markets in general, and the market prices for diagnostic imaging service companies in particular, have experienced significant volatility, which often may be unrelated to the operating performance of the affected companies. See "SUMMARY FINANCIAL INFORMATION -- Comparative Market Price Data."

   Lack of Dividends. Neither Advanced NMR nor AMS has ever paid a dividend to its stockholders. Subsequent to the Merger, Advanced NMR intends to retain all available earnings, if any, generated by its operations for the development and growth of its business and does not anticipate paying any cash dividends on Advanced NMR Common Stock in the foreseeable future. See "SUMMARY FINANCIAL INFORMATION -- Comparative Market Price Data," and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ADVANCED NMR."

   Purchase Agreement with GE. On August 18, 1997, Advanced NMR and GE entered into a purchase agreement whereby GE purchased $2.7 million in stated value of a newly issued class of Class B Preferred Stock. The Class B Preferred Stock is convertible into 1,159,793 shares of Advanced NMR Common Stock on a post-Reverse Stock split basis after August 18, 1998, or earlier upon a change of control. If the Advanced NMR stockholders do not approve the Reverse Stock Split proposal at the Advanced NMR Meeting, Advanced NMR will not have available a sufficient number of shares of Advanced NMR Common Stock to issue to GE if GE converts its Class B Preferred Stock. Under such circumstances, GE would have the right to redeem its Class B Preferred Stock for $2.7 million, plus any accrued and unpaid dividends. See "INFORMATION CONCERNING ADVANCED NMR -- Business."

   Adverse Accounting and Tax Consequences of Intangible Assets. Upon the Merger, Advanced NMR will incur a charge to research and development expense of approximately $7.5 million, approximately $1.0 million will be allocated to other intangible assets and approximately $500,000 will be allocated to purchased contracts. The other intangible assets will be amortized by Advanced NMR over the next five years, resulting in annual non-cash charges of approximately $200,000. The contracts will be amortized over the next five years, resulting in annual non-cash charges of approximately $100,000. None of the above costs will be deductible for income tax purposes. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

   Dependence on, and Need for, Key Personnel. Because of the specialized nature of its businesses, Advanced NMR is dependent upon the efforts of its current officers and employees, and upon its ability to attract and retain technically qualified personnel. The loss of the services of Jack Nelson, Chairman of the Board of Advanced NMR and AMS, or Enrique Levy, President of Advanced NMR and AMS, could materially adversely effect Advanced NMR and AMS. There is intense competition for qualified personnel in the MRI industry, including competition from companies with substantially greater resources than Advanced NMR. There can be no assurance that Advanced NMR will be successful in recruiting or retaining personnel of the requisite scientific caliber or in the requisite numbers to enable Advanced NMR to conduct its business as planned. See "CERTAIN INFORMATION CONCERNING ADVANCED NMR -- Executive Officers and Directors" and "CERTAIN INFORMATION CONCERNING AMS -- Executive Officers and Directors."

   Unpredictable Results of Healthcare Reform Initiatives. Many competing proposals have been introduced in Congress and various state legislatures to reform the present health care systems. Neither Advanced NMR nor AMS can predict the health care reforms that may be enacted or the effect that any such reforms may have on their respective businesses. Uncertainty in the area of health care reform may contribute to an unwillingness on the part of potential customers to make capital investments. See "CERTAIN INFORMATION CONCERNING ADVANCED NMR--Business of Advanced NMR" and "CERTAIN INFORMATION CONCERNING AMS--Business of AMS."

   Efficacy of Aurora(Trademark) System. AMS has launched a multi-site clinical study of the Aurora(Trademark) System. AMS anticipates that the study will take two years to complete. In April 1997, a meeting of leading doctors in the breast imaging field was held by AMS to develop approaches and protocols for determining the clinical benefits of MRI in the diagnosis and management of breast diseases. There can be no assurance that such clinical study will prove the effectiveness of the Aurora(Trademark) System. See "INFORMATION CONCERNING AMS -- Business."

   Potential Adverse Impact of Competing Services and Equipment. The health services and equipment industry is highly competitive. Some entities have developed, and others may develop, competing products or services which may be superior to those of Advanced NMR and AMS, both in terms of price and quality. Many of these other entities have greater resources and more substantial marketing capabilities than Advanced NMR and AMS. Furthermore, in some cases, other imaging equipment such as PET scanners, conventional x-rays, CAT scanners, nuclear medicine systems and ultrasound systems may be used instead of magnetic resonance systems for certain diagnostic procedures. These other equipment systems and methods may be less expensive to purchase, install and maintain and involve lower patient charges for their use. See "CERTAIN INFORMATION CONCERNING ADVANCED NMR -- Business of Advanced NMR"; and CERTAIN INFORMATION CONCERNING AMS -- Business of AMS."

   Potential Adverse Impact of Governmental Regulation. The manufacture, marketing and use of MRI systems is subject to various federal and state regulations, including premarket clearance by the FDA. Such clearance may take considerable time to obtain and in some cases may not be granted. While the Aurora(Trademark) System has received FDA 510(k) clearance, there can be no assurance that any enhancements or improvements to such System, or any new system developed by Advanced NMR would obtain FDA clearance and until such clearance is obtained, neither government agencies nor private insurers will reimburse the cost of MRI systems and diagnostic procedures. Furthermore, reimbursement may not be authorized even after approvals are granted or it may be delayed for substantial periods after such approvals. The market for the products and services of Advanced NMR and AMS might also be adversely affected by state certificate of need ("CON") laws, which in some states restrict or limit the establishment of new facilities and services as well as the purchase of major medical equipment. There can be no assurance that CONs can be obtained by the prospective customers of Advanced NMR and AMS if needed. In addition, federal and state health care and related regulations are subject to constant change and Advanced NMR and AMS cannot predict what changes may be enacted which may affect their respective businesses or the manner in which its business would be affected by such changes. In addition, manufacturers of medical devices are subject to pervasive and continuous regulation by the FDA, including compliance with good manufacturing practice regulations. Discovery of previously unknown problems or noncompliance with applicable regulations may result in product labeling restrictions or withdrawal of the product from the market. There can be no assurance that these regulations will not have an adverse impact on Advanced NMR and AMS in the future. See "CERTAIN INFORMATION CONCERNING ADVANCED NMR -- Business of Advanced NMR; and CERTAIN INFORMATION CONCERNING AMS -- Business of AMS."

   Possible Restrictions on Third Party Coverage and Reimbursement. MRI technology devices are generally of the type that would be purchased by hospitals or clinics, which then bill various third-party payers, such as governmental programs and private insurance plans, for the health care services provided to patients. Payment to health care providers by third party payers for diagnostic services generally depends substantially upon such payors' coverage and reimbursement policies. Consequently, those policies will have a direct effect on health care providers' ability and willingness to pay for any products

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
of Advanced NMR and AMS. Mounting concerns about rising health care costs and the future of the health care industry in general may cause more restrictive coverage and reimbursement policies to be implemented in the future. Failure by third party payers to cover MRI products or to obtain adequate reimbursement for procedures employing products subsequently developed by AMS or Advanced NMR could have a material adverse effect on their ability to market their systems. See "CERTAIN INFORMATION CONCERNING ADVANCED NMR -- Business of Advanced NMR; and CERTAIN INFORMATION CONCERNING AMS -- Governmental Regulation."

   Potential Product Liability. The business of Advanced NMR and AMS exposes them to potential product liability risks which are inherent in the testing, manufacturing, marketing and sale of diagnostic products. There can be no assurance that AMS will be able to maintain product liability and professional liability insurance on acceptable terms or that any insurance obtained will provide adequate protection against potential liabilities. In the event of a successful suit against AMS, a lack or insufficiency of insurance coverage could have a material adverse effect on AMS' business and operations. See "CERTAIN INFORMATION CONCERNING ADVANCED NMR -- Business of Advanced NMR; and CERTAIN INFORMATION CONCERNING AMS -- Business of AMS."

RISK FACTORS RELATING TO ADVANCED NMR

   History of Net Losses. From its inception in 1983 until November 1992, Advanced NMR was engaged exclusively in research and development activities when it initiated the first commercial sale of its InstaScan(Trademark) system and receipt of clearance from the FDA to market such system to clinical institutions. Advanced NMR's cash requirements have been exceeding its resources due primarily to expenditures related to research and development. From its inception through June 30, 1997, Advanced NMR has incurred losses. Advanced NMR has incurred net losses of $8,822,959, $1,677,758, and $3,546,998 for the fiscal year ended September 30, 1996, the nine-month period ended September 30, 1995, and the fiscal year ended December 31, 1994, respectively, and $11,477,592 for the nine months ended June 30, 1997. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ADVANCED NMR."

   Technological Development Limited by Third Party Patents. Advanced NMR's business is dependent upon the ability to offer systems which incorporate the most current technology. Some of this technology is protected by patents and patent applications of others to which Advanced NMR has no rights. Such patents, if valid, may limit the proposed business of Advanced NMR to new technologies and new magnetic resonance diagnostic methods outside the scope of such patents. In the event that one or more patent holders were to assert a claim of infringement with respect to any product or technology which Advanced NMR may develop, no assurance can be given that such claim would not be successful, and if successful, that its impact on Advanced NMR would not be materially adverse. See "CERTAIN INFORMATION CONCERNING ADVANCED NMR -- Business of Advanced NMR."

   Risks of Advanced NMR's Rehabilitation Business. Advanced NMR operates a portion of its business in a niche rehabilitation services market through MVA Rehabilitation Associates ("MVA"). MVA has centers in Springfield and Holyoke, Massachusetts. MVA recently closed a rehabilitation facility in Malden, Massachusetts because it was not profitable. The MVA centers are operated by Eric Shebar, M.D. The loss of Dr. Shebar would have a material adverse effect on Advanced NMR's rehabilitation business. There can be no assurance that Advanced NMR will be able to open additional centers. The rehabilitation business could become subject to increased state regulation, such as limitations on referrals. See "INFORMATION CONCERNING ADVANCED NMR -- Business -- Rehabilitation Business."

RISK FACTORS RELATING TO AMS

   Development Stage Company; Accumulated Deficit. AMS is in the development stage having been formed in 1992 by Advanced NMR in order to design, develop, manufacture and commercialize an MRI breast imaging scanner for mammography. AMS has placed one Aurora(Trademark) System at a medical research center, and is seeking to place additional systems at other centers. At June 30, 1997, AMS had an accumulated deficit of $16,287,104. AMS' operations are subject to numerous risks associated with establishing a new business with new technology, including a competitive and regulatory environment in an industry characterized by numerous well-established and well-capitalized companies and by exhaustive regulatory scrutiny. There can be no assurance that AMS' research and development activities will result in products that prove to be commercially viable or that AMS will ever achieve significant revenues or profitable operations. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AMS."

   Need for Additional Funds and No Assurance of Available Financing. AMS expects to incur substantial expenditures through the end of fiscal 1997 for continued product development, testing, and hiring marketing personnel. At June 30, 1997, AMS had working capital of only $186,000, including cash of $833,000. AMS owes $1,274,000 to Advanced NMR. In early October 1997, Advanced NMR agreed to loan to AMS up to an additional $500,000. AMS has used substantially all of its funds to date to fund its research and development activities. AMS is dependent on its existing cash reserves to continue its operations. There can be no assurance that post-Merger Advanced NMR will be able to fund the ongoing research and development activities of AMS. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AMS."

   Unproven Product. AMS' breast imaging system has not yet been subjected to clinical use which will ultimately prove or dispute its efficacy. And, while MRI is a well accepted diagnostic imaging method, the AMS system, an MRI scanner adapted and optimized for breast imaging only, has not been tested extensively by clinicians. AMS' ability to commercialize a dedicated use MRI scanner for mammography will be highly dependent upon acceptance by clinicians as well as demonstrations that it is sufficiently cost-effective in the diagnosis and treatment of breast abnormalities, principally, breast cancer. There is no assurance that this technology will ultimately be successfully developed or prove to have commercially viable applications, and further, the technology may be rendered obsolete by advances in technology. See "CERTAIN INFORMATION CONCERNING AMS -- Business of AMS."

   Governmental Regulation and Uncertainty of Product Approvals. The Mammography Quality Standards Act of 1992 ("MQSA") authorizes the U.S. Department of Health and Human Services ("DHHS") to regulate facilities that provide mammography services and utilize radiological equipment. Under the MQSA, no facility may provide mammogram (as defined therein to mean a radiography (i.e., an x-ray) of the breast), unless it has obtained a certificate from DHHS to do so. The MQSA also requires that the Secretary of DHHS develop quality standards to assure the safety and accuracy of mammography carried out by such facilities. AMS' MRI products currently under development do not provide radiography of the breast. Instead, they rely upon magnetic resonance imaging technology, which does not currently fall within the scope of the MQSA. Nonetheless, AMS cannot predict whether the MQSA will be amended or interpreted to regulate the use of any of AMS' proposed MRI products. As such, there can be no assurance that the MQSA and the standards promulgated thereunder will not have an adverse effect on AMS' future ability to market its proposed MRI products currently under development. See "CERTAIN INFORMATION CONCERNING AMS -- Governmental Regulation."

                         MEETINGS, VOTING AND PROXIES

INTRODUCTION

   This Joint Proxy Statement/Prospectus is being furnished to the holders of AMS Common Stock in connection with the solicitation of proxies by the AMS Board from the holders of AMS Common Stock for use at the AMS Meeting, to consider and vote upon the proposal to adopt the Merger Agreement. This Joint Proxy Statement/Prospectus is also being furnished to the holders of Advanced NMR Common Stock in connection with the solicitation of proxies by the Advanced NMR Board from the holders of Advanced NMR Common Stock for use at the Advanced NMR Meeting to consider and vote upon the six proposals and also serves as an offering of shares of Advanced NMR Common Stock to be issued in the Merger.

AMS MEETING

   Purpose of AMS Meeting. The purpose of the AMS Meeting is to consider and vote upon the proposal to adopt the Merger Agreement. The AMS Board does not know, as of the date of mailing of this Joint Proxy Statement/Prospectus, of any other business to be brought before the AMS Meeting.

   Board of Directors Recommendation. Based upon the recommendation of the Special Committee, the opinion of Valuemetrics and the other factors discussed herein, the AMS Board has unanimously adopted the Merger Agreement and unanimously recommends that AMS stockholders vote FOR adoption of the Merger Agreement. See "THE MERGER -- Reasons for the Merger, Recommendation of the AMS Board of Directors." Stockholders should be aware that all of the members of the AMS Board (except for two members) are members of the Advanced NMR Board and thus have a conflict of interest with respect to the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger; Conflicts of Interest."

   Date, Place and Time; Record Date. The AMS Meeting is scheduled to be held on November 10, 1997 at 9:30 a.m., local time at the offices of Reid & Priest LLP, 40 West 57th Street, 30th floor, New York, New York, and at any adjournment or postponement thereof. The AMS Board has fixed the close of business on October 8, 1997 as the AMS Record Date for the AMS Meeting. Only holders of record of AMS Common Stock on the AMS Record Date will be entitled to notice of and to vote at the AMS Meeting. As of the close of business on the AMS Record Date, 8,641,854 shares of AMS Common Stock were issued and outstanding and entitled to vote at the AMS Meeting.

   Voting Rights. Each holder of record of AMS Common Stock on the AMS Record Date is entitled to cast one vote per share on approval and adoption of the Merger Agreement. The affirmative vote of the holders of a majority of the issued and outstanding shares of AMS Common Stock is required to approve the Merger Agreement. For purposes of determining whether the Merger proposal has received a majority of those AMS shares entitled to vote, abstentions will be included in the vote totals with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those AMS Shares will not be included in the vote totals and, therefore, will have the effect of a no vote. Advanced NMR owns 1,250,000 shares of AMS Common Stock, representing approximately 14.46% of the outstanding shares of AMS Common Stock. Advanced NMR intends to vote all of its shares of AMS Common Stock FOR the adoption of the Merger Agreement.

   Proxies. All shares of AMS Common Stock which are represented by a properly executed proxy received prior to or at the AMS Meeting will, unless such proxies have been revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed AMS proxy, such shares will be voted FOR the proposal to adopt the Merger Agreement. An AMS stockholder may revoke a proxy at any time prior to the AMS Meeting by delivering to the Secretary of AMS a notice of revocation bearing a later date, by a duly executed proxy bearing a later date or by attending such meeting and voting in person.

   The AMS Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

ADVANCED NMR MEETING

   Purpose of Advanced NMR Meeting. The purpose of the Advanced NMR Meeting is to consider and vote upon the six proposals. The Advanced NMR Board does not know, as of the date of mailing of this Joint Proxy Statement/Prospectus, of any other business to be brought at the Advanced NMR Mailing.

   Board of Directors Recommendations. The Advanced NMR Board unanimously recommends that Advanced NMR stockholders vote FOR: the amendments to Advanced NMR's Certificate of Incorporation to effect the Reverse Stock Split and to change its name, the amendments to its two Stock Option Plans to increase the number of shares for grant thereunder, the ratification of the selection of Richard A. Eisner & Company, LLP, as Advanced NMR's independent public accountants and the election of eight directors.

   Date, Place and Time; Record Date. The Advanced NMR Meeting will be held on November 10, 1997, at the offices of Reid & Priest LLP, 40 West 57th Street, 30th Floor, New York, New York, commencing at 11:00 a.m., local time, and at any adjournment or postponement thereof. The Advanced NMR Board has fixed the close of business on October 8, 1997 as the Advanced NMR Record Date. As of the close of business on the Advanced NMR Record Date, 43,532,430 shares of Advanced NMR Common Stock were issued and outstanding and entitled to vote at the Advanced NMR Meeting.

   Voting Rights. Each holder of record of Advanced NMR Common Stock on the Advanced NMR Record Date will be entitled to one vote on each of the six proposals.

   The affirmative vote of a majority of the outstanding shares of Advanced NMR Common Stock is required to approve the Reverse Stock Split Proposal and the change of name proposal; a majority of the shares voting is required to amend the Stock Option Plans and to ratify the selection of the independent public accountants and a plurality of votes cast is required to elect directors. Abstentions from voting with respect to all proposals except the election of directors are counted as "votes cast" with respect to such proposals and, therefore, have the same effect as a vote against those proposals. Broker non-votes will not be included in the vote totals and, therefore, will have no effect on the vote on the proposals to amend the Stock Option Plans and the ratification of the selection of the independent public accountants but would have the effect of a no vote on the proposals to amend the Certificate of Incorporation.

   The directors and executive officers of Advanced NMR, together with their affiliates, as a group, own beneficially (excluding unexercised options) approximately 0.5% of the outstanding shares of Advanced NMR Common Stock entitled to vote at the Advanced NMR Meeting. The directors and executive officers of Advanced NMR have indicated their intention to vote such shares FOR the adoption of each of the six proposals.

   Proxies. All shares of Advanced NMR Common Stock which are represented by a properly executed proxy received prior to or at the Advanced NMR Meeting will, unless such proxies have been revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed Advanced NMR proxy, such shares will be voted FOR the six proposals. An Advanced NMR stockholder may revoke a proxy at any time prior to the Advanced NMR Meeting by delivering to the Secretary of Advanced NMR a notice of revocation bearing a later date, by a duly executed proxy bearing a later date or by attending such Meeting and voting in person.

   The Advanced NMR Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

PROXY SOLICITATION

   In addition to soliciting proxies by mail, proxies may also be solicited by Advanced NMR and AMS and their respective directors, officers and employees (who will receive no additional compensation therefor in addition to their regular salaries and fees) by telephone, telegram, facsimile transmission and other electronic communication methods or in person. All expenses of soliciting proxies from Advanced NMR and AMS stockholders will be borne by the respective company. Banks, brokerage firms and other custodians who hold shares of Advanced NMR Common Stock and AMS Common Stock or in their name

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
or custody or in the name of nominees for others will be reimbursed by Advanced NMR and AMS for their reasonable expenses incurred in forwarding proxy solicitation materials to those persons for whom they hold such shares. Advanced NMR and AMS have jointly retained Morrow & Co., Inc. to aid in the solicitation of proxies in connection with the Advanced NMR and AMS Meetings. The fee for such firm is $6,500 for Advanced NMR and $5,000 for AMS. Advanced NMR has advanced $6,000 and AMS $3,500 to Morrow & Co., Inc. for out-of-pocket expenses.












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

                                  THE MERGER

   The description of the Merger Agreement set forth in this Section includes all material terms of the Merger Agreement but does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is attached as Annex A to this Joint Proxy
Statement/Prospectus and is incorporated by reference herein.

BACKGROUND OF THE MERGER

   In the Fall of 1995, the Boards of Directors of Advanced NMR and AMS identified a crucial need to reformulate the relationship between Advanced NMR and AMS and to provide additional capital for AMS. The agreements governing the relationship between Advanced NMR and AMS -the Shared
Services Agreement and License Agreement -were viewed by the Advanced NMR and AMS Boards as being complex and creating problems, the most significant of which being AMS' ability to raise capital. These problems had caused product research and development and marketing and commercialization efforts for AMS' breast imaging technology to take longer than expected. In addition, AMS had an immediate and crucial need for additional capital. The Advanced NMR and AMS Boards believed that a merger between the two companies would facilitate AMS' capital raising needs and facilitate the development of AMS' breast imaging technology. At an AMS Board meeting held on December 20, 1995, the AMS Board appointed a special committee of independent directors to negotiate and consider the terms and conditions of a possible merger between Advanced NMR and AMS. AMS was formed in July 1992 to acquire and develop proprietary technology from Advanced NMR in order to design, manufacture and commercialize a MRI system for breast imaging.

   During January and early February 1996, the Advanced NMR Board and the AMS special committee negotiated a merger agreement. On February 4, 1996, Advanced NMR, AMS Merger Corporation, a wholly-owned subsidiary of Advanced NMR, and AMS executed a merger agreement whereby AMS Merger Corporation would be merged with and into AMS, with AMS as the surviving corporation. The 1996 merger agreement provided that AMS stockholders would receive for each share of AMS Common Stock a number of shares of Advanced NMR Common Stock determined by dividing $2.625 by the average closing price of Advanced NMR Common Stock over the 30 trading days ending five trading days prior to the closing of the merger agreement, provided that AMS stockholders would receive not more than 1.297058 or fewer than 1.173529 shares of Advanced NMR Common Stock. Based upon this formula, the value of the Advanced NMR Common Stock which would have been issued to AMS stockholders (other than Advanced NMR) pursuant to the 1996 merger agreement would have been approximately $6.8 million based upon the closing sale price of $2.125 for the Advanced NMR Common Stock on February 20, 1996. Pursuant to the Merger Agreement, the value of the Advanced NMR Common Stock to be issued to AMS stockholders (other than Advanced NMR) is approximately $9.2 million based upon the closing sale price of $.3125 for the Advanced NMR Common Stock as quoted on the Nasdaq Small Cap Market on October 3, 1997. The total purchase price, excluding $580,000 in estimated transaction costs, is approximately $10.6 million consisting of the value of the Advanced NMR Common Stock to be issued plus approximately $1.3 million of the Advanced NMR receivable from AMS.

   Shortly after public announcement of the proposed 1996 merger a class action lawsuit was instituted in a Delaware state court against Advanced NMR, AMS and certain of their directors seeking to enjoin the merger and to obtain damages claiming the merger consideration was insufficient. Two additional lawsuits seeking substantially similar relief were instituted. Effective on March 19, 1997, the class action complaints against Advanced NMR, AMS and their directors were dismissed without any payment by Advanced NMR or AMS, except that AMS paid plaintiffs' counsel fees in the amount of $50,000.

   In May 1996, the Advanced NMR and AMS Boards of Directors terminated the merger agreement. The merger agreement was terminated because the Advanced NMR and AMS Boards believed that Advanced NMR's former senior lender would require that any cash funds of Advanced NMR and AMS post-merger from operations and equity placements would have to be applied in part to reduce the senior lender's indebtedness and increase the lender's security for such indebtedness. Subsequently, the AMS special committee was disbanded. The Advanced NMR and AMS Boards believe that the Merger is more favorable to their respective stockholders than the terminated 1996 merger because Advanced NMR no longer has any financial restrictions imposed on it by its former senior lender with respect to raising and providing capital to AMS. These financial restraints were eliminated in February 1997 when Advanced
NMR sold MDI to US Diagnostic and repaid in full its senior lender. The following recent AMS developments also make the Merger more desirable now than in 1996: (i) AMS sold an Aurora(Trademark) System to the University of Texas in Galveston and to Advanced NMR for use at the Faulkner Center; (ii) AMS has reached agreements to have the System installed at the Englewood Hospital and University of Arkansas Hospital; and (iii) AMS held a meeting in April 1997 of leading doctors in the breast care field to develop protocols and approaches for determining the clinical benefits of MRI in the diagnosis and management of breast disease.

   After the termination of 1996 merger agreement, Advanced NMR concentrated its efforts on restructuring its business activities, which required the discontinuance of its Instascan(Trademark) product offerings, and a reduction in its debt burden, which required the sale of its imaging centers of its MDI subsidiary. Advanced NMR sold MDI in February 1997, repaid $11,855,000 to its senior lender, which represented all of its indebtedness to its senior lender, and received net cash proceeds after expenses of $8,605,000.

   The Advanced NMR and AMS Boards considered alternatives to the Merger. These alternatives were discussed at management meetings and at Advanced NMR and AMS Board meetings held in the Spring of 1997. The first alternative considered was a sale of AMS to a third party. The Advanced NMR and AMS Boards believed that the sale of AMS was difficult because of the complexity and significance of the relationship between the two companies. The Advanced NMR Board also considered purchasing for cash the shares of AMS Common Stock not owned by Advanced NMR. This alternative was rejected by the Advanced NMR Board because it would not leave Advanced NMR with adequate funds for the research and development, installation and marketing of AMS' Aurora(Trademark) System and for the development of its other business and the exploration of other business opportunities.

   Merger discussions resumed in the Spring of 1997 after the sale of MDI had been completed and Advanced NMR's senior lender had been repaid in full. These two events enabled Advanced NMR to resume merger discussions with AMS. The Advanced NMR Board believed that a merger with AMS was consistent with Advanced NMR's strategy to develop AMS' Aurora(Trademark) System breast imaging product.

   At a meeting held on April 7, 1997, the AMS Board appointed a new Special Committee, whose members are Bernard Weiner, M.D. and Alison Estabrook, M.D., to negotiate and consider the possibility of a merger between Advanced NMR and AMS. Bernard Weiner was appointed Chairman of the Special Committee. The Special Committee selected and retained Noah Klarish & Associates, P.C. as its legal counsel and Valuemetrics as its financial advisor to advise it as to its options and to render a fairness opinion in connection with any merger. During April and May 1997, the Special Committee, its legal counsel and Valuemetrics received and reviewed documents from Advanced NMR, AMS, their legal counsel and Houlihan Lokey, financial advisor to Advanced NMR, and had discussions regarding the terms of a business combination. On May 16, 1997, the AMNR Board proposed the terms of a merger between the two companies.

   On May 26, 1997, the AMS Board held a board meeting at which representatives of Valuemetrics, financial advisor to AMS, and Mr. Klarish, counsel to the Special Committee, participated. The Special Committee recommended to the AMS Board, after receiving the recommendation of Valuemetrics, that the proposed Merger was fair to AMS and its stockholders. Based upon such recommendations, the AMS Board unanimously (with George Aaron absent) voted to accept the Merger proposal from Advanced NMR and authorized AMS management to negotiate a merger agreement with Advanced NMR.

   On May 27, 1997, AMS and Advanced NMR issued a joint press release announcing the Merger. On June 23, 1997, the AMS Board of Directors and the Advanced NMR Board of Directors separately considered and approved the Merger and the Merger Agreement and the filing of this Joint Proxy
Statement/Prospectus. On June 23, 1997, the Merger Agreement was executed.

REASONS FOR THE MERGER, RECOMMENDATIONS OF THE AMS BOARD OF DIRECTORS AND ADVANCED NMR BOARD OF DIRECTORS

   THE AMS BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF AMS VOTE FOR APPROVAL OF THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

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STOCKHOLDERS SHOULD BE AWARE THAT ALL OF THE MEMBERS OF THE AMS BOARD (EXCEPT
TWO DIRECTORS) ALSO ARE DIRECTORS OF ADVANCED NMR AND THUS HAVE CERTAIN CONFLICTS OF INTEREST WITH RESPECT TO THE MERGER. SEE "INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST" HEREIN.

   AMS. In evaluating the Merger, the AMS Board of Directors was concerned that all directors of AMS, except Bernard Weiner, M.D., and Alison Estabrook, M.D., were directors of Advanced NMR and thus had a conflict of interest with respect to the Merger. To address this concern and its fiduciary obligations to AMS stockholders, the AMS Board appointed the Special Committee to evaluate and negotiate the terms of the Merger. In addition, Valuemetrics was retained to provide a fairness opinion with respect to the Merger to the AMS Board. The AMS Board noted that the members of the AMS Board were not receiving any additional financial consideration (such as stock, additional stock options (other than the conversion of AMS options into Advanced NMR stock options pursuant to the Merger), bonuses, change of control payments, participation in benefit plans or programs) in connection with the Merger and thus the AMS Board members did not have a financial interest in the Merger. The AMS Board acknowledged that Drs. Estabrook and Weiner were being nominated by Advanced NMR, subject to stockholder approval, to become directors of Advanced NMR upon consummation of the Merger.

   The AMS Board considered and unanimously approved the Merger Agreement and unanimously determined that the Merger is fair to and in the best interests of AMS and its stockholders. In its deliberations, the AMS Board considered, without assigning relative weights to, the factors listed below.

     (i) The recommendation of the Special Committee of the Board of Directors of AMS to approve and adopt the Merger Agreement.

     (ii) The written opinion of Valuemetrics providing that as of the date that the AMS Board agreed to the Merger proposal, the consideration to be received by AMS stockholders from Advanced NMR was fair to such stockholders from a financial point of view.

     (iii) The Merger would combine the management, marketing, research and personnel of both companies and may thereby enhance the ability of AMS to expand its research and development, product commercialization and marketing efforts. In addition, the AMS Board believes that AMS' working capital and research and development requirements may be better supported if AMS is a wholly-owned subsidiary of Advanced NMR. The AMS Board believes that operating AMS as a separate company from Advanced NMR will not enhance the ability of AMS to expand its research and development, product commercialization and marketing efforts because AMS would not be able to raise necessary capital as a separate company.

     (iv) The risks and possible dilutive effects associated with pursuing other options as compounded by AMS' eroding cash position and liquidity crisis. AMS is dependent on its existing cash reserves to continue its operations. These reserves would not be adequate to fund its operating activities through fiscal 1997.

     (v) The terms and conditions of the Merger Agreement, including the opportunity for AMS stockholders to own shares in Advanced NMR on a tax-free basis, and the protection provided by the ability of AMS to terminate the Merger Agreement if a bona fide offer for AMS Common Stock at a higher price is received from a third party.

     (vi) The elimination of the $1.3 million amount payable from AMS to Advanced NMR pursuant to the Shared Services Agreement as a result of the Merger.

     (vii) The elimination of the License Agreement and Shared Services Agreement with Advanced NMR, which agreements are complex, can cause operating inefficiencies and conflicts over interpretation.

   The AMS Board also considered the following potential risks relating to the Merger: (i) the risk that the Merger would not be consummated, with resulting distraction in the interim to AMS' normal business operations, and any adverse effect that might have on AMS' ability to have funds to operate and to retain and attract key employees while the Merger was pending; (ii) the litigation exposure Advanced NMR

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might have in the Raytel and Lynch proceedings (see "CERTAIN INFORMATION
CONCERNING ADVANCED NMR -- Business -- Litigation"); and (iii) the risk that the Reverse Stock Split proposal will not be approved by the Advanced NMR stockholders which could result in Advanced NMR Common Stock being delisted from the Nasdaq Small Cap Market and Advanced NMR being unable to deliver the Merger Consideration to AMS stockholders pursuant to the Merger Agreement because it did not have authorized the number of shares of Advanced NMR Common Stock to issue to AMS stockholders. The AMS Board believed, however, that these risks were outweighed by the potential benefits to be realized from the Merger.

   Based on this analysis, the AMS Board determined that the Merger is fair to, and in the best interests of AMS' stockholders. The foregoing discussion of the information and factors considered by the AMS Board is not intended to be exhaustive, and such information and factors were considered collectively by the AMS Board in connection with its review of the Merger Agreement. In view of the variety of factors considered in connection with its evaluation of the Merger, the AMS Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the AMS Board may have given different weights to different factors.

   Advanced NMR. Subsequent to the February 1997 merger of MDI into US Diagnostic and the repayment of the related bank facility, Advanced NMR management reviewed its future business opportunities. Considering its limited resources, management thought that Advanced NMR should concentrate in areas where it had some expertise and which were considered as having high growth potential. Advanced NMR possessed technological expertise in certain segments of the MRI industry and in operating imaging centers. Advanced NMR had previously committed to establishing and operating the center at Faulkner Hospital. AMS's Aurora(Trademark) System appeared to present an entry into the breast cancer diagnostic field. There has been a growing awareness and sensitivity to the occurrence of breast cancer in the United States, which has resulted in increased number of women obtaining mammographies, as well as follow-up examinations. Management determined that a merger with AMS could capitalize on Advanced NMR's prior expertise in the MRI industry and the future potential of breast imaging technology for the operation of additional centers as well as marketing the Aurora(Trademark) System to third party users. Additional benefits considered were the possible operating efficiencies by acting as a single entity with AMS and the elimination of confusion as to future ventures in MRI technology by reason of the License Agreement with AMS.

   In evaluating the Merger, the Advanced NMR Board was concerned that all directors of Advanced NMR were directors of AMS and thus had a conflict of interest with respect to the Merger. To address this concern and its fiduciary obligations to Advanced NMR stockholders, the Advanced NMR Board retained Houlihan Lokey to provide a fairness opinion to the Advanced NMR Board.

   In their deliberations with respect to the Merger, the Advanced NMR Board did not consider what effect, if any, the Merger might have on each company's officers and directors. The officers and directors of Advanced NMR will not receive any financial consideration, such as stock and stock options, bonus or change of control payments, participation in additional benefit plans and programs, or any similar form of financial consideration, in connection with the Merger, and thus have no financial interest in the Merger. In connection with the Merger, the Advanced NMR Board has nominated Drs. Weiner and Estabrook, currently directors of AMS, to become directors of Advanced NMR, subject to stockholder approval, upon consummation of the Merger.

   The Advanced NMR Board of Directors believes the terms of the Merger Agreement are fair to and in the best interests of Advanced NMR and its stockholders. Accordingly, the Advanced NMR Board unanimously approved the Merger and the Merger Agreement.

   In reaching its determination, the Advanced NMR Board consulted with Advanced NMR management, as well as its financial and legal advisors, and considered the factors listed below without assigning relative weights to any of the factors listed below:

     (i) The written opinion of Houlihan Lokey providing that as of the date that the Advanced NMR Board made the Merger proposal to AMS the consideration to be paid by Advanced NMR to AMS stockholders was fair to Advanced NMR and its stockholders from a financial point of view.

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
     (ii) The strategic and operating synergies and efficiencies that may result from the Merger. Advanced NMR and AMS currently share resources such marketing, scientific, financial, personnel and facilities. Combination of the two companies may enhance coordination and ensure efficiencies in working with suppliers, customers, the medical community and government agencies. The Advanced NMR Board believes that the combination of the two companies will avoid possible conflicts of interest in the allocation of resources.

     (iii) The belief that the Merger may result in certain cash savings. The Merger should eliminate the costs of running AMS as a public company, including SEC filing and registration fees, transfer agent, legal, accounting and director's fees, with little incremental increase in those fees for Advanced NMR.

     (iv) The elimination of agreements governing the relationship between Advanced NMR and AMS that will occur as a result of the Merger. Currently, the relationship between Advanced NMR and AMS is governed principally by two agreements, the Shared Services Agreement and the License Agreement. These agreements are complex and can cause operating inefficiencies and conflicts over interpretation.

     (v) The terms of the Merger Agreement.

     (vi) The evaluation of the commercial potential of and prospects for the AMS Aurora(Trademark) System.

     (vii) Advanced NMR's interest in preserving its investment in and relationship with AMS.

   The Advanced NMR Board also considered the following potential risks relating to the Merger: (i) the uncertainty of the commercial acceptability of AMS' Aurora(Trademark) System; (ii) the considerable cost of the Aurora(Trademark) System; and (iii) the uncertainty as to whether U.S. government agencies, insurance companies and other third party payors would provide reimbursement for scans performed using AMS; Aurora(Trademark) System. The Advanced NMR Board believed, however, that these risks were outweighed by the potential benefits to be realized from the Merger.

   Based on this analysis, the Advanced NMR Board unanimously determined that the Merger is fair to, and in the best interests of, Advanced NMR's stockholders. The foregoing discussion of the information and factors considered by the Advanced NMR Board is not intended to be exhaustive, and such information and factors were considered collectively by the Advanced NMR Board in connection with its review of the Merger Agreement. In view of the variety of factors considered in connection with its evaluation of the Merger, the Advanced NMR Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Advanced NMR Board may have given different weights to different factors.

OPINION OF VALUEMETRICS

   Valuemetrics has acted as financial advisor to the AMS Special Committee in connection with the Merger and has assisted the AMS Special Committee in its examination of the fairness, from a financial point of view, of the Merger Consideration to be paid holders of AMS Common Stock, other than Advanced NMR. Pursuant to the terms of the Merger Agreement, at the Closing (as defined therein), each outstanding share of AMS Common Stock (other than shares held by Advanced NMR) will be converted into the right to receive the Merger Consideration.

   On May 26, 1997, Valuemetrics rendered its oral opinion to the Special Committee of the AMS Board of Directors that, as of the date of such opinion, the Merger Consideration was fair, from a financial point of view, to the holders of shares of AMS Common Stock, excluding Advanced NMR. Valuemetrics subsequently rendered a written opinion confirming its earlier oral opinion that, as of May 26, 1997, the Merger Consideration was fair, from a financial point of view, to such holders.

   Valuemetrics' opinion is for the benefit and use of the AMS Board of Directors in its consideration of the Merger. The opinion does not constitute a recommendation of the Merger over any other alternative transactions which may be available to AMS and does not address the underlying business decision of the AMS Board of Directors to proceed with or effect the Merger. Furthermore, the opinion does not constitute a recommendation by Valuemetrics to any stockholder to vote in favor of the Merger. The summary of the opinion of Valuemetrics set forth herein is qualified in its entirety by reference to the full text of such opinion.

   The Advanced NMR Board had suggested the Merger Consideration for which Valuemetrics provided a fairness opinion to the AMS Special Committee.

   Factors Considered. In connection with rendering its oral opinion to the Special Committee on May 26, 1997, Valuemetrics performed financial analyses and considered the following factors: (i) a review of AMS' business and operations and the industry in which it operates; (ii) a review of AMS' historical operating results and financial forecast to increase its understanding of the financial performance and prospects of its business;
(iii) a review of the consideration proposed to be paid in connection with the proposed merger; (iv) a review of the current tangible book value of AMS;
(v) a review of the stock price performance of AMS; and (vi) evaluated the history of AMS' private financings in the years after its initial public offering. Based upon such analyses and factors, Valuemetrics concluded that the Merger Consideration was fair, from a financial point of view, to holders of AMS Common Stock, other than Advanced NMR. The summary set forth below does not purport to be a complete description of the analyses performed by Valuemetrics in this regard.

   The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or a summary description. In arriving at its opinion, Valuemetrics did not attribute any particular weight to any one analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

   Accordingly, Valuemetrics believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Valuemetrics made numerous assumptions with respect to AMS and Advanced NMR, industry outlook, general business, economic market and financial conditions and other matters, many of which are beyond the control of AMS. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

   AMS Due Diligence and Analysis. Valuemetrics reviewed certain financial and other information of AMS that was publicly available, including SEC filings. Among other things, Valuemetrics reviewed (i) the form of 4% Convertible Debentures; (ii) License Agreement between AMS and Advanced NMR;
(iii) form of Amendment No. 1 to the License Agreement; (iv) Shared Services Agreement; (v) AMS 1992 Stock Option Plan as amended August 22, 1996; (vi) AMS 1992 Non-Employee Directors Stock Plan as amended August 22, 1996; and
(vii) form of Offshore Securities Subscription Agreement. Valuemetrics also reviewed the AMS financial statements for the years ending December 31, 1992 through September 30, 1996, as well as, the Form 10-Qs for December 31, 1996 and March 31, 1997. In addition, Valuemetrics reviewed available industry and market research concerning: (i) breast cancer, (ii) imaging/breast imaging,
(iii) MRI, (iv) the history and development of AMS, (v) industry trends, (vi) competition, and (vii) substitute technology or procedures.

   In rendering its opinion, Valuemetrics conducted on site due diligence and held discussions with AMS' key management, advisors, and various industry experts. Among other things, investigation topics included: (i) AMS history,
(ii) products and technology, (iii) end markets, (iv) competitors, (v) competing technologies, (vi) suppliers, (vii) personnel and management,
(viii) general industry trends, (ix) development strategy for AMS, (x) operating cost structure, (xi) capital spending program, (xii) financial contingency plans, and (xiii) budgets and financial controls. Key areas of discussion included, but were not

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
limited to: (i) the January 1993 initial public offering of AMS, (ii) subsequent financings, (iii) liquidity, (iv) other available options for financing and partnership, and (v) the status of technology development. Additional information sought and obtained for review by Valuemetrics included: options schedules and past projections and business plans.

   Market Efficiency Study. In connection with rendering its opinion, Valuemetrics performed a variety of financial analyses including an assessment of the public market valuation of AMS as well as independent valuations of AMS. With respect to such analyses, Valuemetrics conducted a study of the efficiency of the market price of AMS Common Stock. This efficiency study was comprised of both qualitative and quantitative analyses, including a statistical analysis of the historical market price of AMS Common Stock to determine the degree of auto-correlation from trade to trade. At the time of the analysis, the AMS Common Stock was thinly traded and there was not a market maker in AMS Common Stock. According to Valuemetrics analysis, the market for AMS Common Stock did not exhibit the characteristics of an efficient market. Therefore, it was Valuemetrics determination that the per share market value of AMS Common Stock may or may not be a relative indicator of value.

   Comparable Transactions Analysis. In addition, Valuemetrics performed a merger and acquisition analysis of the multiples paid in selected acquisition transactions. The companies utilized in the merger and acquisition analysis included companies that possessed general business, operating and financial characteristics representative of the companies in the industry in which AMS operates. The specific transactions reviewed included the following (target, acquiror, date of announcement): Medical Imaging Centers of America, US Diagnostic Inc., July, 17, 1996; Endocare Inc., Shareholders, January 16, 1996; Daig Corporation, St. Jude Medical Inc., January 30, 1996; Infrasonics Inc., Nellcor Puritan-Bennett, March 11, 1996; Target Therapeutics Inc., Boston Scientific Corp., January 20, 1997; Ventritex, St. Jude Medical Inc., October 23, 1996; Aequitron Medical Inc., Nellcor Puritan-Bennett, September 10, 1996; MediSense Inc., Abbott Laboratories, March 29, 1996; MDT Corp., Getinge Industrier AB, May 13, 1996; Applied Bioscience Intl., Pharmaceutical Product Development, June 21, 1996; Medex, Inc., FCY Inc., November 13, 1996; and Health Images Inc., HealthSouth Corp., December 2, 1996.

   Due to the developmental stage of AMS' operations and the specific business, operating and financial characteristics of the acquired companies in the transaction sample, Valuemetrics determined that it would be inappropriate to apply the pricing multiples observed in these industry related transactions for a determination of AMS' equity value.

   Option Pricing Analysis. Valuemetrics performed an option pricing analysis which included an analysis of (i) all options issued and outstanding under the 1992 Stock Option Plan and the 1992 Non-Employee Director's Stock Option Plan, (ii) convertible debentures and (iii) all other outstanding options and warrants. Valuemetrics used the standard Black Scholes option valuation formula to value the outstanding options and warrants. Based upon AMS' current stock price, the specific terms and conditions of the outstanding options and warrants and certain assumptions regarding the future volatility of asset returns, Valuemetrics estimated the value of the outstanding options and warrants to be within the range of approximately $500,000 to $1,000,000.

   Analysis of Historical Capital Raising Activities. In connection with rendering its opinion, Valuemetrics evaluated the history of AMS with a focus on transactions relating to raising capital. As part of this analysis, Valuemetrics analyzed the formation and initial financing of AMS. AMS was originally formed in 1992 and subsequently acquired from Advanced NMR its technology license for the development and commercialization of a MRI scanner for mammography. In exchange for the rights to the technology, Advanced NMR received $1,680,000 in cash and 4,000,000 shares of AMS Common Stock of which 2,750,000 shares were held in escrow and later released to AMS for cancellation. In January 1993, AMS issued shares in an initial public offering at a price of $6.00 per share. Assuming the public offering price, the proprietary technology of AMS was valued at $9,180,000 ($1,680,000 in cash plus 1,250,000 shares valued at $6.00 per share). Valuemetrics also evaluated the history of AMS' private financings in the years after its initial public offering, specifically, the (i) $3 million of convertible debt issued in a May 1996 transaction, and (ii) the $1.3 million of AMS Common Stock issued in February 1997. Based upon this analysis it was evidenced that post-IPO financings had been priced at an approximate discount of between
25.0 to 40.0 percent below AMS' then current trading price.

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
   Advanced NMR Due Diligence and Analysis. Valuemetrics reviewed certain financial and other information of Advanced NMR that was publicly available, including SEC filings. In conducting its due diligence of AMS, Valuemetrics reviewed: (i) Agreement and Plan of Merger among Advanced NMR, Advanced NMR Acquisition Corp. and Medical Diagnostics, Inc., dated May 2, 1995; (ii) Escrow Agreement among Advanced NMR, AMS and American Stock Transfer & Trust Company; (iii) 1993 Employee Stock Option Plan; (iv) 1993 Director's Stock Option Plan for Non-Employee Directors; (v) 1994 Agreement between Advanced NMR and GEMS dated July 29, 1994; (vi) License Agreement; (vii) Shared Services Agreement; (viii) financial statements for the years ended December 31, 1992 through September 30, 1996 as well as, the Form 10-Qs for December 31, 1996 and March 31, 1997. It also reviewed Advanced NMR's pro forma balance sheet on a fair market value basis as of December 31, 1996. In addition, Valuemetrics reviewed available industry and market research concerning: (i) breast cancer, (ii) imaging/breast imaging, (iii) MRI, (iv) the history and development of AMS, (v) industry trends, (vi) competition,
(vii) rehabilitation, and (viii) substitute technology or procedures.

   In rendering its opinion, Valuemetrics conducted on site due diligence and held discussions with Advanced NMR's key management, advisors, and various industry experts. Investigation topics included: (i) Advanced NMR history,
(ii) current business strategy, (iii) patents, (iv) competitors, (v) sources of cash and liquidity, (vi) investments, (vii) personnel and management,
(viii) general industry trends, (ix) services and technologies, (x) operating cost structure, (xi) capital spending program, (xii) contingency plans, and
(xiii) budgets and financial controls. Key areas of discussion included, but were not limited to: (i) the current business plan, (ii) status of pending litigation, (iii) status of the GEMS contract, (iv) other available options for acquisition and partnership, and (v) the status of technology development. Additional information sought and obtained for review by Valuemetrics included: (i) options schedules, (ii) MVA financial statements, and (iii) past projections and business plans.

   Market Efficiency Study. In connection with rendering its opinion, Valuemetrics performed a variety of financial analyses including an assessment of the public market valuation of Advanced NMR as well as independent valuations of Advanced NMR. With respect to such analyses, Valuemetrics conducted a study of the efficiency of the market price of Advanced NMR Common Stock. This efficiency study was comprised of both qualitative and quantitative analyses, including a statistical analysis of the historical market price of Advanced NMR Common Stock to determine the degree of auto-correlation from trade to trade. At the time of the analysis, Advanced NMR Common Stock was thinly traded nor was there a market maker in Advanced NMR Common Stock. According to Valuemetrics analysis, the market for Advanced NMR Common Stock did not exhibit the characteristics of an efficient market. Therefore, it was Valuemetrics determination that the per share market value of Advanced NMR Common Stock may or may not be a relative indicator of value.

   Net Asset Value Analysis. Valuemetrics' net asset value analysis of Advanced NMR was based upon balance sheet data as of December 31, 1996 and March 31, 1997 which was provided by AMS' management, and other such analysis and due diligence as described below. The net asset values of Advanced NMR were summed and adjusted for certain non-operating assets and liabilities. Advanced NMR's assets included: (i) cash and cash equivalents; (ii) the fair market value of MVA; (iii) the fair market value of Advanced NMR's investment in AMS; (iv) the $1,200,000 face value of advances from Advanced NMR to AMS;
(v) the fair market value of the GEMS agreement agreement for 3T/4T InstaScan(Trademark) systems, including royalties; and (vi) the fair market value of the Faulkner agreement. Advanced NMR's liabilities included: (i) the estimated cost of pending litigation; (ii) other balance sheet items, such as working capital; (iii) the face value of long term debt and capital lease obligations; and (iv) the fair market value of all issued and outstanding options. The fair market value of all issued and outstanding options was explicitly determined using the Black-Scholes Option Pricing Formula. The implied range of net asset values of Advanced NMR of $10,865,000 to $14,965,000 (rounded) was then divided by the 43,747,628 shares of Advanced NMR Common Stock outstanding as of March 31, 1997 to yield an implied range of net asset values per share of $0.25 to $0.29.

   Excluding cash and cash equivalents, the single largest asset of Advanced NMR is its investment in MVA. In confirming the fair market value of MVA provided by management, Valuemetrics performed a market comparables analysis and a comparable transactions analysis of MVA. These analyses were based

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
upon balance sheet data as of March 31, 1997, and profit and loss statements for the fiscal year ended September 30, 1996, and the quarters ended December 31, 1996 and March 31, 1997, which were provided by AMS' management, and other such analysis and due diligence as described below.

   Market Comparables Analysis. In confirming the fair market value of MVA provided by management, Valuemetrics compared the relevant historical and current operating results of MVA with such financial and operating results of selected publicly traded companies in the context of a comparable company analysis. The companies utilized in the market comparables analysis included companies which possessed general business, operating and financial characteristics representative of the companies in the industry in which MVA operates. The specific companies reviewed included: Mariner Health Group, Inc.; Northstar Health Services, Inc.; Novacare, Inc.; Occupational Medical Corporation of America; Regency Health Services, Inc.; RehabCare Group, Inc.; Consolidated Health Care Associates, Inc.; HealthSouth Corp.; Meadowbrook Rehabilitation; Arbor Health Care Co.; and HealthTech International, Inc.

   Valuemetrics utilized the following ratios in its determination of the fair market value of MVA: the market capital as a multiple of book capital, sales, historical earnings, historical cash flow, historical EBIT and historical EBITDA of the selected public companies.

   Comparable Transactions Analysis. In confirming the fair market value of MVA provided by management, Valuemetrics also performed a merger and acquisition analysis of the multiples paid in selected acquisition transactions. The companies utilized in the merger and acquisition analysis included companies which possessed general business, operating and financial characteristics representative of the companies in the industry in which MVA operates. The specific transactions reviewed included the following (target, acquiror, date of announcement): Rehability Corp., Living Centers of America, April 12, 1995; Quantum Health Resources, Olsten Corp., May 1, 1996; Pacific Rehab and Sports Medicine, Horizon/CMS Healthcare, October 30, 1996; Helian Health Group, TheraTX, August 30, 1995; Advantage Health Corp., HealthSouth Corp., December 18, 1995; Professional Sports Care Management, HealthSouth Corp., May 16, 1996; and ReadiCare Inc., HealthSouth Corp., September 11, 1996.

   Valuemetrics utilized the following ratios in its determination of the fair market value of MVA: the market capital as a multiple of sales, operating income, EBITDA, total assets and pretax income of the selected acquired companies.

   Other Factors and Analyses. In rendering its opinion, Valuemetrics considered certain other factors and conducted certain other analyses, including, among other things: (i) the current liquidity and capital resources of AMS, (ii) AMS' expectation to continue to incur substantial expenditures for development, marketing, and clinical studies of its breast imaging system, (iii) the current indebtedness of AMS, including the $1,180,078 in accounts payable owed to Advanced NMR as of March 31, 1997, and
(iv) other factors it deemed relevant.

   Fees and Expenses. Valuemetrics, Inc., a nationally recognized financial advisory firm, has regularly been engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, sales and other corporate purposes. The AMS Special Committee selected Valuemetrics because of its experience and expertise in performing valuation and fairness analyses. Valuemetrics does not beneficially own nor has it ever beneficially owned any interest in Advanced NMR and AMS nor does it have any other material relationship with Advanced NMR or AMS. As compensation for its services as financial advisor to the AMS Special Committee, AMS has agreed to pay Valuemetrics a fee of approximately $65,000, plus out of pocket costs. AMS has also agreed to reimburse Valuemetrics for its out-of-pocket expenses, and to indemnify Valuemetrics against certain liabilities arising out of or in connection with its engagement.

OPINION OF HOULIHAN LOKEY

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following is a brief summary and general description of the valuation methodologies followed by Houlihan Lokey. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by Houlihan Lokey or a complete description of its presentation. Houlihan Lokey believes, and so advised the Advanced NMR Board, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

   Advanced NMR retained Houlihan Lokey to act as its financial advisor in connection with the Merger and to render an opinion as to the fairness, from a financial point of view, of the Merger Consideration to the stockholders of Advanced NMR. At the May 16, 1997 meeting of the Advanced NMR Board, Houlihan Lokey delivered its oral opinion that as of such date and based on the matters described therein, the Merger Consideration was fair to the stockholders of Advanced NMR from a financial point of view.

   Houlihan Lokey's opinion to the Advanced NMR Board addressed only the fairness from a financial point of view of the Merger Consideration, and does not constitute a recommendation to the stockholders as to how such stockholder should vote at the Advanced NMR Special Meeting. Houlihan Lokey's opinion does not address Advanced NMR's underlying business decision to effect the Merger. Furthermore, at the Advanced NMR Board's request, Houlihan Lokey has not advised the Advanced NMR Board with respect to its alternatives to the Merger.

   The Advanced NMR Board had suggested the Merger Consideration for which Houlihan Lokey provided a fairness opinion to the Advanced NMR Board.

   In connection with the preparation of its opinion, Houlihan Lokey, among other things: (i) reviewed Advanced NMR's annual reports to shareholders and Form 10-Ks for the fiscal years ended December 31, 1992, December 31, 1993, December 31, 1994, September 30, 1995 and September 30, 1996, and quarterly reports on Form 10-Q for the quarters ended December 31, 1996 and March 31, 1997, which Advanced NMR's management identified as being the most current financial statements available; (ii) reviewed AMS' annual reports to shareholders and Form 10-Ks for the fiscal years ended December 31, 1993, December 31, 1994, September 30, 1995 and September 30, 1996, and quarterly reports on Form 10-Q for the quarters ended December 31, 1996 and March 31, 1997, which AMS management identified as being the most current financial statements available; (iii) met with certain members of the senior management of Advanced NMR and AMS to discuss the operations, financial conditions, future prospects, and projected operations and performance of Advanced NMR and AMS, respectively; (iv) reviewed certain internal analyses prepared by Advanced NMR's management with respect to the contingent assets and liabilities of Advanced NMR; (v) reviewed the historical market prices and trading volumes for Advanced NMR's and AMS' publicly traded securities; (vi) reviewed certain publicly available financial data for certain companies Houlihan Lokey deemed comparable to Advanced NMR and AMS; (vii) reviewed publicly available data for transactions deemed comparable to the Merger; and
(viii) conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

   In assessing the fairness of the Merger Consideration to the stockholders of Advanced NMR, Houlihan Lokey (i) analyzed the reasonableness of Advanced NMR's and AMS' unaffected stock prices; (ii) analyzed the relative values of Advanced NMR and AMS based on their publicly traded stock prices from the date of the AMS initial public offering on January 25, 1993 through May 15, 1997 and (iii) analyzed premiums or discounts paid in publicly disclosed transactions that Houlihan Lokey deemed similar to the Merger.

   The core of Houlihan Lokey's fairness analysis involved determining an appropriate range of value for AMS. Because the consideration to be paid by Advanced NMR for AMS consists of Advanced NMR Common Stock, Houlihan Lokey also assessed the reasonableness of the recent trading price for the Advanced NMR's Common Stock. Houlihan Lokey applied the following valuation methodologies in assessing the appropriateness of the proposed Merger Consideration in the Merger:

   Historical Stock Trading Analysis. Houlihan Lokey reviewed the trading prices and volumes for Advanced NMR's and AMS' Common Stock from May 15, 1996 to May 15, 1997 and compared both Advanced NMR's and AMS' daily average volume to Advanced NMR's and AMS' "float" (total shares outstanding less shares held by holders of 30% or greater) and shares outstanding. In addition, Houlihan

Lokey compared the ratios of average volume to float and shares outstanding of Advanced NMR and AMS to similar ratios of six other publicly traded MRI development and manufacturing companies. Houlihan Lokey noted that based on this analysis the shares of Advanced NMR Common Stock and AMS Common Stock trade reasonably actively.

   Comparison of Relative Historical Valuations. As part of its analysis, Houlihan Lokey analyzed the historical relationship of Advanced NMR's publicly traded stock price (as adjusted retroactively for the Reverse Stock Split) to AMS' publicly traded stock price from January 25, 1993 (the date of AMS' initial public offering) to May 15, 1997. Houlihan Lokey noted that the ratio of Advanced NMR's publicly trade price to AMS' publicly traded price ranged from a high of .80 at December 19, 1996 to a low of .083 at December 1, 1995 as compared to the Merger Consideration.

   Comparable Transaction Analysis. Houlihan Lokey analyzed the acquisition premiums or discounts (the difference between acquisition price and unaffected trading price) paid in four acquisitions in 1996 in which the target was a publicly traded development company with revenue of less than $20.0 million in its latest fiscal year.

   Houlihan Lokey has relied upon and assumed, without independent verification, that the financial information provided to it has been reasonably prepared and reflects the best currently available estimates of the future financial results and condition of Advanced NMR and AMS, and that there has been no material change in the assets, financial condition, business or prospects of Advanced NMR or AMS since the date of the most recent financial statements made available to it.

   Houlihan Lokey has not independently verified the accuracy and completeness of the information supplied to it with respect to Advanced NMR and AMS and does not assume any responsibility with respect to it. Houlihan Lokey has not made any physical inspection or independent appraisal of any of the properties or assets of Advanced NMR or AMS. Houlihan Lokey's opinion is based on business, economic, market and other conditions as they exist and can be evaluated by it at the date of its opinion.

   Houlihan Lokey is a nationally recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, and employee stock ownership plans. Advanced NMR selected Houlihan Lokey because of its experience and expertise in performing valuation and fairness analysis. Houlihan Lokey does not beneficially own nor has it ever beneficially owned any interest in Advanced NMR and AMS nor does it have any other material relationship with Advanced NMR and AMS, except that Houlihan Lokey provided a fairness opinion dated February 4, 1996 to the AMS special committee with respect to the terminated 1996 merger agreement. Houlihan Lokey was paid a fee of $50,000 plus out-of-pocket expenses for providing a fairness opinion.

   Fees and Expenses. Pursuant to an agreement entered into on May 6, 1997, Houlihan Lokey was retained by Advanced NMR to analyze the fairness of the Merger Consideration to the holders of Advanced NMR Common Stock, from a financial point of view. Advanced NMR has agreed to pay Houlihan Lokey a fee of $175,000 plus its reasonable out-of-pocket expenses incurred in connection with the rendering of a fairness opinion. Advanced NMR has further agreed to indemnify Houlihan Lokey against certain liabilities and expenses in connection with the rendering of its services.

EXCHANGE OF AMS COMMON STOCK FOR THE MERGER CONSIDERATION

   In the Merger, each issued and outstanding share of AMS Common Stock will be converted into the right to receive .40 of one share of Advanced NMR Common Stock on a post-Reverse Stock Split basis. The AMS options, warrants and convertible debentures outstanding on the Effective Date will be assumed by Advanced NMR and adjusted based upon the Merger Consideration.

FRACTIONAL SHARES

   No fractional shares of Advanced NMR Common Stock will be issued in the Merger. In lieu of issuing any fractional shares of Advanced NMR Common Stock, the Exchange Agent (as defined below) shall round up or down any fractional share to the nearest whole share.

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
EXCHANGE OF CERTIFICATES IN THE MERGER

   Promptly after the Effective Time, American Stock Transfer & Trust Company (the "Exchange Agent") will mail to each holder of record of certificates, which immediately prior to the Effective Time represented outstanding shares of AMS Common Stock (the "AMS Certificates"), a form letter of transmittal advising such holder of the terms of the exchange effected by the Merger and the procedure to be used for the surrender of the AMS Certificates in exchange for the Merger Consideration such holder has the right to receive pursuant to the Merger Agreement (consisting of a certificate representing the number of whole shares of Advanced NMR Common Stock which such holder has the right to receive pursuant to the Merger Agreement). AMS STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR AMS CERTIFICATES FOR EXCHANGE UNTIL AFTER THE EFFECTIVE TIME WHEN THE LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. Certificates for shares of Advanced NMR Common Stock shall be delivered to such holder as promptly as practicable and in no event later than 20 days after proper delivery of the applicable AMS Certificates and letters of transmittal to the Exchange Agent.

   At and after the Effective Time and until surrendered as provided above, AMS Certificates will be deemed to represent, for all purposes, only the right to receive certificates representing the number of whole shares of Advanced NMR Common Stock into which the shares of AMS Common Stock formerly represented by such AMS Certificates were converted in the Merger. Upon surrender as provided above, AMS Certificates shall be canceled.

CERTAIN TERMS OF THE MERGER AGREEMENT

   Representations, Warranties and Covenants. The Merger Agreement contains various customary representations and warranties of the parties, none of which survive the consummation of the Merger, including, among other things, representations from the parties, as of the date of the Merger Agreement and as of the Effective Time, relating to (i) there being no material adverse change in their respective businesses, (ii) each party's organization and similar corporate matters, (iii) each party's capital structure, (iv) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters, (v) required consents or approvals and violations of any instruments or laws, (vi) the documents and reports filed by each party with the SEC and the accuracy of the information contained therein, and (vii) the AMS stockholder vote required to approve the Merger.

   Pursuant to the Merger Agreement, each of AMS and Advanced NMR has agreed that prior to the Effective Time it will (unless otherwise consented to by the other party): (i) preserve intact its business organization; (ii) preserve the goodwill and advantageous relationship with customers, suppliers, independent contractors, employees and other persons material to the operation of its business; and (iii) not permit any action or omission which would cause any of the representations or warranties made in the Merger Agreement to become inaccurate or any of the covenants to be breached in any material respect.

   Conditions Precedent to the Merger. In addition to the approval and adoption of the Merger Agreement and the terms of the Merger by the stockholders of AMS, the approval and adoption of the Merger Proposals by the stockholders of Advanced NMR, the obligations of Advanced NMR and AMS to effect the Merger are subject to the fulfillment or waiver of certain conditions specified in the Merger Agreement including, among others: (i) the continuing accuracy in all material respects of the representations and warranties of the respective parties contained in the Merger Agreement; (ii) the performance and compliance in all material respects by the respective parties of all obligations under the Merger Agreement required to be performed on or prior to the consummation of the Merger; (iii) the receipt of any applicable material consents, approvals and waivers from governmental authorities and third parties; (iv) the absence of any injunction or other order by any federal or state court preventing consummation of the Merger and the absence of any law or regulation prohibiting the Merger; (v) in the case of Advanced NMR, the total number of shares of AMS Common Stock held by stockholders of AMS who have duly demanded their dissenters' rights under the DGCL being not more than 3% of the outstanding shares of AMS Common Stock at the time; (vi) the absence of any stop order suspending the effectiveness of the Registration Statement; and (vii) the approval for listing on Nasdaq of all shares of Advanced NMR Common Stock to be issued in the Merger. The Advanced NMR and AMS Boards may waive any and all of the Merger considerations set forth in this paragraph upon a determination that

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
under the circumstances the waiver of a condition is necessary to consummate the Merger. If the Advanced NMR Board or AMS Board determines that the waiver is material, it would resolicit proxies from its stockholders.

   Termination. The Merger Agreement may be terminated (a) at any time by mutual written consent, (b) by either party if (i) the Effective Time shall have not occurred on or before November 15, 1997 and such failure does not result from any non-fulfillment by the terminating party of any obligation under the Merger Agreement, (ii) the requisite vote of the stockholders of AMS to approve the Merger and the Merger Agreement shall not have been obtained, (iii) the requisite vote of the stockholders of Advanced NMR to approve the Reverse Stock Split proposal shall not have been obtained; (iv) the Board of Directors of AMS approves a third party offer to purchase all or substantially all of the outstanding shares of AMS Common Stock or a similar acquisition proposal for AMS which is determined by the AMS Board to be more favorable to AMS stockholders from a financial point of view than the Merger Consideration; or (v) any court of competent jurisdiction shall have issued an order, judgment or decree restraining, examining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and non-appealable (provided that the party seeking to so terminate the Merger Agreement shall have used all reasonable efforts to remove such order, judgment or decree).

   The Merger Agreement also provides that Advanced NMR may terminate the Merger Agreement by written notice to AMS if (i) there shall have been any breach of any representation, warranty, covenant or agreement of AMS which, if not remedied prior to the consummation of the Merger, would have a material adverse effect on AMS and such breach shall not have been remedied or AMS shall not have provided Advanced NMR with reasonable assurance that such breach will be remedied prior to the consummation of the Merger; or (ii) the Special Committee of the Board of Directors and/or the Board of Directors of AMS shall withdraw or modify in any manner adverse to Advanced NMR its approval or recommendation of the Merger Agreement or the Merger.

   The Merger Agreement also provides that AMS may terminate the Merger Agreement by written notice to Advanced NMR if (i) there shall have been any breach of any representation, warranty, covenant or agreement of Advanced NMR which, if not remedied prior to the consummation of the Merger, would have a material adverse effect on Advanced NMR and such breach shall not have been remedied or Advanced NMR shall not have provided AMS with reasonable assurance that such breach will be remedied prior to the consummation of the Merger; or (ii) the Advanced NMR Board shall withdraw or modify in any manner adverse to AMS its approval or recommendation of the Merger Agreement or the Merger.

   Termination Payments. The Merger Agreement provides that AMS shall pay $500,000 to Advanced NMR if the Board of Directors of AMS approves an acquisition proposal from a third party which the AMS Board of Directors recommends, or AMS materially breaches a representation, warranty or covenant in the Merger Agreement, and such breach is not remedied or waived. Advanced NMR shall pay $500,000 to AMS if Advanced NMR materially breaches a representation, warranty or covenant in the Merger Agreement, and such breach is not remedied or waived.

   Amendment; Waiver. The Merger Agreement may be amended, modified or supplemented, but only in writing signed by Advanced NMR, Merger Corp. and AMS.

   No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in the Merger Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

   Expenses. Except as provided in the context of certain termination payments described above, the Merger Agreement provides that each party thereto will pay its own expenses in connection with the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST

   In considering the Merger, stockholders of AMS should be aware that members of the management and Board of Directors of AMS have relationships which present them with conflicts of interest in

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
connection with the Merger. All of the officers and directors of AMS (except two directors) are also officers and directors of Advanced NMR. See "CERTAIN INFORMATION CONCERNING ADVANCED NMR -- Executive Officers and Directors" and "CERTAIN INFORMATION CONCERNING AMS -- Executive Officers and Directors." Advanced NMR owns 1,250,000 shares of AMS Common Stock, representing approximately 14.46% of the outstanding shares of AMS Common Stock. Advanced NMR intends to vote these shares in favor of the Merger Agreement. AMS' officers and directors collectively hold options to purchase approximately 7.9% of the outstanding AMS Common Stock. Pursuant to the terms of the Merger Agreement, these options, if not exercised prior to the Merger Agreement, will be converted into options to purchase shares of Advanced NMR Common Stock. Jack Nelson, Chairman of Advanced NMR and AMS, Enrique Levy, President of Advanced NMR and AMS, and Steven J. James, Chief Financial Officer of Advanced NMR and AMS, have employment agreements with each respective company which will remain in effect after the Merger. Messrs. Nelson, Levy and James will receive no financial consideration in connection with the Merger. In connection with the Merger, Advanced NMR has nominated Drs. Weiner and Estabrook, presently directors of AMS, to become directors of Advanced NMR, subject to stockholder approval, upon consummation of the Merger. The other AMS officers and directors will not receive any financial consideration, such as stock and stock options (other than the conversion of existing AMS stock options into Advanced NMR options pursuant to the Merger Agreement), bonus or change of control payments, participation in additional benefit plans and programs, or any similar form of financial consideration, in connection with the Merger. To the best of AMS' knowledge, the AMS officers and directors have no material interests in the Merger apart from AMS stockholders generally.

   Indemnification; Insurance. Under the Merger Agreement, Advanced NMR has agreed to indemnify, defend and hold harmless the present and former officers, directors and employees of AMS against losses, claims, damages or liabilities arising out of or pertaining to the transactions contemplated by the Merger Agreement to the same extent as provided to the officers and directors of Advanced NMR in its Certificate of Incorporation and By-Laws.

CONDUCT OF AMS BUSINESS AFTER THE MERGER

   Following consummation of the Merger, Advanced NMR intends that the business of AMS will continue to be operated in its customary manner except that the License Agreement and Shared Services Agreement will be terminated. The present management of AMS shall continue. For a description of these Agreements, see "CERTAIN INFORMATION CONCERNING AMS -- Business of AMS -- Agreements with Advanced NMR."

NASDAQ LISTING

   Under the Merger Agreement, Advanced NMR has agreed to use its best efforts to cause the shares of Advanced NMR Common Stock to be issued pursuant to the Merger Agreement to be listed for trading on Nasdaq. Such authorization for listing is a condition to the obligations of Advanced NMR and AMS to consummate the Merger. Shares of Advanced NMR Common Stock currently trade on the Nasdaq SmallCap Market.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following discussion is based upon the Code, the applicable Treasury Department regulations thereunder, judicial authority and current administrative rulings and practice as of the date hereof. The following discussion does not address (i) certain federal income tax consequences applicable to special classes of taxpayers including, without limitation, foreign corporations, tax exempt entities and persons who acquired AMS Common Stock pursuant to the exercise of an employee option or otherwise as compensation or (ii) the consequences of the Merger under state, local or foreign law.

   In the opinion of Reid & Priest LLP, the following are the material federal income tax consequences of the Merger. This discussion is based upon the Code, the applicable Treasury Department regulations thereunder, judicial authority, and current administrative rulings and practice as of the date hereof. No rulings have been requested from the Internal Revenue Service ("IRS") regarding the federal income tax consequences of the Merger and no such rulings will be requested. Accordingly, each holder of AMS Common Stock should consult such holder's own tax advisor as to the specific tax consequences of the Merger to such holder.

 Reorganization Status

   In the opinion of Reid & Priest LLP, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.

 Tax Consequences to Holders of AMS Common Stock

   Assuming that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, then no gain or loss will be recognized for federal income tax purposes by the holders of AMS Common Stock upon the receipt of shares of Advanced NMR Common Stock in exchange for their shares of AMS Common Stock pursuant to the Merger. The tax basis of the shares of Advanced NMR Common Stock received by the former holders of AMS Common Stock will be the same as that stockholder's basis in the shares of AMS Common Stock surrendered pursuant to the Merger. The holding period of the shares of Advanced NMR Common Stock received by the former holders of AMS Common Stock will include the period during which such stockholder held the shares of AMS Common Stock surrendered pursuant to the Merger, provided that the shares of AMS Common Stock were held as a capital asset on the Effective Date of the Merger.

 Tax Consequences to Holders of AMS Options and AMS Warrants

   Pursuant to the Merger Agreement, Advanced NMR has agreed to assume all of the rights and obligations of AMS pursuant to the AMS option plans, AMS warrants and AMS debentures (the "AMS Derivative Securities"), except that Advanced NMR shall not be obligated to issue AMS Common Stock upon the exercise or conversion of the AMS Derivative Securities, but shall instead be obligated to issue, for each share of AMS Common Stock that would have been issuable upon exercise of such AMS Derivative Securities immediately prior to the Effective Time, a number of shares of Advanced NMR Common Stock equal to the Merger Consideration.

   The exchange of "compensatory" AMS options (i.e., options which were received as compensation for services) for Advanced NMR options pursuant to the Merger normally would not be a taxable event. However, the exercise of such compensatory AMS options generally would be a taxable event pursuant to which holders of such compensatory AMS options would recognize ordinary income.

   The exchange of AMS warrants for Advanced NMR warrants pursuant to the Merger will be a taxable event pursuant to which holders of AMS warrants would recognize gain or loss. However, if holders of AMS warrants should exercise those warrants prior to the Merger, that exercise would not constitute a taxable event.

   This discussion is intended to provide only a general summary, and each holder of AMS options, AMS warrants and AMS debentures is strongly urged to consult with such holder's tax advisor to determine the particular tax consequences of the Merger to such holder.

 Tax Consequences to Advanced NMR, Merger Corp. and AMS

   Advanced NMR, Merger Corp., and AMS each will recognize no tax gain or loss as a result of the Merger.

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INTENDED TO PROVIDE ONLY A GENERAL SUMMARY, AND DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, EACH HOLDER OF AMS COMMON STOCK IS STRONGLY URGED TO CONSULT WITH SUCH STOCKHOLDER'S TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER.

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
ACCOUNTING TREATMENT

   The Merger will be accounted for as a "purchase," as such term is used under generally accepted accounting principles.

APPRAISAL RIGHTS

   Holders of shares of AMS Common Stock are entitled to appraisal rights under Section 262 of the DGCL ("Section 262") as to shares owned by them. Holders of shares of Advanced NMR Common Stock will not have appraisal rights under Section 262 in respect to the Merger. Section 262 is reprinted in its entirety as Annex D to this Joint Proxy Statement/Prospectus. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of AMS Common Stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of AMS Common Stock that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

   The following discussion includes all material elements of the law relating to appraisal rights but is not a complete statement of such rights and is qualified in its entirety by reference to Annex D. THIS DISCUSSION AND ANNEX D SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER OF AMS COMMON STOCK WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE STRICTLY TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. Any such holder will be deemed to have elected, and will receive, the Merger Consideration in the Merger. See "THE MERGER -- Exchange of AMS Common Stock for the Merger Consideration."

   Each stockholder electing to demand the appraisal of his or her shares of AMS Common Stock shall deliver to AMS, before the taking of the vote on the Merger at the AMS Special Meeting, a written demand for appraisal of his or her shares of AMS Common stock. ANY SUCH STOCKHOLDER MUST MAIL OR DELIVER HIS OR HER WRITTEN DEMAND TO THE SECRETARY OF AMS. The written demand for appraisal must specify the stockholder's name and mailing address, the number of shares of AMS Common Stock owned, and that the stockholder is thereby demanding appraisal of his or her shares of AMS Common Stock. This written demand for appraisal must be in addition to and separate from any proxy or vote against the Merger. Voting against, abstaining from voting or failing to vote on the Merger will not constitute a demand for appraisal within the meaning of Section 262. Any stockholder electing to demand his or her appraisal rights will not be granted appraisal rights under Section 262 if such stockholder has either voted in favor of the Merger or consented thereto in writing (including by granting the proxy solicited by this Joint Proxy Statement/Prospectus or by returning a signed proxy without specifying a vote against the Merger or a direction to abstain from such vote). ACCORDINGLY, A VOTE IN FAVOR OF THE MERGER OR A PROXY WITHOUT INSTRUCTIONS WILL CONSTITUTE A WAIVER OF APPRAISAL RIGHTS. Additionally, appraisal rights will not be granted under Section 262 if the stockholder does not continuously hold through the Effective Time the shares of AMS Common Stock with respect to which he or she demands appraisal.

   A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the AMS Certificate or Certificates. If the shares of AMS Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If the shares of AMS Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as an agent for the record owner.

   A record owner, such as a broker, who holds shares of AMS Common Stock as nominee for others, may exercise appraisal rights with respect to the shares of AMS Common Stock held for all or less than all beneficial owners of shares of AMS Common Stock as to which such person is the record owner. In such case the written demand must set forth the number of shares of AMS Common Stock covered by such demand. Where the number of shares of AMS Common Stock is not expressly stated, the demand will be presumed to cover all shares of AMS Common Stock outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the taking of the vote on the Merger at the AMS Special Meeting.

   Within 120 days after the Effective Time, either the surviving corporation in the Merger or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of AMS Common Stock. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the shares of AMS Common Stock owned by such stockholders, determining the fair value of such shares of AMS Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Chancery Court is to take into account all relevant factors. In Weinberger v. UOP Inc., et al., decided February 1, 1983, the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides the fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

   Stockholders considering seeking appraisal should have in mind that the "fair value" of their shares of AMS Common Stock determined under Section 262 could be more than, the same as or less than the consideration being paid to the AMS stockholders in the Merger, and that opinions of investment banking firms as to fairness, from a financial point of view, are not opinions as to fair value under Section 262. The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expense of experts, be charged pro rata against the value of all shares of AMS Common Stock entitled to appraisal.

   Within 120 days after the Effective Time, any stockholder who has complied with the requirements for exercise of appraisal rights, as discussed above, is entitled, upon written request, to receive from the surviving corporation in the Merger a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been made and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the surviving corporation in the Merger.

   Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, from and after the Effective Time, be entitled to vote for any purpose the shares of AMS Common Stock subject to such demand or to receive payment of dividends or other distributions on such shares of AMS Common Stock, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

   At any time within 60 days after the Effective Time, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw his or her demand for appraisal only with the consent of the surviving corporation in the Merger. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease. Inasmuch as Advanced NMR will have no obligation to cause the surviving corporation in the Merger to file such a petition, and has no present intention to do so, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Chancery Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just. Any AMS stockholder who effectively withdraws his or her demand for appraisal, or whose right to an appraisal shall cease, shall be deemed to have elected, and shall receive, the Merger Consideration as provided in the Merger Agreement. See "Exchange of AMS Common Stock for the Merger Consideration" herein.

   The obligation of Advanced NMR to effect the Merger is subject to the condition, which it may waive, that the holders of no more than three percent (3%) of the outstanding shares of AMS Common Stock have duly demanded appraisal of their shares at the time the Merger is to be consummated. See "CERTAIN TERMS OF THE MERGER AGREEMENT -- Conditions Precedent to the Merger" herein.

   Advanced NMR Stockholders will have no appraisal rights with respect to the six proposals to be considered at the Advanced NMR Meeting.

                  PRO FORMA CONDENSED FINANCIAL INFORMATION

   The following unaudited pro forma condensed financial statements set forth the financial position as of June 30, 1997, as if the Merger of Advanced NMR with AMS had occurred on that date, and the results of operations for the twelve months ended September 30, 1996 and the nine months ended June 30, 1997, as if the Merger had occurred as of October 1, 1995. The pro forma adjustments also include the effect of the merger of MDI with US Diagnostic Inc., the purchase agreement with GE and the conversion of the AMS convertible debentures as if those transactions had occurred as of the dates above. In addition, both the income statement data and the balance sheet data give effect to the proposed one-for-ten Reverse Stock Split. The pro forma condensed financial statements do not purport to represent what Advanced NMR's financial position or results of operations would actually have been if the Merger had occurred on October 1, 1995 or to project Advanced NMR's financial position or results of operations for any future date or period.

                          ADVANCED NMR SYSTEMS, INC.

                      PRO FORMA CONDENSED BALANCE SHEET
                                (In Thousands)

                                                                           AS OF JUNE 30, 1997
                                             --------------------------------------------------------------------------------
                                               HISTORICAL                               PRO FORMA
                                             -------------- -----------------------------------------------------------------
                                                ADVANCED          GE                                     AMS
                                              NMR SYSTEMS,    TRANSACTION   ADJUSTED       AMS         PROFORMA       ANMR
                                                  INC.        ADJUSTMENTS     ANMR      HISTORICAL   ADJUSTMENTS    PROFORMA
                                             -------------- -------------  ---------- ------------  ------------- ----------
ASSETS
Current assets:
 Cash and cash equivalents .................       5,913         5,132        11,045         833          (580)      11,298
 Cash, restricted ..........................       1,722                       1,722                                  1,722
 Accounts receivable .......................       2,780                       2,780                                  2,780
 Inventories ...............................         482          (482)                      987                        987
 Other current assets ......................         218                         218           7                        225
                                             -------------- -------------  ---------- ------------  ------------- ----------
  Total current assets .....................      11,115         4,650        15,765       1,827          (580)      17,012
                                             -------------- -------------  ---------- ------------  ------------- ----------
Equipment, building, furniture & leasehold
 improvements...............................         955          (147)          808         623                      1,431
Patents, net ...............................                                                  20                         20
Goodwill, net ..............................       2,418                       2,418                                  2,418
Investment in and advances to
 unconsolidated Subsidiary .................       1,332                       1,332                    (1,332)           0
Debt Issue Cost ............................                                                  27           (27)           0
Other ......................................         165                         165          18         1,500        1,683
                                             -------------- -------------  ---------- ------------  ------------- ----------
TOTAL ASSETS ...............................      15,985         4,503        20,488       2,515          (412)      22,591
                                             ============== =============  ========== ============  ============= ==========

LIABILITIES AND STOCKHOLDERS' EQUITY .......
Current liabilities:
 Accounts payable and accrued expenses  ....       1,935                       1,935         274                      2,209
 Other current liabilities .................          41                          41          93                        134
 Accounts payable to related parties .......                                               1,274        (1,274)           0
 Current portion of long-term debt and
  capital lease obligations.................         676          (121)          555                                    555
                                             -------------- -------------  ---------- ------------  ------------- ----------
  Total current liabilities ................       2,652          (121)        2,531       1,641        (1,274)       2,898
                                             -------------- -------------  ---------- ------------  ------------- ----------
Long-term debt and capital lease
 obligations, less current portion..........         513           (72)          441         520          (520)         441
Minority interest in net assets of
 consolidated entities......................
Redeemable preferred stock .................                     2,700         2,700                                  2,700
Stockholders' equity:
 Common stock ..............................         437                         437          76          (440)          73
 Additional paid-in-capital ................      55,776                      55,776      16,565        (6,961)      65,380
 Accumulated deficit .......................     (43,391)        1,996       (41,395)    (16,287)        8,756      (48,926)
                                             -------------- -------------  ---------- ------------  ------------- ----------
                                                  12,822         1,996        14,818         354         1,355       16,527
 Less: Treasury stock, at cost .............           2                           2           0             0            2
                                             -------------- -------------  ---------- ------------  ------------- ----------
  Total stockholders' equity ...............      12,820         1,996        14,816         354         1,355       16,525
                                             -------------- -------------  ---------- ------------  ------------- ----------
Total liabilities and stockholders' equity        15,985         4,503        20,488       2,515          (439)      22,564
                                             ============== =============  ========== ============  ============= ==========



The accompanying notes are an integral part of these condensed financial statements.

                          ADVANCED NMR SYSTEMS, INC.

                 PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                (In Thousands)

                                                                   NINE MONTHS ENDED JUNE 30, 1997
                                          ---------------------------------------------------------------------------------
                                            HISTORICAL                                PRO FORMA
                                          -------------- ------------------------------------------------------------------
                                             ADVANCED                                                 AMS
                                           NMR SYSTEMS,     MDI SALE     ADJUSTED       AMS         PROFORMA       ANMR
                                               INC.        ADJUSTMENTS     ANMR      HISTORICAL   ADJUSTMENTS   PROFORMA(1)
                                          -------------- -------------  ---------- ------------  ------------- -----------
Revenues.................................
 Net patient service revenue ............    $ 11,608        (8,424)       3,184                                    3,184
 Systems sales ..........................                                                 400                         400
 Management fees and other ..............         287          (287)                                                    0
                                          -------------- -------------  ---------- ------------  ------------- -----------
  Total revenue .........................      11,895        (8,711)       3,184          400                       3,584
                                          -------------- -------------  ---------- ------------  ------------- -----------

Operating expenses:
 Cost of service operations .............       8,269        (5,788)       2,481                                    2,481
 Research and development ...............                                               1,318                       1,318
 Manufacturing ..........................                                                 704                         704
 Selling, general and administrative  ...       3,045        (1,254)       1,791        1,834          225          3,850
 Provision for bad debt and collection
  costs .................................         850          (657)         193                                      193
                                          -------------- -------------  ---------- ------------  ------------- -----------
  Total operating costs .................      12,164        (7,699)       4,465        3,856          225          8,546
                                          -------------- -------------  ---------- ------------  ------------- -----------

Operating income from continuing
 operations .............................        (269)       (1,012)      (1,281)      (3,456)        (225)        (4,962)

Amortization of debt issuance cost  .....                                                 (51)                        (51)
Other income ............................         240                        240                                      240
Loss on sale of imaging business  .......      (9,377)        9,377            0                                        0
Interest income .........................         149            (1)         148           68                         216
Interest expense ........................        (950)          807         (143)                                    (143)
                                          -------------- -------------  ---------- ------------  ------------- -----------
Loss before minority interest and
 provision for taxes ....................     (10,207)        9,171       (1,036)      (3,439)        (225)        (4,770)
Minority interest in net income of
 consolidated entities ..................        (202)          208            6                                        6
Equity in net loss of unconsolidated
 subsidiary .............................      (1,190)                    (1,190)                    1,190              0
                                          -------------- -------------  ---------- ------------  ------------- -----------
Loss before income taxes ................     (11,599)        9,379       (2,220)      (3,439)         965         (4,694)
Provision for income taxes ..............          63                         63                                       63
                                          -------------- -------------  ---------- ------------  ------------- -----------
Loss from continuing operations  ........    $(11,536)        9,379       (2,157)      (3,439)         965        $(4,631)
                                          ============== =============  ========== ============  ============= ===========
Loss per share from continuing
 operations .............................    $  (0.28)                                                            $ (0.66)
                                          --------------                                                       -----------
Weighted average number of shares
 outstanding ............................      40,430                                                               7,000
                                          ==============                                                       ===========
Supplemental historical loss per share
 from continuing operations(1)...........    $  (2.84)
                                          --------------
Supplemental historical weighted average
 number of shares outstanding(1).........       4,043
                                          ==============

------------
(1)   Adjusted to reflect 1:10 Reverse Stock Split

The accompanying notes are an integral part of these condensed financial statements.

                          ADVANCED NMR SYSTEMS, INC.

                 PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                (In Thousands)

                                                               TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                                          ---------------------------------------------------------------------------------
                                            HISTORICAL                                PRO FORMA
                                          -------------- ------------------------------------------------------------------
                                             ADVANCED                                                 AMS
                                           NMR SYSTEMS,     MDI SALE     ADJUSTED       AMS         PROFORMA       ANMR
                                               INC.        ADJUSTMENTS     ANMR      HISTORICAL   ADJUSTMENTS   PROFORMA(1)
                                          -------------- -------------  ---------- ------------  ------------- -----------
Revenues.................................
 Net patient service revenue ............      25,481        (20,770)      4,711                                    4,711
 Management fees and other ..............         653           (653)          0                                        0
                                          -------------- -------------  ---------- ------------  ------------- -----------
  Total revenue .........................      26,134        (21,423)      4,711                                    4,711
                                          -------------- -------------  ---------- ------------  ------------- -----------
Operating expenses.......................
 Cost of service operations .............      16,206        (13,237)      2,969                                    2,969
 Research and development ...............                                               1,007                       1,007
 Selling, general and administrative  ...       4,255         (3,419)        836        2,210          300          3,346
 Provision for bad debt and collection
  costs .................................       2,126         (1,738)        388                                      388
                                          -------------- -------------  ---------- ------------  ------------- -----------
  Total operating costs .................      22,587        (18,394)      4,193        3,217          300          7,710
                                          -------------- -------------  ---------- ------------  ------------- -----------
Operating income (loss) .................       3,547         (3,029)        518       (3,217)        (300)        (2,999)
Amortization of debt issuance costs  ....                                                 (31)                        (31)
Other income ............................         126           (126)
Interest income .........................         213            (31)        182           70          252
Interest expense ........................      (1,848)         1,848                   (1,000)                     (1,000)
                                          -------------- -------------  ---------- ------------  ------------- -----------
Loss before minority interest and
 provision for taxes ....................       2,038         (1,338)        700       (4,178)        (300)        (3,778)
Minority interest in net income of
 consolidated entities ..................      (1,006)           846        (160)                                    (160)
Equity in net loss of unconsolidated
 subsidiary .............................      (2,374)                    (2,374)                    2,374              0
                                          -------------- -------------  ---------- ------------  ------------- -----------
Loss before income taxes ................      (1,342)          (492)     (1,834)      (4,178)       2,074         (3,938)
Provision for income taxes ..............         (42)                       (42)                                     (42)
                                          -------------- -------------  ---------- ------------  ------------- -----------
Loss from continuing operations  ........      (1,384)          (492)     (1,876)      (4,178)       2,074         (3,980)
                                          ============== =============  ========== ============  ============= ===========
Income (loss) from continuing
 operations..............................     $ (0.05)                                                            $ (0.66)
Weighted average number of shares
 outstanding ............................      30,583                                                               6,015
                                          ==============                                                       ===========
Supplemental historical loss per share
 from continuing operations(1)...........     $ (0.45)
                                          --------------
Supplemental historical weighted average
 number of shares outstanding(1).........       3,058
                                          ==============

------------
(1)   Adjusted to reflect 1:10 reverse split

The accompanying notes are an integral part of these condensed financial statements.

                          ADVANCED NMR SYSTEMS, INC.

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 BASIS OF PRESENTATION

   The results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the fiscal year.

   The pro forma adjustments reflect the Merger, the sale of certain operations of MDI effective February 27, 1997, a transaction with GE effective August 18, 1997 and the conversion of the AMS convertible debentures in September 1997. The allocation of the purchase price of AMS is preliminary while Advanced NMR continues to try to obtain information to determine the fair market value of the assets acquired and liabilities assumed. When Advanced NMR obtains final information, management believes that adjustments, if any, will not be material in relation to Advanced NMR's consolidated financial statements.

NOTE 2 PRO FORMA ADJUSTMENT TO REFLECT THE GE TRANSACTION

   On August 18, 1997, Advanced NMR entered into an agreement with GE, whereby it sold certain assets and rights to its 3T and 4T systems. In addition, GE made a capital investment in Advanced NMR. The following adjustment reflects these transactions as if they had occurred on June 30, 1997.

                                 JUNE 30, 1997
                            ----------------------
                                (IN THOUSANDS,
                               EXCEPT PRICE PER
                                    SHARE)
Sale:
 Selling Price ............          2,625
 Book Value of Assets
  Sold:
  Inventory ...............           (482)
  Equipment ...............           (147)
                            ----------------------
  Gain on Sale ............          1,996
                            ----------------------
Investment:
 Preferred stock shares  ..             27
 Price per share ..........         $  100
                            ----------------------
 Purchase price ...........          2,700
                            ----------------------
Cash received:
 Selling price, above  ....          2,625
 Lease obligations
  assumed:
  Short term lease ........           (121)
  Long term lease .........            (72)
 Investment, above ........          2,700
                            ----------------------
 Total ....................          5,132
                            ======================

                          ADVANCED NMR SYSTEMS, INC.

NOTE 3 PRO FORMA ADJUSTMENTS TO REFLECT THE SALE OF MDI

   On February 27, 1997, Advanced NMR sold most of its interest in MDI. The following adjustments remove the operations of the Imaging Business of MDI as if the sale had occurred on October 1, 1995.

                                                 NINE MONTHS ENDED  TWELVE MONTHS ENDED
                                                   JUNE 30, 1997    SEPTEMBER 30, 1996
                                                 ----------------- -------------------
                                                   (IN THOUSANDS)     (IN THOUSANDS)
                                                   DEBIT (CREDIT)     DEBIT (CREDIT)
Remove income from MDI Imaging Business
 Net patient service revenue ...................        8,424              20,770
 Management fees and other .....................          287                 653
 Cost of service operations ....................       (5,788)            (13,237)
 Selling, general and administrative ...........       (1,254)             (3,419)
 Provision for bad debt and collection costs  ..         (657)             (1,738)
 Other Income ..................................                              126
 Interest income ...............................            1                  31
 Interest expense ..............................         (807)             (1,848)
 Minority interest in net income of
  consolidated subsidiaries.....................         (208)               (846)
Reverse loss on sale of MDI Imaging ............
 Loss on sale of imaging business ..............       (9,232)

NOTE 4 PRO FORMA ADJUSTMENTS TO REFLECT THE PURCHASE OF AMS, THE CONVERSION OF THE AMS CONVERTIBLE DEBENTURES AND TO CONSOLIDATE ANMR AND AMS

 Calculation of cost of AMS:
 Shares outstanding(1) ................    8,641,854
 Less: ANMR shares owned ..............   (1,250,000)
                                        -------------
 Shares converted .....................    7,391,854
 Conversion ratio .....................         0.40
                                        -------------
 ANMR shares to be issued .............    2,956,742
 ANMR share price(2) ..................  $     3.125
                                        -------------
 Value of ANMR shares to be issued  ...  $ 9,239,818
 Transaction costs ....................      580,000
                                        -------------
 Cost of AMS shares purchased .........    9,819,818
 Basis of existing investment in AMS  .       58,064
 Accounts receivable from AMS .........    1,274,068
                                        -------------
 Total cost of AMS ....................  $11,151,950
                                        =============

Cost allocated as follows:
 Cash .................................      832,611
 Inventories ..........................      987,069
 Equipment ............................      622,510
 Other assets .........................       45,756
 Purchased Contracts(3) ...............      500,000
 Purchased research and development(4)     7,531,369
 Other Intangible Assets(5) ...........    1,000,000
 Accounts payable and accrued expenses      (367,365)
                                        -------------
                                         $11,151,950
                                        =============

------------
(1) Shares outstanding include 1,025,600 shares issued upon conversion of the AMS convertible debentures in September 1997.
(2) Advanced NMR share price is based on the closing trading price on October 6, 1997 of $0.312, before the effect of the proposed one-for-ten Reverse Stock Split. Any incremental increase or decrease in the Advanced NMR share price as of the closing date of 1/16th or $0.0625 will result in an increase or decrease in the cost of AMS of approximately $1,850,000, which increase or decrease will be allocated to purchased research and development and would have no impact on the pro forma loss per share from continuing operations.
(3) Purchased contracts represent the net present value of the estimated future cash flow arising from the AMS executed hospital contracts based on management's estimates.

                          ADVANCED NMR SYSTEMS, INC.

(4) Purchased research and development represents the balance of the purchase price to be allocated to the value of research and development on AMS breast imaging system. The estimated value of purchased research and development was based on the net present value of estimated future cash flow arising from the sale and installation of breast imaging systems. Generally accepted accounting principles requires that a portion of the purchase price be allocated to research and development projects in process and that, if those projects have no alternative future use, the amount should be charged to expense as a research and development cost. Advanced NMR has determined that the technology being developed by AMS is specific to breast MRI and has no alternative use. Accordingly, the portion of the purchase price allocated to purchased research and development has been charged to accumulated deficit on the Pro Foma Condensed Balance Sheet.

(5) Other intangible assets represent the estimated value of product name, employee base and general infrastructure, etc.

ADJUSTMENTS:

                                                   JUNE 30, 1997   SEPTEMBER 30, 1996
                                                  --------------- ------------------
                                                   (IN THOUSANDS)    (IN THOUSANDS)
                                                   DEBIT (CREDIT)    DEBIT (CREDIT)
A.  To record conversion of AMS convertible
    debentures
    Debt issue costs.............................         (27)
    Long-term debt and capital lease obligations
    less current portion.........................         520
    Common stock.................................         (10)
    Additional paid-in capital...................        (483)

B.  To record excess of purchase price of AMS
    over net book value of AMS assets and
    liabilities
    Cash ........................................        (580)
    Common stock ................................         (29)
    Additional paid-in capital ..................      (8,422)
    Other intangible assets......................       1,000
    Other assets ................................         500
    Purchased R&D costs .........................       7,531

C.  Eliminate ANMR investment in AMS and
    reflect forgiveness of debt
    Investment in and advances to unconsolidated
     subsidiary..................................      (1,332)
    Accounts payable to related parties .........       1,274
    Common Stock ................................          12
    Additional paid-in capital...................          46

D.  To record impact of ANMR 1:10 Reverse
    Stock Split
    Capital stock ...............................         393
    Additional paid-in capital ..................        (393)

E.  Reverse equity accounting for investments
     in AMS Equity in net loss of unconsolidated
     subsidiary..................................      (1,190)           (2,374)

                          ADVANCED NMR SYSTEMS, INC.

Note: The adjustment to capital stock and additional paid in capital in the accompanying balance sheet is as follows:

 Capital stock:
 Adjustment A, above .......       (10)
 Adjustment B, above........       (29)
 Adjustment C, above .......        12
 Adjustment D, above........       393
                             ----------
 Net book value of AMS  ....        74
                             ----------
                                   440
                             ==========
Additional Paid-In Capital:
 Adjustment A, above .......      (483)
 Adjustment B, above........    (8,422)
 Adjustment C, above .......       (46)
 Adjustment D, above........      (393)
 Net book value of AMS(1)  .    16,213
                             ----------
                                 6,961
                             ==========

Accumulated deficit:
 Adjustment A, above........     7,531
 Net book value of AMS .....   (16,287)
                             ----------
                                (8,756)
                             ==========

(1) Adjusted for pro forma adjustment to record conversion of AMS convertible debentures and excluding Advanced NMR's share of the AMS book value.

Note:

The other intangible assets and contracts will be amortized on a straight-line basis over the periods estimated to be benefitted. The contracts will be amortized over the life of the contracts which is generally five years. The other intangible assets will be amortized over five years, the minimum period expected to be benefitted.

NOTE 5 OTHER PRO FORMA ADJUSTMENTS

                                               NINE MONTHS ENDED  TWELVE MONTHS ENDED
                                                 JUNE 30, 1997    SEPTEMBER 30, 1996
                                               ----------------- -------------------
                                                 (IN THOUSANDS)     (IN THOUSANDS)
                                                 DEBIT (CREDIT)     DEBIT (CREDIT)
Amortization of purchased contracts and other
intangible assets Selling, general and
administrative .................................        225                 300

                SELECTED FINANCIAL INFORMATION OF ADVANCED NMR

   The selected historical financial information of Advanced NMR set forth below has been derived from the consolidated financial statements of Advanced NMR for each of the three fiscal years in the period ended December 31, 1994, for the nine-month period ended September 30, 1995, the twelve month period ended September 30, 1996, and for the nine month periods ended June 30, 1997 and 1996. On August 31, 1995, Advanced NMR changed its fiscal year to September 30 from December 31. The financial statements for each of the three years in the period ended December 31, 1994, the nine-month period ended September 30, 1995 and the twelve month period ended September 30, 1996 have been audited by Richard A. Eisner & Company, LLP, independent public accountants,whose report with respect to certain of the historical financial statements appears elsewhere in this Joint Proxy Statement/ Prospectus. Prior to such time, Advanced NMR employed different independent public accountants. The financial statements for the nine-month periods ended June 30, 1997 and 1996 are unaudited. In the opinion of Advanced NMR management, such unaudited information includes all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation. The selected financial information should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this Joint Proxy Statement/Prospectus and with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ADVANCED NMR."

                                     AS OF AND FOR THE
                                        NINE MONTHS                              NINE MONTHS             AS OF AND FOR THE
                                      ENDED JUNE 30,             TWELVE MONTHS      ENDED               YEAR ENDED DECEMBER 31
                              -------------------------------       ENDED        SEPTEMBER 30,       ---------------------------
                                   1997            1996       SEPTEMBER 30, 1996      1995           1994        1993        1992
                                   ----            ----       ------------------  -------------      ----        ----        ----
STATEMENT OF OPERATIONS
 DATA:
REVENUES:
SYSTEM SALES ................  $          --    $        --       $        --      $        --       $  --       $  --       $  --
NET PATIENT SERVICE REVENUE       11,608,067     19,052,622        25,480,813        1,934,322          --          --          --
MANAGEMENT FEES AND OTHER
 REVENUE ....................        287,316        531,885           653,425           40,220          --          --          --
                              --------------  -------------   ---------------   --------------------------------------------------
 TOTAL REVENUES .............     11,895,383     19,584,507        26,134,238        1,974,542          --          --          --
                              --------------  -------------   ---------------   --------------------------------------------------
OPERATING EXPENSES:
COST OF SERVICE OPERATIONS  .      8,269,199     11,970,632        16,205,961        1,203,497          --          --          --
RESEARCH & DEVELOPMENT  .....             --        750,957                --          664,786     992,365     822,994     239,423
SELLING, GENERAL &
 ADMINISTRATIVE .............      3,045,433      4,798,040         4,254,964        2,002,075   1,582,820     870,414          --
PROVISION FOR BAD DEBT  .....        849,842      1,576,874         2,126,471          162,377          --          --          --
                              --------------  -------------   ---------------   --------------------------------------------------
TOTAL OPERATING EXPENSES  ...     12,164,474     19,096,503        22,587,396        4,032,735   2,575,185   1,693,408     239,423
                              --------------  -------------   ---------------   -------------------------------------------------
INCOME (LOSS) FROM
 OPERATIONS..................       (269,091)       488,004         3,546,842       (2,058,193) (2,575,185) (1,693,408 )  (239,423)
INTEREST EXPENSE ............       (950,056)    (2,397,189)       (1,847,910)        (139,020)         --     (99,999)         --
OTHER INCOME (EXPENSE)  .....        239,611        126,263           126,263          579,758          --          --          --
INTEREST INCOME .............        149,674        221,378           212,814          265,208     208,480     170,720          --
LOSS ON SALE OF IMAGING
 BUSINESS ...................     (9,377,283)            --                --               --          --          --          --
EQUITY IN NET LOSS OF
 UNCONSOLIDATED SUBSIDIARY  .     (1,190,108)            --        (2,373,580)              --          --          --
MINORITY INTEREST ...........       (202,234)       360,487        (1,005,831)         569,354     702,965     414,641          --
                              --------------  -------------   ---------------   --------------------------------------------------
(LOSS) FROM CONTINUING
 OPERATIONS BEFORE INCOME
 TAXES ......................    (11,599,487)    (1,201,057)       (1,341,402)        (782,893) (1,663,740) (1,208,046)   (239,423)
PROVISION FOR INCOME TAXES  .         63,445        (27,983)          (42,288)              --          --          --          --
                              --------------  -------------   ---------------   --------------------------------------------------
(LOSS) FROM CONTINUING
 OPERATIONS .................    (11,536,042)    (1,229,040)       (1,383,690)        (782,893) (1,663,740) (1,208,046)   (239,423)
(LOSS) FROM OPERATIONS OF
 DISCONTINUED DIVISION ......         58,450     (3,327,068)       (3,928,706)        (894,865) (1,883,258) (4,958,904) (5,253,106)
(LOSS) ON DISPOSAL OF
 DISCONTINUED DIVISION ......             --             --        (3,510,563)              --          --          --          --
                              --------------  -------------   ---------------   --------------------------------------------------
NET INCOME (LOSS) ...........   $(11,477,592)   $(4,556,108)      $(8,822,959)     $(1,677,758)$(3,546,998)$(6,166,950)$(5,492,529)
                              ==============  =============   ===============   ==================================================
(LOSS) PER COMMON SHARE:
(LOSS) FROM CONTINUING
 OPERATIONS .................   $      (0.28)   $     (0.04)      $     (0.05)     $     (0.03)$     (0.07)$     (0.06)$     (0.06)
INCOME (LOSS) FROM
 OPERATIONS OF DISCONTINUED
 DIVISION ...................             --          (0.11)            (0.13)           (0.04)      (0.08)      (0.26)      (0.28)
(LOSS) ON DISPOSAL OF
 DISCONTINUED DIVISION ......             --             --             (0.11)              --          --          --          --
                              --------------  -------------   ---------------   --------------------------------------------------
NET INCOME (LOSS) PER SHARE            (0.28)         (0.15)      $     (0.29)      $    (0.07)$     (0.15)$     (0.32)$     (0.34)
                              ==============  =============   ===============   ==================================================
WEIGHTED AVERAGE SHARES
 OUTSTANDING ................     40,429,532     30,186,913        30,583,320       24,243,902  23,603,251  19,184,275  16,157,623
BALANCE SHEET DATA:
WORKING CAPITAL (DEFICIT)  ..   $  8,462,451    $10,631,472       $(6,735,989)     $11,083,145 $ 8,614,161 $12,452,896 $  (759,956)
TOTAL ASSETS ................     15,984,817     58,950,014        50,724,530       58,431,709  12,692,152  15,864,126   2,685,896
TOTAL LIABILITIES ...........      3,164,454     31,251,264        26,906,107       30,413,743   2,993,228   3,312,288   2,659,378
STOCKHOLDERS' EQUITY ........     12,820,363     27,698,750        23,818,423       28,017,966   9,698,924  12,551,838      26,518

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
             CONDITION AND RESULTS OF OPERATIONS OF ADVANCED NMR

   The following discussion should be read in conjunction with the audited consolidated financial statements of Advanced NMR and notes thereto for the two fiscal years ended December 31, 1994, the nine-month period ended September 30, 1995, the twelve month period ended September 30, 1996, and the unaudited consolidated financial statements of Advanced NMR for the nine months ended June 30, 1997 as compared to the nine months ended June 30, 1996. Effective January 1, 1995, Advanced NMR changed its fiscal year from December 31 to September 30.

RESULTS OF OPERATIONS

 Nine Months Ended June 30, 1997 Compared to Nine Months Ended June 30, 1996

   Net patient service revenue totaled $11,608,000 for the nine months ended June 30, 1997 versus $19,053,000 for the nine months ended June 30, 1996. Cost of service operations totaled $8,269,000 for the nine months ended June 30, 1997 versus $11,971,000 for the nine months ended June 30, 1996. These decreases were largely the result of the MDI merger in February 1997 partially offset by increased rehabilitation service revenues and expenses associated with the new MVA centers established in the second and third quarters of fiscal 1996.

   Management fees and other revenues for the nine months ended June 30, 1997, include a $70,000 settlement with an equipment manufacturer associated with the delay in delivery of imaging equipment.

   Selling, general and administrative expenses totaled $3,045,000 for the nine months ended June 30, 1997 versus $4,798,000 for the nine months ended June 30, 1996. This decrease is due to the change in the accounting treatment of Advanced NMR's investment in AMS from consolidation to equity accounting and due to the MDI merger.

   Other income includes a gain of $223,000 from the sale of certain equipment.

   Minority interests in net income of consolidated entities consists of earnings allocated to MDI's joint venture partners. Prior to September 1996, the allocated earnings were offset by losses allocated to the AMS minority shareholders. The equity in net loss of unconsolidated subsidiary reflects Advanced NMR's equity share of the AMS loss subsequent to September 1996. Due to the MDI merger in February 1997, most of the categories included in the statements of operations will decrease substantially compared to prior year periods.

 Fiscal Year Ended September 30, 1996 Compared to Year Ended September 30,
1995

   During fiscal 1996, 1,748,364 shares of AMS Common Stock were issued in connection with the conversion of convertible debentures issued in May 1996. As a result of these conversions, Advanced NMR's percentage ownership of AMS was reduced to approximately 48% at September 30, 1996. Accordingly, Advanced NMR switched from consolidation of AMS in 1995 to the equity method of accounting for fiscal 1996.

   Loss from operations of Imaging Systems business segment includes all activity associated with the August 1996 plan to suspend the operations of a significant portion of such segment. Based on management's periodic review of the assumptions used in determining the estimated loss from the disposal of the Imaging System business segment, Advanced NMR recorded a provision of $3,510,563 for the loss on disposal of the discontinued business in the fourth quarter of 1996.

   As a result of the change in accounting method for AMS and the discontinued Imaging Systems business segment, all fiscal 1996 revenues and operating expenses represent those of the Imaging and Rehabilitation Services business segment exclusively.

   Net patient service revenue of $25,481,000 for fiscal 1996 represents a full year of operations from the Imaging and Rehabilitation Services business acquired on August 31, 1995. The cost of service operations of $16,206,000 and provision for bad debt and collection costs of $2,126,000 similarly represent a full year of operations of the service segment. The year ended September 30, 1995 includes only one month of the Imaging and Rehabilitation Services business.

   Management fees and other revenues of $653,000 in fiscal 1996 is primarily attributable to fees earned from an entity managed by MDI.

   Selling, general, and administration expenses increased from $2,449,000 to $4,255,000 from the year ended September 30, 1995 to fiscal 1996. This increase was primarily due to a full twelve months of Imaging and Rehabilitation Services operations in fiscal 1996 versus only one month in 1995 offset by the consolidation of AMS in 1995 versus an equity accounting for AMS in fiscal 1996.

   Interest expense increased from $139,000 to $1,848,000 reflecting the full twelve months of Imaging and Rehabilitation Services operations during fiscal 1996 as well as the financing of the MDI acquisition, effective August 31, 1995.

   Minority interests in net income of consolidated MDI entities for fiscal 1996 totalled $1,006,000. During the year ended September 30, 1995 the minority interests in net loss of consolidated entities included Advanced NMR's proportionate share of AMS' losses incurred in that period, partially offset by one month's allocation of income from certain subsidiaries of MDI.

   Equity in loss of unconsolidated subsidiary reflects Advanced NMR's equity accounting for AMS losses during fiscal 1996.

 Nine Months Ended September 30, 1995 Compared to Nine Months Ended September 30, 1994

   Net patient service revenue for September 30, 1995 represents one month of operations from Advanced NMR's Imaging and Rehabilitation Services business acquired on August 31, 1995. The cost of service operations of $1,203,000 and provision for bad debt and collection costs of $162,000 similarly represent one month of operations of MDI. Advanced NMR expects that MDI will contribute significant revenue and operating income in 1996 and beyond, which earnings will be significantly enhanced by the tax net operating loss carryforwards available from Advanced NMR.

   Research and development expenses totaled $665,000 in the nine months ended September 30, 1995 versus $717,000 in the comparable 1994 period. These spending levels reflect software enhancement and the development of a localization and biopsy device for the dedicated MR Breast Imaging system of AMS.

   Selling, general, and administrative expenses increased from $1,136,000 to $2,002,000, respectively, in the 1994 and 1995 nine month periods. This increase was primarily due to the one month of operations of MDI, which included an accrual of approximately $500,000 for certain severance benefits due to a former executive officer of MDI.

   The decrease in interest income reflects the reduced average cash and short-term investment balances available due to cash used in operations and the acquisition of MDI.

   Other income of $580,000 consists largely of $392,000 from the cancellation of certain stock options previously granted as consideration to a consultant and $180,000 in proceeds from an insurance claim.

   Interest expense of $139,000 represents the financing of the MDI acquisition, effective August 31, 1995 and MDI's one month of operations.

   The increased allocation of losses to minority interests is due to the increase of the minority stockholders percentage ownership of AMS from 1994 as a result of the redemption of $3.2 million in warrants and options, partially offset by one months' allocation of income in certain subsidiaries of MDI.

LIQUIDITY AND CAPITAL RESOURCES

   Advanced NMR had available cash and cash equivalents of $7,635,000 at June 30, 1997 (including $1,722,000 of restricted cash). Assuming completion of the Merger, Advanced NMR intends to utilize the funds for the continuing development of the AMS dedicated breast imaging system, for the clinical research study being conducted on the role of MRI in breast care and for the opening of breast imaging centers.

   If the Merger is not completed, Advanced NMR intends to explore other strategic alternatives in order to enhance stockholder value. Included among those options is the future expansion of its Rehabilitation Services business and/or other service activities. However, there can be no assurance that any transactions contemplated would be consummated and, assuming consummation, Advanced NMR may require additional capital, and there is no assurance that such capital would be obtainable or on satisfactory terms.

   The significant cash flows from investing activities for the nine months ended June 30, 1997 include approximately $7,939,000 in proceeds from the MDI merger, $2,000,000 used for medical imaging equipment additions and $1,500,000 used for the acquisition of the minority interest in Advanced NMR's rehabilitation business. Cash flows from financing activities include $1,843,000 of proceeds from financing of medical equipment and $1,300,000 for the purchase of the minority interest in the rehabilitation business offset by principal payments on equipment debt.

INFLATION

   To date, inflation has not had a material effect on Advanced NMR's business. Advanced NMR believes that the effects of future inflation may be minimized by controlling costs and increasing efficiency through an increase in the volume of MRI examinations performed.

                      SELECTED AMS FINANCIAL INFORMATION

   The selected historical financial information of AMS set forth below has been derived from the financial statements of AMS for the period from July 2, 1992 (inception) to December 31, 1992, the two fiscal years ended December 31, 1994, the nine-month period ended September 30, 1995, the twelve month period ended September 30, 1996, and for the nine month periods ended June 30, 1997 and 1996. In September 1995, AMS changed its fiscal year to September 30 from December 31. The financial statements for AMS for the period from July 2, 1992 (inception) to December 31, 1992, the two fiscal years ended December 31, 1994, the nine-month period ended September 30, 1995 and the twelve month period ended September 30, 1996 have been audited by Richard A. Eisner & Company, LLP, independent public accountants,whose report with respect to certain of the historical financial statements appears elsewhere in this Joint Proxy Statement/Prospectus. The financial statements for the nine-month periods ended June 30, 1997 and 1996 are unaudited. Unaudited information includes all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation. The selected financial information should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this Joint Proxy Statement/Prospectus and with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AMS."

                                                      TWELVE MONTHS    NINE MONTHS                              JULY 2, 1992
                                 NINE MONTHS ENDED        ENDED           ENDED          FISCAL YEAR ENDED     (INCEPTION) TO
                                      JUNE 30,         SEPTEMBER 30,   SEPTEMBER 30, DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                  1997       1996          1996            1995          1994        1993           1992
                                  ----       ----          ----            ----          ----        ----           ----
STATEMENT OF OPERATIONS
 DATA:
REVENUE ..................... $   400,000 $        --    $        --   $        --   $        --  $        --  $        --
                              ----------- -----------    -----------   -----------   -----------  -----------  -----------
COSTS & EXPENSES:
 MANUFACTURING ..............     703,571          --             --            --            --           --           --
 ACQUIRED TECHNOLOGY RIGHTS..          --          --             --            --            --           --    1,720,000
 RESEARCH & DEVELOPMENT .....   1,318,026     705,956      1,007,294       664,786       992,365      822,994      239,423
 GENERAL & ADMINISTRATIVE  ..   1,833,986   1,571,595      2,209,736     1,107,326     1,582,820      870,414           --
TOTAL OPERATING EXPENSES  ...   3,855,583  (2,322,551)     3,217,030     1,772,112     2,575,185    1,693,408    1,959,423
                              ----------- -----------    -----------   -----------   -----------  -----------  -----------
LOSS FROM OPERATIONS ........  (3,455,583) (2,322,551)    (3,217,030)   (1,772,112)   (2,575,185)  (1,693,408)  (1,959,423)
INTEREST INCOME .............      67,606      42,923         70,248        88,064        72,023       80,636           --
INTEREST EXPENSE ............         --     (883,333)    (1,000,000)           --            --      (99,999)    (500,000)
AMORTIZATION OF DEBT ISSUANCE
 COSTS ......................     (51,122)         --        (30,857)           --            --      (51,825)    (259,137)
                              ----------- -----------    -----------   -----------   -----------  -----------  -----------
NET LOSS .................... $(3,439,099) (3,162,961)   $(4,177,639)  $(1,684,048)  $(2,503,162) $(1,764,596) $(2,718,560)
                              =========== ===========    ===========   ===========   ===========  ===========  ===========
NET LOSS PER SHARE .......... $     (0.53) $    (0.82)   $     (2.58)  $     (1.10)  $     (2.23) $     (1.71) $     (3.40)
                              =========== ===========    ===========   ===========   ===========  ===========  ===========
WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING .........   6,488,513   3,848,376      1,618,464     1,532,037     1,120,778    1,034,275      800,000
                              =========== ===========    ===========   ===========   ===========  ===========  ===========
BALANCE SHEET DATA:
WORKING CAPITAL (DEFICIT)  .. $   185,857 $ 3,163,870    $ 2,239,089   $ 2,605,522   $ 1,097,761  $ 3,308,814  $(2,347,861)
TOTAL ASSETS ................   2,514,946   4,355,759      3,984,351     3,440,367     2,146,632    3,647,055      211,339
TOTAL LIABILITIES ...........   2,161,111   3,091,994      2,380,346       197,020       419,123      125,699    2,389,899
STOCKHOLDERS' EQUITY (DEFICIT)    353,835   1,263,765      1,604,005     3,243,347     1,727,509    3,521,356   (2,178,560)

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS OF AMS

   The following discussion should be read in conjunction with the audited consolidated financial statements and notes thereto of AMS for the two fiscal years ended December 31, 1994, the nine-month period ended September 30, 1995, the twelve month period ended September 30, 1996, and the unaudited financial statements of AMS for the nine months ended June 30, 1997 and 1996. In September 1995, AMS changed its fiscal year from December 31 to September 30.

RESULTS OF OPERATIONS

 Nine Months Ended June 30, 1997 Compared to Nine Months Ended June 30, 1996

   AMS was formed in July 1992 and is in the development stage. In the second quarter of this fiscal year, AMS received payment in full and recorded its first sale of the Aurora(Trademark) System to the beta site in Galveston, Texas. As a result of charging operations with the cost of its technology license acquired from Advanced NMR, as well as salaries and consulting fees of persons engaged in research and development activities, AMS had an accumulated deficit of $16,287,000 at June 30, 1997.

   Research and development expense was approximately $1,318,000 in the nine months of fiscal 1997, an increase of 76% compared with approximately $751,000 in the same period in fiscal 1996. The increase is due to the addition of technical personnel assigned from Advanced NMR to complete the AMS' research and development effort. AMS expects research and development expense to stabilize at this level through fiscal 1997.

   General and administrative expenses for the nine months of fiscal 1997 was approximately $1,834,000, an increase of 17% compared with approximately $1,571,000 for the same period in fiscal 1996. The increase is due primarily to additional personnel responsible for clinical applications, customer support and regulatory and compliance management.

   Total operating expenses for the nine months of fiscal 1997 were approximately $3,856,000, an increase of 66% compared to approximately $2,323,000 in the same period in fiscal 1996. The increase was mainly due to the cost of sales of the first Aurora(Trademark) System, increased staffing of the manufacturing process to prepare for future Aurora(Trademark) System sales, and increased expenditures for research and development.

 Year Ended September 30, 1996 Compared to the Year Ended September 30, 1995 (unaudited)

   AMS' only source of revenue was interest income of $70,000 in fiscal year 1996 as compared with $97,000 in fiscal year 1995.

   Research and development costs were $1,007,000 during the twelve months ended September 30, 1996 and $940,000 in the comparable 1995 period. AMS focused its research activity in evolving the clinical platform to enhance future system performance including an integrated biopsy capability.

   General and administration expenses in the year ended September 30, 1996 of $2,210,000 increased from $1,571,000 in the comparable fiscal 1995 period. The increase of approximately $640,000 is primarily due to legal and investment banking fees incurred in the aborted merger between AMS and Advanced NMR, public relations fees, certain costs associated with the private placement of the convertible debentures and recruiting fees for additional technical personnel.

   Interest expense for the year ended September 30, 1996 of $1,000,000 represents the interest expense pertaining to the beneficial conversion feature of the convertible debentures issued in May 1996.

 Nine Month Period Ended September 30, 1995 Compared to the Nine Month Period Ended September 30, 1994 (unaudited)

   AMS' only source of revenue was interest income which was $88,000 in the nine months ended September 30, 1995 as compared with $63,000 in the comparable 1994 period.

   Research and development costs were $665,000 in the nine months ended September 30, 1995 and $717,000 in the comparable 1994 period. AMS redirected its research efforts towards systems related issues and focused on the development of a working prototype for installation in medical facilities.

   General and administrative expenses in the nine months ended September 30, 1995 of $1,107,000 decreased from $1,119,000 in the comparable 1994 period.

LIQUIDITY AND CAPITAL RESOURCES

   At June 30, 1997 AMS had working capital of approximately $186,000 including available cash of approximately $833,000. AMS expects to continue to incur substantial expenditures for development, marketing, and clinical studies of the breast imaging system. AMS believes its existing cash reserves at June 30, 1997 are adequate to fund its operating activities for only two to three months.

   Assuming completion of the Merger, AMS will have sufficient resources to fund its activities beyond twelve months. If the Merger is not completed, AMS will be insolvent and in order to continue operations, AMS would have to obtain additional funds through debt or equity placements or through joint ventures or other collaborations. Should AMS be unable to obtain any such future financing arrangements, it would examine alternative courses, such as sale or disposition of assets or alliances or mergers with strategic partners. However, there is no assurance that such placements, joint ventures, collaborations, sales or alliances with strategic partners would be successful or on terms not dilutive to present stockholders.

                 CERTAIN INFORMATION CONCERNING ADVANCED NMR

BUSINESS OF ADVANCED NMR

GENERAL

   Advanced NMR is engaged in rehabilitation services, consisting of comprehensive physician care, physical therapy and case management for motor vehicle accident patients, and is developing breast imaging centers. Advanced NMR has a 14.46% equity ownership interest in, and other key relationships with, AMS. AMS is developing, marketing and commercializing a dedicated MRI system for breast imaging known as the Aurora(Trademark) System. Advanced NMR has leased a location at the Faulkner Center for the installation and operation of a breast imaging center which opened in September 1997. AMS has sold an Aurora(Trademark) System to Advanced NMR for use at such center.

   On February 27, 1997, Medical Diagnostics, Inc., a wholly-owned subsidiary of Advanced NMR ("MDI") merged with MDI Acquisition Corporation, a new-formed wholly-owned subsidiary of US Diagnostic, Inc. ("US Diagnostic"). MDI, which provides Imaging and Rehabilitation Services, had been acquired by Advanced NMR on August 31, 1995. Pursuant to the MDI merger, Advanced NMR retained three rehabilitation centers formerly operated by MDI.

   In August 1996, Advanced NMR discontinued the manufacture of its InstaScan(Trademark) product because of the lack of sales of the product. On August 18, 1997, Advanced NMR and GE entered into a purchase agreement whereby GE purchased from Advanced NMR all inventory, equipment, and other assets, and assumed all liabilities relating to 3T, 4T and InstaScan(Trademark) machines, in exchange for $2,432,580 in cash and the purchase by GE of $2,700,000 of Advanced NMR's Class B Preferred Stock.

MAGNETIC RESONANCE IMAGING TECHNOLOGY

   MRI systems use large magnets, digital computers and controlled radio waves to derive cross-sectional (two dimensional) and volume (three-dimensional) high resolution images of the body's internal organs, tissues and function. Information can be displayed either on film or video monitor about the concentration and the physical and chemical environment of atomic nuclei without the need for invasive surgery. MRI systems present no known risks to patients in contrast to other diagnostic techniques that subject the patient to potentially harmful ionizing radiation (including Positron Emission Tomography, Computerized Axial Tomography and conventional x-ray).

REHABILITATION SERVICES

   Advanced NMR operates a portion of its business in a niche rehabilitation services market through its ownership of MVA. Through two MVA centers located in Massachusetts, Advanced NMR provides comprehensive physician care, physical therapy and case management for motor vehicle accident patients. The MVA centers have developed a comprehensive system to document valid personal injury claims and exclude false claims that enable it to provide more efficient patient care.

RESEARCH AND DEVELOPMENT

   Advanced NMR has ceased all new research and development activity in InstaScan(Trademark) technology. Under the License Agreement, AMS holds an exclusive license to proprietary rights and know-how, including the rights to any patents owned by Advanced NMR which relate to, or are useful in connection with, the development of an MRI scanner for use in the field of breast imaging.

AMS

   Through AMS, Advanced NMR is developing a dedicated MRI breast imaging system known as the Aurora(Trademark) System. In February 1996, the FDA cleared the commercial use of this dedicated MRI breast imaging system. In order to fully commercialize the Aurora(Trademark) System and to demonstrate diagnostic effectiveness as an accepted tool for the diagnosis and management of breast disease and permit reimbursement for dedicated breast MRI by third parties such as Medicare, private insurance and managed care consortiums, AMS must develop maximum clinical utility. AMS has launched a clinical study which includes a scientific investigation of the improved breast imaging device in a large patient population to provide objective evidence of its clinical utility. The System has been placed at the University of Texas Medical Branch at Galveston and a second System was installed at the Faulkner Center in September 1997. AMS plans to install a System in November 1997 at the University of Arkansas Hospital and in January 1998 at the Englewood Hospital. It is anticipated that the breast imaging technology should gain clinical acceptance over the next two years and continue to evolve as further information is obtained from the clinical studies concerning additional applications, subject to pricing of competitive technology.

   In July 1992, Advanced NMR licensed pursuant to the License Agreement to AMS the right to use Advanced NMR's technology in the development of a dedicated breast imaging system (the "Field of Use").

   For additional information regarding the License Agreement and Shared Services Agreement, see "INFORMATION CONCERNING AMS -- Agreements with Advanced NMR."

GOVERNMENT REGULATION AND REIMBURSEMENT

   Advanced NMR's operations are subject to extensive federal and state regulations and are directly and indirectly impacted by government regulations with respect to reimbursement for medical services.

   Magnetic Resonance Diagnostic Devices ("MRDD") are subject to regulation by the FDA and certain state and federal agencies that regulate the provision of health care, particularly the HCFA and EPA. In addition, providers of diagnostic imaging services are subject to various state regulations that limits the acquisition of MRI equipment through CON and "Determination of Need" ("DON") programs and other federal and state regulation that is directed at cost containment.

 FDA Regulation

   Advanced NMR has continuing obligations pursuant to FDA 510(k) clearance with respect to its InstaScan(Trademark) product. For additional information, see "CERTAIN INFORMATION CONCERNING AMS -- Business of AMS -- Governmental Regulation."

COMPETITION

   The health care industry in general and the market for diagnostic imaging equipment, in particular, is highly competitive.

   With respect to the Rehabilitation Services business, Advanced NMR competes in Massachusetts with other providers at hospitals, private clinics, and physician practices. Competitive factors include the range of services provided, equipment capabilities and the ability to serve a broad range of patients. Advanced NMR's rehabilitation services are also considered to be in highly competitive markets.

PATENTS

   Advanced NMR currently owns 19 U. S. patents relating to MRI imaging. Four additional patents are in various stages of submission, two were filed by Advanced NMR and two by AMS. All major patents are protected in Japan, Canada and the European Market countries. These patents were licensed to GE on August 18, 1997 pursuant to a license agreement.

EMPLOYEES

   As of September 30, 1997, Advanced NMR had 57 employees, of which eight were management, including four persons who also devoted a portion of their time to AMS. Pursuant to the Shared Services Agreement with AMS, Advanced NMR provides the services of its executives, administrative personnel and research scientists to AMS on an as-needed basis.

   None of Advanced NMR's employees is represented by labor organizations and Advanced NMR is not aware of any activities seeking such organization. Advanced NMR considers its relations with employees to be good.

PROPERTIES

   Advanced NMR leases a facility in Wilmington, Massachusetts (the "Shared Facility") consisting of approximately 61,000 square feet of office, research and development, manufacturing and warehouse space. As of May 1996 it renewed the lease for another five year term at a base monthly rental of approximately $37,000. Advanced NMR sublet approximately 31,000 square feet of the Shared Facility to a third party. AMS uses space at the Shared Facility pursuant to the Shared Services Agreement. Advanced NMR believes that the space it currently occupies is adequate for the Advanced NMR's needs for the foreseeable future.

   Advanced NMR also leases office space in Fort Lee, New Jersey for its administrative and investor relations personnel. The approximate 1,290 square feet of space is leased by Advanced NMR pursuant to a lease expiring in March 1999, at a base monthly rental of approximately $2,300. The personnel located in the New Jersey office also perform services on behalf of AMS. Approximately 28% of the costs of maintaining this office space is allocated to AMS.

LEGAL PROCEEDINGS

   MDI, as general partner of Mass. Mobile Imaging Venture ("MMIV"), and Western Massachusetts Magnetic Resonance Services, Inc. ("WMMRS") filed a complaint in September 1992 in Middlesex County Superior Court, Cambridge, Massachusetts against Medical Imaging Partners, L.P. ("MIP"), which is wholly-owned by Raytel Medical Corporation ("Raytel"), and certain of its affiliates, seeking a declaration, unspecified monetary damages and equitable relief relating to an alleged breach by MIP of certain fiduciary and contractual obligations with respect to the business of MMIV. MIP has filed a counterclaim against MDI also seeking a declaratory judgment, unspecified monetary damages and equitable relief on the basis of an alleged breach of fiduciary and contractual obligations by MDI with respect to the business of MMIV. The parties have completed pre-trial proceedings, including discovery. On August 12, 1997 the judge decided the remaining pre-trial motions in this action. It denied MIP's motion for summary judgment on its tender offer claims. It granted part of MDI's summary judgment motion ruling that MIP's interest in the MMIV joint venture ended on December 31, 1996. MIP had argued that its interest in the MMIV joint venture extended to December 1999. On November 29, 1994, Raytel filed a complaint in Delaware Chancery Court naming MDI as a defendant. The lawsuit relates to matters arising in conjunction with a tender offer launched by Raytel to acquire MDI's predecessor. Raytel sought injunctive relief against certain actions that MDI's predecessor took or may have taken to defend itself against Raytel's tender offer. No monetary damages were sought in this action by Raytel. On December 22, 1994, Raytel filed an amended complaint. On May 4, 1995, Raytel terminated its tender offer. On September 12, 1997, the parties entered into a settlement agreement (the "Raytel Settlement") to settle their disputes in the above-described actions. Pursuant to the Raytel Settlement, MDI and Raytel dismissed all actions between them and provided each other with mutual releases, and agreed to divide all funds in an escrow account equally between themselves. The Raytel Settlement also provides that Raytel shall reimburse MDI in an amount equal to the amount, if any, by which the legal fees and expenses paid by MDI in connection with the litigation concerning a hospital exceeded 50% of the total of such legal fees and expenses.

   Pursuant to Advanced NMR's Merger Agreement with US Diagnostic, Advanced NMR agreed to indemnify US Diagnostic in connection the potential liabilities that could arise out of the Raytel and Lynch proceedings against MDI described above. To secure its indemnification obligations for the Raytel proceedings, Advanced NMR pledged its 1,250,000 shares of AMS Common Stock and $1,000,000, pursuant to a Blocked Account, Pledge and Security Agreement and an Escrow Agreement. As a result of the Raytel Settlement described above, the 1,250,000 shares of AMS Common Stock and $1,000,000 will be released out of escrow to Advanced NMR. There is no accounting treatment for the pledged shares and cash.

   Effective November 28, 1995, Advanced NMR terminated the Key Employment Agreement, dated May 2, 1995, of John A. Lynch, former Chief Executive Officer of MDI ("Lynch Employment Agreement"). In March 1996, Mr. Lynch filed a demand for arbitration seeking a declaratory ruling, equitable relief and monetary damages of approximately $2,000,000 and legal fees against Advanced NMR and MDI related to claims arising out of the Lynch Employment Agreement. The Lynch Employment Agreement provides that Lynch may recover his reasonable legal fees and expenses if he is successful in this action. Hearings have been held and the proceeding is anticipated to terminate by the end of the 1997. On September 23, 1997, the arbitration panel ruled in favor of Advanced NMR and MDI on substantially all of Mr. Lynch's claims. The only issues remaining in the Lynch arbitration are his claims under the Lynch Key Employment Agreement for performance unit payments and attorneys' fees. Advanced NMR believes that the results of the remaining two issues in this arbitration should not have material adverse effect on Advanced NMR and its business, results of operation and financial condition.

   During 1996, Advanced NMR became engaged in litigation with International Magnetic Imaging, Inc. ("IMI"), one of its customers regarding the performance of its enhancement package for five MRI systems sold to the customer for approximately $1,500,000. The suit was filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida. On August 4, 1997, Advanced NMR and IMI entered into a settlement agreement pursuant to which (i) IMI retained three Advanced NMR MRI systems, for which Advanced NMR will license to IMI its software to be used in such systems;
(ii) IMI transferred to Advanced NMR two MRI systems; and (iii) IMI made a $15,940 payment to Advanced NMR and Advanced NMR retained certain equipment deposits. The receivable balance due from IMI of $751,500 was previously written off in September 1996. The settlement payment of $15,940 will be recorded as a gain in fiscal 1997. The two systems transferred to Advanced NMR were not valued, as they had no use within Advanced NMR or otherwise, and ultimately were transferred to GEMS as part of the GE Purchase Agreement.

EXECUTIVE OFFICERS AND DIRECTORS

   The directors and executive officers of Advanced NMR are:

 NAME                         AGE                       POSITION
---------------------------  ----- -------------------------------------------------
Jack Nelson (1)(2) .........   46    Chairman of the Board, Chief Executive Officer
                                     and Treasurer
Robert Spira, MD (1)(2)(4)     48    Vice Chairman of the Board
Enrique Levy (1)(2) ........   60    President, Chief Operating Officer and Director
Steven J. James ............   41    Chief Financial Officer and Secretary
George Aaron (3)(4) ........   44    Director
Sol Triebwasser, PhD (3)  ..   73    Director

------------
(1)    Executive Committee

(2)    Strategic Planning Committee

(3)    Audit Committee

(4)    Compensation/Option Committee

   The principal occupations and brief summary of the background of each director and executive officer of Advanced NMR during the past five years is as follows:

   Jack Nelson has been Chairman of the Board of Advanced NMR since June 1991, Chief Executive Officer since January 1994 and Treasurer since November 1990. He has also been Chairman of the Board of AMS since its formation in July 1992. From 1976 through 1993, Mr. Nelson had been engaged in the private practice of law in New York, New York, and for more than five years prior to December 31, 1993, he had been a senior partner with the law firm of Zaslowsky, Marx & Nelson. Since January 1994, he has been employed full-time with Advanced NMR and AMS. Mr. Nelson serves on the Board of Directors of Advanced Machine Vision Corp., a publicly traded company (Nasdaq: AMVC). Mr. Nelson holds a B.A. degree from Yeshiva University and J.D. degree from Hofstra University School of Law.

   Robert Spira, M.D. has been a director of Advanced NMR since September 1990, and Vice Chairman since February 1994, and a director and Vice Chairman of AMS since August 1992. Since October 1992, he has been the Director of the Department of Gastroenterology of St. Michael's Medical Center in Newark, New Jersey, and for more than five years prior thereto, he served as Chief of Gastrointestinal Endoscopy at St. Michael's Medical Center. Dr. Spira is a graduate of New York University Medical School, a past president of the New Jersey Society for Gastrointestinal Endoscopy and President of the New Jersey Society of Gastroenterology.

   Enrique Levy has been President and Chief Operating Officer of Advanced NMR and AMS since October 1995. From May 1994 to October 1995, he was at Xerox Graphic Systems, Harrison, New York, a venture of Xerox Corporation. From April 1989 to May 1994, he was Executive Vice President of Worldwide Process Technologies, Allendale, New Jersey, a manufacturer of process systems and equipment for the web handling and film and paper coating industries. Prior to 1989, he was President and Chief Executive Officer of Polychrome Corporation, an international manufacturer of supplies to the graphic arts and printing industry. He holds a B.S. in Chemical Engineering from Louisiana State University.

   Steven J. James has been Chief Financial Officer and Secretary of Advanced NMR and AMS since February 1997. From December 1993 through February 1997, he served as Chief Financial Officer of MDI. Mr. James joined MDI as controller in 1988 and served as MDI's Vice President of Finance from September 1992 to December 1993. Mr. James is a graduate of Bentley College with a B.S. in Accounting. He is a Certified Public Accountant.

   George Aaron has been a director of both Advanced NMR and AMS since August 1992. He is the President of Portman Group Inc. in Fort Lee, New Jersey, an investment and consulting firm primarily in the health care and consumer goods industries, which he co-founded in 1981. He is a founder, Vice President and Chief Operating Officer of Portman Pharmaceutical, Inc., which is engaged in the research and development of therapeutic and diagnostic products for autoimmune diseases and immunomodulation, and a founder, Chief Executive Officer and a director of CBD Technologies, Inc., which is engaged in the research and development of cellulose binding domains. He also serves in various capacities with other private health care companies. He is a graduate of the University of Maryland.

   Sol Triebwasser, Ph.D. has been a director of Advanced NMR since July 1984 and a director of AMS since August 1992. Until September 1996, he had been the Director of Technical Journals and Professional Relations for the IBM Corporation in Thornwood, New York. Since receiving his Ph.D. in physics from Columbia in 1952, he has managed various projects in device research and applications at IBM. Dr. Triebwasser is a fellow of the Institute for Electrical and Electronic Engineers, the American Physical Society and the American Association for the Advancement of Science.

SECURITY OWNERSHIP

   The following table sets forth, as of October 8, 1997, certain information regarding the beneficial ownership of Advanced NMR Common Stock before and after the Merger by (i) each person who is known by Advanced NMR to own beneficially more than five percent of the outstanding Common Stock, (ii) each director of Advanced NMR, and (iii) all directors and executive officers as a group.

                                                     NUMBER OF SHARES OF
                                                        COMMON STOCK        PERCENTAGE      PERCENTAGE
    NAME AND ADDRESS            POSITION WITH           BENEFICIALLY     OF COMMON STOCK  OF COMMON STOCK
  OF BENEFICIAL OWNER              COMPANY                OWNED(1)        BEFORE MERGER    AFTER MERGER
-----------------------  -------------------------- -------------------  --------------- ---------------
Jack Nelson ............    Chairman of the Board;          675,000(2)         1.5%            *
                            Chief Executive Officer
Enrique Levy ...........    President; Chief Operating      166,750(3)           *             *
                             Officer; Director
George Aaron ...........    Director                        120,000(4)           *             *
Robert Spira, MD .......    Director                         40,000(5)           *             *
Sol Triebwasser, Ph.D.      Director                         95,000(6)           *             *
All directors and executive                               1,184,750            2.6%          1.6%
 officers as a group
 (6 persons)(2)(3)(4)(5)(6)

------------
*      Ownership represents less than one percent (1%).

(1) All shares of Advanced NMR Common Stock are beneficially owned, and the sole voting and investment power is held by the persons named, except as set forth in the notes below. A person is deemed to be the beneficial owner of shares that can be acquired within 60 days of the date of this table upon exercise of options or warrants.

(2) Includes 325,000 shares owned and 350,000 shares underlying presently exercisable options granted under the 1993 Employee Plan. Excludes (i) 2,000 shares owned by Mr. Nelson's wife, as to which shares he disclaims beneficial ownership; and (ii) 150,000 shares underlying options granted under the 1993 Employee Plan which are subject to vesting thereunder.

(3) Includes 166,750 shares underlying presently exercisable options and excludes 83,250 shares underlying options granted which become exercisable subject to vesting thereunder.

(4) Includes 120,000 shares underling options presently exercisable under the Incentive and Non-Qualified Stock Option Plan (the "1983 Plan") and the 1993 Directors Plan.

(5) Includes 40,000 shares underlying options presently exercisable granted under the 1983 Plan and the 1993 Directors Plan.

(6) Includes 95,000 shares underlying presently exercisable options granted under the 1983 Plan and the 1993 Directors Plan.

COMPENSATION OF ADVANCED NMR'S EXECUTIVE OFFICERS

   The following table sets forth the aggregate cash compensation paid by Advanced NMR to (i) its Chief Executive Officer and (ii) its most highly compensated officers whose cash compensation exceeded $100,000 for services performed during the fiscal year ended September 30, 1996. Advanced NMR is reimbursed by AMS for a portion of the executive salaries pursuant to the Shared Services Agreement.

                          ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                    --------------------------------                ------------------------------------
                                                                        AWARDS                 PAYOUTS
                                                                    --------------            ---------
                                                                                      STOCK
                                                      OTHER ANNUAL    RESTRICTED     OPTIONS     LTIP      ALL OTHER
NAME AND PRINCIPAL    FISCAL     SALARY     BONUS     COMPENSATION  STOCK AWARD(S)  AWARD(S)   PAYOUTS    COMPENSATION
      POSITION         YEAR       ($)        ($)          ($)             ($)          (#)       ($)          ($)
------------------  --------- ----------  --------- --------------  -------------- ---------  --------- --------------
Jack Nelson(1)  ...    1996(4)  $234,999   $50,000        -0-             -0-        250,000     -0-        $16,200(3)
Chairman and CEO  .    1995      176,250       -0-        -0-             -0-            -0-     -0-         12,150(3)
                       1994      239,853       -0-        -0-             -0-        300,000     -0-         18,900(3)
Enrique Levy(5)  ..    1996(4)   246,346       -0-        -0-             -0-            -0-     -0-          8,400(3)
President & COO  ..
David Gaynor(2)  ..    1996(4)   212,538       -0-        -0-             -0-        150,000     -0-          6,000(3)
President, MDI  ...
Robert Kwolyk .....    1996(4)   170,769       -0-        -0-             -0-            -0-     -0-            -0-
VP, Sales &
 Marketing ........    1995      109,615       -0-        -0-             -0-            -0-     -0-          4,500(3)

------------
(1)    Mr. Nelson became a full-time employee beginning January 1, 1994.

(2) Mr. Gaynor became President of MDI beginning December 1, 1995, and terminated his Employment Agreement effective January 31, 1997 upon the entry by MDI into the merger agreement with US Diagnostic, he received $247,500 in severance, plus accrued salary and vacation pay in the amount of $60,380.

(3) Paid to Mr. Nelson for the purpose of reimbursing him for transportation and other expenses; and to Messrs. Levy, Gaynor and Kwolyk for the purpose of reimbursing them for transportation.

(4) Salary, all other compensation and stock options awarded during the year ended September 30, 1996. Mr. Kwolyk's employment agreement expired on April 30, 1997.

(5) Mr. Levy became President and COO beginning October 1, 1995. Mr. Levy's salary includes a "signing" bonus of $30,000.

EMPLOYMENT AGREEMENTS

   As of December 20, 1995, both Advanced NMR and AMS entered into employment agreements with Jack Nelson (the "Nelson Employment Agreements"), employing him as Chairman of the Board, Chief Executive Officer and Treasurer of Advanced NMR and AMS, respectively through December 31, 2000 at an aggregate base salary of $235,000, with a 10% increase in base salary from both companies effective during the second year and with any additional increases in base salary from both companies thereafter being instituted by the Board of Directors subject to Advanced NMR meeting revenue and net income budget projections.

   Mr. Nelson was granted options to purchase 250,000 shares of Advanced NMR Common Stock, with 50,000 shares to vest each year. AMS did not grant any stock options as part of Mr. Nelson's employment agreement with AMS. The Nelson Employment Agreement further provide that if Mr. Nelson terminates his employment "for cause" or Advanced NMR or AMS, as the case may be, terminates his employment "without cause" (as each such term is defined in the Nelson Employment Agreements), or upon Mr. Nelson's death or disability, Mr. Nelson or his representative shall receive his annual base salary as paid by Advanced NMR or AMS, as the case may be for two full years from the date of his termination, less any amounts received under Advanced NMR's or AMS' insurance policies, as the case may be. In the event that Advanced NMR or AMS, as the case may be, without the consent of Mr. Nelson, assigns its rights and obligations under either of the Nelson Employment Agreements to any company with or into which Advanced NMR or AMS may merge or consolidate, or to which Advanced NMR or AMS may sell or transfer all or substantially all of its assets or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by Advanced NMR or AMS, and if the assignee was not previously part of a consolidated group with Advanced NMR or AMS, then Mr. Nelson may terminate the applicable Nelson Employment Agreement within thirty days after notice of assignment, and he shall receive 2.99 times his full annual base salary plus any bonuses, but not to exceed such amount which would result in an excise tax.

   As of September 1995, Advanced NMR and AMS entered into Employment Agreements, with Enrique Levy (the "Levy Employment Agreement"), employing him as President and Chief Operating Officer of Advanced NMR and AMS commencing October 1, 1995, through December 31, 2000, at a base salary of $225,000 per annum with a 10% increase in base salary from both companies effective during the second year, with any additional increases during the third, fourth and fifth years to be based upon increasing net income of Advanced NMR and AMS in excess of the annual budgeted net income of the respective companies. Mr. Levy also received a $30,000 "signing" bonus and is entitled to receive annual cash bonuses based upon his overall performance including a comparison of the actual annual financial results of each of Advanced NMR and AMS as compared to budgets for the year. Mr. Levy was also granted options to purchase (i) 250,000 shares of Advanced NMR Common Stock vesting over a three year period and (ii) 100,000 shares of AMS Common Stock vesting over a three year period. The Levy Employment Agreement further provides that if Mr. Levy terminates his employment "for cause" or Advanced NMR or AMS, as the case may be, terminates his employment "without cause" (as such term is defined in the Levy Employment Agreement), or upon Mr. Levy's death or disability, Mr. Levy or his representative shall receive his annual base salary for two full years from the date of his termination, less any amounts received under Advanced NMR's or AMS' insurance policies. In the event that Advanced NMR or AMS, as the case may be, without the consent of Mr. Levy, assigns its rights and obligations under the Levy Employment Agreement to any company with or into which Advanced NMR or AMS may merge or consolidate, or to which Advanced NMR or AMS may sell or transfer all or substantially all of its assets or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by Advanced NMR or AMS, and if the assignee was not previously part of a consolidated group with Advanced NMR, then Mr. Levy may terminate the Levy Employment Agreement within thirty days after notice of assignment, and he shall receive 2.99 times his full annual base salary plus any bonuses, but not to exceed such amount which would result in an excise tax. AMS pays 50% of all compensation paid to Mr. Levy pursuant to Advanced NMR's Shared Services Agreement with AMS.

   On November 1, 1996, each member of senior management accepted the opportunity to have the exercise price of all outstanding Advanced NMR and AMS stock options held by him repriced to the market price of Advanced NMR Common Stock and AMS Common Stock, respectively, as of August 22, 1996 ($0.50) if, in exchange for such repricing, such member of senior management agreed to defer an aggregate of 33% of his salary for one year, or until the consummation of a qualifying event (such as the sale of MDI), at which time the Compensation Committee would determine whether additional deferrals were necessary. Messrs. Nelson and Levy agreed to the repricing of options held by them on such terms. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation and Repricing of Options" below.

   As of March 31, 1997, Steven J. James' employment agreement was amended to provide that upon the MDI merger his employment as Vice President-Finance/CFO would be with both Advanced NMR and AMS, instead of MDI, at an annual base salary of $125,000 split between the two companies, terminating on June 30, 1999, and each company would grant to him options for the purchase of 25,000 shares of its Common Stock at the market price upon the respective dates of grant. The change of control provisions in his employment agreement were terminated upon payment of $150,000 to Mr. James in satisfaction of the application of such provisions to the entry into the MDI/US Diagnostic merger agreement.

   Advanced NMR does not have any annuity, retirement, pension or deferred compensation plan or other arrangement under which any executive officers are entitled to participate without similar participation by other employees.

STOCK OPTIONS

 1983 PLAN

   In 1983, Advanced NMR adopted an Incentive and Non-Qualified Stock Option Plan (the "1983 Plan") (which was amended and restated as of February 1,
1988), which provided for the granting of options to purchase not more than 1,000,000 shares of Common Stock. The options could have been "incentive stock options" within the meaning of the Code, or non-qualified. The 1983 Plan terminated on June 29, 1993, except options previously granted thereunder remain outstanding pursuant to their respective terms. As of September 30, 1997, options for an aggregate of 95,000 shares of Common Stock at exercise prices ranging from $0.50 to $3.13 were outstanding under the 1983 Plan.

   In November 1993, Advanced NMR adopted the 1993 Employee Stock Option Plan (the "1993 Employee Plan") and the 1993 Directors Stock Option Plan for Non-Employee Directors (the "1993 Directors Plan").

 1993 EMPLOYEE STOCK OPTION PLAN

   The 1993 Employee Plan is open to all employees and officers of Advanced NMR, and certain advisors or consultants to Advanced NMR as selected by the Option Committee, which administers the Plan. This Plan includes non-qualified options and incentive options, as denominated under the Code. The maximum number of shares of Advanced NMR Common Stock which may be issued by Advanced NMR under the 1993 Employee Plan is 2,250,000 shares.

   The Option Committee determines, subject to the provisions of the 1993 Employee Plan, to whom options are granted, the number of shares of Advanced NMR Common Stock subject to option and whether or not options shall be incentive stock options or non-qualified stock options. The exercise price of incentive stock options granted under the 1993 Employee Plan must be at least equal the fair market value (110% of the fair market value if the recipient owns more than 10% of the combined voting power of all classes of outstanding stock of Advanced NMR ("10% Stockholder")) of the Advanced NMR Common Stock on the date of the grant. The aggregate fair market value (determined as of the date of the grant) of the shares of Advanced NMR Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. The exercise price of non-qualified options may not be less than such fair market value. As of September 30, 1997, incentive and non-qualified stock options to purchase an aggregate of 1,667,673 shares of Advanced NMR Common Stock at per share exercise prices ranging from $.50 to $4.25 were outstanding under the 1993 Employee Plan, and no options have been exercised under the 1993 Employee Plan.

 1993 DIRECTORS STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

   The 1993 Directors Plan covers all directors of Advanced NMR who are not employees of Advanced NMR. In 1994, this Plan was amended to reduce the number of options to 15,000 shares from 25,000 shares of Common Stock a person is granted upon becoming a director, and 10,000 shares thereafter annually if such person has been a director of Advanced NMR for more than six months. The maximum number of shares which may be issued under the 1993 Directors Plan is 625,000. At September 30, 1997, there were outstanding options under this Plan for the purchase of 180,000 shares of Common Stock at a per share exercise price of $.50.

   See Proposals No. 2 and No. 3 herein for information regarding proposed amendments to increase the number of shares which may be issued under the 1993 Employee Plan to 1,000,000 shares and under the 1993 Directors Plan to 200,000 shares, assuming stockholder approval of the Reverse Stock Split.

 OTHER STOCK OPTIONS AND WARRANTS

   In addition to the above plans, at September 30, 1997, there were outstanding options and warrants to purchase 4,033,420 shares of Common Stock at prices ranging from $.50 to $10.63 per share exercisable through May 2005. See "Description of Advanced NMR Capital Stock -- Public Warrants."

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                    POTENTIAL REALIZABLE
                                                                      VALUE AT ASSUMED
                                                                       ANNUAL RATES OF
                                                                            STOCK         ALTERNATIVE
                                                                     PRICE APPRECIATION    TO (F) AND
                               INDIVIDUAL                                    FOR           (G) GRANT
                                 GRANTS                                  OPTION TERM       DATE VALUE
      (A)            (B)          (C)          (D)         (E)         (F)        (G)         (H)
                                  % OF
                                 TOTAL
                  NUMBER OF     OPTIONS/
                 SECURITIES       SARS
                 UNDERLYING    GRANTED TO   EXERCISE                                         GRANT
                  OPTIONS/     EMPLOYEES     ON BASE                                          DATE
                    SARS       IN FISCAL      PRICE     EXPIRATION                          PRESENT
      NAME       GRANTED (#)      YEAR       ($/SH)        DATE       5% ($)    10% ($)     VALUE $
--------------  ------------ ------------  ---------- ------------  --------- ---------  -------------
Jack Nelson....    250,000        62.5        $.50      12/20/2000   $27,000    $58,000
Enrique Levy...        -0-
Robert Kwolyk..        -0-
David Gaynor...    150,000        37.5        $.50      12/01/2000   $16,000    $35,000

                         FISCAL YEAR END OPTION VALUE

                                           VALUE OF UNEXERCISED
                  NUMBER OF UNEXERCISED    IN-THE-MONEY OPTIONS
                OPTIONS AT SEPT. 30, 1996   AT SEPT. 30, 1996
      NAME      EXERCISABLE/UNEXERCISABLE      EXERCISABLE
--------------  ------------------------- --------------------
Jack Nelson....      250,000/250,000               $-0-
Robert Kwolyk..       133,333/66,667                -0-
Enrique Levy...       83,333/166,667                -0-

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION AND THE REPRICING OF OPTIONS

   The Compensation Committee of the Board of Directors (the "Committee") establishes the general compensation policies of Advanced NMR, establishes the compensation plans and specific compensation levels for executive officers, and administers the 1993 Employee Plan and 1993 Directors Plans. The Committee is composed of two independent, non-employee Directors.

   The Committee believes that the chief executive officer's ("CEO") compensation and the compensation of the officers of Advanced NMR should be heavily influenced by Advanced NMR performance. Stock options are granted to the CEO and other executives, primarily based upon the executive's ability to influence Advanced NMR's long term growth. In addition, the Committee considers factors such as relative Advanced NMR performance, the individual's past performance and future potential in establishing the compensation levels and stock option awards.

   During fiscal 1996 the Committee considered the fact that the exercise price for existing stock options for executive officers, employees, current directors and consultants of Advanced NMR granted in prior years had become considerably in excess of market prices for Advanced NMR Common Stock and that as a result such options did not provide the holders with the desired incentive of linking their long term compensation with the performance goals of Advanced NMR's stockholders. This consideration along with the Committee's consideration of certain cash pressures experienced by Advanced NMR which prohibit increases in cash compensation of executive officers lead to the Committee's recommendation that previously issued options be canceled and reissued at exercise prices close to the market value of Advanced NMR Common Stock.

   As a result, in August 1996 the Committee and the Board approved the cancellation and reissuance of certain previously issued options held by current executive officers and directors on the following terms. Each member of senior management was given the opportunity to have the exercise price of all outstanding Advanced NMR and AMS stock options held by them repriced to the market price of Advanced NMR Common Stock and AMS Common Stock, respectively, as of August 22, 1996 ($.50) if, in exchange for such repricing, such member of senior management agreed to defer 33% of his salary for one year, or until the consummation of a qualifying event (such as the sale of MDI), at which time the Compensation Committee would determine whether additional deferrals were necessary. Messrs. Nelson and Levy agreed to the repricing of the options held by them on such terms and Dr. Roemer did not accept such offer. Each non-employee director of Advanced NMR was also given the opportunity to have the exercise price of options presently held by him repriced to the market price of Advanced NMR Common Stock as of August 22, 1996 if, in exchange for such repricing, such director agreed to forego the $10,000 board fee. All incumbent non-employee directors agreed to the repricing of their options on such terms.

   The Committee and the Advanced NMR Board felt that the deferral in the salaries of the executive officers and the elimination of the board fee in exchange for repricing of options held by executive officers and directors, respectively, was the best way for Advanced NMR to continue to provide incentive to its executive officers and directors while simultaneously addressing its cash pressures by reducing payroll expenses.

Respectfully submitted,

THE COMPENSATION COMMITTEE
Robert Spira
George Aaron

                        10-YEAR OPTION/SAR REPRICINGS

                               NUMBER OF                                                 LENGTH OF
                               SECURITIES    MARKET PRICE      EXERCISE                   ORIGINAL
                               UNDERLYING     OF STOCK AT      PRICE AT                 OPTION TERM
                              OPTIONS/SARS      TIME OF        TIME OF         NEW       REMAINING
                              REPRICED OR    REPRICING OR    REPRICING OR   EXERCISE     AT DATE OF
                                AMENDED        AMENDMENT      AMENDMENT       PRICE     REPRICING OR
       NAME          DATE         (#)             ($)            ($)           ($)       AMENDMENT
       (A)           (B)          (C)             (D)            (E)           (F)          (G)
----------------  --------- --------------  -------------- --------------  ---------- --------------
Jack Nelson, CEO   8/22/96       250,000          .50            3.13          .50        02/09/98
                   8/22/96       250,000          .50            1.16          .50        12/20/00
----------------  --------- --------------  -------------- --------------  ---------- --------------
Enrique Levy,      8/22/96       250,000          .50            2.06          .50        10/04/00
 President & COO
----------------  --------- --------------  -------------- --------------  ---------- --------------
David Gaynor       8/22/96        23,840          .50            1.75          .50        08/09/01
                   8/22/96        20,267          .50            2.01          .50        11/20/02
                   8/22/96        47,684          .50            1.45          .50        12/16/03
                   8/22/96       150,000          .50            1.28          .50        12/01/00
----------------  --------- --------------  -------------- --------------  ---------- --------------
Robert Kwolyk                          0
----------------  --------- --------------  -------------- --------------  ----------

                           STOCK PERFORMANCE GRAPH

   The following performance graph assumes an investment of $100 on September 30, 1992 and compares the change to September 30, 1996 in the market price of the Advanced NMR Common Stock with a broad market index (the S&P 500 Index) and industry index (S&P Healthcare (Medical Products and Supplies)). Advanced NMR paid no dividends during the periods shown; the performance of the indices is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

                         [GRAPH OF STOCK PERFORMANCE]

                           ANNUAL RETURN PERCENTAGE
                                 YEARS ENDING

 COMPANY/INDEX                  SEP92    SEP93     SEP94    SEP95     SEP96
----------------------------  -------- --------  -------- --------  --------
ADVANCED NMR SYSTEMS INC  ...  -44.92    184.21   -55.56    -32.30   -75.38
S&P 500 INDEX ...............   11.05     13.00     3.69     29.74    20.33
HLTH CARE (MED PDS&SUPP)-500.   -2.67    -24.23    28.02     61.54    20.22

                               INDEXED RETURNS
                                 YEARS ENDING

                                BASE
                               PERIOD
COMPANY/INDEX                   SEP91    SEP92     SEP93    SEP94     SEP95    SEP96
----------------------------  -------- --------  -------- --------  -------- --------
ADVANCED NMR SYSTEMS INC  ...    100      55.08   156.54     69.57    47.10     11.60
S&P 500 INDEX ...............    100     111.05   125.49    130.11   168.82    203.14
HLTH CARE (MED PDS&SUPP)-500.    100      97.33    73.75     94.41   152.52    183.35

                      CERTAIN INFORMATION CONCERNING AMS

BUSINESS OF AMS

GENERAL

   AMS is a development stage company which was organized in Delaware in July 1992 to acquire and develop proprietary technology from Advanced NMR in order to design, manufacture and commercialize a dedicated (or partial body) MRI system for breast imaging which can be used to detect and characterize breast tissue abnormalities.

   In February 1996, the FDA cleared the commercial use of Advanced NMR's Aurora(Trademark) dedicated MRI breast imaging system. In order to fully commercialize the Aurora(Trademark) System and to demonstrate diagnostic effectiveness as an accepted tool for the diagnosis and management of breast disease, AMS has launched a clinical study which includes a scientific investigation of the improved breast imaging device in a large patient population to provide objective evidence of its clinical utility. The System has been placed at the University of Texas Medical Branch at Galveston. AMS has sold a second system to Advanced NMR which has been installed for commercial use at the Faulkner Center. AMS intends to install an Aurora(Trademark) System at the Englewood Hospital and University of Arkansas Hospital. It is anticipated that the breast imaging technology should gain clinical acceptance over the next two years and continue to evolve as further information is obtained from the clinical studies concerning additional applications, subject to the pricing of competitive technologies.

   In July 1992, Advanced NMR licensed to AMS the right to use Advanced NMR's technology in the development of a dedicated breast imaging system. Advanced NMR, which was then solely engaged in the manufacture and sale of MRI-based products, decided it was more feasible to establish AMS to obtain the financing necessary to develop an MRI scanner for breast imaging than to continue to finance and develop the product independently. As consideration for the License Agreement, AMS paid to Advanced NMR $1,680,000 and issued 4,000,000 shares of Advanced NMR Common Stock, of which 2,750,000 shares (the "Escrowed Shares") were subject to an escrow arrangement for release which was based upon AMS achieving certain future minimum pre-tax income, or the market price of the AMS Common Stock reaching certain levels. The conditions for the release of the Escrowed Shares were not met and the Escrowed Shares were returned to AMS as of May 1, 1997. AMS uses a portion of Advanced NMR's facilities and Advanced NMR's executives and employees pursuant to a Shared Services Agreement.

   For information regarding MRI technology, see "CERTAIN INFORMATION CONCERNING ADVANCED NMR -- MRI Technology."

BREAST DISEASE INCIDENCE AND DIAGNOSIS

   According to the American Cancer Society, except for skin cancer, which has a low mortality rate, breast cancer is the most common cancer among women, accounting for one out of every three cancer diagnoses. In 1996, approximately 184,300 cases of invasive breast cancer were diagnosed, and 44,300 women died from this disease. Only lung cancer causes more cancer deaths in women The procedure generally employed to diagnose breast cancer involves several steps. First, x-ray mammography is used to screen for breast tissue abnormalities or existence of a lesion. If an abnormality in breast tissue is discovered and determined to be possibly indicative of a lesion, confirming ultrasound is generally performed. Then a biopsy procedure must be performed to determine whether or not a malignancy is present. There is also a subset of patients who have a palpable mass that cannot be seen on x-ray. Biopsy in these patients is presently being done by ultrasound or by excision by a surgeon.

   In the U.S., National Cancer Institute guidelines recommend women over 40 undergo an annual screening for breast cancer using x-ray mammography. Previously, such recommendation was for women 50 years or older. Approximately 25 million screening procedures were performed in 1996 generally utilizing conventional x-ray and ultrasound equipment. Screening exams with x-ray mammography are generally credited with the earlier detection of lesions and, thus, increased survival rates among breast cancer patients. Despite this improvement, however, screening x-ray mammography results in ambiguous or indeterminate findings in 15-20% of patients tested. It is in these cases where AMS believes its Aurora(Trademark) System will provide important diagnostic information not now available.

   Over the last several years there has been increased activity in the field of breast cancer: detection, diagnosis, treatment, and overall management. The National Institutes of Health is currently sponsoring a major initiative in breast cancer research. In addition, there has been generally an increased application of magnetic resonance breast imaging. Two investigators in Europe have now performed several thousand exams using a whole body scanner with a breast surface coil and have, as a result, reshaped their clinical practice. In the U.S., the National Cancer Institute is sponsoring a multi-center trial that began in 1994 and at least one participating center has developed complementary data to the European research. The increase in application is evident by the increase of focus on imaging of diagnosis of breast cancer at the Annual Meeting of the Radiologic Society of North America ("RSNA") in 1996. The first international MR breast imaging conference took place in May 1997 in Germany at which numerous papers were submitted regarding the use of MR systems in the detection and diagnosis of breast cancer.

THE AURORA(TRADEMARK) BREAST IMAGING SYSTEM

   AMS believes its Aurora(Trademark) breast imaging system has the potential to become an important adjunct in the evaluation of the 15-20% of x-ray mammograms that are ambiguous or indeterminate, for imaging dense breast tissue using a patent pending technique that can suppress fat in breast images, for earlier diagnostic intervention among high risk individuals, for characterizing breast lesions, for determining breast implant leakage or rupture, for staging cancer treatment and for post surgery and post radiation follow-up. AMS is initiating studies among its clinical partners to accelerate the expansion of MRI's potential in breast imaging. The study's goal is to establish breast MRI as an integral tool in the diagnosis and treatment of breast disease. These studies will be performed applying American College of Radiology (ACR) lexicon or decision making criteria. As broader diagnostic applications are established, the next AMS goal will be to demonstrate clinical utility beyond diagnosis to include screening. This expansion of breast MRI's clinical utility could alter medical practices to include MR on a more routine basis which will derive patient demand that should exceed the capacity of currently available whole body MRI systems. The Aurora(Trademark) System solution is a technology dedicated to breast imaging to address this probable future demand and meet patient needs that are distinct from and not adequately served by whole body MRI systems. Also, the Aurora(Trademark) System will be offered at about 1/3 of the cost of a whole body system, or approximately $550,000. With future expanded applications and the System's market pricing strategy, AMS expects sales of the Aurora(Trademark) System and its diffusion in the women's healthcare marketplace to develop commensurate with new applications. AMS plans to market the Aurora(Trademark) System to mammography clinics and practices where patient volume is sufficient to justify the cost of adding MR breast imaging to the diagnostic workup of certain breast patients. AMS has been notified that tests utilizing its Aurora(Trademark) breast imaging technology are eligible for reimbursement to their patient members by certain Massachusetts managed health care providers.

   Technological Aspects. The Aurora(Trademark) System for breast imaging utilizes a .5T magnet that maintains an imaging field of view and image quality comparable to a 1.5T whole body system, dramatically reducing the customer purchase price and siting costs. In February 1997, AMS sold an Aurora(Trademark) System to Advanced NMR for use at the University of Texas Medical Branch in Galveston which had been installed by Advanced NMR at such site in early 1996. A second installation of the Aurora(Trademark) System took place at the Faulkner Center. AMS intends to install a System in November 1997 at the University of Arkansas Hospital and in January 1998 at the Englewood Hospital.

AGREEMENTS WITH ADVANCED NMR

   In June 1992, the Company entered into the License Agreement with Advanced NMR pursuant to which AMS was granted a perpetual, worldwide exclusive, royalty-free license to all proprietary technology and related know-how, including patents owned and/or licensed by Advanced NMR and patent applications filed or to be filed by Advanced NMR (the "Licensed Technology"), to the extent, if any, useful in connection with developing a dedicated MRI system for mammography (the "Field of Use").

   AMS believes other dedicated use (or partial body) MRI scanners might be developed for fields of use in addition to breast imaging. AMS has not been granted the right to use any technology now or hereafter obtained by AMS from Advanced NMR in connection with any other dedicated use MRI scanners. However, AMS has been granted a 50% interest in any entity which may be organized by Advanced NMR to develop dedicated use MRI scanners outside of the Field of Use ("Advanced NMR Entity") and a 50% interest in any net profits, as defined in the License Agreement (after allocation of development expenses), derived by Advanced NMR from the sale or license of dedicated use MRI scanners utilizing or based upon the Licensed Technology outside of the Field of Use. The License Agreement provides that (i) any inventions outside the Field of Use developed solely by Advanced NMR or an Advanced NMR Entity shall be owned by Advanced NMR or such Advanced NMR Entity and automatically licensed to AMS on an exclusive, worldwide basis, within the Field of Use, (ii) any inventions developed solely by AMS shall be automatically licensed to Advanced NMR on an exclusive, worldwide basis for use solely outside the Field of Use, and (iii) any inventions outside the Field of Use jointly developed by AMS and Advanced NMR or an Advanced NMR Entity shall be jointly owned in equal shares by AMS, on the one hand, and Advanced NMR or an Advanced NMR Entity, on the other hand, and AMS or an Advanced NMR Entity shall automatically license its interest to Advanced NMR on an exclusive, worldwide basis. Accordingly, Advanced NMR shall obtain the right to future technology developed by AMS for use in connection with breast imaging, and AMS shall obtain the right to further technology developed by Advanced NMR for use outside of the Field of Use.

   Neither party may assign its rights under the License Agreement without the prior written consent of the other party, except that either party may transfer, assign or sublicense its rights under the License Agreement in connection with disposing of an entire product line, subcontracting to a third party the development, manufacture or sale of a particular product, granting to a third party the right to manufacture, develop or sell a particular product in any territory within or without the United States, or, in the case of AMS, a transfer of all of its rights to the Licensed Technology to a single entity.

   To optimize AMS' and Advanced NMR's operating efficiency, AMS and Advanced NMR entered into a Shared Services Agreement as of January 25, 1993 whereby the companies share common expenses and functions, for example, executive officers, marketing, field service, administration, regulatory approvals and outside services. On August 29, 1996, the original agreement was terminated and AMS and Advanced ANMR entered into a new agreement which outlined a more accurate method of allocating the services that are shared by the companies. Vendors for parts and services have been instructed to provide separate invoices directly to AMS or Advanced NMR, as the case may be. Advanced NMR's expenses related to the use of the facilities, such as rent, utilities and insurance, are apportioned based on the number of square feet occupied by AMS or Advanced NMR, respectively. The remaining expenses, including senior management, administration and miscellaneous supplies and resources, are allocated equitably between the companies.

   These Agreements would terminate upon consummation of the Merger.

RESEARCH AND DEVELOPMENT

   AMS is developing and has installed its first Aurora(Trademark) System at The University of Texas Medical Branch at Galveston in early 1996 as a beta test site. AMS continues to enhance the product's software capabilities and is in full prototype development of a biopsy accessory for the product.

   For the twelve months ended September 30, 1996, AMS expended $1,007,000 for research and development costs as compared to $940,000 for the twelve months ended September 30, 1995. AMS expects to spend approximately $1.8 million for research and development in the 1997 fiscal year.

MARKETING

   AMS intends to market its MRI breast imaging products or components thereof, either directly to hospitals and clinics or through a marketing or joint venture arrangement with various distributors.

   In February 1996, AMS was granted a 510(k) clearance by the FDA for the purpose of commercial distribution of the Aurora System. To accelerate the establishment of MRI's clinical efficacy and cost effectiveness in the diagnosis of breast diseases, in addition to its arrangements with its two current institutions, AMS is partnering under terms currently in negotiations with other leading institutions to conduct rigorous and scientifically sound clinical and economic outcome comparisons between MRI breast imaging and mammography. AMS has commenced a comprehensive sales campaign, which includes advertising, trade shows and application training.

COMPETITION

   The health care industry in general, and the market for diagnostic imaging equipment in particular, is highly competitive and virtually all of the other entities known to management of AMS to be engaged in the manufacture of MRI systems possess substantially greater resources than AMS. At the present time, manufacturers of whole body scanners include the General Electric Company; Toshiba; Bruker Medical Imaging Inc.; Elscint; Siemens Corporation; Philips Medical Systems, a division of Philips Industries, N.V.; Picker International Corporation; Shimadzu; and Hitachi. Although AMS is not aware of any other entities involved in developing dedicated use MRI scanners for breast imaging, AMS may experience competition from either entities developing other dedicated use MRI scanners to image other parts of the body seeking to expand into the area of mammography or manufacturers of whole body scanners designed to utilize breast coils to image the breast area. In addition to competition on price, the principal elements of competition which will affect the ability of AMS to engage in the marketing of MRI systems will include product performance, service and support capability, financing terms and brand name recognition. To some extent, competition will also come from the manufacturers of other types of diagnostic imaging systems, such as ultrasound or thermography.

   AMS will also experience competition from the use of x-ray mammography machines, which machines are widely established and clinically accepted. The cost of x-ray mammography equipment is typically $60,000 which is significantly less than the expected cost to the user of AMS' breast imaging MRI system. Today, the patient charge for a typical mammogram is about $130 and an MRI scan can cost as much as $1,000. Since AMS' cost to the purchaser is expected to be about one-half to one-third of a whole body MRI system, AMS believes that a proportionate savings might be passed to the patient, which should make MRI scans more economically viable and competitive.

   Although AMS believes that an MRI scanner for breast imaging will represent a safer and more effective diagnostic imaging device, there can be no assurance that any products developed by AMS will be commercially accepted, especially in light of the cost savings involved in purchasing x-ray mammography machines and the familiarity of current practitioners in operating such devices. However, AMS also believes that MRI breast imaging would provide additional information, especially in patients with mammographically dense breasts, and will make it an important diagnostic tool without having to displace x-ray mammography.

   An additional competitive factor is whether AMS would obtain reimbursement from third parties for a MRI breast imaging scan.

PATENTS AND PROPRIETARY RIGHTS

   AMS currently owns two patents but intends to file at least one imaging technique patent application this year. Pursuant to the terms of the License Agreement, AMS has rights to 19 issued U.S. patents and related technology relating to MRI imaging owned by Advanced NMR if any such patents and/or applications are useful for developing a dedicated MRI scanner for breast imaging. These rights have been licensed to GE. All major Advanced NMR patents are protected in Japan, Canada and the European Market countries. Additionally, AMS intends to seek patent protection for any products it develops, or components thereof.

GOVERNMENTAL REGULATION

   The health care operations of AMS are subject to extensive federal and state regulation. Magnetic Resonance Diagnostic Devices ("MRDD") generally, and any products AMS may develop, in particular, are subject to regulation by the FDA, certain state and federal agencies that regulate the provision of health care, particularly the HCFA and the EPA.

 A. FDA Regulation

   The MRI scanner for breast imaging and other MRI technology devices which AMS intends to develop will be regulated as medical devices by the FDA and as such require regulatory clearance prior to commercialization. The level of its classification as a medical device would determine the extent and the scope of the FDA approval process for the MRI scanner. Various states and foreign countries in which AMS' products may be sold in the future may impose additional regulatory requirements.

   AMS submitted a Pre-Market Notification of Intent to market the Aurora(Trademark) System under section 510(k) of the Federal Food, Drug, and Cosmetic Act in February 1995. Clearance to market the Aurora(Trademark) System was granted by the FDA in February 1996.

   Any products distributed by AMS pursuant to the above described clearances will be subject to continuous regulation by the FDA, such as performance standards or special controls promulgated by the FDA. Labeling and promotional activities are subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. The export of medical devices is also subject to regulation in certain instances. In addition, the use of AMS' products may be regulated by various state agencies. Moreover, future changes in regulations or enforcement policies could impose more stringent requirements on AMS, compliance with which could adversely affect AMS' business. Failure to comply with applicable regulatory requirements could result in enforcement action, including withdrawal of marketing authorization, injunction, seizure of products, and liability for civil and/or criminal penalties.

 B. Third Party Coverage, Reimbursement and Related Health Care Regulations

   The market for MRI systems, including AMS' proposed products, is likely to be affected significantly by the amount which Medicare, Medicaid or other third party payers, including private insurance companies, will reimburse hospitals and other providers for diagnostic procedures using MRI systems. Recent proposals to reduce reimbursement for certain diagnostic procedures coupled with studies questioning the need for custom testing for breast cancer could result in limitations on or reductions for reimbursements to providers of MRI for breast imaging.

   MRI diagnostic services provided on an outpatient basis are reimbursable under Part B of the Medicare program. The professional and technical components of radiological procedures which are performed in a physician's office or freestanding diagnostic imaging center, and the professional component of radiological procedures performed in a hospital setting, are currently reimbursed on the basis of a recently adopted relative value scale which phased in, beginning January 1, 1992. Prior to January 1, 1992, screening mammography was not a covered benefit under Medicare. Payment for the professional and technical component is limited by statute.

   The market for AMS' proposed products could also be adversely affected by the amount of reimbursement provided by third party payers to hospitals for procedures performed using such products. Reimbursement rates from private insurance companies vary depending upon the procedure performed, the third-party payor, the insurance plan, and other factors. Medicare generally reimburses hospitals that are expected to purchase AMS' proposed products for their operating costs for in-patients on a prospectively-determined fixed amount for the costs associated with an inpatient hospital stay based on the patient's discharge diagnosis, regardless of the actual costs incurred by the hospital in furnishing care. The willingness of these hospitals to purchase AMS' proposed products could be adversely affected if they determined that the prospective payment amount to be received for the procedures for which AMS' proposed products are used would be inadequate to cover the hospitals' costs associated with performing the procedures using AMS' proposed products, or to be less profitable than using an alternative procedure for the same condition.

   The Mammography Quality Standards Act of 1992 ("MQSA") authorizes the U.S. Department of Health and Human Services ("DHHS") to regulate facilities that provide mammography services and utilize radiological equipment. Under the MQSA, no facility may provide mammographies (as defined therein to mean a radiography (i.e., an x-ray) of the breast), unless it has obtained a certificate from DHHS to do so. The MQSA also requires that the Secretary of DHHS develop quality standards to assure the safety and accuracy of mammography carried out by such facilities. AMS' MRI products currently under development do not provide radiography of the breast. Instead, they rely upon magnetic resonance imaging technology, which does not currently fall within the scope of the MQSA. AMS is aware of the high MQSA standard and endeavors to develop the Aurora System to meet the MQSA guidelines. Nonetheless, AMS cannot predict whether the MQSA will be amended or interpreted to regulate the use of any of AMS' proposed MRI products. As such, there can be no assurance that the MQSA and the standards promulgated thereunder will not have an adverse effect on AMS' future ability to market its Aurora MRI product.

   A number of states, through Certificate of Need ("CON") laws, limit the establishment of a new facility or service or the purchase of major medical equipment to situations where it has been determined that the need for such facility, service or equipment exists. While many states exempt non institutional providers from CON coverage, a number of states have extended CON coverage to physicians' offices or medical groups by restricting the purchase of major medical equipment wherever located. There can be no assurance that such CONs can be obtained if needed.

   The Health Care Financing Administration ("HCFA"), a federal agency that regulates national standards for charges for all medical examinations, currently has Customary Procedure Time ("CPT") codes for MRI imaging of the breast. The use of MRI to diagnose implant leaks is approved as a reimbursable procedure by third party payers. However, this does not assure that breast imaging for other clinical applications will become a reimbursable procedure by third party payers.

   Furthermore, laws, rules and regulations pertaining to health care benefits have been subject to change in the past and the current administration is seeking changes in the cost and delivery of health care benefits. At this time AMS cannot predict how any such changes would affect it.

 C. EPA Regulation

   AMS, and any research facility which it operates, will also be required to comply with any applicable federal and state environmental regulations and other regulations related to hazardous materials used, generated, and/or disposed of in the course of its operations. Although AMS does not expect to have to incur substantial costs in order to comply with such regulations, no assessment can be made as to the impact of future regulations upon operations of AMS.

EMPLOYEES

   As of September 30, 1997, AMS had 15 full-time personnel involved in research and development. Pursuant to the Shared Services Agreement with Advanced NMR, AMS utilizes the services of Advanced NMR's personnel and research scientists on an as-needed basis. AMS' or Advanced NMR's employees are not represented by any labor organization, and AMS is not aware of any activity seeking such organization. AMS and Advanced NMR consider their relationships with such employees to be good. For a description of the Shared Services Agreement, see "--Agreements with Advanced NMR."

PROPERTIES

   AMS does not lease or own any facilities. AMS occupies space at Advanced NMR's facility in Wilmington, Massachusetts. The Shared Facility consists of approximately 30,000 square feet of office, research and development, manufacturing and warehouse space which is leased by Advanced NMR pursuant to a lease expiring May 2001, at a base monthly rental of approximately $37,000. As of September 30, 1997, the activities of AMS utilized approximately 32% of the Shared Facility. AMS believes that the space it currently occupies is adequate for AMS' needs for the foreseeable future.

LEGAL PROCEEDINGS

   AMS is not a party to any pending material litigation.

EXECUTIVE OFFICERS AND DIRECTORS

   The directors and executive officers of AMS are:

 NAME                        AGE                            POSITION
--------------------------  ----- -----------------------------------------------------------
                                  CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND
Jack Nelson(1) ............   46  Treasurer
Robert Spira, M.D.(1)(3)  .   48  Vice Chairman of the Board
Enrique Levy(1) ...........   60  President, Chief Operating Officer and Director
Steven J. James ...........   41  Chief Financial Officer and Secretary
Peter B. Roemer, Ph.D.  ...   42  Vice President, Research and Technology
George Aaron(2) ...........   44  Director
Alison Estabrook, M.D.(2)     45  Director
Sol Triebwasser, Ph.D.(2)     73  Director
Bernard Weiner, M.D.(3)  ..   49  Director

------------
(1)    Executive Committee

(2)    Audit Committee

(3)    Compensation/Option Committee

   For biographical information with respect to Messrs. Nelson, Spira, Levy, James, Aaron, and Triebwasser, see "CERTAIN INFORMATION CONCERNING ADVANCED NMR -- Executive Officers and Directors."

   Peter B. Roemer, PhD. has been Executive Vice President, Research and Technology at AMS since October 1995, and was Corporate Engineering Managing Director from June 1994 to October 1995. From 1990 to June 1994, Dr. Roemer was employed by General Electric where he managed the Magnetic Resonance Imaging and Image Guided Therapy Programs for GE's Corporate Research and Development Group. Dr. Roemer has authored or co-authored 25 U.S. MRI patents. Dr. Roemer is author or co-author of 17 journal articles and 39 published proceedings. He holds a PhD. in Nuclear Engineering and a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and is a member of the American Physical Society and the External Advisory Board of the National High Field Magnetic Laboratory (University of Florida at Tallahassee).

   Alison Estabrook, M.D. has been a director of AMS since August 1996. Since 1992, she has been an Associate Attending Physician at Columbia Presbyterian Hospital and Associate Professor of Clinical Surgery at Columbia University. From 1985 through 1995, Dr. Estabrook served as Director of the Breast Clinic and since 1991 she has been the Chief of Breast Service at Columbia University. Dr. Estabrook serves on the quality assurance committee of the Division of Breast Surgery at Columbia Presbyterian Hospital. She has received the Outstanding Woman Doctor of the Year Award in 1989. Dr. Estabrook holds a B.A. degree from Barnard College and is a graduate of New York University School of Medicine.

   Bernard Weiner, M.D. has been a director of AMS since June 1995. Since 1985, Dr. Weiner has been the Director of Nephrology and Hemodialysis at Westchester Square Medical Center. Since 1980, Dr. Weiner has been Assistant Clinical Professor in the Department of Medicine at Albert Einstein College of Medicine. Dr. Weiner has written articles in several medical publications and is a member of American College of Physicians, the National Kidney Foundation, the American Society of Internal Medicine and the International Society of Nephrology.

   All directors hold office until the next annual meeting of AMS stockholders and until their successors are elected and qualified. Executive officers hold office until their successors are chosen and qualify, subject to earlier removal by the Board of Directors.

   Non-employee directors receive $10,000 per annum for their services to AMS as directors, are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors, and receive periodic options under the AMS 1992 Non-Employee Directors Stock Option Plan (the "1992 Directors Plan").

   The Executive Committee exercises all the powers and authority of the Board of Directors in the management and affairs of AMS between meetings of the Board of Directors, to the extent permitted by law.

   The Audit Committee reviews with AMS' independent accountants the scope and timing of the accountants' audit services and any other services they are asked to perform, their report on AMS' financial statements following completion of their audit and AMS' policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee reviews the independence of the independent public accountants and makes annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year.

   The Compensation/Option Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of AMS, reviews general policy matters relating to compensation and benefits of AMS employees of the Company and administers the AMS 1992 Employees Stock Option Plan (the "1992 Employees Plan").

BENEFICIAL OWNERSHIP OF AMS COMMON STOCK

   The following table sets forth certain information as of October 8, 1997 concerning ownership by (i) all persons who own beneficially 5% or more of the outstanding shares of AMS Common Stock, (ii) each director, and (iii) all executive officers and directors of AMS as a group:

           NAME AND ADDRESS             AMOUNT AND NATURE OF    PERCENTAGE OF
          OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP        CLASS
-------------------------------------  ---------------------- ---------------
Advanced NMR Systems, Inc.
 46 Jonspin Road
 Wilmington, MA 01887.................        1,250,000                 14.46%
Jack Nelson...........................        1,380,000(1)              15.97%
Enrique Levy..........................        1,338,333(2)              15.49%
George Aaron .........................           29,375(3)                *
Alison Estabrook......................           16,250(4)                *
Robert Spira, M.D.....................           29,375(3)                *
Sol Triebwasser, Ph.D. ...............           29,375(3)                *
Bernard Weiner, M.D. .................           20,625(5)                *
All officers and directors as a group
 (9 persons) .........................        1,613,000(1)(2)(3)(4)(5)  17.91%

------------
*      Less than one percent (1%).

(1) Includes (i) 130,000 shares underlying options currently exercisable under the 1992 Employees Option Plan (ii) 1,250,000 shares beneficially owned by Advanced NMR, of which Mr. Nelson is an executive officer and director, and excludes 90,000 shares underlying options granted in 1994 under the 1992 Employees Plan which are subject to vesting thereunder.

(2) Includes (i) 83,333 shares underlying options currently exercisable outside the 1992 Employees Plan and (ii) 1,250,000 shares beneficially owned by Advanced NMR, of which Mr. Levy is an executive officer and director, and excludes 66,667 options granted under the 1992 Employees Plan subject to later vesting.

(3) Includes 29,375 underlying options exercisable under the 1992 Directors Plan and excludes 5,625 shares underlying options under the 1992 Directors Plan which are not presently exercisable.

(4) Includes 16,250 shares underlying options presently exercisable under the 1992 Directors Plan and excludes 18,750 shares underlying options under the 1992 Directors Plan which are not presently exercisable.

(5) Includes 20,625 shares underlying options presently exercisable under the 1992 Directors Plan and excludes 14,375 shares underlying options under the 1992 Directors Plan which are not presently exercisable.

                  DESCRIPTION OF ADVANCED NMR CAPITAL STOCK

   The authorized capital stock of Advanced NMR currently consists of 50,000,000 shares of Advanced NMR Common Stock and 1,000,000 shares of Preferred Stock. As of October 8, 1997, 43,532,430 shares of Advanced NMR Common Stock were issued and outstanding and 27,000 shares of Class B Preferred Stock were issued and outstanding.

COMMON STOCK

   Holders of Advanced NMR Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of Advanced NMR and to receive dividends when, as and if declared by the Advanced NMR Board from funds legally available therefor. Upon liquidation of Advanced NMR, holders of Advanced NMR Common Stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of Advanced NMR and priority payments to any senior class of capital stock. Stockholders of Advanced NMR do not have cumulative voting rights or preemptive, subscription or conversion rights.

PREFERRED STOCK

   The Board of Directors of Advanced NMR is authorized to issue, without further action by the stockholders of Advanced NMR, up to 1,000,000 shares of Preferred Stock upon the conditions and terms set by the Advanced NMR Board. The Preferred Stock may be issued in one or more series and the authority of the Board of Directors with respect to each such series includes, without limitation, determinations of: the number of shares and designation of each series; the dividend rates, conditions and preferences, if any; whether the shares are redeemable and the amount per share payable in case of redemption; the amount payable per share in the event of any liquidation, and the relative rights of preference; the right, if any, to convert shares; the voting rights, if any; and all other powers, preferences, rights, limitations and restrictions. The issuance of Preferred Stock by the Board of Directors could be utilized as a method of preventing a takeover of Advanced NMR.

   On August 18, 1997, Advanced NMR sold to GE 27,000 shares of its newly-created Class B Preferred Stock. The Class B Preferred Stock ranks senior to any other shares of Advanced NMR Preferred Stock and the Advanced NMR Common Stock. The Class B Preferred Stock has a liquidation value of $100.00 per share, plus accrued and unpaid dividends. The Class B Preferred Stock is initially convertible into 1,159,793 shares of Advanced NMR Common Stock on a post-Reverse Stock Split basis after August 18, 1998, or earlier upon a change of control of Advanced NMR. A change of control is defined as:
(i) ownership of 45% or more of the outstanding shares of Advanced NMR Common Stock; (ii) sale of substantially all of the assets of Advanced NMR; or (iii) election of an Advanced NMR board of directors, the majority of whose members had not been nominated by a majority of the members of the previous board of directors. If there are not enough shares of Advanced NMR Common Stock available to issue to GE upon a conversion of the Class B Preferred Stock, GE has the right to have the Class B Preferred Stock redeemed for $100 per share. No fixed dividends are paid on the shares of Class B Preferred Stock, except that if a dividend is paid on the Advanced NMR Common Stock, dividends are paid on the shares of Class B Preferred Stock as if they were converted into shares of Advanced NMR Common Stock. Holders of shares of Class B Preferred Stock do not have voting rights, except if Advanced NMR proposes an amendment to its Certificate of Incorporation which would adversely affect the rights of the holders of Class B Preferred Stock or if Advanced NMR proposes to issue additional shares of Class B Preferred Stock without the consent of at least a majority of the holders of the shares of Class B Preferred Stock.

PUBLIC WARRANTS

   Advanced NMR currently has outstanding 2,331,772 publicly-traded warrants ("Advanced NMR Warrants"). The Advanced NMR Warrants are traded on the Nasdaq Small Cap Market under the symbol "ANMRW." Each Advanced NMR Warrant entitles the holder thereof to purchase a share of Advanced NMR Common Stock at the price of $3.75 per share, subject to customary antidilution adjustments. Each

Advanced NMR Warrant may be exercised until 5:00 P.M., New York City time, on the earlier of August 31, 2000 or the date fixed for redemption of the Advanced NMR Warrants. The Advanced NMR Warrants are subject to redemption at the option of Advanced NMR, in whole but not in part, at a redemption price of $.05 per Advanced NMR Warrant, in the event that the average market price of Advanced NMR Common Stock has been at least $4.50 per share (subject to stock splits and combinations) for any twenty consecutive trading days.

                       COMPARISON OF STOCKHOLDER RIGHTS

GENERAL

   Both AMS and Advanced NMR are incorporated in the State of Delaware. The rights of AMS stockholders are governed by the laws of the State of Delaware and by the AMS Certificate of Incorporation, (the "AMS Charter"), and Bylaws (the "AMS Bylaws"). Upon consummation of the Merger, AMS stockholders who become holders of ANMR Common Stock will continue to have their rights governed by the laws of the State of Delaware and otherwise governed by the Advanced NMR Certificate of Incorporation, as amended (the "Advanced NMR Charter"), and Advanced NMR's Amended and Restated Bylaws (the "Advanced NMR Bylaws").

   The rights of the stockholders of Advanced NMR under their respective Certificate of Incorporation and By-Laws are similar and thus there are no material differences that exist between the rights of AMS stockholders and Advanced NMR stockholders.

                          ADVANCED NMR SYSTEMS, INC.
                    PROPOSAL NO. 1 -- REVERSE STOCK SPLIT

   The Board of Directors of Advanced NMR has adopted a proposal declaring advisable an amendment to the Certificate of Incorporation of Advanced NMR to effect a one-for-ten reverse stock split of all of the issued and outstanding shares of Advanced NMR Common Stock (the "Reverse Stock Split Amendment"). As of October 8, 1997, Advanced NMR had authorized 50,000,000 shares of Advanced NMR Common Stock, and 1,000,000 shares of Preferred Stock. As of that date, there were issued and outstanding 43,532,430 shares of Advanced NMR Common Stock and 27,000 shares of Class B Preferred Stock. The proposed form of the Certificate of Amendment to Advanced NMR's amended Certificate of Incorporation respecting the Reverse Stock Split Amendment is attached hereto as Annex E.

   Adoption of the Reverse Stock Split Amendment will reduce the presently outstanding shares of Advanced NMR Common Stock as indicated on the table below, but will not affect the number of authorized shares of Advanced NMR Common Stock. In connection with the Reverse Stock Split, current stockholders would receive one share of Advanced NMR Common Stock in exchange for every ten currently outstanding shares of Advanced NMR Common Stock they own on the filing date of the Reverse Stock Split Amendment.

                       BEFORE SPLIT               AFTER SPLIT
                -------------------------- -------------------------
                 AUTHORIZED      ISSUED     AUTHORIZED     ISSUED
                ------------ ------------  ------------ -----------
CLASS OF STOCK
--------------
Common Stock     50,000,000    43,532,430   50,000,000    7,309,985*

------------
* Includes approximately 2,956,742 shares issuable to the holders of the AMS Common Stock upon the Merger. Does not include shares reserved for issuance upon exercise of options and warrants of AMS to be assumed in the Merger, and shares issuable upon conversion of the Class B Preferred Stock.

   The number of issued shares after the Reverse Stock Split are approximate. Except for changes resulting from the Reverse Stock Split, the rights and privileges of holders of shares of Advanced NMR Common Stock will remain the same, both before and after the filing of the Reverse Stock Split Amendment.

REASONS FOR THE REVERSE STOCK SPLIT

   Advanced NMR's management is proposing the Reverse Stock Split as part of an effort to maintain Advanced NMR's listing on the Nasdaq Small Cap Market and also to have additional shares available for issuance not only upon exercise or conversion of Advanced NMR options, warrants, convertible debentures and Class B Preferred Stock ("Derivative Securities"), but for capital raising and other corporate transactions.

   Under Nasdaq's new listing requirements, in order to maintain the listing for Advanced NMR Common Stock on the Nasdaq Small Cap Market, Advanced NMR Common Stock must have a minimum bid price of at least $1.00 in trading on the Nasdaq Small Cap Market. Under Nasdaq's new rules, if a stock falls below the $1.00 minimum bid price for 30 days, it will then have 90 days to rise above the $1.00 threshold. It must remain at $1.00 for 10 consecutive trading days to be in compliance with Nasdaq's new rules.

   On May 16, 1996, Nasdaq delisted Advanced NMR Common Stock and Warrants from trading on the Nasdaq National Market System, where Advanced NMR Common Stock had traded since February 1994, for the failure to meet Nasdaq price requirements. Since that time, Advanced NMR Common Stock has traded on the Nasdaq Small Cap Market. If Advanced NMR Common Stock and Warrants are delisted from the Nasdaq Small Cap Market, Advanced NMR would seek to have its shares and Warrants traded on the Nasdaq OTC Electronic Bulletin Board.

   The bid price for Advanced NMR's Common Stock as reported on the Nasdaq Small Cap Market on October 8, 1997 was $.281. Advanced NMR believes that the one-for-ten reverse stock split will better position Advanced NMR Common Stock to be listed for trading on the Nasdaq Small Cap Market. See "SUMMARY FINANCIAL INFORMATION -- Comparative Market Price Data."

   Advanced NMR's management believes that maintaining the listing of Advanced NMR Common Stock on Nasdaq is very important to Advanced NMR and its stockholders. Pursuant to Rule 15c2-6 (the "Penny Stock Rule") adopted by the SEC under the Exchange Act, broker-dealers are required to implement certain supplemental sales practice requirements when recommending and selling "designated securities" to customers in transactions not exempt under the Penny Stock Rule. The Penny Stock Rule was directed at the elimination of certain practices in connection with the sale of certain low priced securities. The Penny Stock Rule exempts from its requirements the securities of issuers listed on national securities exchanges and Nasdaq. Management of Advanced NMR believes that the market for Advanced NMR Common Stock will be improved by maintaining a listing on the Nasdaq Small Cap Market, thereby qualifying Advanced NMR Common Stock for the exemption from the impact of the Penny Stock Rule.

   The Advanced NMR Board of Directors also believes that the current per share price level of Advanced NMR Common Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low priced stock. Some of those policies and practices pertain to the payment of brokers' commissions and to time consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint.

   The decrease in the number of shares of Advanced NMR Common Stock outstanding as a consequence of the proposed Reverse Stock Split should increase the per share price of the Advanced NMR Common Stock, which may encourage greater interest in the Advanced NMR Common Stock and possibly promote greater liquidity for Advanced NMR stockholders. However, based upon the experience of other issuers, the increase in the per share price of the Advanced NMR Common Stock as a consequence of the proposed Reverse Stock Split probably will be proportionately less than the decrease in the number of shares outstanding. In addition, any increased liquidity due to any increased per share price could be partially or entirely offset by the reduced number of shares outstanding after the proposed Reverse Stock Split. Nevertheless, the proposed Reverse Stock Split could result in a per share price that adequately compensates for the adverse impact of the market factors noted above. There can, however, be no assurance that the favorable effects described above will occur, or that there will not be a disproportionate decrease in the per share price of Advanced NMR Common Stock resulting from the proposed Reverse Stock Split.

   The proposed Reverse Stock Split will become effective on the effective date of the filing of the Reverse Stock Split Amendment (the "Amendment Effective Date"). Commencing on the Amendment Effective Date, each currently outstanding Advanced NMR certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares resulting from the Reverse Stock Split. Currently outstanding Advanced NMR certificates do not have to be surrendered in exchange for new certificates in connection with the Reverse Stock Split. Rather, new stock certificates reflecting the number of shares resulting from the Reverse Stock Split will be issued only as currently outstanding certificates are transferred. However, Advanced NMR will provide stockholders with instructions as to how to exchange their certificates and encourage them to do so. Advanced NMR will obtain a new CUSIP number for shares of Advanced NMR Common Stock on a post-Reverse Stock Split basis.

   To the extent a stockholder holds a number of shares that would result in a residual fractional interest, no cash for fractional interests will be paid and Advanced NMR will instruct its transfer agent to round up or down the post-Reserve Stock Split shares to the nearest whole share.

   As of October 8, 1997, Advanced NMR had approximately 1,200 stockholders of record and believes that there are additional beneficial holders of Advanced NMR Common Stock based on information received from the transfer agent and those brokerage firms who hold Advanced NMR Common Stock in custodial or "street" name. After the Reverse Stock Split Advanced NMR estimates that, based on the stockholders of record as of October 8, 1997, it will continue to have approximately the same number of stockholders of record.

DERIVATIVE SECURITIES

   As of October 8, 1997, there were outstanding Advanced NMR Warrants to acquire an aggregate of 2,331,772 shares of Advanced NMR Common Stock. See
"DESCRIPTION OF ADVANCED NMR CAPITAL STOCK -- Public Warrants."   As with
Advanced NMR Common Stock, the Advanced NMR Warrants will be reverse split one-for-ten so that the total number of outstanding Advanced NMR Warrants shall become 233,177. Each Advanced NMR Warrantholder shall have one Advanced NMR Warrant for every ten Warrants held previously or one-tenth of the Advanced NMR Warrant for each Advanced NMR Warrant previously owned. To the extent an Advanced NMR Warrantholder holds a number of Advanced NMR Warrants that would result in a residual fractional interests, Advanced NMR will round up to the next whole Warrant. As a result of the Reverse Stock Split, the exercise price of the Advanced NMR Warrants will be adjusted to $37.50 per share, the closing bid price which the Advanced NMR Common Stock must achieve before the Advanced NMR Warrants become subject to redemption will be adjusted to $45.00 per share, and the redemption price will be adjusted to $0.50 per share.

   Advanced NMR also has outstanding or is authorized to issue various options and other warrants exercisable to acquire up to an aggregate of 3,644,321 shares of Advanced NMR Common Stock at various exercise prices. The amount of stock issuable pursuant to these options and warrants will be reduced to one-tenth the previous amounts and the per share exercise prices will be increased 1,000%.

   The conversion rate for each share of Class B Preferred Stock will be changed from 429.533 to 42.9553 shares of Advanced NMR Common Stock as a result of the Reverse Stock Split. The Class B Preferred Stock is convertible into an aggregate of 1,159,793 shares of Advanced NMR Common Stock on a post-Reverse Stock Split basis.

FEDERAL INCOME TAX CONSEQUENCES

   The receipt of new shares of Advanced NMR Common Stock solely in exchange for the present shares by reason of the Reverse Stock Split will not result in recognition of tax gain or loss to Advanced NMR stockholders as the Split will be a tax-free reorganization. The adjusted tax basis of each stockholders' new shares will be the same as his adjusted tax basis in the exchanged shares. The holding period of new shares received solely in exchange for present shares will include the stockholders' holding periods in the exchanged present shares. No gain or loss will be recognized by the Company upon the Reverse Stock Split. The foregoing is a general discussion of certain federal income tax consequences of the Reverse Stock Split. Stockholders should consult their own tax advisors as to the tax effects of the Reverse Stock Split in light of their individual circumstances.

   THE ADVANCED NMR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS APPROVE THE REVERSE STOCK SPLIT.

                 ADVANCED NMR SYSTEMS, INC. PROPOSAL NO. 2 --
                    INCREASE IN NUMBER OF SHARES ISSUABLE
                  UNDER THE 1993 EMPLOYEE STOCK OPTION PLAN

   In 1993, the Board of Directors of Advanced NMR and its stockholders approved the 1993 Employee Stock Option Plan (the "1993 Employee Plan") to issue options to purchase up to 1,500,000 shares of Advanced NMR Common Stock. On August 31, 1995, the stockholders of Advanced NMR amended the 1993 Employee Plan to increase the maximum number of shares of Advanced NMR Common Stock issuable under the 1993 Employee Plan to 2,250,000 shares. As of October 8, 1997, 1,667,673 shares of Advanced NMR Common Stock were reserved for issuance upon exercise of options granted under the 1993 Employee Plan.

   On June 23, 1997, the Board of Directors of Advanced NMR unanimously approved, subject to stockholder approval, an amendment to the 1993 Employee Plan to increase the number of shares of Advanced NMR Common Stock available upon the exercise of options granted thereunder to 1,000,000 shares on a post-Reverse Stock Split basis. The Board of Directors of Advanced NMR has determined that additional shares of Advanced NMR Common Stock should be made available under the 1993 Employee Plan for the purpose of making grants of stock options and providing incentives to existing and future employees, officers, consultants or advisors of Advanced NMR and its subsidiary corporations and for grant of options to AMS optionees upon completion of the Merger. At October 8, 1997, AMS had outstanding options for the purchase of an aggregate of 1,667,673 shares of AMS Common Stock under the 1993 Employee Plan. The Merger Agreement provides for Advanced NMR to grant equivalent options for AMS options outstanding on the Effective Date of the Merger. Management has found the 1993 Employee Plan to be useful in the hiring and retention of qualified officers and key personnel.

   The essential features of the 1993 Employee Plan are outlined below:

Shares Subject to 1993 Employee Plan. Up to 2,250,000 shares of Advanced NMR Common Stock may be issued under the 1993 Employee Plan, as amended to date. If this Proposal and the Reverse Stock Split Proposal are approved, then up to 1,000,000 shares will be available for issuance under the 1993 Employee Plan. The number of shares available for options and subject to option, and the option exercise price, is to be adjusted up or downward, as the case may be, in the event of any stock dividend, recapitalization, reclassification, stock split, reverse stock split or other similar transaction affecting shares of Advanced NMR Common Stock. If any option granted under the 1993 Employee Plan terminates or expires without having been exercised in full, the shares not purchased under such options will again be available for purposes of the 1993 Employee Plan.

Administration. The 1993 Employee Plan is administered by Advanced NMR's Option Committee (the "Committee") consisting of not less than two members of the Board of Directors. The Committee has sole authority to determine which eligible employees of Advanced NMR shall receive options under the 1993 Employee Plan, the times when they are to receive them, the number of shares to be optioned in each case, the provisions of the option agreements and the terms and conditions of exercise.

Exercise Price. The exercise price in each option granted under the 1993 Employee Plan may be not less than 100 percent of the fair market value of the shares of the optioned stock on the date the option is granted and 110 percent of such fair market value if the optionee owns more than ten percent of the voting rights of Advanced NMR's outstanding capital stock. The exercise price must be paid to Advanced NMR in cash or a check to the order of the Company, or, to the extent provided in the applicable option agreement, by such other method as specified by the Committee on the date of the exercise.

Eligible Employees. Subject to selection by the Committee, any employee, officer or director who also is an employee of, or consultant or advisor to, Advanced NMR or a majority-owned subsidiary is eligible to be granted one or more options pursuant to the 1993 Employee Plan. Incentive options may only be granted to individuals who are employees of the Company.

Maximum Option Term. No option under the 1993 Employee Plan may be made exercisable after the expiration of ten years from the date of it is granted.

Non-Transferability. No option is transferable by the optionee except by will or the laws of descent or distribution.

Exercise of Options. Options are exercisable in whole or in part at such time after the date of grant as are set forth in an option agreement as determined by the Committee. An option is exercisable by the optionee only while he or she is an employee of Advanced NMR, or within three months after termination of employment. In the event of an optionee's death or disability, the option, to the extent exercisable at the date of termination of employment and unexercised, may be exercised by his or her estate within one year from the date of death or disability, but in no event may the option be exercised after its expiration.

Restrictions on Options. Each option granted under the 1993 Employee Plan will be for a term, and exercisable only in accordance with, option agreements approved by the Committee. The term of stock options granted under the 1993 Employee Plan is limited to a period of ten years from the date of grant. Although the committee reserves the right to establish other terms and conditions as to any option granted under the 1993 Employee Plan, it is currently anticipated that the Committee will continue to follow this policy as to options granted under the 1993 Employee Plan. The exercisability of an option under the 1993 Employee Plan may be determined upon an individual basis by the Committee at the time of grant.

   The 1993 Employee Plan contains provisions which authorize the Board of Directors, in the event of a sale or merger of all or substantially all of Advanced NMR's assets, or a merger or consolidation in which Advanced NMR is not the surviving corporation, to take certain actions in its discretion.

   Under the terms of the 1993 Employee Plan, the aggregate fair market value (determined at the time an option is granted, which will normally be equal to the option exercise price per share) of Advanced NMR Common Stock exercisable under an incentive stock option for the first time in any calendar year may not exceed $100,000.

   The 1993 Employee Plan provides that shares of Advanced NMR Common Stock acquired upon exercise of options will be paid for in cash or, in the sole discretion of the Committee, through the delivery of shares of Advanced NMR Common Stock with a market value equal to the option exercise price. The ability to pay the exercise price in shares of Advanced NMR Common Stock would, if permitted by the Committee, enable an optionee to engage in a series of successive stock for stock exercises of an option (sometimes referred to as "pyramiding") and thereby fully exercise an option with little or no cash investment by the optionee.

Amendment. The Board of Directors may amend the 1993 Employee Plan without the approval of stockholders, except for such amendments that require stockholder approval under Section 422 of the Code or Rule 16b-3 of the Exchange Act or applicable Nasdaq rules.

Duration. No option may be granted under the 1993 Employee Plan after February 10, 2003 but options granted on or before that date will remain valid in accordance with respective terms.

   For additional information about the 1993 Employee Plan, reference is made to "CERTAIN INFORMATION CONCERNING ADVANCED NMR -- Stock Options."

   THE ADVANCED NMR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1993 EMPLOYEES PLAN.

                 ADVANCED NMR SYSTEMS, INC. PROPOSAL NO. 3 --
                    INCREASE IN NUMBER OF SHARES ISSUABLE
                  UNDER THE 1993 DIRECTORS STOCK OPTION PLAN

   In 1993, the Board of Directors of Advanced NMR and its stockholders approved the 1993 Directors Stock Option Plan for Non-Employee Directors (the "1993 Directors Plan") to issue options to purchase up to 625,000 shares of Advanced NMR Common Stock. As of October 8, 1997, 180,000 shares of Advanced NMR Common Stock were reserved for issuance upon exercise of options granted under the 1993 Directors Plan.

   On June 23, 1997, the Board of Directors of Advanced NMR unanimously approved, subject to stockholder approval, an amendment to the 1993 Directors Plan to increase the number of shares of Advanced NMR Common Stock available upon the exercise of options granted thereunder to 200,000 shares on a post-Reverse Stock Split basis. The Board of Directors of Advanced NMR has determined that additional shares of Advanced NMR Common Stock should be made available under the 1993 Directors Plan for the purpose of making grants of stock options to non-employee directors of Advanced NMR. Management has found the 1993 Directors Plan to be useful in attracting and retaining non-employee directors to the Advanced NMR Board of Directors.

The essential features of the 1993 Directors Plan are outlined below:

Shares Subject to 1993 Directors Plan. Up to 625,000 shares of Advanced NMR Common Stock may be issued under the 1993 Directors Plan, as amended to date. If this Proposal and the Reverse Stock Split Proposal are approved, then up to 200,000 shares on a post-Reverse Stock Split will be available for issuance under the 1993 Directors Plan. The number of shares available for options and subject to option, and the option exercise price, is to be adjusted up or downward, as the case may be, in the event of any stock dividend, recapitalization, reclassification, stock split, reverse stock split or other similar transaction affecting shares of Advanced NMR Common Stock. If any option granted under the 1993 Directors Plan terminates or expires without having been exercised in full, the shares not purchased under such options will again be available for purposes of the 1993 Directors Plan.

Administration. The 1993 Directors Plan is administered by the Option Committee (the "Committee") consisting of not less than two members of the Board of Directors who are not also employees of the Company. The Committee has sole authority to determine which eligible persons shall receive options under the 1993 Directors Plan, the times when they are to receive them, the number of shares to be optioned in each case, the provisions of the option agreements and the terms and conditions of exercise.

Exercise Price. The exercise price of each option granted under the 1993 Directors Plan may be not less than 100 percent of the fair market value of the shares of the optioned stock on the date the option is granted. The exercise price must be paid to Advanced NMR in cash or a check to the order of the Company, or, to the extent provided in the applicable option agreement, by such other method as specified by the Committee on the date of the exercise.

Eligible Persons. Subject to selection by the Committee, any director of the Company who is not an employee of Advanced NMR is eligible to be granted one or more options pursuant to the 1993 Directors Plan.

Maximum Option Term. No option under the 1993 Directors Plan may be made exercisable after the expiration of ten years from the date of it is granted.

Non-Transferability. No option is transferable by the optionee except by will or the laws of descent or distribution.

Exercise of Options. Options are exercisable in whole or in part at such time after the date of grant as are set forth in an option agreement as determined by the Committee.

Termination of Options. An option to the extent not validly exercised will terminate (i) five years from the time the optionee shall serve as a director; (ii) one year from the optionee's death or termination of his directorship by reason of disability; or (iii) immediately upon the removal of the optionee as a director for cause by the stockholders.

Restrictions on Options. Each option granted under the 1993 Directors Plan will be for a term, and exercisable only in accordance with, option agreements approved by the Committee. The term of stock options granted under the 1993 Directors Plan is limited to a period of ten years from the date of grant. Although the Committee reserves the right to establish other terms and conditions as to any option granted under the 1993 Directors Plan, it is currently anticipated that the Committee will continue to follow this policy as to options granted under the 1993 Directors Plan.

Amendment. The Board of Directors may amend the 1993 Directors Plan without the approval of stockholders, except for such amendments that require stockholder approval under Section 422 of the Code, or Rule 16b-3 of the Exchange Act and Nasdaq rules if applicable.

   For additional information about the 1993 Directors Plan, reference is made to "CERTAIN INFORMATION CONCERNING ADVANCED NMR -- Stock Options."

   THE ADVANCED NMR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1993 DIRECTORS PLAN.

                          ADVANCED NMR SYSTEMS, INC.
                   PROPOSAL NO. 4 -- ELECTION OF DIRECTORS

   At the Advanced NMR Meeting, the Board of Directors will be increased to eight persons and eight directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The accompanying proxy will be voted for the election as directors of the nominees listed below, all of whom (except Drs. Weiner and Estabrook and Susan S. Bailis and Daniel E. Straus) are currently directors of Advanced NMR. Drs. Weiner and Estabrook are currently directors of AMS. George Aaron, a current director of Advanced NMR, is not standing for re-election.

   Advanced NMR has no reason to believe that any of the nominees will be unable to serve as a director. However, in the event that any of the nominees should become unable to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

ADVANCED NMR NOMINEES

   The following sets forth information about each nominee for election to the Board of Directors.

                             HAS SERVED AS
NAME                           DIRECTOR SINCE   OTHER POSITIONS WITH ADVANCED NMR
---------------------------  ------------------ --------------------------------------------------
Jack Nelson(1) ............. 1991               Chairman, Chief Executive Officer and Treasurer
Enrique Levy ............... 1995               President and Chief Operating Officer
Robert Spira(1)(3) ......... 1992               Vice Chairman
Alison Estabrook, M.D.  .... --                 --
Susan S. Bailis ............ --                 --
Daniel E. Straus ........... --                 --
Sol Triebwasser(2) ......... 1984               --
Bernard Weiner, M.D. ....... --                 --

------------
(1)    Member of Executive Committee
(2)    Member of Audit Committee
(3)    Member of Compensation/Option Committee

   For biographical information with respect to Messrs. Nelson, Levy, Spira and Triebwasser, see "INFORMATION CONCERNING ADVANCED NMR -- Executive Officers and Directors." For biographical information with respect to Drs. Estabrook and Weiner, see "INFORMATION CONCERNING AMS -- Executive Officers and Directors."

   Susan S. Bailis (52). Ms. Bailis has served since 1985 as President and Chief Executive Officer of The A-D-S Group, a wholly-owned subsidiary of The Multicare Companies, Inc. ("Multicare"), a NYSE-listed company that was acquired by Genesis Health Ventures. Prior to her employment with The A-D-S Group, Ms. Bailis served as Associate Director (1983-85), and Director of Social Services (1977-85), of the New England Medical Center. Ms. Bailis serves as President of the Massachusetts Extended Care Federation and a Trustee of Simmons College and also serves as a board member of numerous charitable organizations. She received her B.S. from Brandeis University and her M.S.W. from Simmons College.

   Daniel E. Straus (40). Mr. Straus has served as President, Co-Chief Executive Officer and Director of Multicare since September 1992. From 1978 to 1984 he was involved in the business of Multicare's predecessors. Mr. Straus received his B.A. degreee in 1978 from Columbia University and his J.D. degreee in 1981 from New York University University Law School.

   During the fiscal year ended September 30, 1996, there were 14 meetings of the Advanced NMR Board and at least one formal meeting of each committee. All directors attended at least 75% of the Advanced NMR Board meetings, and appropriate committee meetings.

   Directors are elected by Advanced NMR's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Advanced NMR Board.

   Non-Employee Directors receive $10,000 per annum for services to Advanced NMR, are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors and any Committees, and receive periodic options under the Advanced NMR 1993 Non-Employee Directors Stock Option Plan, including annual options for 2,500 shares of Advanced NMR Common Stock.

   The Executive Committee exercises all the powers and authority of the Board of Directors in the management and affairs of Advanced NMR between meetings of the Advanced NMR Board, to the extent permitted by law.

   The Audit Committee reviews with Advanced NMR's independent accountants the scope and timing of the accountants' audit services and any other services they are asked to perform, their report on Advanced NMR's financial statements following completion of their audit and Advanced NMR's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee reviews the independence of the independent public accountants and makes annual recommendations to the Advanced NMR Board for the appointment of independent public accountants for the ensuing year.

   The Compensation/Option Committee reviews and recommends to the Advanced NMR Board the compensation and benefits of all officers of Advanced NMR, reviews general policy matters relating to compensation and benefits of employees of Advanced NMR, and administers Advanced NMR's Stock Option Plans.

   For information about compensation paid to the executive officers of Advanced NMR Systems and the Report of the Compensation Committee, see "CERTAIN INFORMATION CONCERNING ADVANCED NMR -- Executive Compensation."

SECURITY OWNERSHIP BY NOMINEES

   The following table sets forth as of October 8, 1997, the beneficial ownership of Advanced NMR Common Stock by each nominee for director:

                         AMOUNT AND NATURE OF
NOMINEE                  BENEFICIAL OWNERSHIP  PERCENTAGE OF COMMON STOCK
-----------------------  -------------------- --------------------------
Jack Nelson ............        675,000                   1.5%
Enrique Levy ...........        166,750                      *
Robert Spira, M.D.  ....         40,000                      *
Alison Estabrook .......             --
Susan S. Bailis ........             --
Daniel E. Straus .......             --
Sol Triebwasser, Ph.D.           95,000                      *
Bernard Weiner, M.D.  ..             --

------------
*     Less than 1%.

   THE ADVANCED NMR BOARD RECOMMENDS THAT HOLDERS OF ADVANCED NMR COMMON STOCK VOTE FOR THE NOMINEES LISTED ABOVE.

                          ADVANCED NMR SYSTEMS, INC.
                  PROPOSAL NO. 5 -- CHANGE OF CORPORATE NAME

   The Advanced NMR Board of Directors has approved an amendment to its Certificate of Incorporation which would change the name of Advanced NMR. The proposed name change is from Advanced NMR Systems, Inc. to "Caprius, Inc." The Advanced NMR Systems name was chosen at the time of incorporation in 1983 and reflects Advanced NMR's previous business in the manufacture, assembly and sale of MRI machines. The name "Caprius" signifies the dawn of a new direction. This new name is appropriate because Advanced NMR has discontinued its InstaScan(Trademark) business operations and through the Merger is embarking upon a new strategic business direction.

   Advanced NMR currently plans to implement the change of name when it would be most cost efficient with regard to using current supplies of packaging, stationery, etc. Advanced NMR anticipates that the cost of publicizing the change of name will not be significant. The change of corporate name is included in the amendment at Annex D.

   THE ADVANCED NMR BOARD RECOMMENDS THAT HOLDERS OF ADVANCED NMR COMMON STOCK VOTE FOR THE CHANGE OF NAME PROPOSAL.

                          ADVANCED NMR SYSTEMS, INC.
                      PROPOSAL NO. 6 -- RATIFICATION OF
                 SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

   Subject to the approval by the Advanced NMR stockholders, the Advanced NMR Board, upon the recommendation of its Audit Committee, has appointed the firm of Richard A. Eisner & Company, LLP, which served as Advanced NMR's independent public accountants since 1992, to serve as Advanced NMR's independent public accountants with respect to the consolidated financial statements of Advanced NMR and its subsidiaries for the current fiscal year.

   A representative of Richard A. Eisner & Company, LLP is expected to be present at the Advanced NMR Meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of Advanced NMR stockholders.

   THE ADVANCED NMR BOARD RECOMMENDS THAT THE HOLDERS OF ADVANCED NMR COMMON STOCK VOTE FOR RATIFICATION OF THE SELECTION OF RICHARD A. EISNER & COMPANY, LLP.

                      PROPOSAL RELATING TO OTHER MATTERS
                      REGARDING THE ADVANCED NMR MEETING

   The Advanced NMR Board does not know of any other matters which may be brought before the Advanced NMR Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                          PROPOSAL RELATING TO OTHER
                      MATTERS REGARDING THE AMS MEETING

   The AMS Board does not know of any other matters which may be brought before the AMS Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                            STOCKHOLDER PROPOSALS

   Proposals of Advanced NMR stockholders to be presented at Advanced NMR's Annual Meeting of Stockholders in 1998 must be received by July 15, 1998 in order to be considered for inclusion in Advanced NMR's proxy statement and form of proxy relating to that meeting. Stockholder proposals should be directed to Steven J. James, Secretary, at Advanced NMR Systems, Inc., 46 Jonspin Road, Wilmington, Massachusetts 01887.

                                LEGAL MATTERS

   The legality of the Advanced NMR Common Stock to be issued in connection with the Merger is being passed upon for Advanced NMR by Reid & Priest LLP, counsel for Advanced NMR. Reid & Priest LLP also provides legal services to AMS. The federal income tax consequences in connection with the Merger will be passed upon for Advance NMR and AMS by Reid & Priest LLP.

                                   EXPERTS

   The audited consolidated financial statements of Advanced NMR and the audited financial of statements AMS included in this Joint Proxy Statement/Prospectus have been examined by Richard A. Eisner & Company, LLP, independent public accountants, as indicated in their report with respect thereto which appears elsewhere herein, and are included herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                        INDEX TO FINANCIAL STATEMENTS
                          ADVANCED NMR SYSTEMS, INC.

CONSOLIDATED FINANCIAL STATEMENTS:
Independent Auditors' Report                                                                         F-2
Consolidated Balance Sheets as at September 30, 1996 and September 30, 1995                          F-3
Consolidated Statements of Operations for the years ended September 30, 1996 and September
 30, 1995 (unaudited), the nine month periods ended September 30, 1995 and September 30, 1994
 (unaudited) and for the year ended December 31, 1994                                                F-4
Consolidated Statements of Stockholders' Equity for the year ended September 30, 1996, the
 nine month period ended September 30, 1995 and for the year ended December 31, 1994                 F-5
Consolidated Statements of Cash Flows for the years ended September 30, 1996 and September
 30, 1995 (unaudited), the nine month periods ended September 30, 1995 and September 30, 1994
 (unaudited) and for the year ended December 31, 1994                                                F-6
Notes to Financial Statements                                                                        F-7
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS:
Unaudited Consolidated Balance Sheets as at June 30, 1997 and September 30, 1996                    F-21
Unaudited Consolidated Statements of Operations for the nine months ended June 30, 1997 and
 1996                                                                                               F-22
Unaudited Consolidated Statement of Stockholders' Equity for the nine months ended
 June 30, 1997                                                                                      F-23
Unaudited Consolidated Statements of Cash Flows for the nine months ended June 30, 1997 and
 1996                                                                                               F-24
Notes to Consolidated Financial Statements (Unaudited)                                              F-25

                                   ADVANCED MAMMOGRAPHY SYSTEMS, INC.
FINANCIAL STATEMENTS:
Independent Auditors' Report                                                                        F-28
Balance Sheets as at September 30, 1996 and 1995                                                    F-29
Statements of Operations for the year ended September 30, 1996 and nine months ended
 September 30, 1995 and September 30, 1994 (unaudited) and the year ended December 31, 1994
 and for the period from July 2, 1992 (inception) to September 30, 1996                             F-30
Statement of Changes in Stockholders' Equity for the year ended September 30, 1996, the nine month period ended September 30, 1995, the year ended December 31, 1994 and for the period
 from July 2, 1992 (inception) to September 30, 1996                                                F-31
Statement of Cash Flows for the year ended September 30, 1996 and nine months ended September
 30, 1995 and September 30, 1994 (unaudited) and the year ended December 31, 1994 and for the
 period from July 2, 1992 (inception) to September 30, 1996                                         F-32
Notes to Financial Statements                                                                       F-33
UNAUDITED FINANCIAL STATEMENTS:
Unaudited Balance Sheets as at June 30, 1997 and September 30, 1996                                 F-38
Unaudited Statements of Operations for the nine months ended June 30, 1997 and 1996                 F-39
Unaudited Statements of Cash Flows for the nine months ended June 30, 1997 and 1996                 F-40
Notes to Financial Statements (Unaudited)                                                           F-41

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Advanced NMR Systems, Inc.

   We have audited the accompanying consolidated balance sheets of Advanced NMR Systems, Inc. and subsidiaries as at September 30, 1996 and September 30, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for year ended September 30, 1996, the nine month period ended September 30, 1995 and the year ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Advanced NMR Systems, Inc. and subsidiaries at September 30, 1996 and September 30, 1995, and the results of their operations and their cash flows for the year ended September 30, 1996, the nine month period ended September 30, 1995 and the year ended December 31, 1994 in conformity with generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has experienced recurring losses and based on current estimates of cash flow, management does not believe that it will have sufficient cash flow to make scheduled term loan payments. Accordingly, the entire amount outstanding under the bank credit facility of $11,855,000 has been classified as a current liability in the accompanying consolidated financial statements resulting in a working capital deficiency at September 30, 1996. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note L to the consolidated financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

   As discussed in Note G to the consolidated financial statements, the Company has switched from consolidation to the equity method for one of its subsidiaries.

/s/ Richard A. Eisner & Company, LLP
------------------------------------
Richard A. Eisner & Company, LLP
Cambridge, Massachusetts
November 22, 1996

January 13, 1997 as
 to Note C and

March 13, 1997 as
 to Note A

                  ADVANCED NMR SYSTEMS, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS

                                                                        SEPTEMBER 30,    SEPTEMBER 30,
                                                                             1996            1995
                                                                       --------------- ---------------
ASSETS
Current assets:
 Cash and cash equivalents............................................   $  3,287,880    $  7,542,508
 Accounts receivable, net of reserve for bad debts of $2,459,000 at
  September 30, 1996 and $2,119,000 at September 30, 1995 ............      8,015,083       9,741,892
 Inventories:
  Work-in-process ....................................................             --         907,128
  Raw materials ......................................................        526,597       2,405,463
                                                                       --------------- ---------------
                                                                              526,597       3,312,591
                                                                       --------------- ---------------
 Other current assets ................................................      1,002,846       1,972,871
                                                                       --------------- ---------------
    Total current assets .............................................     12,832,406      22,569,862
                                                                       --------------- ---------------
Equipment, building, furniture and leasehold improvements (Note C):
 Medical equipment ...................................................      8,633,505       4,562,423
 Office furniture and equipment ......................................        685,133         833,886
 Other equipment .....................................................        899,983       2,714,170
 Leasehold improvements ..............................................      1,912,115       1,852,778
 Building ............................................................        210,739         210,739
                                                                       --------------- ---------------
                                                                           12,341,475      10,173,996
 Less: accumulated depreciation and amortization .....................      2,759,911       1,966,309
                                                                       --------------- ---------------
                                                                            9,581,564       8,207,687
                                                                       --------------- ---------------
Patent costs, net of accumulated amortization ........................             --         205,754
                                                                       --------------- ---------------
Goodwill, net of accumulated amortization (Note J) ...................     26,205,525      26,858,226
Investment in and advances to unconsolidated subsidiary (Note G)  ....      1,440,191              --
Other ................................................................        664,844         590,180
                                                                       --------------- ---------------
TOTAL ................................................................   $ 50,724,530    $ 58,431,709
                                                                       =============== ===============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable ....................................................   $  1,870,274    $ 01,001,130
 Accrued expenses ....................................................      2,335,028       3,644,211
 Accrued compensation ................................................        762,028         711,193
 Due to shareholders (Note J) ........................................         46,102       1,696,102
 Current portion of long-term debt and capital lease obligations
  (Note C)............................................................     14,495,637       4,274,110
 Other current liabilities ...........................................         59,326         159,971
                                                                       --------------- ---------------
    Total current liabilities ........................................     19,568,395      11,486,717
                                                                       --------------- ---------------
Long-term debt and capital lease obligations, less current portion
 (Note C) ............................................................      5,682,719      16,279,352
Deferred revenues ....................................................             --          33,567
Minority interest in net assets of consolidated entities  ............      1,654,993       2,614,107
Commitments and contingencies (Note E)
Stockholders' equity (Note F):
 Preferred stock, $.01 par value; authorized, 1,000,000 shares;
  issued, 2,194 shares in 1996 and none in 1995.......................             22              --
 Common stock, $.01 par value; authorized, 50,000,000 shares; issued,
  34,180,777 shares in 1996 and 30,151,821 in 1995....................        341,808         301,518
 Additional paid-in capital ..........................................     55,392,656      58,246,689
 Accumulated deficit .................................................    (31,913,813)    (30,527,991)
                                                                       --------------- ---------------
                                                                           23,820,673      28,020,216
 Less: treasury stock, at cost -225,000 common shares ................          2,250           2,250
                                                                       --------------- ---------------
    Total stockholders' equity .......................................     23,818,423      28,017,966
                                                                       --------------- ---------------
TOTAL ................................................................   $ 50,724,530    $ 58,431,709
                                                                       =============== ===============

 The accompanying notes to financial statements are an integral part hereof.

                  ADVANCED NMR SYSTEMS, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                             YEARS ENDED                 NINE MONTHS ENDED          YEAR ENDED
                                            SEPTEMBER 30,                  SEPTEMBER 30,           DECEMBER 31,
                                    ------------------------------ ------------------------------ --------------
                                         1996            1995           1995            1994           1994
                                    -------------- --------------  -------------- --------------  --------------
                                                     (UNAUDITED)                    (UNAUDITED)
Revenues:
 Net patient service revenue  .....   $25,480,813    $ 1,934,322     $ 1,934,322    $        --     $        --
 Management fees and other ........       653,425         40,220          40,220             --              --
                                    -------------- --------------  -------------- --------------  --------------
 Total revenues ...................    26,134,238      1,974,542       1,974,542             --              --
                                    -------------- --------------  -------------- --------------  --------------
Operating expenses:
 Cost of service operations  ......    16,205,961      1,203,497       1,203,497             --              --
 Research and development .........            --        940,141         664,786        717,010         992,365
 Selling, general and
  administrative ..................     4,254,964      2,449,364       2,002,075      1,135,531       1,582,820
 Provision for bad debt and
  collection costs ................     2,126,471        162,377         162,377             --              --
                                    -------------- --------------  -------------- --------------  --------------
 Total operating expenses .........    22,587,396      4,755,379       4,032,735      1,852,541       2,575,185
                                    -------------- --------------  -------------- --------------  --------------
Operating income (loss) from
 continuing operations ............     3,546,842     (2,780,837)     (2,058,193)    (1,852,541)     (2,575,185)
Other income (Note F) .............       126,263        579,758         579,758             --              --
Interest income ...................       212,814        195,191         265,208        278,497         208,480
Interest expense ..................    (1,847,910)      (139,020)       (139,020)            --              --
                                    -------------- --------------  -------------- --------------  --------------
Income (loss) from continuing
 operations before minority
 interests, equity in loss of
 subsidiary and provision for
 income taxes .....................     2,038,009     (2,144,908)     (1,352,247)    (1,574,044)     (2,366,705)
Minority interests in net (income)
 losses of consolidated entities ..    (1,005,831)       783,520         569,354        488,799         702,965
Equity in loss of subsidiary  .....    (2,373,580)            --              --             --              --
                                    -------------- --------------  -------------- --------------  --------------
Loss from continuing operations
 before provision for income
 taxes.............................    (1,341,402)    (1,361,388)       (782,893)    (1,085,245)     (1,663,740)
Provision for income taxes ........       (42,288)            --              --             --              --
                                    -------------- --------------  -------------- --------------  --------------
Loss from continuing operations  ..    (1,383,690)    (1,361,388)       (782,893)    (1,085,245)     (1,663,740)
Discontinued operations (Note K)
Loss from operations of
 discontinued division.............    (3,928,706)    (2,521,580)       (894,865)      (256,543)     (1,883,258)
Loss on disposal of discontinued
 division, including provision of
 $400,000 for operating losses
 during phase-out period...........    (3,510,563)            --              --             --              --
                                    -------------- --------------  -------------- --------------  --------------
Net loss ..........................   $(8,822,959)   $(3,882,968)    $(1,677,758)   $(1,341,788)    $(3,546,998)
                                    ============== ==============  ============== ==============  ==============
Loss Per Common Share:
Loss from continuing operations  ..         $(.05)   $      (.06)    $      (.03)   $      (.05)    $      (.07)
Loss from operations of
 discontinued division ............          (.13)          (.10)           (.04)          (.01)           (.08)
Loss on disposal of discontinued
 division .........................          (.11)            --              --             --              --
                                    -------------- --------------  -------------- --------------  --------------
Net loss per share ................         $(.29)   $      (.16)    $      (.07)   $      (.06)    $      (.15)
                                    ============== ==============  ============== ==============  ==============
Weighted average number of common
 shares outstanding ...............   30,583,320      24,020,652     24,243,902      23,543,842     23,603,251
                                    ============== ==============  ============== ==============  ==============

 The accompanying notes to financial statements are an integral part hereof.

                 ADVANCED NMR SYSTEMS, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                            NOTE
                                           COMMON STOCK      PREFERRED STOCK   ADDITIONAL  RECEIVABLE
                                        ------------------- -----------------   PAID-IN    FOR STOCK ACCUMULATED
                                         SHARES     AMOUNT   SHARES   AMOUNT    CAPITAL      ISSUED    DEFICIT
                                        --------   -------- -------- --------  ----------  ---------------------
BALANCE--DECEMBER 31, 1993 .......... 23,467,030   $234,670       --   $ --   $37,622,653  $    -- $(25,303,235)
 EXERCISE OF STOCK OPTIONS ..........    312,509      3,125       --     --       841,095       --           --
 ISSUANCE OF WARRANT (NOTE F)........         --         --       --     --        35,200       --           --
 INCREASE IN PROPORTIONATE SHARE OF
  SUBSIDIARY'S EQUITY RELATED
  TO SALE OF SUBSIDIARY'S EQUITY
  RELATED
  TO SALE OF SUBSIDIARY'S STOCK
  (NOTE F)...........................         --         --       --     --       502,164       --           --
 NOTE RECEIVED IN EXCHANGE FOR STOCK
  ISSUED (NOTE F)....................         --         --       --     --            -- (687,500)          --
 NET LOSS FOR THE YEAR ..............         --         --       --     --            --       --   (3,546,998)
                                      ------------ --------  ------- ------   ----------- -------- ------------
BALANCE--DECEMBER 31, 1994 .......... 23,779,539    237,795       --     --    39,001,112 (687,500) (28,850,233)
 EXERCISE OF STOCK OPTIONS ..........     15,125        151       --     --         9,680       --           --
 CANCELLATION OF COMMON STOCK ISSUED
  FOR SERVICES (NOTE F)..............    (63,000)      (630)      --     --      (391,620)      --           --
 INCREASE IN PROPORTIONATE SHARE OF
  SUBSIDIARY'S EQUITY RELATED TO SALE
  OF SUBSIDIARY'S STOCK (NOTE F)  ...         --         --       --     --     1,769,259       --           --
 CANCELLATION OF NOTE RECEIVED FOR
  STOCK ISSUED (NOTE F)..............   (250,000)    (2,500)      --     --      (685,000) 687,500           --
 COMMON STOCK ISSUED RELATED TO
  SERVICE BUSINESS ACQUISITION
  (NOTE J) ..........................  6,670,157     66,702       --     --    18,543,258       --           --
 NET LOSS FOR THE PERIOD.............         --         --       --     --            --       --   (1,677,758)
                                      ------------ --------  ------- ------   ----------- -------- ------------
BALANCE--SEPTEMBER 30, 1995.......... 30,151,821    301,518       --     --    58,246,689       --  (30,527,991)
 EXERCISE OF STOCK OPTIONS...........    107,487      1,075       --     --       129,592       --           --
 ISSUANCE OF CONVERTIBLE PREFERRED
  STOCK (NOTE F).....................         --         --    3,700     37     3,316,608       --           --
 INCREASE IN PROPORTIONATE SHARE OF
  SUBSIDIARY'S EQUITY RELATED TO SALE
  OF SUBSIDIARY'S STOCK (NOTE F) ....         --         --       --     --       633,404       --           --
 CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING FOR SUBSIDIARY FROM
  CONSOLIDATION TO THE EQUITY METHOD
  (NOTE G)...........................         --         --       --     --    (8,670,367)      --    8,670,367
 CONVERSION OF PREFERRED STOCK
  (NOTE F)...........................  3,921,469     39,215   (1,506)   (15)      (39,200)      --           --
 DEEMED PREFERRED STOCK DIVIDEND
  RELATED TO BENEFICIAL CONVERSION
  FEATURE OF CONVERTIBLE PREFERRED
  STOCK..............................                                           1,233,230            (1,233,230)
 INCREASE IN PROPORTIONATE SHARE OF
  SUBSIDIARIES CAPITAL...............                                             542,700
 NET LOSS FOR THE PERIOD.............         --         --       --     --            --       --   (8,822,959)
                                      ------------ --------  ------- ------   ----------- -------- ------------
BALANCE AS RESTATED AT--SEPTEMBER 30,
 1996................................ 34,180,777   $341,808    2,194   $ 22   $55,392,656 $     -- $(31,913,813)
                                      ============ ========  ======= ======   =========== ======== ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)




                                              TREASURY STOCK
                                              ---------------
                                        SHARES    AMOUNT      TOTAL
                                        ------------------------------
BALANCE--DECEMBER 31, 1993 ..........   225,000  $(2,250) $12,551,838
 EXERCISE OF STOCK OPTIONS ..........        --       --      844,220
 ISSUANCE OF WARRANT (NOTE F)........        --       --       35,200
 INCREASE IN PROPORTIONATE SHARE OF
  SUBSIDIARY'S EQUITY RELATED
  TO SALE OF SUBSIDIARY'S EQUITY
  RELATED
  TO SALE OF SUBSIDIARY'S STOCK
  (NOTE F)...........................        --       --      502,164
 NOTE RECEIVED IN EXCHANGE FOR STOCK
  ISSUED (NOTE F)....................        --       --     (687,500)
 NET LOSS FOR THE YEAR ..............        --       --   (3,546,998)
                                        -------  -------  -----------
BALANCE--DECEMBER 31, 1994 ..........   225,000   (2,250)   9,698,924
 EXERCISE OF STOCK OPTIONS ..........        --       --        9,831
 CANCELLATION OF COMMON STOCK ISSUED
  FOR SERVICES (NOTE F)..............        --       --     (392,250)
 INCREASE IN PROPORTIONATE SHARE OF
  SUBSIDIARY'S EQUITY RELATED TO SALE
  OF SUBSIDIARY'S STOCK (NOTE F)  ...        --       --    1,769,259
 CANCELLATION OF NOTE RECEIVED FOR
  STOCK ISSUED (NOTE F)..............        --       --           --
 COMMON STOCK ISSUED RELATED TO
  SERVICE BUSINESS ACQUISITION
  (NOTE J) ..........................        --       --   18,609,960
 NET LOSS FOR THE PERIOD.............        --       --   (1,677,758)
                                        -------  -------  -----------
BALANCE--SEPTEMBER 30, 1995..........   225,000   (2,250)  28,017,966
 EXERCISE OF STOCK OPTIONS...........        --       --      130,667
 ISSUANCE OF CONVERTIBLE PREFERRED
  STOCK (NOTE F).....................        --       --    3,316,645
 INCREASE IN PROPORTIONATE SHARE OF
  SUBSIDIARY'S EQUITY RELATED TO SALE
  OF SUBSIDIARY'S STOCK (NOTE F) ....        --       --      633,404
 CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING FOR SUBSIDIARY FROM
  CONSOLIDATION TO THE EQUITY METHOD
  (NOTE G)...........................        --       --           --
 CONVERSION OF PREFERRED STOCK
  (NOTE F)...........................        --       --           --
 DEEMED PREFERRED STOCK DIVIDEND
  RELATED TO BENEFICIAL CONVERSION
  FEATURE OF CONVERTIBLE PREFERRED
  STOCK..............................
 INCREASE IN PROPORTIONATE SHARE OF
  SUBSIDIARIES CAPITAL...............                         542,700
 NET LOSS FOR THE PERIOD.............        --       --   (8,822,959)
                                        -------  -------  -----------
BALANCE AS RESTATED AT--SEPTEMBER 30,
 1996................................   225,000  $(2,250) $23,818,423
                                        =======  =======  ===========



 The accompanying notes to financial statements are an integral part hereof.

                 ADVANCED NMR SYSTEMS, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     YEAR ENDED                 NINE MONTHS ENDED       YEAR ENDED
                                                                   SEPTEMBER 30,                  SEPTEMBER 30,        DECEMBER 31,
                                                           ------------------------------------------------------------------------
                                                                1996            1995           1995            1994        1994
                                                           ------------------------------------------------------------------------
                                                                            (UNAUDITED)                    (UNAUDITED)
Cash flows from operating activities:
 Net loss ................................................   $(8,822,959)   $ (3,882,968)  $ (1,677,758)  $(1,341,788) $(3,546,998)
 Adjustments to reconcile net loss to net cash used in
  operating activities:
 Minority interest in net income (loss) of subsidiaries  .     1,005,831         783,520       (569,353)     (488,799)    (702,965)
 Equity in loss of unconsolidated subsidiary .............     2,373,580              --             --            --           --
 Loss on disposal of discontinued operations .............     3,510,563              --             --            --           --
 Depreciation and amortization ...........................     3,373,278         779,007        633,948       330,859      475,918
 Gain on sale of assets ..................................      (174,891)             --             --            --           --
 Common stock and warrant issued (canceled) for services              --        (357,250)      (392,250)           --       35,000
 Changes in assets and liabilities:
  Accounts receivable, net ...............................     1,726,809        (667,558)      (669,710)   (2,082,539)  (2,080,387)
  Inventories ............................................       (50,949)     (1,131,285)      (360,735)     (154,603)    (925,153)
  Other assets ...........................................       249,001         (49,174)        25,193        24,312      (50,055)
  Accounts payable and accrued expenses ..................    (2,375,539)      1,463,931        780,867      (525,314)     157,750
  Other liabilities ......................................            --      (1,196,720)            --      (712,669)     126,506
                                                           -------------- --------------  -------------- ------------- -----------
 Net cash provided (used) in operating activities  .......       814,724      (4,258,497)    (2,229,798)   (4,950,541)  (6,510,384)
                                                           -------------- --------------  -------------- ------------- -----------
Cash flows from investing activities:
 Purchase of imaging and rehabilitation business (Note J)       (254,249)    (12,055,201)   (12,055,201)           --           --
 Proceeds from sale of equipment .........................       344,527              --             --            --           --
 Cash of formerly consolidated subsidiary (Note G)  ......    (1,832,563)             --             --            --           --
 Patent costs ............................................       (39,998)       (137,172)       (91,057)      (83,465)    (129,580)
 Purchase of equipment, furniture and leaseholds
  improvements............................................    (5,537,275)       (254,056)      (198,328)     (606,573)    (662,301)
                                                           -------------- --------------  -------------- -------------- ----------
Net cash used in investing activities ....................    (7,319,558)    (12,446,429)   (12,344,586)     (690,038)    (791,881)
                                                           -------------- --------------  -------------- -------------- ----------
Cash flows from financing activities:
 Exercise of stock options ...............................       130,667           9,831          9,831        46,921       47,125
 Proceeds from issuance of preferred stock (Note F)  .....     3,316,645              --             --            --           --
 Proceeds from issuance of long-term debt ................     3,949,658      13,500,000     13,500,000            --           --
 Repayment of long-term debt and capital lease
  obligations ............................................    (4,324,764)       (219,731)      (222,772)     (110,948)    (107,907)
 Distributions to minority interests .....................      (822,000)        (37,500)       (37,500)           --           --
 Contributions from minority interests ...................            --          67,593         67,593            --           --
 Sale of subsidiary stock ................................            --       3,909,400      3,199,885       469,060      709,515
 Payments received on note receivable (Note F)  ..........            --         110,000             --            --      110,000
                                                           -------------- --------------  -------------- -------------- ----------
 Net cash provided by financing activities ...............     2,250,206      17,339,593     16,517,037       405,033      758,733
                                                           -------------- --------------  -------------- -------------- ----------
NET (DECREASE) INCREASE IN CASH AND CASH  EQUIVALENTS ....    (4,254,628)        634,667      1,942,653    (5,235,546)  (6,543,532)
CASH AND CASH EQUIVALENTS, BEGINNING OF  PERIOD  .........     7,542,508       6,907,841      5,599,855    12,143,387   12,143,387
                                                           -------------- --------------  -------------- -------------- ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD .................   $ 3,287,880    $  7,542,508   $  7,542,508   $ 6,907,841   $5,599,855
                                                           ============== ==============  ============== ============== ==========
 Supplemental disclosures of cash flow information:
 Interest paid during the period .........................   $ 1,842,591    $     50,584   $     47,390    $       --   $   21,017
 Note received in exchange for stock (Note F)  ...........                                                                 797,500

See Note J with respect to imaging and rehabilitation business acquired.
See Note E with respect to noncash leasing transactions.
See Note G with respect to change to equity method for former consolidated subsidiary.
See statement of stockholders' equity for amount of non-cash charges related to conversion features.

 The accompanying notes to financial statements are an integral part hereof.

                  ADVANCED NMR SYSTEMS INC. AND SUBSIDIARIES
                        NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1996

(NOTE A) -- BUSINESS:

   Through September 1995, Advanced NMR Systems, Inc. ("ANMR" or the "Company") operated under two segments (one of which was discontinued during fiscal 1996 -see Note K) consisting of Imaging Systems and Imaging and Rehabilitation Services. The Company's results of operations for the year and nine months ended September 30, 1995 include only one month of Imaging and Rehabilitation Services operations.

   The accompanying financial statements have been restated from those originally issued to reflect a change in accounting for the May 1996 issuance of the convertible preferred stock and debentures by ANMR and Advanced Mammography Systems, Inc. ("AMS") described in Notes F and G to the financial statements. The preferred stock and debentures may be converted at a discount to the traded market price of the common stock into which the securities are convertible. Previously, the measurement of the conversion features was calculated assuming that the estimated fair value of the common stock into which the securities are convertible was the quoted market price adjusted to reflect transferability restrictions. Accordingly, no portion of the proceeds of the issuances was allocated to the intrinsic value of the "fixed discount." In March 1997, the Securities and Exchange Commission's ("SEC's") position was announced that a discount should be computed based on the Company's quoted market price and an allocation of a portion of the proceeds should be recognized as a deemed dividend in the case of the preferred stock and as additional interest expense in the case of the debentures. The Company is restating its financial statements to comply with this accounting treatment.

   This amended Form 10-K should be read in conjunction with all subsequent filings with the SEC which disclose significant developments including the sale of an ANMR subsidiary and a proposed merger of ANMR and AMS. The impact on the financial statements for the year ended September 30, 1996 was to increase the consolidated net loss by approximately $543,000, to increase dividends by approximately $1,233,000 and to increase loss per share from continuing operations and net loss per share by $.02.

 [1] Imaging Systems

   The Company and one of its subsidiaries have engaged in the development, manufacture and sale of Magnetic Resonance Imaging ("MRI") systems. In 1989, the Company completed fabrication of a high-speed imaging option enhancement package for existing MRI systems. In 1991, the Company commenced commercial manufacturing of the option enhancement system and in August 1992 received clearance by the United States Food and Drug Administration ("FDA"). Effective August 6, 1996, the Company discontinued its Imaging Systems operations (see Note K).

   On July 2, 1992, the Company formed a wholly-owned subsidiary, Advanced Mammography Systems, Inc. ("AMS"). The subsidiary was formed to develop a dedicated MRI system. AMS obtained its mammography technology from the Company and retained certain rights to other dedicated MRI systems utilizing the technology rights. As more fully discussed in Note G, AMS completed an initial public offering of its securities in 1993.

   In October 1992, the Company entered into a Shared Services Agreement with AMS that commenced on January 25, 1993 and provides that (i) the Company shall make available its research scientists, engineers, and other personnel and, (ii) provide executive officers to AMS and (iii) allow AMS the use of its administrative and research facilities and clerical staff. Costs are allocated between the companies based on estimated usage. Certain of AMS's officers serve as officers of the Company and the Company provides management and administrative support to AMS.

 [2] Imaging and Rehabilitation Services

   The Imaging and Rehabilitation Services segment consists of Medical Diagnostics, Inc. ("MDI"), which the Company acquired on August 31, 1995. MDI is an operator and manager of a network of

                  ADVANCED NMR SYSTEMS INC. AND SUBSIDIARIES
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                              SEPTEMBER 30, 1996

mobile and fixed MRI units in Massachusetts, New York, Virginia, West Virginia and Tennessee. MDI also provides Single Photon Emission Computer Tomography ("SPECT") nuclear medicine and Computerized Axial Tomography ("CT") imaging services and physical therapy services. The MRI, SPECT and CT units are technologically advanced medical diagnostic devices that formulate images of internal anatomy and vascular blood flow. The Company's mobile MRI, SPECT and CT units are located in trailers that can be driven to specially prepared sites at hospitals and clinics according to a predefined schedule. MDI currently serves 40 hospitals and clinics and two free-standing sites with three SPECT units, 10 mobile MRI units, two fixed MRI centers and two managed MRI units. MDI currently operates three centers in Massachusetts that provide comprehensive physician care, physical therapy and case management for motor vehicle accident patients. MDI operates much of its business through various partnerships and joint ventures in which MDI or a wholly-owned subsidiary of MDI serves as a general partner.

(NOTE B) -- SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

 [1] Principles of consolidation:

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries (including MDI's wholly-owned subsidiaries and various majority-owned or controlled partnerships and joint ventures). All significant intercompany transactions have been eliminated in consolidation. See "Note G" with respect to a change in consolidated entities for fiscal 1996. The percentage ownership in the controlled partnerships and joint ventures range from 49% to 100% and are controlled by the Company through majority general partnership interests for the partnerships and through management and clinic licenses for the joint ventures.

 [2] Revenue recognition:

   The Imaging Systems segment generally recognizes revenue when its systems and products are shipped to the customer. During 1994, a special order was received for a prototype system with customer-determined specifications whereby revenue was recognized when the system was substantially complete.

   The Imaging and Rehabilitation Services segment recognizes revenue as services are provided to patients. Reimbursements for services provided to patients covered by Blue Cross/Blue Shield, Medicare, Medicaid, HMO's and other contracted insurance programs are generally less than rates charged by the Company. Differences between gross charges and estimated third-party payments are recorded as contractual allowances in determining net patient service revenue during the period that the services are provided. MDI provides management services to its subsidiaries, affiliates and outside parties. Fees for management services are generally based on a standard monthly amount plus a percentage of net income, as defined. Management fees are recognized as revenue during the period in which the services are provided.

 [3] Cash equivalents:

   The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

 [4] Inventories:

   Inventories are accounted for at the lower of cost or market using the first-in, first-out ("FIFO") method.

                  ADVANCED NMR SYSTEMS INC. AND SUBSIDIARIES

                              SEPTEMBER 30, 1996

  [5] Equipment, building, furniture and leasehold improvements:

   Property, equipment, furniture and leasehold improvements are recorded at cost. Expenditures for repairs and maintenance are charged to expense as incurred, whereas major betterments are capitalized. Depreciation and amortization are computed by the straight-line method over the estimated lives of the applicable assets, or term of the lease, if applicable. Assets are written off when they become fully depreciated.

   Property and equipment under capital lease is stated at the lower of the fair market value or the net present value of the minimum lease payments at the inception of the lease. Capitalized lease equipment is amortized over the shorter of the term of the lease or the estimated useful life.

 ASSET CLASSIFICATION                  USEFUL LIVES
-------------------------------------  -----------------
Medical and other equipment........... 5-8 years
Office furniture and equipment ....... 5 years
Research and production equipment .... 5 years
Leasehold improvements................ Term of lease
Building.............................. 30 years

 [6] Patents:

   All patent costs have been written off in connection with the discontinued Imaging Systems business segment.

 [7] Net loss per share:

   Net loss per common share was computed using the weighted average common shares outstanding during the period. Outstanding warrants and options had an anti-dilutive effect and were therefore excluded from the computation of net loss per common share.

 [8] Minority interests in net income (losses) of consolidated entities

   Minority interests in net income (losses) of consolidated entities represents the allocation of net losses from certain consolidated entities to the respective minority interest shareholders and joint venture partners.

 [9] Fiscal year end

   During 1995, the Company changed its fiscal year from December 31 to September 30.

 [10] Letters of credit

   The Company utilizes letters of credit to back certain financing instruments. The letters of credit reflect fair value as a condition of their underlying purpose and are subject to fees competitively determined in the market place.

 [11] Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 [12] Recent Pronouncements

   The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). The Company will adopt the

                  ADVANCED NMR SYSTEMS INC. AND SUBSIDIARIES

                              SEPTEMBER 30, 1996

disclosure requirements of SFAS 123 during the Company's fiscal year ending September 30, 1997 but will account for its employee stock option plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" as permitted under SFAS 123.

   In addition, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of" ("SFAS 121"). SFAS 121 is also effective for the Company's fiscal year ending September 30, 1997. The Company believes adoption of SFAS 121 will not have a material impact on its financial statements.

(NOTE C) -- LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

   Long-term debt and capital lease obligations at September 30, 1996 and 1995 consisted of the following:

                                                                          1996          1995
                                                                     ------------- -------------
Term loan and revolver loan payable to a bank, collateralized by
 all the business assets of the Company.............................  $11,855,000    $13,500,000
Note payable to a leasing company, interest at 11.5%, monthly payments of principal and interest of $40,147 payable through
 September 2000, collaterized by certain business assets of the
 Company............................................................    1,803,000             --
Note payable to a leasing company, interest at 9.5%, monthly payments of principal and interest of $55,762 payable through
 September 1998, collaterized by certain business assets of the
 Company............................................................    1,214,077      1,698,000
Note payable to a leasing company, interest at the prime rate plus
 0.5%, monthly principal payments of $22,917 payable through
 September 1999 collaterized by certain business assets of the
 Company............................................................      804,061      1,077,440
Note payable to a bank, interest at 8.7%, monthly payments of principal and interest of $10,415 payable through January 1997,
 collateralized by certain business assets of the Company ..........       30,797        156,817
Other notes payable ................................................      384,021        313,405
Capital lease obligations with interest rates ranging primarily
 from 9.6% to 16%...................................................    4,086,510      3,807,800
                                                                     ------------- -------------
Total long-term debt and capital lease obligations..................   20,178,356     20,553,462
Less: Current maturities ...........................................   14,495,637      4,274,110
                                                                     ------------- -------------
                                                                      $ 5,682,719    $16,279,352
                                                                     ============= =============

   On August 31, 1995, MDI entered into a bank credit facility to borrow up to $15,000,000 (the "Credit Facility") under a $6,000,000 revolving credit loan which expires August 31, 1998 and a $9,000,000 term loan. The term loan is required to be paid in eighteen quarterly installments of $500,000 commencing March 31, 1996. As of September 30, 1996 and 1995, there was $4,355,000 and $4,500,000, respectively, borrowed under the revolving credit loan and $7,500,000 and $9,000,000, respectively, borrowed under the term loan. Borrowings under the revolving credit loan bear interest at either 0.25% over the prime rate or 2.5% over the 30 day LIBOR rate. Borrowings under the term loan bear interest at either 0.5% over the prime rate or 3.0% over the 30 day LIBOR rate. A condition of default would increase the term loan rate to 2% over the prime rate.

                  ADVANCED NMR SYSTEMS INC. AND SUBSIDIARIES

                              SEPTEMBER 30, 1996

    The lenders have a security interest in substantially all of the assets of the Company. The Credit Facility contains various restrictive operating and financial covenants typically included in bank credit arrangements (including limitations on incurring additional indebtedness, paying cash dividends to the parent company, and maintaining certain financial ratios and default provisions). At September 30, 1996, the Company was not in compliance with several restrictive covenants which have only been waived by the bank only through March 31, 1997. In addition, the bank has deferred the December 31, 1996 scheduled term loan payment of $500,000 until March 31, 1997. In addition, the bank has deferred the December 31, 1996 scheduled term loan payment of $500,000 until March 31, 1997. Accordingly, the entire amount under the bank credit facility has been classified as current in the accompanying financial statements (see Note L).

   On August 19, 1996, the Company amended its Credit Facility to reduce the revolving credit loan to a maximum of $5,555,000, including letters of credit totaling $1,200,000. Further, under the terms of the amendment, ANMR was required to contribute $500,000 to MDI.

   In addition to the $11,855,000 balance outstanding at September 30, 1996 under the Credit Facility, the Company has outstanding letters of credit totaling $1,200,000 which guarantee certain MDI equipment financings.

 Capital Lease Obligations

   Future minimum lease payments, under capital leases, for the next five years and thereafter are as follows:

 FISCAL YEAR
------------------------------------
1997 ................................  $1,608,195
1998 ................................   1,223,072
1999 ................................   1,041,067
2000 ................................     752,175
2001.................................     159,071
                                      ------------
                                        4,783,580
Less: Amounts representing interest       697,070
                                      ------------
                                        4,086,510
Less: Current maturities ............   1,263,771
                                      ------------
                                       $2,822,739
                                      ============

   Maturities of long-term debt and capital lease obligations over the next five years and thereafter are as follows:

 FISCAL YEAR
-------------
1997..........  $14,495,637
1998..........    2,286,060
1999..........    1,574,319
2000..........    1,155,231
2001..........      667,109
               -------------
                $20,178,356
               =============

                  ADVANCED NMR SYSTEMS INC. AND SUBSIDIARIES

                              SEPTEMBER 30, 1996

    Property and equipment under capital lease at September 30, 1996 is as follows:

Property and equipment........... $4,976,000
Less: Accumulated amortization...  1,109,000
                                 ------------
                                  $3,867,000
                                 ============

(NOTE D) -- INCOME TAXES:

   As of September 30, 1996 and 1995, the components of the net deferred tax asset and liability are as follows:

                                        SEPTEMBER 30, 1996  SEPTEMBER 30, 1995
                                        ------------------ ------------------
Deferred tax assets:
 Net operating loss carryforward  .....    $ 10,280,000        $ 9,000,000
 Provision for discontinued operations        1,404,000                 --
 Deferred gains .......................          13,000             57,000
 Stock option compensation ............              --            322,000
 Capital lease ........................          22,000             59,000
 Other ................................          57,000             88,000
 Valuation Allowance ..................     (11,260,000)        (8,760,000)
                                        ------------------ ------------------
                                           $    516,000        $   766,000
Deferred tax liabilities:
 Depreciation .........................    $    296,000        $   420,000
 Amortization .........................         184,000            137,000
                                        ------------------ ------------------
                                           $    480,000        $   557,000
                                        ------------------ ------------------
                                           $     36,000        $   209,000
                                        ================== ==================

   At September 30, 1996 and September 30, 1995, the valuation allowance relates principally to uncertainty surrounding the realization of the net operating loss carryforward benefit.

   At September 30, 1996 and September 30, 1995, the Company had available net operating loss carryforwards for tax purposes, expiring through 2011 of approximately $26,000,000 and $21,000,000, respectively. The Internal Revenue Code contains provisions which may limit the net operating loss carryforward available for use in any given year if significant changes in ownership interest of the Company occur.

   The Company and MDI file a consolidated tax return. The Company and AMS file separate income tax returns. Accordingly, losses incurred by AMS are not available to the Company to offset its future income.

                  ADVANCED NMR SYSTEMS INC. AND SUBSIDIARIES

                              SEPTEMBER 30, 1996

    The following table reconciles the tax provision per the accompanying statements of operations with the expected provision obtained by applying statutory tax rates to the pretax loss:

                                            YEAR ENDED                 NINE MONTHS ENDED           YEAR ENDED
                                          SEPTEMBER 30,                  SEPTEMBER 30,           SEPTEMBER 30,
                                  ------------------------------ ------------------------------
                                       1996            1995           1996            1995            1994
                                  --------------  -------------- --------------  --------------  --------------
                                                   (UNAUDITED)                    (UNAUDITED)
Pretax loss .....................   $(8,139,575)   $(3,882,968)    $(1,677,758)   $(1,341,788)    $(3,546,998)
Loss attributable to AMS ........            --      2,414,331       1,684,048      1,772,880       2,503,162
                                  -------------- --------------  -------------- --------------  ---------------
Parent company pretax
 income (loss)...................   $(8,139,575)   $(1,468,637)    $     6,290    $  (431,092)    $(1,043,836)
                                  ============== ==============  ============== ==============  ===============
Expected tax (benefit)
 at 34%..........................   $(2,767,456)   $  (499,337)    $     2,000    $  (147,000)    $  (355,000)
Adjustment due to increase
 in valuation reserve............     2,767,456        499,337              --        147,000         355,000
Other............................        42,288             --              --             --              --
Utilization of available net
 operating loss carryforward ....            --             --          (2,000)            --              --
                                  -------------- --------------  -------------- --------------  ---------------
Tax provision per financial
 statements......................   $    42,288    $        --     $        --    $        --     $        --
                                  ============== ==============  ============== ==============  ===============
Permanent Difference:
Amortization of discount related
 to issuance of convertible
 debentures (Note C).............       542,700             --         542,700             --              --
                                  ============== ==============  ============== ==============  ===============

(NOTE E) -- COMMITMENTS AND CONTINGENCIES:

 [1] Operating leases:

   The Company leases facilities and equipment under noncancelable operating leases expiring at various dates through fiscal 2001. Facility leases require the Company to pay certain insurance, maintenance and real estate taxes. Rental expenses totaled approximately $2,349,000 and $1,555,000 for the years ended September 30, 1996 and 1995, $485,000 and $300,000 for the nine month periods ended September 30, 1995 and 1994 and $398,000 and $370,000 for the years ended December 31, 1994 and 1993, respectively.

   Future basic rental commitments under operating leases are as follows:

 FISCAL YEAR
-------------
1997 .........  $1,828,087
1998 .........   1,426,630
1999 .........     847,086
2000 .........     618,138
2001 .........     172,318
               ------------
  Total ......  $4,892,259
               ============

   The Company also leases specially prepared sites at certain hospitals at which it operates its mobile MRI units. Space is also generally leased within the hospital facilities for patient registration and clinical and other administrative services. Lease agreements with the hospitals are typically for five years.

                  ADVANCED NMR SYSTEMS INC. AND SUBSIDIARIES
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                              SEPTEMBER 30, 1996

    Future rentals under hospital rent agreements are as follows:

 FISCAL YEAR
-------------
1997 .........  $  471,417
1998 .........     435,581
1999 .........     249,801
2000 .........     135,401
2001 .........      11,167
               -----------
  Total ......  $1,303,367
               ===========

   Hospital rental expenses for the years ended September 30, 1996 and 1995 and the nine months ended September 30, 1995 totaled $481,000, $38,000 and $38,000, respectively.

   Effective November 28, 1995, ANMR terminated the Key Employment Agreement, dated May 2, 1995, of John A. Lynch, Chief Executive Officer of MDI. MDI's Chief Operating Officer was named the Acting President of MDI. At September 30, 1995, accrued expenses include approximately $500,000 of severance benefits accrued in accordance with the terms of the Key Employment Agreement. In March 1996, the Company's former Chief Executive Officer filed a demand for arbitration seeking a declaratory ruling, equitable relief and damages related to claims arising out of the Key Employment Agreement. Although the outcome of this arbitration is uncertain, the Company does not believe that the results of this arbitration will have a material effect on the consolidated financial position or results of operations of the Company.

   During 1996, the Company became engaged in litigation with one of its customers regarding the performance of its enhancement package for several MRI systems sold to the customer for approximately $1,500,000. The Company believes that this situation was exacerbated by its decision to discontinue its imaging systems operations (see Note K). The Company is seeking an equitable resolution to the dispute. The outcome of this matter is unpredictable, but the Company does not believe that the final outcome will have a material effect on the consolidated financial position or results of operations of the Company.

   The Company is also subject to legal proceedings and claims that arise in the normal course of business. Management believes, based on consultation with counsel, that any such liabilities resulting from these matters would not materially affect the consolidated financial position of the Company or its results of operations.

(NOTE F) -- CAPITAL TRANSACTIONS:

 [1] Convertible Preferred Stock:

   In May 1996, the Company closed a private placement (the "Placement") of $3.7 million principal amount of newly issued Series A Convertible Preferred Stock, $.01 par value, (the "Preferred Stock"). Preferred Stock shareholders are entitled to receive dividends at a rate of $40.00 per share per annum, when and as declared by the Board of Directors of the Company. At December 31, 1996, approximately 2,200 shares of Preferred Stock was still outstanding after certain conversions. The net proceeds from the Placement of approximately $3,320,000, after payment of fees and related expenses, is being used for working capital.

   Each share of Preferred Stock is convertible into shares of common stock at a conversion price equal to the lesser of 125% of the market price on the issuance date, or 75% of the market price on the conversion date. The market price, as defined in the agreement equals the average closing bid price of the common stock for the five trading days immediately preceding the issuance date or the conversion date,

                  ADVANCED NMR SYSTEMS INC. AND SUBSIDIARIES

                              SEPTEMBER 30, 1996

as may be applicable, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Through September 30, 1996, a total of 1,506 shares of Preferred Stock have been converted into a total of 39,215 shares of common stock.

 [2] Warrants

   In connection with the acquisition of MDI (see Note J), the Company issued 2,331,722 warrants to purchase the Company's stock at a purchase price of $3.75 per share at any time up to the expiration date on August 31, 2000.

   In connection with various debt and equity financing arrangements prior to 1994, the Company had issued warrants to purchase the Company's common stock. During 1993, all such outstanding warrants were either exercised or expired. The warrants exercised resulted in the Company issuing 6,262,746 shares of common stock for net proceeds of approximately $10,600,000.

   In 1993, a consultant was engaged to assist the Company in connection with the exercise of the above warrants. In lieu of a cash payment, the consultant was granted 189,000 shares of common stock and an option to purchase 250,000 shares of common stock at a purchase price of $2.50 per share. The difference between the fair market value of the common stock and the amount to be paid therefore, amounting to $801,750, was recorded as consulting expense in the financial statements for the year ended December 31, 1993. The Company canceled all of the options and 63,000 of the shares previously granted resulting in other income of approximately $392,000 during the nine months ended September 30, 1995.

   During 1994, in connection with an agreement with a financial advisory firm, the Company issued a warrant to the advisory firm to purchase 350,000 shares of the Company's common stock. The warrant is exercisable at $5.00 per share at any time up to the expiration date on March 6, 2005. The number of shares under the warrant and the exercise price are subject to adjustment in the event of stock dividends or splits. The warrant was sold to the investment advisor for $200 and has been valued at $35,200 in the accompanying financial statements. In addition to the warrant, the advisory firm received a quarterly retainer fee of $15,000 and received an additional fee for specific financing, merger or acquisition services. The agreement is cancelable by either party at any time.

 [3] Related-party transactions:

   One of the Company's former directors who is the brother of the president and sole shareholder of the underwriting firm used in the Company's initial public offering in 1983 was a director at the time of the offering. The underwriting firm has also assisted the Company in other financing transactions, including the public offering of the Company's subsidiary. The underwriting firm has received substantial fees, commissions and expenses for its services. During 1993, the underwriting firm exercised the remaining portion of a unit purchase option granted in connection with a private placement of securities whereby the underwriter purchased 146,000 shares of common stock and 146,000 class A warrants for $438,000. The warrants were also exercised in 1993 as indicated in Note F [2].

 [4] Stock options:

   The Company has an Incentive and Nonqualified Stock Option Plan which provides for the granting of options to purchase not more than 1,000,000 shares of common stock. Exercise prices for any incentive options are at prices not less than the fair market value at the date of grant, while exercise prices for nonqualified options may be at any price in excess of $.01. When fair market value at the date of issuance is in excess of the option exercise price, the excess is recorded as compensation expense. The total number of shares authorized for grant under this plan were reached during 1993 and no additional options can be granted. During fiscal 1996 certain options were canceled and replaced with options exercisable at the then fair market value.

                  ADVANCED NMR SYSTEMS INC. AND SUBSIDIARIES

                              SEPTEMBER 30, 1996

    Stock option transactions under the above plan for the past three years are as follows:

                               NUMBER OF    OPTION PRICE
                                 SHARES       PER SHARE
                              ----------- ---------------
Balance, December 31, 1993  .    336,487  $.65 -$4.38
Exercised in 1994 ...........    (12,409) $.65 -$3.18
Canceled in 1994 ............     (2,438) $.65 -$3.18
                              -----------
Balance, December 31, 1994  .    321,640  $.65 -$4.38
Granted in 1995 .............      6,000        $3.18
Exercised in 1995 ...........    (15,125)       $ .65
Canceled in 1995 ............    (16,300) $3.13-$3.18
                              -----------
Balance, September 30, 1995      296,215  $.65 -$4.38
Exercised in 1996 ...........    (31,625)       $0.65
Canceled in 1996 ............   (112,500) $2.63 -$4.38
                              ----------- ---------------
Balance, September 30, 1996      152,090  $.65 -$4.38
                              ===========

   During 1993, the Company adopted a new employee stock option plan and a stock option plan for nonemployee directors. The employee stock option plan provides for the granting of options to purchase not more than 2,250,000 shares of common stock. The options issued under the plan may be incentive or nonqualified options. The exercise price for any incentive options cannot be less than the fair market value of the stock on the date of the grant, while the exercise price for nonqualified options will be determined by the option committee. The Directors' stock option plan provides for the granting of options to purchase not more than 625,000 shares of common stock. The exercise price for shares granted under the Directors' plan cannot be less than the fair market value of the stock on the date of the grant. Both plans expire May 25, 2003. Stock option transactions under the 1993 plans are as follows:

                               NUMBER OF    OPTION PRICE
                                 SHARES       PER SHARE
                              ----------- ---------------
Balance, December 31, 1993  .    960,000  $3.13 -$3.25
Granted in 1994 .............    849,000  $2.38 -$5.25
Canceled in 1994 ............   (100,000)       $5.25
                              -----------
Balance, December 31, 1994  .  1,709,000  $2.38 -$5.25
Granted in 1995 .............    871,242  $.79 -$3.94
Canceled in 1995 ............   (341,200) $2.38 -$3.13
                              -----------
Balance, September 30, 1995    2,239,042  $.79 -$5.25
Granted in 1996 .............    440,000  $.50 -$2.19
Exercised in 1996 ...........    (75,862) $1.45 -$2.56
Canceled in 1996 ............   (622,492) $1.58 -$5.25
                              -----------
Balance, September 30, 1996    1,980,688  $.50 -$5.25
                              ===========

                  ADVANCED NMR SYSTEMS INC. AND SUBSIDIARIES

                              SEPTEMBER 30, 1996

    Stock transactions not covered under the option plans in 1996, 1995 and 1994 are as follows:

                               NUMBER OF    OPTION PRICE
                                 SHARES       PER SHARE
                              ----------- ---------------
Balance, December 31, 1993  .    573,750  $2.75 -$3.38
Granted in 1994 .............     10,000         $2.75
Exercised in 1994 ...........   (300,000) $2.75 -$3.18
Canceled in 1994 ............     (7,000)        $3.18
                              -----------
Balance, December 31, 1994  .    276,750  $3.18 -$3.38
Granted in 1995 .............    860,318  $.79 - $2.01
Canceled in 1995 ............   (261,750) $.79 - $3.38
                              -----------
Balance, September 30, 1995      875,318  $.79 - $3.38
Granted in 1996 .............    130,000  $.50 - $1.41
Canceled in 1996 ............   (150,000)        $2.56
                              -----------
Balance, September 30, 1996      855,318  $.79 - $3.38
                              ===========

   Under all plan and nonplan stock options, as of September 30, 1996, options to purchase 894,312 shares were available for grant and options to purchase 2,988,096 shares at a weighted average price of $1.39 per share were exercisable. The outstanding options expire at various dates within ten years from the date of grant.

 [5] Common stock reserved:

   As of September 30, 1996, the Company has reserved approximately 2,725,000 shares of common stock for issuance upon the exercise of the outstanding stock options granted in accordance with the stock option plans and stock options not covered by stock option plans.

 [6] Note receivable from stock sale:

   During 1994, a former employee of the Company exercised stock options in exchange for a note. The note was a nonrecourse promissory note bearing interest at the prime rate and was collateralized by the stock issued upon the exercise of the stock option. Interest was payable annually and the principal was due upon the sale of the shares by the former employee. During 1995, the note was canceled and the stock issued was returned to the Company.

(NOTE G) -- UNCONSOLIDATED SUBSIDIARY (AMS):

   AMS completed its initial public offering of stock in 1993 which generated net cash proceeds to AMS of approximately $7,400,000. As a result of the offering, the Company's percentage ownership of AMS was reduced to 73%. Prior to the offering, AMS issued bridge notes with warrants to purchase shares of common stock at a price of one-half the public offering price. In connection with the offering, AMS also granted an option to the underwriter to purchase shares at a price of 130% of the public offering price. AMS has also established an employee stock option plan under which certain options have been granted. As the warrants and options are exercised, the Company's percentage ownership of AMS will be further reduced. During 1994 and 1995, most of the above warrants and options were exercised whereby the Company's percentage ownership of AMS was reduced to approximately 61% at September 30, 1995.

   On May 15, 1996, AMS closed a private placement (the "AMS Placement") of $3 million principal 4% convertible debentures. Net proceeds from the AMS Placement was approximately $2,752,000 after payment of fees and related expenses. As of September 30, 1996, an additional 1,748,364 shares of common stock had been issued in connection with the conversion of these debentures whereby the

                  ADVANCED NMR SYSTEMS INC. AND SUBSIDIARIES

                              SEPTEMBER 30, 1996

Company's percentage ownership of AMS has been reduced to approximately 48% at September 30, 1996. Accordingly, the Company has switched from consolidation of AMS to the equity method of accounting.

   Also in connection with the AMS public offering, the Company agreed to place 2,750,000 of its 4,000,000 shares of AMS stock into escrow. The escrow shares will be released based upon AMS achieving certain levels of pretax income or share price in the future. If and when the shares are released from escrow, AMS will incur an expense based on the fair market value of AMS's stock at the time they are released. For accounting purposes, the Company treats the escrow shares as if they were outstanding. If the shares are not ultimately released from escrow, the Company's future interest in the earnings or losses of AMS will be reduced. The Company does not currently believe that the escrow shares will be released. However, through September 30, 1996, the escrow shares have been treated as if they were outstanding in determining consolidation policy because those shares have identical rights, including voting rights, to all other AMS shares.

   As disclosed in Note A[1], the Company has significant transactions with AMS in connection with a Shared Services Agreement. In addition, all of the executive officers and directors of AMS (except two directors) are also officers and directors of the Company. Accordingly, the Company is able to exert significant influence on the operations of AMS regardless of the amount of AMS shares that it owns.

   The investment in and advances to AMS at September 30, 1996 is as follows:

Investment  ..  $  768,640
Advances .....     671,551
               -----------
  Total ......  $1,440,191
               ===========

(NOTE H) -- RELATED PARTY TRANSACTIONS

   MDI has a management agreement with a professional corporation owned by an officer/director of MDI (the "Professional Corporation"). Pursuant to the management agreement, MDI manages all business and administrative aspects of the Professional Corporation, excluding medical and related services. Management fees under this contract totaled $15,000 and $5,000 for the year ended September 30, 1996 and the nine months ended September 30, 1995, respectively.

   Certain of the consolidated entities have entered into an agreement with the Professional Corporation whereby the Professional Corporation provided overall supervision and direction of medical services provided by the consolidated entities. Each of the agreements was for a five-year period, and required the payment of an annual fee and an initial training fee. Currently, each agreement renews automatically for one-year periods unless terminated by either party with appropriate advance notice.

(NOTE I) -- JOINT VENTURE

   MDI and an unrelated party (the "Joint Venture Partner") formed a joint venture (the "Joint Venture") under an agreement dated December 31, 1986, as amended (the "Joint Venture Agreement"). The Joint Venture was organized to license an MRI unit to an MDI operating entity (the "MDI Operating Entity") and to manage the MDI Operating Entity. The Joint Venture Partner was entitled to 46% of the net earnings of the Joint Venture during the ten-year term of the Joint Venture Agreement.

   The Joint Venture Partner purchased, for approximately $2,620,000, the necessary MRI equipment/ van and leasehold improvements which it licenses to the Joint Venture. The Joint Venture Agreement requires licensing fees to be paid as weekly priority payments to the Joint Venture Partner. Licensing fees have aggregated approximately $530,000 and $44,000 for the year ended September 30, 1996 and one month ended September 30, 1995, respectively. The Joint Venture in turn sublicenses the equipment/van

                  ADVANCED NMR SYSTEMS INC. AND SUBSIDIARIES

                              SEPTEMBER 30, 1996

and leasehold improvements to the MDI Operating Entity on the same terms under a Restated and Amended Medical Imaging Lease and Services Agreement dated August 6, 1990 and expiring on December 31, 1996 (the "Lease and Services Agreement"). These transactions have been accounted for as a capital lease in the accompanying consolidated financial statements and are included in the disclosures in Note C.

   In 1990, the parties agreed to amend and restate various existing agreements and to sign a Medical Imaging Lease and Services Agreement effective June 1, 1990 and expiring on December 31, 1996 between the Joint Venture and a second MDI operating entity. Also, the Joint Venture Partner agreed to loan MDI up to $487,500 which amount was, on December 20, 1990, converted to purchase from MDI an additional 5% interest in the earnings of the Joint Venture. In connection with this transaction, MDI deferred a $445,730 gain, which is being amortized on a straight-line basis over the remaining term of the Joint Venture Agreement as an offset to minority interest in consolidated partnerships' net income in the accompanying consolidated statements of income.

   The Company filed a complaint in September 1992 against the Joint Venture Partner and certain of its affiliates, seeking a declaration, damages, and equitable relief relating to an alleged breach by the Joint Venture Partner of certain fiduciary and contractual obligations with respect to the business of the Company. The Joint Venture Partner filed a counterclaim against the Company also seeking damages and equitable relief while alleging breach of fiduciary and contractual obligations by the Company. Although the outcome of this litigation is uncertain, the Company does not believe that the results of this litigation will have a material effect on the consolidated financial position or results of operations of the Company.

   Deferred gains, including $60,000 per year related to the Joint Venture Agreement, of approximately $134,000 and $11,000 related to the above transactions have been amortized during the year ended September 30, 1996 and the one month ended September 30, 1995, respectively.

(NOTE J) -- ACQUISITION OF MEDICAL DIAGNOSTICS, INC.

   Effective August 31, 1995, Medical Diagnostics, Inc. ("MDI") merged (the "Merger") with a wholly-owned subsidiary of the Company. In connection with the Merger, MDI entered into a loan and security agreement with a bank to finance the cash portion of the merger (see Note C). The acquisition has been accounted for under the purchase method of accounting and the purchase price of $29,806,000, exclusive of related costs, consisted of cash of approximately $11,196,000 and stock valued at approximately $18,610,000. In addition, 2,331,722 warrants to purchase ANMR stock at $3.75 per share were issued to MDI shareholders (see Note F). The purchase price and costs associated with the acquisition exceeded the fair value of the net assets acquired by approximately $26,933,000 which has been assigned to goodwill and is being amortized on a straight-line basis over thirty years. At September 30, 1996 and 1995, the Company owed former MDI shareholders approximately $46,000 and $1,696,000, respectively, for MDI common stock not yet converted.

(NOTE K) -- DISCONTINUED OPERATIONS

   In August 1996, the Company's Board of Directors adopted a formal plan to discontinue its Imaging Systems business segment. The segment has been accounted for as discontinued operations in accordance with APB 30, which among other provisions, requires the plan of disposal to be carried out within one year.

   Included in the loss from disposal of the Imaging Services business segment totaling $3,511,000 is a provision of $400,000 for future expenses to be incurred in connection with the disposal of the discontinued business. The operating results of the discontinued operations are summarized as follows:

                  ADVANCED NMR SYSTEMS INC. AND SUBSIDIARIES
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                              SEPTEMBER 30, 1996

                                               YEAR ENDED               NINE MONTHS ENDED        YEAR ENDED
                                             SEPTEMBER 30,                SEPTEMBER 30,         DECEMBER 31,
                                     ------------------------------ -------------------------- --------------
                                          1996            1995          1995          1994          1994
                                     -------------- --------------  ------------ ------------  --------------
                                                      (UNAUDITED)                 (UNAUDITED)
Revenues:
Imaging systems sales and other
 revenue............................   $ 4,847,648    $ 6,706,480    $6,643,090    $5,224,810    $ 5,288,200
Operating expenses:
Cost of goods sold..................     3,914,329      4,581,864     4,124,354     1,956,611      2,414,121
Research and development............     1,320,044      1,735,022     1,243,159     1,470,281      1,962,144
Selling, general and
 administrative.....................     3,541,981      2,911,174     2,170,442     2,054,461      2,795,193
                                     -------------- --------------  ------------ ------------  --------------
Total operating expenses............     8,776,354      9,228,060     7,537,955     5,481,353      7,171,458
                                     -------------- --------------  ------------ ------------  --------------
Loss from discontinued operations ..   $(3,928,706)   $(2,521,580)   $ (894,865)   $ (256,543)   $(1,883,258)
                                     ============== ==============  ============ ============  ==============

   The net assets of discontinued operations are summarized as follows:

                                                                     SEPTEMBER 30,    SEPTEMBER 30,
                                                                          1996            1995
                                                                    --------------- ---------------
Current assets ....................................................   $ 3,263,394      $ 7,908,105
Equipment, building, furniture and leasehold improvements, net ....       511,109          922,728
Other assets ......................................................     1,487,367          201,363
Current liabilities ...............................................    (1,000,000)      (2,097,436)
Provision for estimated loss on disposal of discontinued
 operations........................................................      (400,000)              --
Long-term debt ....................................................      (133,440)        (252,116)
                                                                    --------------- ---------------
Net assets of discontinued operations .............................   $ 3,351,189      $ 6,682,644
                                                                    =============== ===============

(NOTE L) -- LIQUIDITY AND BUSINESS RISKS

   Based on current estimates of cash flow, management does not believe that it will have sufficient cash to make mandatory term loan payments. Accordingly, the entire amount outstanding under the bank credit facility of $11,855,000 has been classified as a current liability in the accompanying consolidated financial statements. The Company is continuing to actively pursue various funding options, including the sale of certain portions of the Imaging and Rehabilitation services business segment. If the sale is successful, it will generate sufficientcash to meet obligations as they come due through fiscal 1997 (See Note C).

                  ADVANCED NMR SYSTEMS INC. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)

                                                                     JUNE 30, 1997   SEPTEMBER 30, 1996
                                                                    --------------- ------------------
ASSETS
Current assets:
 Cash and cash equivalents.........................................   $  5,913,106      $  3,287,880
 Cash, restricted .................................................      1,722,151                --
 Accounts receivable, net of reserve for bad debts of $607,000 at
  June 30, 1997 and $2,459,000 at September 30, 1996 ..............      2,779,730         8,015,083
 Inventories ......................................................        481,797           526,597
 Other current assets .............................................        217,511         1,002,846
                                                                    --------------- ------------------
  Total current assets ............................................     11,114,295        12,832,406
                                                                    --------------- ------------------
Equipment, building, furniture and leasehold improvements, net  ...        955,524         9,581,564
Goodwill, net .....................................................      2,417,844        26,205,525
Investment in and advances to unconsolidated subsidiary  ..........      1,332,132         1,440,191
Other .............................................................        165,022           664,844
                                                                    --------------- ------------------
TOTAL..............................................................   $ 15,984,817      $ 50,724,530
                                                                    =============== ==================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable..................................................   $    663,663      $ 01,870,274
 Accrued expenses .................................................      1,271,534         3,143,158
 Other current liabilities ........................................         40,750            59,326
 Current portion of long-term debt and capital lease obligations  .        675,897        14,495,637
                                                                    --------------- ------------------
  Total current liabilities .......................................      2,651,844        19,568,395
                                                                    --------------- ------------------
Long-term debt and capital lease obligations, less current portion         512,610         5,682,719
Minority interest in net assets of consolidated entities  .........             --         1,654,993
Stockholders' equity:
 Preferred stock, $.01 par value; authorized 1,000,000 shares;
  issued, -0- shares at June 30, 1997 and 2,194 shares at
  September 30, 1996 ..............................................             --                22
 Common stock, $.01 par value; authorized 50,000,000 shares;
  issued 43,747,628 at June 30, 1997 and 34,180,777 at
  September 30, 1996...............................................        437,476           341,808
 Additional paid-in capital........................................     55,776,542        55,392,656
 Accumulated deficit...............................................    (43,391,405)      (31,913,813)
                                                                    --------------- ------------------
                                                                        12,822,613        23,820,673
Less: treasury stock, at cost 225,000 common shares................          2,250             2,250
                                                                    --------------- ------------------
  Total stockholders' equity.......................................     12,820,363        23,818,423
                                                                    --------------- ------------------
TOTAL..............................................................   $ 15,984,817      $ 50,724,530
                                                                    =============== ==================

The accompanying notes to financial statements are an integral part hereof.

                          ADVANCED NMR SYSTEMS, INC.

                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)

                                                       THREE MONTHS ENDED             NINE MONTHS ENDED
                                                            JUNE 30,                      JUNE 30,
                                                  ---------------------------- -------------------------------
                                                      1997           1996            1997            1996
                                                  ------------ --------------  --------------- --------------
Revenues:
 Net patient service revenue ....................      920,563     6,773,129       11,608,067     19,052,622
 Management fees and other ......................           --       146,254          287,316        531,885
                                                  ------------ --------------  --------------- --------------
 Total revenues .................................      920,563     6,919,383       11,895,383     19,584,507
                                                  ------------ --------------  --------------- --------------
Operating expenses:
 Cost of service operations .....................      770,836     4,216,004        8,269,199     11,970,632
 Research and development .......................           --       253,162               --        750,957
 Selling, general and administrative ............      758,548     1,686,980        3,045,433      4,798,040
 Provision for bad debt and collection costs  ...        1,810       603,510          849,842      1,576,874
                                                  ------------ --------------  --------------- --------------
 Total operating expenses .......................    1,531,194     6,759,656       12,164,474     19,096,503
                                                  ------------ --------------  --------------- --------------
Operating income (loss)from continuing
 operations .....................................     (610,631)      159,727         (269,091)       488,004
Other income ....................................        6,541            --          239,611        126,263
Loss on sale of imaging business ................     (144,922)           --       (9,377,283)            --
Interest income .................................      113,848        78,839          149,674        221,378
Interest expense ................................      (34,656)   (1,407,686)        (950,056)    (2,397,189)
                                                  ------------ --------------  --------------- --------------
Loss from continuing operations before minority
 interest, equity in loss of subsidiary and
 provision for taxes ............................     (669,820)   (1,169,120)     (10,207,145)    (1,561,544)
Minority interests in net income (loss) of
 consolidated entities...........................           --       300,831         (202,234)       360,487
Equity in net loss of unconsolidated subsidiary       (232,041)           --       (1,190,108)            --
                                                  ------------ --------------  --------------- --------------
Loss from continuing operations before income
 taxes...........................................     (901,861)     (868,289)     (11,599,487)    (1,201,057)
Provision for income taxes.......................      (40,000)      (10,000)          63,445        (27,983)
                                                  ------------ --------------  --------------- --------------
Loss from continuing operations..................     (941,861)     (878,289)     (11,536,042)    (1,229,040)
Income (loss) from operations of discontinued
 division........................................       15,549    (1,358,129)          58,450     (3,327,068)
                                                  ------------ --------------  --------------- --------------
Net loss.........................................  $  (926,312)  $(2,236,418)    $(11,477,592)   $(4,556,108)
                                                  ============ ==============  =============== ==============
Income (loss) per common share:
Income (loss) from continuing operations ........  $      (.02)  $      (.03)    $       (.28)   $      (.04)
Income (loss) from operations of discontinued
 division........................................          (--)         (.04)             (--)          (.11)
                                                  ------------ --------------  --------------- --------------
Net loss per share...............................  $      (.02)  $      (.07)    $       (.28)   $      (.15)
                                                  ============ ==============  =============== ==============
Weighted average number of shares outstanding ...   43,747,628    30,207,173       40,429,532     30,186,913
                                                  ============ ==============  =============== ==============

The accompanying notes to financial statements are an integral part hereof.

                  ADVANCED NMR SYSTEMS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                 (UNAUDITED)

                                 COMMON STOCK          PREFERRED STOCK
                           ------------------------- -------------------
                              SHARES       AMOUNT      SHARES    AMOUNT
                           ------------ -----------  --------- --------
Balance--As Restated--
 September 30, 1996 ......  34,180,777    $341,808      2,194   $  0 022
 Conversion of preferred
  stock ..................   9,566,851      95,668     (2,194)   (22   )
 Increase in
  proportionate share of
  subsidiary's equity
  related to sale of
  subsidiary's stock......          --          --         --     --
 Cumulative effect of
  forfeiture of escrow
  shares..................          --          --         --     --
 Net loss for the nine
  months ended June 30,
  1997 ...................          --          --         --     --
                           ------------ -----------  --------- --------
Balance--June 30, 1997  ..  43,747,628    $437,476          0   $  0
                           ============ ===========  ========= ========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             ADDITIONAL
                              PAID-IN       ACCUMULATED       TREASURY STOCK
                              CAPITAL         DEFICIT       SHARES       AMOUNT       TOTAL
   -----------------------------------------------------------------------------------------------------------------
Balance--As Restated--
 September 30, 1996 ......  $55,392,656    $(31,913,813)   225,000     $(2,250)   $ 23,818,423
 Conversion of preferred
  stock ..................      (95,646)                        --          --              --
 Increase in
  proportionate share of
  subsidiary's equity
  related to sale of
  subsidiary's stock......      871,466              --         --          --         871,466
 Cumulative effect of
  forfeiture of escrow
  shares..................     (391,934)             --         --          --        (391,934)
 Net loss for the nine
  months ended June 30,
  1997 ...................           --     (11,477,592)        --          --     (11,477,592)
                           ------------- ---------------  --------- -----------  --------------
Balance--June 30, 1997  ..  $55,776,542    $(43,391,405)   225,000     $ (2,250)  $ 12,820,363
                           ============= ===============  ========= ===========  ==============

The accompanying notes to financial statements are an integral part hereof.

                  ADVANCED NMR SYSTEMS, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)

                                                                                NINE MONTHS ENDED
                                                                         --------------------------------
                                                                          JUNE 30, 1997    JUNE 30, 1996
                                                                         --------------- ---------------
Cash flows from operating activities:
 Net loss ..............................................................   $(11,477,592)    $(4,556,108)
 Adjustments to reconcile net loss to net cash
  Used in operating activities:
 Loss on sale of imaging business ......................................      9,377,283              --
 Minority interest in net income (loss) of consolidated entities  ......        202,234        (360,487)
 Equity in loss of unconsolidated subsidiary ...........................      1,190,108              --
 Amortization of beneficial conversion feature .........................             --         883,333
 Depreciation and amortization..........................................        871,047       2,527,343
 Changes in assets and liabilities:
  Increase in restricted cash ..........................................     (1,722,151)
  Accounts receivable, net .............................................         58,271         687,068
  Inventories ..........................................................         44,800      (2,479,731)
  Other current assets .................................................        427,223         674,463
  Accounts payable and accrued expenses ................................     (1,405,177)      1,431,747
                                                                         --------------- ---------------
 Net cash (used) in operating activities ...............................      2,433,954      (1,192,372)
                                                                         --------------- ---------------
Cash flows from investing activities:
 Purchase of imaging and rehabilitation business .......................             --      (1,650,000)
 Proceeds from sale of imaging business ................................      7,938,917              --
 Patent costs ..........................................................             --         (36,203)
 Advances to unconsolidated subsidiaries ...............................       (602,516)             --
 Purchase of minority interest in Rehabilitation business  .............     (1,500,000)             --
 Purchase of equipment, furniture and leaseholds improvements  .........     (2,000,352)       (527,184)
 Other assets ..........................................................        225,912        (211,310)
                                                                         --------------- ---------------
 Net cash provided (used) in investing activities ......................      4,061,961      (2,424,697)
                                                                         --------------- ---------------
Cash flows from financing activities:
 Exercise of stock options .............................................             --         130,667
 Proceeds from issuance of convertible debentures and warrants  ........             --       2,751,950
 Proceeds from issuance of preferred stock .............................             --       3,316,645
 Proceeds from issuance of long-term debt ..............................      1,842,707         680,000
 Financing of purchase of minority interest in Rehabilitation business        1,300,000              --
 Repayment of long-term debt and capital lease obligations  ............     (1,674,827)     (3,452,246)
 Distributions to minority interests ...................................       (470,661)       (759,500)
                                                                         --------------- ---------------
 Net cash provided by financing activities .............................        997,219       2,667,516
                                                                         --------------- ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...................      2,625,226        (949,553)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD .........................      3,287,880       7,542,508
                                                                         --------------- ---------------
CASH AND CASH EQUIVALENTS, END OF PERIOD................................   $  5,913,106     $ 6,592,955
                                                                         =============== ===============
Supplement disclosures of cash flow information:
 Interest paid during the period........................................   $    924,117     $   619,744
                                                                         =============== ===============
Supplemental disclosures of Non-cash Investing and Financing
 Activities:
 Additions to capital leases............................................   $         --     $ 1,870,874
                                                                         =============== ===============
See Statement of Stockholders' Equity for amounts of non-cash charges related to beneficial conversion features

The accompanying notes to financial statements are an integral part hereof.

                 ADVANCED NMR SYSTEMS, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 BASIS OF PRESENTATION

   The accompanying financial statements have been restated to include adjustments to the September 30, 1996 balances of additional paid in capital and accumulated deficit to reflect a change in accounting for the May 1996 issuance of certain convertible securities by Advanced NMR and AMS whereby the beneficial conversion feature of the securities has been recorded as a dividend in the case of convertible preferred stock and as additional interest expense in the case of converrible debentures.

   The results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the fiscal year. In the opinion of management, the information contained herein reflects all adjustments necessary to make the results of operations for the interim periods a fair statement of such operations. All such adjustments are of a normal recurring nature.

   The accompanying financial statements do not contain all of the disclosures required by generally accepted accounting principles and should be read in conjunction with the financial statements and related notes included in the Company's annual report on form 10-K and 10-K/A for the year ended September 30, 1996.

NOTE 2 THE COMPANY

   In August, 1996, the Company announced a new strategic direction, whereby the Company would focus on the development of breast imaging centers and on its Imaging and Rehabilitation Services business. The Company would also continue to provide very high field MRI systems for clinical applications and advanced research through its agreement with GE Medical Systems ("GEMS") (see
Note 3). From its inception through November 1992, the Company engaged exclusively in research and development activities for its Instascan(Trademark) ultrafast magnetic resonance imaging system. In 1992, the Company received FDA clearance and commenced commercial marketing activities up until August 1996, when the Company discontinued the manufacture of its InstaScan(Trademark) product.

   On February 27, 1997, Medical Diagnostics, Inc., a wholly owned subsidiary of the Company merged with MDI Acquisition Corporation, a newly formed wholly-owned subsidiary of US Diagnostic Inc. ("USD") and became a wholly-owned subsidiary of USD. The Merger was effected pursuant to an Agreement and Plan of Merger, dated January 20, 1997.

   On March 21, 1997, the Company acquired the remaining 25% minority interest in the Rehabilitation Business for $1.5 million which included a seller note of $1.3 million, maturing October 1998, payable quarterly with a balloon payment of $200,000.

NOTE 3 THE PROPOSED MERGER

   On June 23, 1997, the Company entered into an Agreement and Plan of Merger ("Merger Agreement") with AMS, whereby AMS will merge (the "AMS Merger") into AMS Merger Corp. ("Merger Corp."), a wholly owned subsidiary of ANMR, and become a wholly owned subsidiary of ANMR. As a condition of the AMS Merger, ANMR will amend its Certificate of Incorporation to effect a one-for-ten Reverse Stock Split. In consideration for the Merger, AMS shareholders will receive .4 of a share of ANMR, on a post-Reverse Stock Split basis, in exchange for each share of AMS stock, and outstanding AMS options and warrants would be exchanged on a similar basis. The Company expects to complete the AMS Merger in September, after approval by stockholders of AMS and ANMR and other customary closing conditions

NOTE 4 THE GEMS AGREEMENT

   In July 1994, the Company concluded an agreement with GEMS for the sale of 3T and 4T research MR systems to GEMS through June 1999. These systems, which were not submitted to the FDA for

                 ADVANCED NMR SYSTEMS, INC. AND SUBSIDIARIES clearance for commercial use, were sold to research institutions throughout the world through September 1996. A 1993 agreement was modified to commit revenues realized from the sale of 3T and 4T systems through December 31, 1995 towards GEMS' obligation under the 1993 agreement. At June 30, 1997, there are twenty-four (24) Instascan systems and seven (7) 3T/4T systems in the field. The Company's exclusive contract with GEMS to provide engineering integration of very high field 3T and 4T MRI systems runs through June 1999. On August 18, 1997, Advanced NMR and GE entered into a purchase agreement whereby GE purchased from Advanced NMR all inventory, equipment and other assets, and assumed liabilities relating to the 3T, 4T and InstaScan business, in exchange for $2,432,580 in cash and the purchase by GE of $2,700,000 stated value of a newly issued class of Advanced NMR convertible redeemable preferred stock.

NOTE 5 AMS

   In May 1996, AMS closed a private placement (the "AMS Placement") of $3 million principal 4% convertible debentures. Net proceeds from the AMS Placement were approximately $2,752,000 after payment of fees and related expenses. As of September 30, 1996, an additional 1,748,364 shares of common stock had been issued in connection with the conversion of these debentures at which time the Company's percentage ownership of AMS was reduced to approximately 48%. Accordingly, as of September 30, 1996, the Company changed from consolidation of AMS to the equity method of accounting for its investment in AMS.

   In connection with the AMS January 1993 public offering, the Company, which was the sole stockholder of AMS, placed in escrow an aggregate of 2,750,000 (the "Escrow Shares") of the 4,000,000 shares of Common Stock it owned. On May 1, 1997, all the Escrow Shares were forfeited as a result of AMS' failure to achieve certain financial and market price milestones, which if achieved would have resulted in the release of the Escrow Shares to the Company. Upon the forfeiture of the Escrow Shares, the Company's interest in AMS was reduced to approximately 16% of the outstanding AMS Common Stock.

   Because the Company shares common facilities, executive officers and directors with AMS, the Company can exert significant influence on the operations of AMS and, accordingly, continues to account for its investment in AMS by the equity method. The Company's investment in and advances to AMS were as follows:

                JUNE 30, 1997   SEPTEMBER 30, 1996
               --------------- ------------------
Investment  ..    $   58,064        $  768,640
Advances .....     1,274,068           671,551
               --------------- ------------------
                  $1,332,132        $1,440,191
               =============== ==================


NOTE 6 PRIVATE PLACEMENT OF ANMR CONVERTIBLE PREFERRED STOCK

   In May 1996, ANMR closed a private placement (the "Placement") of $3.7 million face amount of newly issued Series A Convertible Preferred Stock, $.01 par value, (the "Preferred Stock"). Preferred Stock shareholders are entitled to receive dividends at a rate of $40.00 per share per annum, when and as declared by the Board of Directors of the Company. At January 31, 1997, all 3,700 shares of Preferred Stock had been converted into 13,488,320 shares of Common Stock. The net proceeds from the Placement of approximately $3,320,000, after payment of fees and related expenses, was used for working capital.

NOTE 7 MDI MERGER WITH USD AND RELATED PRO FORMA FINANCIAL INFORMATION

   On February 27, 1997, MDI, a wholly owned subsidiary the Company, merged with MDI Acquisition Corporation, a newly-formed wholly-owned subsidiary of USD and became a wholly-owned subsidiary of USD (the "MDI Merger"). The MDI Merger was effected pursuant to an Agreement and Plan of Merger, dated January 20, 1997.

                 ADVANCED NMR SYSTEMS, INC. AND SUBSIDIARIES

    At the effective time of the MDI Merger, USD paid the Company $22,000,000 (the "Merger Consideration") as follows: (i) to Chase Manhattan Bank N.A. (the "Bank"), on behalf of obligations of MDI which were guaranteed by the Company, an amount sufficient to fully satisfy all of MDI's obligations to the Bank (approximately $12,000,000) and (ii) the remainder of the Merger Consideration (approximately $10,000,000) to the Company. As a result of the MDI Merger, USD assumed approximately $9,000,000 in payment obligations under MDI's capital leases. The Company paid a financial advisor fee to Leeds Group Inc. and other expenses related to the MDI Merger.

   In addition, the Company maintained letters of credit in the aggregate amount of $700,000 securing certain of the capital leases assumed by USD, for which the Company received a $700,000 note from USD repayable on December 31, 1997 in the event the letters of credit are not replaced or removed. USD agreed to use to its best efforts to replace those letters of credit or to remove the requirement for them. There are also mutual indemnification's between the Company and USD whereby the Company has indemnified USD from any claims arising from the termination of the Key Employment Agreement of John
A. Lynch, MDI's former Chief Executive Officer and from any losses arising from the lawsuits between MDI and Raytel Medical Corporation, et al, ("Raytel"). In connection with the Raytel litigation $1,000,000 of the Merger Consideration and all of the Company's unescrowed shares in AMS have been placed in a blocked account as security until the litigation is settled or decided by a trial court.

   The loss on the sale of the imaging business of $9,377,283 has been determined based on the sales price less the Company's basis in the MDI assts, including a reduction of approximately $24,257,000 in goodwill. Costs or revenues arising from the Lynch Arbitration and the Raytel Litigation incurred by the Company subsequent to February 27, 1997 will be charged to loss on sale of imaging business.

   The following unaudited pro forma financial information sets forth the results of the Company as if the MDI Merger had occurred prior to October 1, 1996. The pro forma financial information does not purport to be indicative of what would have occurred had the acquisition been made as of October 1, 1996 or results that may occur in the future.

                NINE MONTHS ENDED
                  JUNE 30, 1997
                -----------------
Net revenues ..    $ 3,225,000
Net Loss.......    $(1,847,000)
Loss per share.    $     (0.05)


                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of
Advanced Mammography Systems, Inc.

   We have audited the accompanying balance sheets of Advanced Mammography Systems, Inc. (a development stage company) as at September 30, 1996 and September 30, 1995, and the related statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1996, the nine months ended September 30, 1995, the year ended December 31, 1994 and for the period July 2, 1992 (Inception) to September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Advanced Mammography Systems, Inc. at September 30, 1996 and September 30, 1995, and the results of its operations and its cash flows for the year ended September 30, 1996, the nine months ended September 30, 1995, the year ended December 31, 1994 and the period from July 2, 1992 (Inception) to September 30, 1996, in conformity with generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has experienced recurring losses and based on current estimates of cash flow, management does not believe that it will have sufficient cash to satisfy its obligations as they become due during fiscal 1997. This matter raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note A to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Richard A. Eisner & Company, LLP
Cambridge, Massachusetts
November 22, 1996

March 13, 1997 as to
Note A

                      ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                     (A COMPANY IN THE DEVELOPMENT STAGE)

                                BALANCE SHEETS

                                                                      SEPTEMBER 30,    SEPTEMBER 30,
                                                                           1996            1995
                                                                     --------------- ---------------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents .........................................   $  1,997,076     $ 1,832,563
 Inventory (Note B) ................................................      1,123,404         969,979
 Other current assets ..............................................         27,204               0
                                                                     --------------- ---------------
   TOTAL CURRENT ASSETS.............................................      3,147,684       2,802,542
Equipment--at cost, net of accumulated depreciation of $335,277 and
 $190,942 at September 30, 1996 and September 30, 1995,
 respectively (Note B) .............................................        611,432         603,797
Patent--at cost, net of amortization of $7,060 and $1,091 at
 September 30, 1996 and September 30, 1995, respectively (Note B) ..         24,661          24,028
Other ..............................................................              0          10,000
Debt issue cost (Note C) ...........................................        200,574               0
                                                                     --------------- ---------------

TOTAL ASSETS........................................................   $  3,984,351     $ 3,440,367
                                                                     =============== ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable & accrued expenses ...............................   $    184,785     $    25,083
 Compensation payable ..............................................         52,259          38,509
 Accounts payable to related party (Note E) ........................        671,551         133,428
                                                                     --------------- ---------------
TOTAL CURRENT LIABILITIES ..........................................        908,595         197,020
                                                                     --------------- ---------------
Notes Payable (Note C) .............................................      1,471,751               0
                                                                     --------------- ---------------
   TOTAL LIABILITIES ...............................................      2,380,346         197,020

STOCKHOLDERS' EQUITY (Notes A and C)
 Preferred stock, $.01 par value; 5,000,000 shares authorized, none
  issued ...........................................................             --              --
 Common stock, $.01 par value; 25,000,000 shares authorized,
  8,346,740 shares issued at September 30, 1996, and 6,598,376
  shares issued at September 30, 1995...............................         83,468          65,984
 Additional paid-in capital ........................................     14,368,542      11,847,729
 Deficit accumulated during the development stage ..................    (12,848,005)     (8,670,366)
                                                                     --------------- ---------------
   TOTAL STOCKHOLDERS' EQUITY ......................................      1,604,005       3,243,347
                                                                     --------------- ---------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY ...........................   $  3,984,351     $ 3,440,367
                                                                     =============== ===============

 The accompanying notes to financial statements are an integral part hereof.

                      ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                     (A COMPANY IN THE DEVELOPMENT STAGE)

                           STATEMENTS OF OPERATIONS

                                                                                                            CUMULATIVE
                                                  NINE MONTHS         NINE MONTHS                        FROM JULY 2, 1992
                               YEAR ENDED            ENDED               ENDED           YEAR ENDED       (INCEPTION) TO
                           SEPTEMBER 30, 1996  SEPTEMBER 30, 1995 SEPTEMBER 30, 1994  DECEMBER 31, 1994 SEPTEMBER 30, 1996
                           ------------------ ------------------  ------------------ -----------------  ------------------
                                                                     (UNAUDITED)
COSTS & EXPENSES:
Acquired Technology
 Rights (Note D) .........     $        --        $        --         $        --        $        --       $  1,720,000
Research & Development
 (Note D) ................       1,007,294            664,786             717,010            992,365          3,726,862
General & Administrative
 (Note E) ................       2,209,736          1,107,326           1,119,138          1,582,820          5,770,296
                           ------------------ ------------------  ------------------ -----------------  ------------------
LOSS FROM OPERATIONS  ....      (3,217,030)        (1,772,112)         (1,836,148)        (2,575,185)       (11,217,158)
Amortization of Debt
 Issuance Costs (Note C) .         (30,857)                --                  --                 --           (341,819)
Interest Expense (Note C).      (1,000,000)                --                  --                 --         (1,599,999)
Interest and Other
 Income...................          70,248             88,064              63,268             72,023            310,971
                           ------------------ ------------------  ------------------ -----------------  ------------------
NET LOSS AND DEFICIT
 ACCUMULATED DURING
 DEVELOPMENT STAGE .......     $(4,177,639)       $(1,684,048)        $(1,772,880)       $(2,503,162)      $(12,848,005)
                           ================== ==================  ================== =================  ==================
NET LOSS PER SHARE
 (Note B) ................     $     (1.03)       $      (.44)        $      (.64)       $      (.89)
                           ================== ==================  ================== =================
Weighted average number
 of Common Shares
 Outstanding .............       4,046,160          3,830,092           2,765,975          2,801,946
                           ================== ==================  ================== =================

 The accompanying notes to financial statements are an integral part hereof.

                      ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                    (A COMPANY IN THE DEVELOPMENT STAGE)

                STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                               COMMON STOCK        ADDITIONAL   DEFICIT ACCUMULATED
                                          ----------------------    PAID-IN         DURING THE
                                             SHARES     AMOUNT      CAPITAL      DEVELOPMENT STAGE
                                          ----------- ---------   -----------  ------------------
Common stock issued in connection with
 the acquisition of technology rights
 (Note D) ...............................  4,000,000    $40,000   $        --      $         --
Common stock warrants issued in
 connection with notes payable (Note
 C[3]) ..................................         --         --       500,000                --
Net loss--July 2, 1992 (inception) to
 December 31, 1992 ......................         --         --            --        (2,718,560)
                                          ----------- ---------  ------------- -------------------
Balance--December 31, 1992 ..............  4,000,000     40,000       500,000        (2,718,560)
Initial public offering of stock, net of
 offering costs .........................  1,483,500     14,835     7,449,677                --
Net loss for the year ended
 December 31, 1993 ......................         --         --            --        (1,764,596)
                                          ----------- ---------  ------------- -------------------
Balance--December 31, 1993 ..............  5,483,500     54,835     7,949,677        (4,483,156)
Warrants exercised ......................    223,105      2,231       667,084                --
Stock options exercised .................      5,000         50        39,950                --
Net loss for the year ended
 December 31, 1994 ......................         --         --            --        (2,503,162)
                                          ----------- ---------  ------------- -------------------
Balance--December 31, 1994 ..............  5,711,605     57,116     8,656,711        (6,986,318)
Stock options exercised .................    114,286      1,143       881,288                --
Warrants exercised ......................    772,485      7,725     2,309,730                --
Net loss for the nine months ended
 September 30, 1995 .....................         --         --            --        (1,684,048)
                                          ----------- ---------  ------------- -------------------
Balance--September 30, 1995 .............  6,598,376    $65,984   $11,847,729      $ (8,670,366)
Common stock warrants issued in
 connection with notes payable
 (Note C[3]) .............................         --         --       200,000                --
Beneficial conversion feature of
 convertible debentures (Note C)  .......                           1,000,000        (1,000,000)
Cost of warrants issuance ...............         --         --       (16,619)               --
Conversion of Notes Payable into Common
 Stock (Note C[3]) .......................  1,748,364     17,484     1,337,432                --
Net loss for the year ended
 September 30, 1996 .....................         --         --            --        (3,177,639)
                                          ----------- ---------  ------------- -------------------
Balance--September 30, 1996 .............  8,346,740    $83,468   $14,368,542      $(12,848,005)
                                          =========== =========  ============= ===================

The accompanying notes to financial statements are an integral part hereof.

                      ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                     (A COMPANY IN THE DEVELOPMENT STAGE)

                           STATEMENTS OF CASH FLOWS

                                                                                                                 CUMULATIVE
                                                       NINE MONTHS         NINE MONTHS                        FROM JULY 2, 1992
                                    YEAR ENDED            ENDED               ENDED           YEAR ENDED       (INCEPTION) TO
                                SEPTEMBER 30, 1996  SEPTEMBER 30, 1995 SEPTEMBER 30, 1994  DECEMBER 31, 1994 SEPTEMBER 30, 1996
                                ------------------ ------------------  ------------------ -----------------  ------------------
                                                                          (UNAUDITED)
Cash flows from operating
 activities:
 Net Loss .....................     $(4,177,639)       $(1,684,048)        $(1,772,880)       $(2,503,162)      $(12,848,005)
                                ------------------ ------------------  ------------------ -----------------  ------------------
 Adjustments to reconcile net
  loss to net cash flows from
  operating activities:
 Depreciation and
  amortization.................         148,920             81,485              49,381             76,889          1,100,090
 Amortization of debt issuance
  cost ........................          30,857                 --                  --                 --             82,682
 Amortization of discount
  related to issuance of
  convertible debentures  .....       1,000,000                                                                    1,000,000
 Common stock issued for
  technology rights ...........              --                 --                  --                 --             40,000
 Changes in assets and
  liabilities:
  Inventories .................        (153,425)          (702,641)            (58,720)          (267,338)        (1,123,404)
 Prepaid expenses & other
  assets ......................         (17,204)            58,720             (15,000)           (73,720)           (27,204)
 Accounts payable and other
  current liabilities .........         711,575           (217,103)            334,730            293,424            908,595
                                ------------------ ------------------  ------------------ -----------------  ------------------
 Total adjustments ............         720,723           (779,539)            310,391             29,255            980,759
                                ------------------ ------------------  ------------------ -----------------  ------------------
Net cash used for operating
activities  ...................      (2,456,916)        (2,463,587)         (1,462,489)        (2,473,907)       (10,867,246)
                                ------------------ ------------------  ------------------ -----------------  ------------------
Cash flows from investing
 activities:
 Capital expenditures .........        (158,571)           (94,562)           (444,814)          (479,095)          (978,429)
                                ------------------ ------------------  ------------------ -----------------  ------------------
Net cash used for investing
activities  ...................        (158,571)           (94,562)           (444,814)          (479,095)          (978,429)
                                ------------------ ------------------  ------------------ -----------------  ------------------
Cash flows from financing
 activities:
 Proceeds from notes payable
  and warrants ................       3,000,000                 --                  --                 --          5,000,000
 Debt issuance costs ..........        (220,000)                --                  --                 --           (530,962)
 Payment of notes payable  ....              --                 --                  --                 --         (2,000,000)
 Public offering of stock, net               --                 --                  --                 --          8,901,000
 Costs of Public Offering  ....              --                 --                  --                 --         (1,436,617)
 Sale of option to purchase
  units .......................              --                 --                  --                 --                129
 Proceeds from sale of stock
  and exercise of warrants  ...              --          3,199,886             469,060            709,315          3,909,201
                                                   ------------------  ------------------ -----------------  ------------------
Net cash provided by financing
 activities                           2,780,000          3,199,886             469,060            709,315         13,842,751
                                ------------------ ------------------  ------------------ -----------------  ------------------
Cash and cash equivalents:
 Net increase (decrease)  .....         164,513            641,737          (1,438,243)        (2,243,687)         1,997,076
 Balance, beginning of period         1,832,563          1,190,826           3,434,513          3,434,513       $         --
                                ------------------ ------------------  ------------------ -----------------  ------------------
 Balance, end of period  ......     $ 1,997,076        $ 1,832,563         $ 1,996,270        $ 1,190,826       $  1,997,076
                                ================== ==================  ================== =================  ==================

The accompanying notes to financial statements are an integral part hereof.

                      ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO FINANCIAL STATEMENTS

(NOTE A) THE COMPANY:

   Advanced Mammography Systems, Inc. (the "Company") was incorporated on July 2, 1992 as a wholly owned subsidiary of Advanced NMR Systems, Inc. ("ANMR"). At September 30, 1996, ANMR owns approximately 48% of the outstanding common stock of the Company. The Company was formed to develop a dedicated magnetic resonance imaging system for mammography. The Company obtained its mammography technology and certain rights to other technology from ANMR (Note D). The Company also intends to pursue other dedicated imaging systems in the future.

   The accompanying financial statements have been restated from those originally issued to reflect a change in accounting for the May 1996 issuance of the convertible debentures described in Note 3 to the financial statements. The debentures may be converted at a discount to the traded market price of the common stock into which the debentures are convertible. Previously, the measurement of the conversion feature was calculated assuming that the estimated fair value of the common stock into which the security is convertible was the quoted market price adjusted to reflect transferability restrictions. Accordingly, no portion of the proceeds on the debt issuance was allocated to the intrinsic value of the "fixed discount." In March 1997, the Securities and Exchange Commission's ("SEC") position was announced that a discount should be computed based on the Company's quoted market price and an allocation of a portion of the proceeds of the offering should be recognized as additional interest expense on the debentures. The Company is restating its financial statements to comply with this accounting treatment.

   This amended Form 10-K should be read in conjunction with all subsequent filings with the SEC which disclose significant developments including a proposed merger of ANMR and AMS. The impact on the results of operations for the year ended September 30, 1996 was to increase the net loss by approximately $1,000,000 and to increase net loss per share by $.24.

   The Company is in the development stage and its efforts through September 30, 1996 have been principally devoted to organizational activities, raising capital and research and development efforts. Management anticipates incurring substantial additional losses as it pursues its research and development efforts and production and marketing activities.

   The Company shares facilities and certain other resources with ANMR and costs are allocated between the companies based on estimated usage. Certain of ANMR's officers serve as officers of the Company and the Company obtains management and administrative support from ANMR's staff.

   In August 1996, ANMR's Board of Directors adopted a formal plan to discontinue its Imaging Systems Business Segment. The Company is renegotiating its Shared Services agreement based upon this discontinuance of operations for the upcoming year.

   The Company currently has no sources of recurring revenues and has incurred operating losses since its inception. At September 30, 1996, the Company has an accumulated deficit of $12,848,005. Such losses have resulted principally from costs incurred in research and development and from general and administrative expenses associated with the Company's operations. The Company expects that operating losses will continue for at least the next few years as product development, clinical testing and other operations continue. The Company currently funds its operations principally through the use of cash obtained from third party financing. The Company is continuing to actively pursue various funding options, including equity offerings, commercial and other borrowings, strategic corporate alliances and business combination transactions, or a combination of these methods for obtaining the additional financing that would be required to continue the research and development necessary to complete the development of its product and bring it to commercial markets. There can be no assurance that these efforts will be successful.

                      ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

 (NOTE B) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 [1] Fiscal year end:

   During 1995, the Company changed its fiscal year from December 31 to September 30. All references to years in these notes to financial statements represent fiscal years unless otherwise noted.

 [2] Depreciation and amortization:

   Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When property is retired or otherwise disposed of, the cost and accumulated depreciation is removed from the accounts, and any resulting gain or loss is included in expense.

 [3] Loss per share of common stock:

   The loss per share of common stock for the twelve months ended September 30, 1996 and the nine months ended September 30, 1995 and the nine months ended September 30, 1994 and the year ended December 31, 1994 is based on the weighted average number of common shares outstanding during the respective periods.

   Shares held in escrow are not treated as outstanding because their effect would be antidilutive (Note C[1]).

 [4] Cash Equivalents:

   The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

 [5] Inventories:

   Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventory is comprised principally of components to be used in the production of the mammography imaging systems.

 [6] Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 [7] Recent pronouncements:

   The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFA 123"). The Company will adopt the disclosure requirements of SFAS 123 during the Company's fiscal year ending September 30, 1997, but will account for its stock option plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" as permitted under SFAS 123.

   In addition, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"):
SFAS 121 is also effective for the Company's fiscal year ending September 30, 1997. The Company believes adoption of SFAS No. 121 will not have a material impact on its financial statements.

                      ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

 (NOTE C) CAPITALIZATION:

 [1] Common stock:

   As discussed in Note D, the Company has issued 4,000,000 shares of common stock to ANMR for a purchase price of $40,000. In connection with its initial public offering, ANMR placed 2,750,000 of the 4,000,000 shares outstanding into escrow. The escrow shares are to be released based upon the Company attaining certain levels of pretax income for the years ending December 31, 1995 and/or 1996 and if the market price of the Company's common stock reaches certain levels during defined periods ending December 31, 1996. If the shares are released from escrow the Company will incur an expense related to the value of the shares at the time they are released. The Company believes that it is highly unlikely that the escrow shares will be released.

 [2] Preferred stock:

   The Company has authorized the issuance of 5,000,000 shares of preferred stock, par value $.01 per share. The Board of Directors of the Company has broad discretion to create one or more series of preferred stock and to determine the rights, preferences and privileges of any such series.

 [3] Notes payable and related warrants:

   As of July 30, 1992, the Company issued $2,000,000 of notes, with an annual interest rate of 10%, originally payable on June 30, 1993. The notes were issued with detachable warrants to purchase 1,000,000 shares of common stock at a price equal to one-half the offering price of the initial public offering which was $6.00 per share. The notes were redeemed, including accrued interest, on the closing date of the Company's initial public offering in January 1993. Of the gross proceeds of $2,000,000 from the issuance of the notes, $500,000 was attributed to the value of the warrants and accounted for as debt discount and amortized over the term the debt was outstanding. Expenses incurred in connection with the issuance of the notes, amounting to $310,962 were amortized on the same basis.

   During 1996, pursuant to Regulation S of the Securities act of 1933, the Company issued $3,000,000 of 4% convertible notes payable. The notes are due in full on December 1, 1998. The principal amount of the notes is convertible into shares of common stock at a conversion price equal to the lesser of 125% of the market price on the issuance date, or 75% of the market price on the conversion date. The market price, as defined in the agreement, equals the average closing bid price of the common stock for the three trading days immediately preceding the issuance date or the conversion date, as may be applicable, as reported by the National Association of Securities Dealers Automated Quotation system ("NASDAQ"). Through September 30, 1996, a total of $1,438,000 of the principal amount of the notes payable had been converted into 1,748,364 shares of common stock of the Company and the principal amount of the notes outstanding at September 30, 1996, is $1,562,000. In conjunction with these notes, the Company issued warrants for the purchase of 395,000 shares of its common stock. The warrants are exercisable until May 15, 2001 at a price of $2.50 per share. The value assigned to these warrants, amounting to $200,000, is accounted for as debt discount and is being amortized over the period of time the notes are expected to be outstanding. The effective interest rate on the notes, including the debt discount, is approximately 201%.

 [4] Stock option plans:

   The Company has a stock option plan that provides for the granting of options to purchase up to 1,250,000 shares of common stock. The Plan provides for the granting of both incentive stock options and nonstatutory stock options to employees, directors and consultants.

   In addition, the Company has a Nonemployee Directors' Stock Option plan that provides for the granting of options to purchase up to 350,000 shares of common stock to nonemployee directors of the Company.

                      ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

    The Company has had the following option activity through September 30, 1996:

                        NUMBER     OPTION PRICE
                      OF SHARES      PER SHARE
                     ----------- ---------------
Balance--12/31/92  .          0    $        -0-
Granted ............    100,000    $ 6.00-$9.98
                     -----------
Balance--12/31/93  .    100,000    $ 6.00-$9.98
Granted ............    187,500    $4.63-$10.00
Canceled ...........    (50,000)   $      10.00
Exercised ..........     (5,000)   $       8.00
                     -----------
Balance--12/31/94  .    232,500    $4.63-$10.00
Granted ............    232,500    $4.63-$12.81
Canceled ...........    (20,000)   $       6.00
Exercised ..........     (5,000)   $       6.00
Balance--9/30/95  ..    440,000    $4.63-$12.81
Granted ............    850,000    $ 1.17-$8.00
Canceled ...........   (165,000)   $1.17-$12.81
                     ----------- ---------------
Balance--9/30/96  ..  1,125,000    $ 1.17-$8.00
                     =========== ===============

   Options for 241,250 shares are exercisable as of September 30, 1996, at various prices ranging from $1.17 to $8.00 per share. The number of shares available for future options is 300,000 under the Employee Plan and 175,000 under the Directors Plan.

(NOTE D) RESEARCH AND DEVELOPMENT ACTIVITIES:

   The Company utilized $1,680,000 of the net proceeds from the issuance of the notes described in the first paragraph of Note C[3], and issued 4,000,000 shares of common stock, which were assigned a value of $40,000, to purchase rights to certain technology owned by ANMR. The purchase price was determined without independent appraisal. The Company charged the cost of the rights to operations since the technology acquired is still in the development stage.

   From inception through September 30, 1996, the Company incurred research and development expenses totaling $3,726,862. These charges represent costs associated with the ongoing development of a dedicated mammography system.

(NOTE E) RELATED PARTY TRANSACTIONS:

   As mentioned in Notes A, C and D, the Company has entered into significant transactions with ANMR, including the purchase of certain technology rights and an agreement to share facilities and reimburse ANMR for allocated general and administrative expenses. The Company incurred allocated expenses of approximately $1,600,000 for the year ended September 30, 1996. In addition, the Company has been granted a sublicense from ANMR to certain patent rights which may be useful in its research and development efforts. The Company has assumed certain of ANMR's obligations in connection with this patent license including a payment of a license fee to the patent holder of $50,000 and royalties on future sales of products incorporating the technology underlying the patent. The Company also paid the patent holder a consulting fee of $52,000 in 1994.

(NOTE F) INCOME TAXES:

   Pursuant to the provisions of the Internal Revenue Code, the Company is deferring all start-up costs and research and development costs until operations, as defined by the Internal Revenue Code, commence. Accordingly, through September 30, 1996, only interest income and interest expense have entered into the determination of taxable income.

                      ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

    At September 30, 1996 and September 30, 1995, the Company had no current tax liability or deferred tax liability. It had deferred tax assets due to net temporary differences and net operating loss carryforwards amounting to approximately $4,620,000, all of which had been fully reserved because the likelihood of the realization of the benefits cannot be established. The temporary differences principally relate to the deferral of start up and research and development costs noted above.

   At September 30, 1996, the Company's net operating loss carryover for federal income tax purposes amounts to approximately $400,000 and expires through 2011.

   The following table reconciles the tax benefit per the accompanying statements of operations with the expected provision obtained by applying statutory tax rates to the pretax loss:

   The Internal Revenue Code contains provisions which may limit the net operating loss carryforwards available for use in any given year if significant changes in ownership interest of the Company occur.

                                                                    NINE MONTHS ENDED
                                                                      SEPTEMBER 30,
                                                             ------------------------------
                                              YEAR ENDED                                        YEAR ENDED
                                          SEPTEMBER 30, 1996       1995           1994       DECEMBER 31, 1994
                                          ------------------ --------------  -------------- -----------------
                                                                               (UNAUDITED)
Pretax (loss) per accompanying
 statements of operations................     $(3,178,000)     $(1,684,000)    $(1,773,000)     $(2,503,000)
Expected tax (benefit) at 39%, including
 the net effect of state income taxes ...      (1,239,000)        (657,000)       (691,000)        (976,000)
Adjustments due to:
 Increase in valuation reserve...........       1,241,000          685,000         691,000        1,000,000
 Benefit of net operating loss
 carryover...............................          (2,000)         (28,000)             --          (24,000)
Tax provision per financial statements ..     $       -0-      $       -0-     $       -0-      $       -0-
Permanent Difference:
 Amortization of discount related to
 issuance of convertible debentures
 (Note C)................................     $ 1,000,000

                      ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                     (A COMPANY IN THE DEVELOPMENT STAGE)

                                BALANCE SHEETS

                                                         JUNE 30, 1997
                                                          (UNAUDITED)    SEPTEMBER 30, 1996
                                                        --------------- ------------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents .............................   $    832,611      $  1,997,076
Inventory .............................................        987,069         1,123,404
Other current assets ..................................          7,610            27,204
                                                        --------------- ------------------
 TOTAL CURRENT ASSETS .................................      1,827,290         3,147,684
Equipment--at cost, net of accumulated
 depreciation of $438,027 and $335,277
 at June 30, 1997 and September 30, 1996, respectively         622,510           611,432
Patent--at cost, net of amortization of $11,698 and
 $7,060 at June 30, 1997 and September 30, 1996,
 respectively .........................................         20,022            24,661
Other .................................................         17,826                --
Debt issue cost .......................................         27,298           200,574
                                                        --------------- ------------------
TOTAL ASSETS ..........................................   $  2,514,946      $  3,984,351
                                                        =============== ==================
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES ...................................
Accounts payable & accrued expenses ...................   $    274,310      $    184,785
Compensation payable ..................................         93,055            52,259
Accounts payable to related party .....................      1,274,068           671,551
                                                        --------------- ------------------
 TOTAL CURRENT LIABILITIES ............................      1,641,433           908,595
Notes Payable .........................................        519,678         1,471,751
                                                        --------------- ------------------
 TOTAL LIABILITIES ....................................      2,161,111         2,380,346
STOCKHOLDERS' EQUITY ..................................
Preferred stock, $.01 par value,
 5,000,000 shares authorized
 none issued ..........................................             --                --
Common stock, $.01 par value,
 authorized 25,000,000 shares;
 issued 7,616,254 and 8,346,740 .......................         76,163            83,467
Additional paid in capital ............................     16,564,776        14,368,543
Deficit accumulated during the development stage  .....    (16,287,104)      (12,848,005)
                                                        --------------- ------------------
 TOTAL STOCKHOLDERS' EQUITY ...........................        353,835         1,604,005
                                                        --------------- ------------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY ..............   $  2,514,946      $  3,984,351
                                                        =============== ==================

                      See notes to financial statements

                      ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                     (A COMPANY IN THE DEVELOPMENT STAGE)

                           STATEMENTS OF OPERATIONS
                                 (UNAUDITED)


                                    QUARTERS ENDED               NINE MONTHS ENDED            CUMULATIVE
                                       JUNE 30,                       JUNE 30,            FROM JULY 2, 1992
                            ------------------------------ ------------------------------  (INCEPTION DATE)
                                 1997            1996           1997            1996       TO JUNE 30, 1997
                            -------------- --------------  -------------- --------------  -------------------
REVENUES
System Revenues ...........   $        --    $        --     $   400,000    $        --      $    400,000
                            -------------- --------------  -------------- --------------  -----------------
TOTAL REVENUES ............            --             --         400,000             --           400,000
OPERATING EXPENSES ........
Acquired technology .......            --             --              --             --         1,720,000
Manufacturing .............       155,045             --         703,571             --           703,571
Research & development  ...       470,315        253,161       1,318,026        750,956         5,044,888
General & administrative  .       683,312        551,785       1,833,986      1,571,595         7,604,281
                            -------------- --------------  -------------- --------------  -----------------
TOTAL OPERATING EXPENSES  .     1,308,672        804,946       3,855,583      2,322,551        15,072,740
                            -------------- --------------  -------------- --------------  -----------------
(LOSS) FROM OPERATIONS  ...    (1,308,672)      (804,946)     (3,455,583)    (2,322,551)      (14,672,740)
Amortization of debt
 issuance cost ............        (4,835)            --         (51,122)            --          (392,941)
Interest expense ..........            --       (883,333)             --       (883,333)       (1,599,999)
Interest & other income  ..        21,642         14,314          67,606         42,923           378,576
                            -------------- --------------  -------------- --------------  -----------------
NET LOSS AND DEFICIT
 ACCUMULATED DURING
 DEVELOPMENT STAGE.........   $(1,291,865)   $(1,673,965)    $(3,439,099)   $(3,162,961)     $(16,287,104)
                            ============== ==============  ============== ==============  =================
NET LOSS PER SHARE ........   $      (.20)   $      (.43)    $      (.53)   $      (.82)
                            ============== ==============  ============== ==============
Weighted average number of
 common shares outstanding      6,488,513      3,848,376       6,488,513      3,848,376
                            ============== ==============  ============== ==============

                      See notes to financial statements

                      ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                     (A COMPANY IN THE DEVELOPMENT STAGE)

                           STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)

                                                                                       CUMULATIVE
                                                                                          FROM
                                                       NINE MONTHS ENDED JUNE 30,     JULY 2, 1992
                                                     ------------------------------ (INCEPTION DATE)
                                                          1997            1996      TO JUNE 30, 1997
                                                     -------------- --------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss) ..................................   $(3,439,099)   $(3,162,961)    $(16,287,104)
                                                     -------------- --------------  ----------------
Adjustments to reconcile net loss to net cash flows
 from operating activities:
 Depreciation and amortization .....................       135,149         89,884        1,235,240
 Amortization of debt issuance cost ................        51,122             --          133,804
 Amortization of beneficial conversion feature  ....            --        883,333        1,000,000
 Common stock issued for technology rights  ........            --             --           40,000
Changes in assets and liabilities:
 Inventories .......................................       136,335       (139,586)        (987,069)
 Other current assets ..............................         1,768          5,000          (25,436)
 Accounts payable & accrued expenses ...............        89,525          82,34          274,310
 Other current liabilities .........................       643,313        101,455        1,367,123
                                                     -------------- --------------  ----------------
Total adjustments ..................................     1,057,212      1,022,220        3,037,972
                                                     -------------- --------------  ----------------
NET CASH (USED) FOR OPERATING ACTIVITIES:                2,381,887     (2,140,741)     (13,249,132)
                                                     -------------- --------------  ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Patent costs ......................................            --         (3,098)         (31,720)
 Net additions to furniture, equipment, and
  leasehold
  improvements .....................................      (113,828)        (5,758)      (1,060,538)
                                                     -------------- --------------  ----------------
NET CASH (USED) FOR INVESTING ACTIVITIES:                 (113,828)        (8,856)      (1,092,258)
                                                     -------------- --------------  ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payment of notes payable ..........................            --             --       (2,000,000)
 Proceeds from notes payable & warrants ............            --      3,000,000        5,000,000
 Public offering of stock, net .....................            --             --        8,901,000
 Secondary offering of stock .......................     1,500,000             --        1,500,000
 Debt issuance cost ................................      (168,750)      (220,000)        (699,712)
 Cost of public offering ...........................            --             --       (1,436,617)
 Sale of option to purchase units ..................            --             --              129
 Exercise of stock & warrants ......................            --             --        3,909,201
                                                     -------------- --------------  ----------------
NET CASH PROVIDED BY FINANCING ACTIVITIES:               1,331,250      2,780,000       15,174,001
                                                     -------------- --------------  ----------------
CASH AND CASH EQUIVALENTS:
 Net increase (decrease) ...........................    (1,164,465)       630,403          832,611
 Balance, beginning of period ......................     1,997,076      1,832,563               --
                                                     -------------- --------------  ----------------
 Balance, end of period ............................   $   832,611    $ 2,462,966     $    832,611
                                                     ============== ==============  ================
Supplemental disclosures of cash flow information:
 Unamortized debt issuance cost charged to APIC
  upon conversion ..................................   $   122,153             --     $    122,153

                      See notes to financial statements.

                      ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

   The financial statements for September 30, 1996 have been restated to include an adjustment to accumulated deficit to reflect a change in accounting for the May 1996 issuance of the 4% Convertible Debentures (the "Debentures") whereby the beneficial conversion feature of the Debentures has been recorded as additional interest expense.

   The results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the fiscal year. In the opinion of management, the information contained herein reflects all adjustments necessary to make the results of operations for the interim periods a fair statement of such operations. All such adjustments are of a normal recurring nature.

   The accompanying financial statements do not contain all of the disclosures required by generally accepted accounting principles and should be read in conjunction with the financial statements and related notes included in the Company's annual report on Form 10-K and 10-K/A for the year ended September 30, 1996.

NOTE 2 -- THE COMPANY

   Advanced Mammography Systems, Inc. ("AMS" or the "Company") is a development stage company which was organized in Delaware in July 1992 to acquire and develop proprietary technology from Advanced NMR Systems, Inc. ("ANMR") in order to design, manufacture and commercialize a dedicated (or partial body) magnetic resonance imaging ("MRI") system for breast imaging which can be used to detect and characterize breast tissue abnormalities.

   In February 1996, the U.S. Food and Drug Administration (the "FDA") cleared the commercial use of the Company's Aurora (Trade Mark) dedicated MR Breast Imaging System. In order to fully commercialize the Aurora System and to demonstrate diagnostic effectiveness as an accepted tool for the diagnosis and management of breast disease and permit reimbursement for dedicated breast MRI by third parties such as Medicare, private insurance and managed care consortiums, the Company must develop maximum clinical utility. The Company has launched a clinical study which includes a scientific investigation of the improved breast imaging device in a large patient population to provide objective evidence of its clinical utility. The System has been placed at the University of Texas Medical Branch at Galveston, a second System will be installed at the Faulkner-Sagoff Centre for Breast Health Care in Boston, MA during the fourth fiscal quarter, which center will be owned and operated by ANMR, and in August 1997 two other systems installations have been announced at Englewood Hospital and Medical Center in New Jersey and at the University of Arkansas for Medical Sciences. It is anticipated that the breast imaging technology should gain clinical acceptance over the next two years and continue to evolve as further information is obtained from the clinical studies concerning additional applications.

   The Company intends to market its MRI breast imaging products or components thereof, either directly to hospitals and clinics or through a marketing or joint venture arrangement with one or more distributors.

NOTE 3 -- THE PROPOSED MERGER

   On June 23, 1997, AMS entered into an Agreement and Plan of Merger ("Merger Agreement") with AMS Merger Corp. ("Merger Corp."), a wholly-owned subsidiary of ANMR. Pursuant to the Merger Agreement, AMS will merge (the "Merger") into Merger Corp. and become a wholly-owned subsidiary of ANMR. As a condition of the Merger, ANMR will amend its Certificate of Incorporation to effect a one-for-ten Reverse Stock Split. In consideration for the Merger, AMS shareholders will receive .4 of a share of ANMR, on a post-Reverse Stock Split basis, in exchange for each share of AMS stock, and outstanding AMS options and warrants would be exchanged on a similar basis. The Company expects to complete the Merger in September after approval by stockholders of both AMS and ANMR and other customary closing conditions.

                      ADVANCED MAMMOGRAPHY SYSTEMS, INC.

 NOTE 4 -- THE ANMR ESCROW SHARES

   In connection with the Company's January 1993 public offering, ANMR, which was the sole stockholder of the Company, placed in escrow an aggregate of 2,750,000 (the "Escrow Shares") of the 4,000,000 shares of the Common Stock it owned.

   In May 1997, all Escrow Shares were forfeited and contributed to the capital of the Company as a result of the Company's failure to achieve certain financial and market price milestones. Upon forfeiture of the Escrow Shares, ANMR's interest in the Company was reduced to approximately 16% of the outstanding Common Stock.

NOTE 5 -- THE SHARED SERVICES AGREEMENT

   To optimize the Company's and ANMR's operating efficiency, the Company and ANMR entered into a Shared Services Agreement as of January 25, 1993, whereby the companies share common expenses and functions, for example, executive officers, marketing, field service, administration, regulatory approvals and outside services. On August 29, 1996, the original Agreement was terminated and the Company and ANMR entered into a new agreement.

NOTE 6 -- THE ANMR LICENSE AGREEMENT

   In June 1992, the Company entered into the ANMR License Agreement with ANMR pursuant to which the Company was granted a perpetual, worldwide exclusive, royalty-free license to all proprietary technology and related know-how, including patents owned and/or licensed by ANMR and patent applications filed or to be filed by ANMR (the "Licensed Technology"), to the extent, if any, useful in connection with developing a dedicated MRI system for mammography (the "Field of Use").

NOTE 7 -- PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES

   In May 1996, the Company closed a Regulation S private placement (the "Placement") of $3 million principal amount 4% Convertible Debentures of the Company (the "Debentures") due December 1, 1998 (the "Maturity Date"). The Debentures accrue interest at the rate of 4% per annum from the date of issuance to the Maturity Date, or earlier either upon conversion or prepayment. Upon conversion, the Company has the option to pay the accrued interest on the Debentures being converted in shares of its Common Stock at the then conversion rate. At June 30, 1997, approximately $513,000 of Debentures was still outstanding after certain conversions. The net proceeds of the Placement of approximately $2,750,000, after payment of fees and related expenses, is being used for completion of product development of the Company's Aurora System, the commercialization and marketing of the Aurora System and working capital.

   In connection with the Placement, the Company issued to the placement agents for the Debentures, warrants for the purchase of 197,500 shares of the Company's Common Stock at an exercise price of $2.20 per share for a period or eighteen months and warrants for an additional 197,500 shares of Common Stock at an exercise price of $2.50 per share for a period of five years.

NOTE 8 -- PRIVATE PLACEMENT OF STOCK AND WARRANTS

   On February 6, 1997, the Company sold an aggregate of 1,219,514 shares of Common Stock and three year warrants to purchase 1,219,514 shares of Common Stock at an exercise price of $1.93 per share for $1,500,000. These placements were in accordance with Regulation S and Regulation D under the Securities Act of 1933. In connection with the placements, the Company issued to the placement agent three year warrants for the purchase of 243,902 shares of Common Stock, one half exercisable immediately and the other half exercisable proportionately with the exercise of the placement warrants, at an exercise price of $1.68 per share and paid 11-1/4% in fees and expenses.

                                                                       ANNEX A

                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                         ADVANCED NMR SYSTEMS, INC.,
                           A DELAWARE CORPORATION,

                            ANMR/AMS MERGER CORP.,
                         A DELAWARE CORPORATION, AND

                      ADVANCED MAMMOGRAPHY SYSTEMS, INC.
                            A DELAWARE CORPORATION

                              TABLE OF CONTENTS

                                                                                             PAGE
                                                                                          --------
                                             ARTICLE I

                              ADOPTION OF AGREEMENT AND PLAN OF MERGER

1.1       The Merger......................................................................   A-1
1.2       Effective Date of the Merger....................................................   A-1
1.3       Surviving Corporation; Certificate of Incorporation of Surviving Corporation ...   A-2
          Merger Consideration; Conversion of AMS Common Stock; Cancellation of
1.4       Acquisition Corp. Common Stock..................................................   A-2
1.5       Exchange of Certificates........................................................   A-2
1.6       No Fractional Shares............................................................   A-3
1.7       Certificates in Other Names.....................................................   A-3
1.8       Treatment of AMS Options, AMS Warrants and AMS Debentures.......................   A-3

                                             ARTICLE II

                                              CLOSING

2.1       Closing Date....................................................................   A-4

                                            ARTICLE III

                               REPRESENTATIONS AND WARRANTIES OF AMS

3.1       Due Incorporation...............................................................   A-4
3.2       Due Authorization...............................................................   A-4
3.3       Non-Contravention; Consents and Approvals.......................................   A-4
3.4       Capitalization..................................................................   A-5
3.5       Financial Statements; Undisclosed Liabilities; Other Documents..................   A-5
3.6       Commission Filings..............................................................   A-6
3.7       No Material Adverse Effects or Changes..........................................   A-6
3.8       Intellectual Property...........................................................   A-6
3.9       Tax Returns and Audits..........................................................   A-7
3.10      Litigation......................................................................   A-7
3.11      Compliance with Applicable Laws.................................................   A-7
3.12      Medical Devices.................................................................   A-7
3.13      Contracts; No Defaults..........................................................   A-7
3.14      Fees of Brokers, Finders and Financial Advisors.................................   A-7
3.15      Special Committee Recommendation; Board of Directors Recommendation ............   A-7
3.16      Opinion of Financial Advisor....................................................   A-8

                                             ARTICLE IV

                                 REPRESENTATIONS AND WARRANTIES OF
                                 ACQUISITION CORP. AND ADVANCED NMR

4.1       Due Incorporation...............................................................   A-8
4.2       Due Authorization...............................................................   A-8
4.3       Non-Contravention; Consents and Approvals.......................................   A-8
4.4       Capitalization..................................................................   A-9
4.5       Financial Statements; Undisclosed Liabilities; Other Documents..................   A-9

                                       i

                                                                                             PAGE
                                                                                          --------
4.6       Commission Filings..............................................................   A-10
4.7       No Material Adverse Effects or Changes..........................................   A-10
4.8       Absence of Certain Changes or Events............................................   A-10
4.9       Intellectual Property...........................................................   A-11
4.10      Insurance.......................................................................   A-11
4.11      Employee Benefit Plans and Employment Agreements................................   A-11
4.12      Labor Matters...................................................................   A-11
4.13      Tax Returns and Audits..........................................................   A-12
4.14      Litigation......................................................................   A-12
4.15      Compliance with Applicable Laws.................................................   A-12
4.16      Medical Devices.................................................................   A-12
4.17      Contracts; No Defaults..........................................................   A-13
4.18      Fees of Brokers, Finders and Investment Bankers.................................   A-13
4.19      Opinion of Financial Advisor....................................................   A-13

                                             ARTICLE V

                                             COVENANTS

5.1       Implementing Agreement..........................................................   A-13
5.2       Access to Information and Facilities............................................   A-13
5.3       Preservation of Business........................................................   A-13
5.4       Proxy Materials; AMS and Advanced NMR Stockholder Approval......................   A-13
5.5       Consents and Approvals..........................................................   A-14
5.6       Periodic Reports................................................................   A-15
5.7       Publicity.......................................................................   A-15
5.8       Listing of Common Stock.........................................................   A-15
5.9       Blue Sky Approvals..............................................................   A-15
5.10      Rule 145 Affiliates.............................................................   A-15

                                             ARTICLE VI

                               CONDITIONS PRECEDENT TO OBLIGATIONS
                              OF ACQUISITION CORP. AND ADVANCED NMR

6.1       Warranties True as of Closing Date..............................................   A-15
6.2       Compliance With Agreements and Covenants........................................   A-15
6.3       Consents and Approvals..........................................................   A-15
6.4       Actions or Proceedings..........................................................   A-15
6.5       Approval of Merger..............................................................   A-15
6.6       Approval of Recapitalization Transactions.......................................   A-16
6.7       Registration Statement. ........................................................   A-16
6.8       Listing of Common Stock.........................................................   A-16
6.9       Other Closing Documents.........................................................   A-16
6.10      Fairness Opinion................................................................   A-16
6.11      Dissenters' Rights..............................................................   A-16

                                      ii

                                                                                             PAGE
                                                                                          --------
                                            ARTICLE VII

                             CONDITIONS PRECEDENT TO OBLIGATIONS OF AMS

7.1       Warranties True as of Closing Date..............................................   A-16
7.2       Compliance with Agreements and Covenants........................................   A-16
7.3       Consents and Approvals..........................................................   A-16
7.4       Actions or Proceedings..........................................................   A-16
7.5       Approval of Recapitalization Transactions.......................................   A-16
7.6       Approval of Merger..............................................................   A-16
7.7       Registration Statement..........................................................   A-16
7.8       Listing of Common Stock.........................................................   A-16
7.9       Other Closing Documents.........................................................   A-16
7.10      Board Appointment...............................................................   A-17

                                            ARTICLE VIII

                                  TERMINATION AND INDEMNIFICATION

8.1       Termination.....................................................................   A-17
8.2       Effect of Termination and Abandonment...........................................   A-17
8.3       Termination Payments............................................................   A-18
8.4       Indemnification by Advanced NMR.................................................   A-18

                                             ARTICLE IX

                                           MISCELLANEOUS

9.1       Expenses........................................................................   A-18
9.2       Amendment.......................................................................   A-18
9.3       Non-Survival of Representations, Warranties, Covenants and Agreements ..........   A-18
9.4       Notices.........................................................................   A-18
9.5       Waivers.........................................................................   A-19
9.6       Interpretation..................................................................   A-19
9.7       Applicable Law..................................................................   A-19
9.8       Assignment......................................................................   A-19
9.9       No Third Party Beneficiaries....................................................   A-19
9.10      Enforcement of the Agreement....................................................   A-20
9.11      Further Assurances..............................................................   A-20
9.12      Severability....................................................................   A-20
9.13      Remedies Cumulative.............................................................   A-20
9.14      Entire Understanding............................................................   A-20
9.15      Waiver of Jury Trial............................................................   A-20
9.16      Counterparts....................................................................   A-20

                                  SCHEDULES

NUMBER      DESCRIPTION
----------  ------------------------------------------------
1.8         AMS Options, AMS Warrants and AMS Debentures
3.6         AMS Sec Documents
3.7         Material Adverse Effects, Changes--AMS
3.8         Intellectual Property--AMS
3.12        Medical Devices--AMS
3.13        Material Contracts--AMS
4.4         Derivative Securities--Advanced NMR
4.7         Material Adverse Effects--ANMR Companies
4.8         Certain Changes or Events--Advanced NMR
4.9         Intellectual Property--Advanced NMR
4.13        Tax Returns and Audits--Advanced NMR
4.14        Litigation--ANMR Companies
4.15        Compliance Matters--ANMR Companies
4.16        Medical Devices--Advanced NMR
4.17        Material Contracts--ANMR Companies

                         AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER dated June 23, 1997, by and among ADVANCED NMR SYSTEMS, INC., a Delaware corporation ("Advanced NMR"), ANMR/AMS MERGER CORP., a Delaware corporation ("Acquisition Corp."), and ADVANCED MAMMOGRAPHY SYSTEMS, INC., a Delaware corporation ("AMS").

                             W I T N E S S E T H:

   WHEREAS, Acquisition Corp. is a wholly-owned subsidiary of Advanced NMR;

   WHEREAS, Advanced NMR is the owner of 1,250,000 shares (the "AMS Shares") of common stock, $.01 par value per share ("AMS Common Stock"), of AMS;

   WHEREAS, Advanced NMR desires to acquire the shares of AMS Common Stock not owned by it through the merger of Acquisition Corp. with and into AMS pursuant to the terms hereinafter set forth (the "Merger");

   WHEREAS, the respective Boards of Directors of Advanced NMR and Acquisition Corp. deem it advisable and in the best interests of Advanced NMR and Acquisition Corp. that Acquisition Corp. be merged with and into AMS upon the terms and conditions hereinafter specified;

   WHEREAS, the Board of Directors of AMS, upon the recommendation of a special committee of independent directors ("Special Committee") of AMS, deems it advisable and in the best interests of AMS that Acquisition Corp. be merged with and into AMS upon the terms and conditions hereinafter specified;

   WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

   WHEREAS, Acquisition Corp. has an authorized capital stock consisting of 1,000 shares of Common Stock, $.01 par value per share (the "Acquisition Corp. Common Stock"), of which 100 shares are currently issued and outstanding and owned by Advanced NMR; and

   WHEREAS, AMS has an authorized capital stock consisting of (i) 5,000,000 shares of preferred stock, $.01 par value per share (the "AMS Preferred Stock"), none of which is issued and outstanding; and (ii) 25,000,000 shares of AMS Common Stock, of which 7,616,254 shares are currently issued and outstanding.

   NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:

                                  ARTICLE I

                   ADOPTION OF AGREEMENT AND PLAN OF MERGER

   1.1 The Merger. At the Effective Time (as defined in Section 1.2 herein), in accordance with this Agreement and the relevant provisions of the Delaware General Corporation Law (the "DGCL"), Acquisition Corp. shall be merged with and into AMS. AMS shall be the surviving corporation of the Merger and AMS shall continue, and be deemed to continue, for all purposes after the Merger, and the existence of Acquisition Corp. shall cease at the Effective Time.

   1.2 Effective Date of the Merger. This Agreement shall be submitted to the stockholders of AMS as provided in Section 5.4 hereof, and to the sole stockholder of Acquisition Corp., as provided in Section 5.4 hereof, for approval as soon as practicable after the execution of this Agreement. Subject to the terms and conditions hereof, upon the authorization, approval and adoption hereof by (a) the affirmative vote of the holders of at least a majority of the outstanding shares of each of AMS Common Stock and Acquisition Corp. Common Stock entitled to vote thereon as provided by the DGCL, and (b) the affirmative vote of the holders of at least a majority of the outstanding shares of common stock, $.01 par value per share, of Advanced NMR ("Advanced NMR Common Stock") of the Recapitalization

Transactions (as defined below), a Certificate of Merger (the "Certificate of Merger") meeting the requirements of Section 251 of the DGCL shall be executed, verified and acknowledged as required by the provisions of Sections 251 and 103 of the DGCL and be delivered to the Secretary of State of Delaware for filing (the time of such filing being the "Effective Time" and the date of such filing being the "Effective Date"). The term "Recapitalization Transactions" shall mean the following transactions: (w) a 1 for 10 reverse stock split of the outstanding shares of Advanced NMR Common Stock (the "Reverse Stock Split"); (x) the amendment of Advanced NMR's Certificate of Incorporation to reflect the Reverse Stock Split; (c) the election of a new Board of Directors of Advanced NMR; (d) the change of name of Advanced NMR; and (e) the number of shares of Advanced NMR Common Stock authorized for grant under its 1993 Employee Stock Option Plan and its 1993 Directors Stock Option Plan for Non-Employee Directors.

   1.3 Surviving Corporation; Certificate of Incorporation of Surviving Corporation. Following the Merger, AMS shall continue to exist under, and be governed by, the laws of the State of Delaware. The Certificate of Incorporation of AMS, as in effect on the Closing Date, shall continue in full force and effect as the Certificate of Incorporation of AMS, except that upon the Merger the Certificate of Incorporation of AMS shall be amended to change its authorized capital stock to consist of only 1,000 shares of common stock, $.01 par value per share.

   1.4 Merger Consideration; Conversion of AMS Common Stock; Cancellation of Acquisition Corp. Common Stock. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Acquisition Corp., AMS or the holders of any shares of AMS Common Stock, each share of AMS Common Stock issued and outstanding immediately prior to the Effective Time (other than AMS shares owned by Advanced NMR), shall be converted into the right to receive four-tenths (.40) of one fully paid and nonassessable share of Advanced NMR Common Stock (the "Conversion Number"). The Conversion Number has been determined taking into account (a) the Reverse Stock Split; and (b) the conversion of all AMS Debentures (as defined in Section 1.8) into shares of AMS Common Stock. The number of shares of Advanced NMR Common Stock to be received by the AMS stockholders in exchange for each share of AMS Common Stock pursuant to the Merger is hereinafter referred to as the "Merger Consideration." All shares of AMS Common Stock to be converted into shares of Advanced NMR Common Stock pursuant to the Merger are hereinafter referred to as the "Converted Shares."

   (b) At the Effective Time, each share of Acquisition Corp. Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Advanced NMR, be cancelled and cease to exist.

   1.5 Exchange of Certificates. (a) Prior to the Effective Time, Advanced NMR will select an exchange agent (the "Exchange Agent") reasonably acceptable to AMS to effectuate the delivery of the Merger Consideration provided for in Section 1.4 to holders of AMS Common Stock (other than AMS shares owned by Advanced NMR) upon surrender of certificates which immediately prior to the Effective Time represented shares of AMS Common Stock ("Certificates").

   (b) As of the Effective Time, Advanced NMR shall provide, or shall take all steps necessary to provide, to the Exchange Agent, the aggregate number of shares of Advanced NMR Common Stock post-Reverse Stock Split to be issued in the Merger pursuant to Section 1.4(a) in exchange for the shares of AMS Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions, make the deliveries of the Merger Consideration required in respect of the Merger.

   (c) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of an outstanding Certificate, determined as of the Effective Date, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent), advising such holder of the terms of the exchange effected by the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Merger Consideration.

   (d) Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger

Consideration provided for in Section 1.4(a) (consisting of a certificate representing that whole number of shares of Advanced NMR Common Stock which such holder has the right to receive hereunder), and the Certificate so surrendered shall forthwith be canceled. Shares of Advanced NMR Common Stock shall be delivered to such holder as promptly as practicable and (except as hereinafter provided) in no event later than twenty (20) days after proper delivery of the applicable Certificates and letters of transmittal to the Exchange Agent.

   (e) All shares of Advanced NMR Common Stock issued upon conversion of the shares of AMS Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of AMS Common Stock.

   (f) Neither Acquisition Corp., Advanced NMR nor AMS shall be liable to any holder of shares of AMS Common Stock for any such shares of Advanced NMR Common Stock delivered to a public official pursuant to any abandoned property, escheat or similar law. Until surrendered in accordance with the provisions of Section 1.5, each Certificate representing Converted Shares shall represent, for all purposes, only the right to receive the Merger Consideration.

   (g) Any shares of Advanced NMR Common Stock which remain undistributed to holders of AMS Common Stock for six (6) months after the Effective Time shall be delivered to Advanced NMR, upon demand, and any holder of AMS Common Stock who has not theretofore complied with this Section 1.5 shall thereafter look to Advanced NMR for the Merger Consideration to which he is entitled.

   1.6 No Fractional Shares. No certificates or scrip for fractional shares of Advanced NMR Common Stock will be issued and no such fractional share interest shall entitle the owner thereof to vote or to any rights of or as a stockholder of Advanced NMR. In lieu of issuing any such fractional shares to which a holder of AMS Common Stock would otherwise be entitled to receive, the Exchange Agent shall round up or down to the nearest whole share.

   1.7 Certificates in Other Names. If any certificate evidencing shares of Advanced NMR Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent or to Advanced NMR acting solely in its corporate capacity, as the case may be, any transfer or other taxes required by reason of the issuance of a certificate for shares of Advanced NMR Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise required or establish to the satisfaction of the Exchange Agent or of Advanced NMR acting solely in its corporate capacity, as the case may be, that such tax has been paid or is not payable.

   1.8 Treatment of AMS Options, AMS Warrants and AMS Debentures. At the Effective Time, Advanced NMR shall assume all of the rights and obligations of AMS pursuant to the (i) AMS Option Plans (as hereinafter defined), (ii) AMS Warrants (as hereinafter defined) and (iii) AMS Debentures (as hereinafter defined) except that Advanced NMR shall not be obligated to issue AMS Common Stock upon the exercise of the Options (as hereinafter defined) and AMS Warrants and conversion of the AMS Debentures, but, pursuant to the terms of such Options, AMS Warrants and AMS Debentures as modified in accordance with this Section 1.8, shall instead be obligated to issue, for each share of AMS Common Stock that would have been issuable upon the exercise of such Options and AMS Warrants and conversion of the AMS Debentures immediately prior to the Effective Time, a number of shares of Advanced NMR Common Stock equal to the Merger Consideration. (All such Options, AMS Warrants and AMS Debentures are sometimes hereinafter referred to as the "Derivative Securities".) At or prior to the Effective Time, AMS shall make all necessary and appropriate adjustments to the Derivative Securities to provide that such Derivative Securities shall be amended and converted as of the Effective Time into an option, warrant or conversion right to acquire shares of Advanced NMR Common Stock as described in the first sentence of this Section. No fractional shares of Advanced NMR Common Stock shall be issued upon the exercise or conversion of such Derivative Securities, and if the number of shares of Advanced NMR Common Stock issuable upon exercise or conversion of all or any portion of such Derivative Securities shall include a fraction of a share, then the number of shares of Advanced NMR

Common Stock deliverable upon exercise shall be rounded up or down to the nearest whole share unless otherwise provided in the instrument governing the Derivative Security. The term "Options," "AMS Option Plans," "AMS Warrants" and "AMS Debentures" are defined in Schedule 1.8.

                                  ARTICLE II

                                   CLOSING

   2.1 Closing Date. The closing of the Merger (the "Closing") shall take place at the offices of Reid & Priest LLP, 40 West 57th Street, New York, New York 10019 at 10:00 a.m., New York time, on that day on which the last of the conditions set forth in Articles VI and VII shall have been satisfied or, if permissible, waived (other than those conditions which by their terms are to occur only at the Closing), or on and at such other date, time and place as Advanced NMR, Acquisition Corp. and AMS may agree (the date of the Closing hereinafter being referred to as the "Closing Date").

                                 ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF AMS

   AMS hereby represents and warrants to Advanced NMR and Acquisition Corp. as follows:

   3.1 Due Incorporation. AMS is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. AMS is qualified to do business and is in good standing as a foreign corporation in the States of Massachusetts and New Jersey which are the only jurisdictions where the nature of the properties owned, leased or operated by it and the business transacted by it require such qualification. AMS has no direct or indirect subsidiaries, either wholly or partially owned, and AMS does not hold any voting or management interest in any corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association, individual or other entity (a "Person") or own any security issued by any Person.

   3.2 Due Authorization. AMS has full power and authority to enter into this Agreement and the Certificate of Merger (the "Related Agreement") and, subject to obtaining the necessary approval of this Agreement and the Merger by the stockholders of AMS, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by AMS of this Agreement and the Related Agreement have been duly and validly approved and authorized by the Board of Directors of AMS, and, subject to obtaining the necessary approval of the Merger by the AMS stockholders, the Related Agreement and the transactions contemplated hereby and thereby. AMS has duly and validly executed and delivered this Agreement and will duly and validly execute and deliver the Related Agreement. Subject to obtaining the necessary approval of the AMS stockholders, this Agreement constitutes the legal, valid and binding obligation of AMS and the Related Agreement to which AMS is a party, will, upon execution thereof by AMS, constitute the legal, valid and binding obligation of AMS, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   3.3 Non-Contravention; Consents and Approvals. (a) The execution and delivery of this Agreement by AMS does not, and the performance by AMS of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any of the assets or properties of AMS under, any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-Laws of AMS, or (ii) subject to obtaining the necessary approval of this Agreement and the Merger by the AMS stockholders and the taking of the actions described in paragraph (b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "Laws"), or any judgment, decree, order, writ, permit or license, of any Governmental Entity (as defined in paragraph (b) below), applicable to AMS or any of its assets or properties, or (y) any contract, agreement or commitment to which AMS is a party or by which AMS or any of its assets or properties is bound, excluding from the foregoing clauses (x) and
(y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of liens which would not have an AMS Material Adverse Effect (as defined in Section 3.7) or result in the inability of AMS to consummate the transactions contemplated by this Agreement.

   (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by AMS in connection with the execution and delivery of this Agreement and the Related Agreement or the consummation by AMS or the AMS stockholders of the transactions contemplated hereby and thereby, the failure to obtain which would have an AMS Material Adverse Effect or result in the inability of AMS to consummate the transactions contemplated hereby, except for:

     (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the requirements of the DGCL and if applicable, the filing of the appropriate documents with the relevant authorities of other states in which AMS is qualified to transact business; and

     (ii) the filing of a proxy statement ("Proxy Statement") with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Securities Act of 1933, as amended (the "1933 Act") and the declaration of the effectiveness of the Registration Statement (as hereinafter defined) by the Commission and filings with various blue sky authorities.

   3.4 Capitalization. (a) The authorized capital stock of AMS consists of 5,000,000 shares of AMS Preferred Stock and 25,000,000 shares of AMS Common Stock. On the date hereof, there are issued and outstanding no shares of AMS Preferred Stock and 7,616,254 shares of AMS Common Stock. All of the issued and outstanding shares of AMS Common Stock are validly issued, fully paid and nonassessable and the issuance thereof was not subject to preemptive rights.

   (b) Except for shares of AMS Common Stock issuable pursuant to the Derivative Securities, there are no shares of AMS Common Stock or other equity securities (whether or not such securities have voting rights) of AMS issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating AMS to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of AMS. There are no outstanding contractual obligations of AMS which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of AMS.

   3.5 Financial Statements; Undisclosed Liabilities; Other Documents. (a) For purposes of this Agreement, "AMS Financial Statements" shall mean (i) the audited financial statements of AMS as of September 30, 1996 and September 30, 1995 (including all notes thereto) which are included in the AMS SEC Documents (as defined in Section 3.6), consisting of the balance sheets at such dates and the related statements of income, stockholders' equity and cash flows for the twelve month periods ended September 30, 1996 and 1995; and (ii) the unaudited financial statements of AMS as of March 31, 1997 and March 31, 1996 consisting of the balance sheets at such dates and the related statements of income, and cash flows for the three and six-month periods ended March 31, 1997 and March 31, 1996. The AMS Financial Statements have been prepared in accordance with GAAP consistently applied (except as may be indicated therein or in the notes thereto) and present fairly the consolidated financial position of AMS as at the dates thereof and the consolidated results of operations and cash flows of AMS for the periods covered thereby.

   (b) AMS does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, which individually or in the aggregate could be reasonably expected to have an

AMS Material Adverse Effect except (i) as set forth on or reflected in the AMS Financial Statements as of and for the period ended March 31, 1997 (the "March 1997 Financials") or (ii) liabilities and obligations incurred since March 31, 1997 in the ordinary and usual course of its business.

   3.6 Commission Filings. AMS has timely filed all required forms, reports and other documents with the Commission since January 1, 1995, all of which complied when filed, in all material respects, with all applicable requirements of the 1933 Act and 1934 Act as applicable. AMS has heretofore delivered to Acquisition Corp. complete and correct copies of (i) its Annual Report on Form 10-K for the twelve-month period ended September 30, 1996 and its Quarterly Report on Form 10-Q for the four-month period ended March 31, 1997, (ii) all proxy statements relating to AMS' meetings of stockholders (whether annual or special) since January 1, 1995, and (iii) all other reports, forms and other documents filed by AMS with the Commission since January 1, 1995 (together, the "AMS SEC Documents"). As of their respective dates, the AMS SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except as otherwise set forth on Schedule 3.6. The audited financial statements and the unaudited interim financial statements of AMS included or incorporated by reference in the AMS SEC Documents were prepared in accordance with GAAP consistently applied (except as may be indicated therein or in the notes thereto) and present fairly the consolidated financial position of AMS as at the dates thereof and the consolidated results of operations and cash flows of AMS for the periods covered thereby.

   3.7 No Material Adverse Effects or Changes. Except as listed on Schedule 3.7, or as disclosed in or reflected in the March 1977 Financials, or as contemplated by this Agreement or the Related Agreement, since March 31, 1997, AMS has not (i) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance) which is having or could reasonably be expected to have an AMS Material Adverse Effect, (ii) declared, set aside or paid any dividend or other distribution in respect of its capital stock; (iii) made any direct or indirect redemption, purchase or other acquisition of any shares (other than purchases in connection with the exercise of options) of its capital stock or made any payment (other than dividends) to any of its stockholders (in their capacity as stockholders);
(iv) issued or sold any shares of its capital stock or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares or taken any action to reclassify or recapitalize or split up its capital stock; (v) mortgaged, pledged or subjected to any lien, lease, security interest, encumbrance or other restriction, any of its material properties or assets except in the ordinary and usual course of its business and consistent with past practice; or (vi) except in the ordinary and usual course of its business and consistent with its past practice forgiven or canceled any material debt or claim, or waived any material right. "Loss" shall mean liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation). An "AMS Material Adverse Effect" shall mean an effect on or circumstance involving the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of AMS which is materially adverse to AMS.

   3.8 Intellectual Property. Schedule 3.8 is a true and complete list of all of the trademarks, tradenames, service marks, and patents material to AMS' MRI technology (including any registrations of or pending applications for any of the foregoing) ("Intellectual Property") used by AMS in the conduct of its business. Except as disclosed on Schedule 3.8:

   (a) all of such Intellectual Property is owned by AMS free and clear of all liens, and is not subject to any license, royalty or other agreement, except the License Agreement dated as of July 29, 1992 ("License Agreement") between AMS and Advanced NMR;

   (b) none of such Intellectual Property has been or is the subject of any pending or, to the best of AMS' knowledge, threatened litigation or claim of infringement; or

   (c) no license or royalty agreement to which AMS is a party is in breach or default by any party thereto except where such breach or default would not have an AMS Material Adverse Effect or is the subject of any notice of termination given or, to AMS' knowledge, threatened.

    3.9 Tax Returns and Audits. AMS has duly filed all federal, state, local and foreign tax returns, reports and forms required to be filed by it, except where the failure to so file would not have an AMS Material Adverse Effect. AMS has duly paid (except for Taxes being contested in good faith) or made adequate provisions on its books in accordance with GAAP for the payment of all Taxes which have been incurred or are due and payable, and AMS will on or before the Effective Time of the Merger make adequate provision on its books in accordance with GAAP for all Taxes payable for any period through the Effective Time of the Merger for which no return is required to be filed prior to the Effective Time. The federal and state income tax returns of AMS have never been examined by the Internal Revenue Service or state taxing authority, respectively, nor has AMS granted or given any extensions or waivers of the statute of limitations with respect to any such federal and state income tax returns. AMS is not aware of any basis for the assertion of any deficiency against it for Taxes, which, if adversely determined, would have an AMS Material Adverse Effect. For purposes of this Agreement, "Taxes" shall mean all taxes, assessments and governmental charges imposed by any federal, state, local or foreign government, taxing authority, subdivision or agency thereof, including, but not limited to, any withholding, payroll, employment, custom, duty, sales, any other governmental fee or assessment, and penalties, in addition to any liability to a third party for such amounts.

   3.10 Litigation. There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to AMS' knowledge, threatened against or affecting AMS any of its officers or directors in their capacity as such, or any of its property or business which could reasonably be expected to have an AMS Material Adverse Effect. AMS is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Entity, other than orders of general applicability.

   3.11 Compliance with Applicable Laws. AMS holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are required in the operation of its business (the "AMS Permits"), except for those the failure of which to hold would not have an AMS Material Adverse Effect. AMS is in compliance with the terms of the AMS Permits, except where the failure so to comply would not have an AMS Material Adverse Effect. To AMS' knowledge, AMS is not in violation of any law, ordinance or regulation of any Governmental Authority, including environmental and labor laws and regulations, except for possible violations which individually and in the aggregate do not, and, insofar as reasonably can be foreseen by AMS, will not in the future have an AMS Material Adverse Effect.

   3.12 Medical Devices. Except as set forth on Schedule 3.12, AMS has not applied for premarket approval of, or 510(k) notification to, the U.S. Food and Drug Administration (the "FDA") for any products it plans to sell. Except as set forth on Schedule 3.12, there are no products proposed to be sold by AMS for which pre-market approval or 510(k) notification is required.

   3.13 Contracts; No Defaults. Schedule 3.13 list the material contracts to which AMS is a party. Except as disclosed in the AMS SEC Documents, neither AMS, nor to AMS' knowledge any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred or by reason of the Merger would occur which, with notice or lapse of time or both, could be reasonably expected to result in a default under, any contract, agreement or commitment to which AMS is a party or by which AMS or any of its assets or properties is bound, except for breaches, violations and defaults which are not having and could not be reasonably expected to have an AMS Material Adverse Effect. AMS is not is required to give any notice to any person regarding this Agreement or the Related Agreement or the transactions contemplated hereby or thereby other than any notice, the failure of which to give would not have an AMS Material Adverse Effect.

   3.14 Fees of Brokers, Finders and Financial Advisors. Except for the Special Committee ("Special Committee") of the AMS Board of Directors' engagement of Valuemetrics, Inc., whose fees and expenses shall be paid by AMS, neither AMS, nor any officer, director, or employee of AMS, has employed any broker, finder or investment banker or incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

   3.15 Special Committee Recommendation; Board of Directors Recommendation. The Special Committee of the Board of Directors of AMS has duly adopted at a special meeting duly held on

May 26, 1997 resolutions recommending to the Board approval of this Agreement, the Related Agreement, and the Merger, and the transactions contemplated hereby on the terms and conditions set forth herein. Upon the recommendation of the Special Committee, the Board of Directors of AMS has duly adopted at a special meeting of such Board, resolutions approving this Agreement, the Related Agreement, and the Merger, and the transactions contemplated hereby on the terms and conditions set forth herein and has determined to recommend that the stockholders of AMS approve this Agreement and the Merger (subject to the fiduciary duty of the AMS Board of Directors determined by the directors after consultation with legal counsel).

   3.16 Opinion of Financial Advisor. AMS has received the opinion of Valuemetrics, Inc., to the effect that, as of May 26, 1997, the date the Board of Directors of AMS authorized the Merger, the consideration to be received in the Merger by the stockholders of AMS was fair from a financial point of view to the stockholders of AMS, and a true and complete copy of such opinion has been delivered to Advanced NMR prior to the execution of this Agreement.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                        ACQUISITION CORP. AND ADVANCED NMR

   Acquisition Corp. and Advanced NMR, jointly and severally, hereby represent and warrant to AMS as follows:

   4.1 Due Incorporation. Each of Advanced NMR and Acquisition Corp. (Advanced NMR, each subsidiary of Advanced NMR and Acquisition Corp. are referred to collectively herein as the "ANMR Companies") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the ANMR Companies is qualified to do business and is in good standing as a domestic or foreign corporation in New Jersey and Massachusetts.

   4.2 Due Authorization. Each of Advanced NMR and Acquisition Corp. has full power and authority to enter into this Agreement and the Related Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Advanced NMR of this Agreement has been duly and validly approved by the Board of Directors of Advanced NMR, and no other actions or proceedings on the part of Advanced NMR are necessary to authorize this Agreement. The execution, delivery and performance by Acquisition Corp. of this Agreement and the Related Agreement have been duly and validly approved by the Board of Directors and stockholder of Acquisition Corp., and no other actions or proceedings on the part of Acquisition Corp. or its stockholder are necessary to authorize this Agreement and the Related Agreement. Each of Advanced NMR and Acquisition Corp. has duly and validly executed and delivered this Agreement and Acquisition Corp. has duly and validly executed and delivered (or will duly and validly execute and deliver on or prior to the Closing Date) the Related Agreement. This Agreement constitutes the legal, valid and binding obligations of each of Advanced NMR and Acquisition Corp., and the Related Agreement will, upon execution, constitute the legal, valid and binding obligation of Acquisition Corp., in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   4.3 Non-Contravention; Consents and Approvals. (a) The execution and delivery of this Agreement by Advanced NMR and Acquisition Corp. does not, and the performance by Advanced NMR and Acquisition Corp. of their obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any of the assets or properties of any of the ANMR Companies under, any of the terms, conditions or provisions of (i) the certificate of incorporation or bylaws of each of the ANMR Companies, or (ii) subject to the taking of the actions described in paragraph (b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "Laws"), or any judgment, decree, order, writ, permit or license, of any Governmental Entity, or (y) any contract, agreement or commitment to which any ANMR Company is a party or by which any ANMR Company or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of liens which would not have an ANMR Material Adverse Effect or result in the inability of Advanced NMR or Acquisition Corp. to consummate the transactions contemplated by this Agreement.

   (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by Advanced NMR or Acquisition Corp. in connection with the execution and delivery of this Agreement and the Related Agreement or the consummation by each of Advanced NMR and Acquisition Corp. or each of their respective stockholders of the transactions contemplated hereby and thereby, the failure to obtain which would have an ANMR Material Adverse Effect or result in the inability of Advanced NMR or Acquisition Corp. to consummate the transactions contemplated hereby, except for:

     (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the requirements of the DGCL; and

     (ii) the filing of the Proxy Statement/Prospectus with the Commission pursuant to the 1933 Act and the declaration of the effectiveness of the Registration Statement by the Commission and filings with various blue sky authorities, which shall contain the registration of the shares of Advanced NMR Common Stock issuable pursuant to the Merger and the Recapitalization Transactions for approval by the stockholders of Advanced NMR.

   4.4 Capitalization. (a) The authorized capital stock of Advanced NMR consists of 1,000,000 shares of Preferred Stock, $.01 par value per share ("Advanced NMR Preferred Stock") and 50,000,000 shares of Advanced NMR Common Stock. On the date hereof, there are no shares of Advanced NMR Preferred Stock issued and outstanding and 43,747,623 shares of Advanced NMR Common Stock issued and outstanding. The authorized capital stock of Acquisition Corp. consists of 1,000 shares of Acquisition Corp. Common Stock, of which there are 100 shares issued and outstanding on the date hereof. All of the issued and outstanding shares of Advanced NMR and Acquisition Corp. Common Stock are, and all shares of Advanced NMR Common Stock to be issued to AMS stockholders in the Merger or upon exercise of the Derivative Securities will be, validly issued, fully paid and nonassessable and the issuances thereof were not and will not be subject to preemptive rights. As of March 31, 1997,
there are       shares of Advanced NMR Common Stock reserved for issuance
under Advanced NMR stock option plans and warrants (the "ANMR Derivative Securities").

   (b) Schedule 4.4 lists all ANMR derivative securities. Except for the ANMR derivative securities, there are no shares of Advanced NMR Common Stock and Acquisition Corp. Common Stock or other equity securities (whether or not such securities have voting rights) of Advanced NMR and Acquisition Corp. issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Advanced NMR and/or Acquisition Corp. to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of Advanced NMR and Acquisition Corp. There are no outstanding contractual obligations of Advanced NMR or Acquisition Corp. which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of each of Advanced NMR and Acquisition Corp. The Advanced NMR Common Stock trades on the NASDAQ small cap system.

   4.5 Financial Statements; Undisclosed Liabilities; Other Documents. (a) For purposes of this Agreement, "Advanced NMR Financial Statements" shall mean (i) the audited financial statements of Advanced NMR as of September 30, 1996 and September 30, 1995 (including all notes thereto) which are included in the ANMR SEC Documents (as defined in Section 4.6), consisting of the balance sheets at such dates and the related statements of operations, stockholders' equity and cash flows for the twelve-month period ended September 30, 1996 and the nine-month period ended September 30, 1995, and (ii) the unaudited financial statements of Advanced NMR as of March 31, 1997 and March 31, 1996 which are included in the ANMR SEC Documents, consisting of the balance sheets at such dates and the related statements of operations, stockholders' equity and cash flows for the three and six-month periods ended March 31, 1997 and March 31, 1996. The Advanced NMR Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position, of Advanced NMR as at the dates thereof and the results of operations and cash flows of Advanced NMR for the periods covered thereby.

   (b) Advanced NMR does not have any liabilities or obligations of any nature, whether accrued, contingent, absolute or otherwise, which individually or in the aggregate could be reasonably expected to have an ANMR Material Adverse Effect except (i) as set forth in the Advanced NMR Form 10-K for the fiscal year ended September 30, 1996 and in the March 31, 1997 balance sheet (the "ANMR Balance Sheet") in the Advanced NMR Form 10-Q for the fiscal quarter ended March 31, 1997 ("AMNR March 1997 Financials") or
(ii) liabilities or obligations incurred since March 31, 1997 in the ordinary and usual course of its business.

   4.6 Commission Filings. Advanced NMR has in a timely manner filed all required forms, reports and other documents with the Commission since January 1, 1995, all of which complied when filed, in all material respects, with all applicable requirements of Section 12(g) of the 1934 Act. Advanced NMR has heretofore delivered to AMS complete and correct copies of (i) its Annual Report on Form 10-K for the twelve-month period ended September 30, 1996, as filed with the Commission, (ii) all proxy statements relating to Advanced NMR's meetings of stockholders (whether annual or special) since January 1, 1995, and (iii) all other reports, forms and other documents filed by Advanced NMR with the Commission since January 1, 1995 (together, the "ANMR SEC Documents"). As of their respective dates, the ANMR SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The audited financial statements and the unaudited interim financial statements of Advanced NMR, included or incorporated by reference in the ANMR SEC Documents were prepared in accordance with GAAP consistently applied during the periods involved (except as may be otherwise indicated in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the Commission), and fairly present the financial position of Advanced NMR as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

   4.7 No Material Adverse Effects or Changes. Except as listed on Schedule 4.7, or as disclosed in or reflected in the financial statements included in the ANMR SEC Documents, or as contemplated by this Agreement or the Related Agreements, since March 31, 1997, none of the ANMR Companies has (i) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance) which is having or could be expected to have an ANMR Material Adverse Effect, or (ii) increased the compensation of any executive officer of any ANMR Company except for increases consistent with past practices. An "ANMR Material Adverse Effect" shall mean an effect on or circumstances involving the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) which is materially adverse to the ANMR Companies, taken as a whole.

   4.8 Absence of Certain Changes or Events. Except as disclosed in the ANMR March 1997 Financials or in Schedule 4.8 hereto, since March 31, 1997 Advanced NMR has not (i) declared, set aside or paid any dividend or other distribution in respect of its capital stock; (ii) made any direct or indirect redemption, purchase or other acquisition of any shares (other than purchases in connection with the exercise of options) of its capital stock or made any payment (other than dividends) to any of their stockholders (in their capacity as stockholders); (iii) issued or sold any shares of its capital stock or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares or taken any action to reclassify or recapitalize or split up their capital stock; (iv) mortgaged, pledged or subjected to any lien, lease, security interest, encumbrance or other restriction, any of their material properties or assets except in the ordinary and usual course of their business and consistent with past practice; (v) except in the ordinary and usual course of its business and consistent with its past practices forgiven or canceled any material debt or claim, waived any material right; or (vi) adopted or amended any plan or arrangement (other than amendments that are not material or that were made to comply with laws or regulations) for the benefit of any director, officer or employee or changed the compensation (including bonuses) to be paid to any director, officer or employee, except for changes made consistent with the prior practice of Advanced NMR.

   4.9 Intellectual Property. Schedule 4.9 is a true and complete list of all of Intellectual Property used by Advanced NMR in the conduct of its business. Except as disclosed on Schedule 4.9:

   (a) all of the Intellectual Property is owned by Advanced NMR free and clear of all liens, and is not subject to any license, royalty or other agreement, other than the License Agreement;

   (b) none of the Intellectual Property has been or is the subject of any pending or, to the best of Advanced NMR's knowledge, threatened litigation or claim of infringement; or

   (c) no license or royalty agreement to which Advanced NMR is a party is in breach or default by any party thereto or the subject of any notice of termination given or threatened.

   4.10 Insurance. Advanced NMR is insured with reputable insurers against all risks and in such amounts normally insured against by companies of the same type and in the same line of business as Advanced NMR.

   4.11 Employee Benefit Plans and Employment Agreements. (a) For purposes of this Agreement, the term "Advanced NMR Employee Plan" shall mean any pension, profit sharing, retirement, deferred compensation, bonus or other incentive plan, any other employee program, arrangement, agreement or understanding, any medical, vision, dental or other health plan, any life insurance plan, or any other employee benefit plan, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA to which Advanced NMR contributes or is a party or is bound or under which it may have a liability and under which its employees or retirees (or their beneficiaries) are eligible to participate or derive a benefit.

   (b) The only Advanced NMR Employee Plan which is intended to be qualified under Section 401(a) of the Code is the Advanced NMR Systems, Inc. 401(k) Retirement Plan (the "Advanced NMR Qualified Plan"). The Advanced NMR Qualified Plan has received a favorable determination letter from the Internal Revenue Service. During the six year period preceding the Closing Date, neither Advanced NMR nor any other entity with which Advanced NMR is in any way affiliated has sponsored or otherwise had an obligation to contribute to any "defined benefit plan" (within the meaning of the Section 3(35) of ERISA).

   (c) The Advanced NMR Employee Plan has been maintained in substantial compliance with its terms and in all material respects with the applicable requirements of law (including, without limitation, ERISA and the Code) and, other than claims for benefits submitted by participants or beneficiaries in the ordinary course, there is no legal action, investigation, claim or proceeding pending or, to the knowledge of Advanced NMR, threatened against or affecting any Advanced NMR Employee Plan which would have an ANMR Material Adverse Effect.

   (d) There is no employment contract or agreement covering any employee of Advanced NMR that could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code.

   4.12 Labor Matters. Each of the ANMR Companies has conducted and currently is conducting, its business in full compliance with all laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment except where such failure to be in compliance would not have an ANMR Material Adverse Effect. The relationship of the ANMR Companies with its respective employees is generally satisfactory, and there is, and during the past three years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty pending or, to Advanced NMR's knowledge, threatened against or involving the ANMR Companies. None of the employees of the ANMR Companies are covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated by the ANMR Companies and to Advanced NMR's knowledge, no attempt is currently being made or during the past three years has been made to organize any employees of the ANMR Companies to form or enter a labor union or similar organization.

   4.13 Tax Returns and Audits. Except as set forth on Schedule 4.13, Advanced NMR has duly filed all federal, state, local and foreign tax returns, reports and forms required to be filed by it, except where the failure to so file would not have an ANMR Material Adverse Effect. Advanced NMR has duly paid (except for Taxes being contested in good faith) or made adequate provisions on their books in accordance with GAAP for the payment of all Taxes which have been incurred or are due and payable, and Advanced NMR will on or before the Effective Time of the Merger make adequate provision on its books in accordance with GAAP for all Taxes payable for any period through the Effective Time of the Merger for which no return is required to be filed prior to the Effective Time. Except as set forth on Schedule 4.13, the federal and state income tax returns of Advanced NMR have never been examined by the Internal Revenue Service or state taxing authority, respectively, nor has Advanced NMR granted or given any extensions or waivers of the statute of limitations with respect to any such federal and state income tax returns. Advanced NMR is not aware of any basis for the assertion of any deficiency against Advanced NMR for Taxes, which, if adversely determined, would have an ANMR Material Adverse Effect.

   4.14 Litigation. (a) Except as disclosed in Schedule 4.14, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to Advanced NMR's knowledge, threatened against or affecting any ANMR Company or any of its respective officers or directors in their capacity as such, or any of its respective properties or businesses which could reasonably be expected to have an ANMR Material Adverse Effect. Except as set forth on Schedule 4.14, all of the proceedings pending against any ANMR Company is covered and being defended by insurers (subject to such deductibles as are set forth in such Schedule). Except as disclosed in Schedule 4.14, no ANMR Company is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Entity, other than orders of general applicability. Since January 1, 1995, none of the ANMR Companies has entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which it has any continuing obligation.

   (b) There are no claims, actions, suits, proceedings, or investigations pending or, to Advanced NMR's knowledge, threatened by or against any of the ANMR Companies with respect to this Agreement or the Related Agreement, or in connection with the transactions contemplated hereby or thereby.

   (c) Except as set forth on Schedule 4.14, there are no pending or, to Advanced NMR's knowledge, threatened claims against any director, officer, employee or agent of any ANMR Company or any other Person which could give rise to any claim for indemnification against any ANMR Company.

   4.15 Compliance with Applicable Laws. Each of the ANMR Companies holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are required in the operation of its respective business (the "ANMR Permits") except for those the failure of which to hold would have an ANMR Material Adverse Effect. The ANMR Companies are in compliance with the terms of the ANMR Permits, except where the failure so to comply would not have an ANMR Material Adverse Effect. Except as disclosed in
Schedule 4.15, to Advanced NMR's knowledge, none of the ANMR Companies is in violation of any law, ordinance or regulation of any Governmental Authority, including environmental laws and regulations, except for possible violations which individually and in the aggregate do not, and, insofar as reasonably can be foreseen by Advanced NMR, will not in the future have an ANMR Material Adverse Effect.

   4.16 Medical Devices. Except for the products set forth on Schedule 4.16, Advanced NMR sells no products for which a premarket approval of, or 510(k) notification to, the FDA or other Governmental Authority is required, and Advanced NMR is not, as to any other product, otherwise subject to the jurisdiction of the FDA or any similar state, local or foreign Governmental Authority. There are no products sold by Advanced NMR for which a new or modified pre-market approval or 510(k) notification is required and for which such approval has not been issued or clearance has not been made by the FDA.

    4.17 Contracts; No Defaults. Schedule 4.17 lists all material contracts to which any of the ANMR Companies is a party. Except as disclosed in the ANMR SEC Documents, neither any ANMR Company nor to Advanced NMR's knowledge, any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred or by reason of the Merger would occur which, with notice or lapse of time or both, could be reasonably expected to result in a default under, any contract, agreement or commitment to which any ANMR Company is a party or by which any ANMR Company or any of its assets or properties is bound, except for breaches, violations and defaults which are not having and could not be reasonably expected to have an ANMR Material Adverse Effect. Except as described in Schedule 4.17, none of the ANMR Companies is required to give any notice to any person regarding this Agreement or the Related Agreement or the transactions contemplated hereby or thereby.

   4.18 Fees of Brokers, Finders and Investment Bankers. Neither Advanced NMR nor any officer, director, or employee of Advanced NMR has employed any brokers, finder or investment banker (except for Houlihan Lokey Howard & Zukin) or incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

   4.19 Opinion of Financial Advisor. Advanced NMR has received the opinion of Houlihan Lokey Howard & Zukin, to the effect that, as of May 26, 1997, the date the Board of Directors of Advanced NMR authorized the Merger, the consideration to be paid in the Merger by Advanced NMR was fair from a financial point of view to the stockholders of Advanced NMR, and a true and complete copy of such opinion has been delivered to AMS prior to execution of this Agreement.

                                  ARTICLE V

                                  COVENANTS

   5.1 Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall use its best efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby.

   5.2 Access to Information and Facilities. From and after the date of this Agreement, AMS shall give Advanced NMR and Acquisition Corp. and their representatives access during normal business hours and upon reasonable notice to all of the facilities, properties, books, contracts, commitments and records of AMS and shall make the officers and employees of AMS available to Advanced NMR and Acquisition Corp. and their representatives as Advanced NMR or Acquisition Corp. or their representatives shall from time to time reasonably request. Advanced NMR and Acquisition Corp. and their representatives will be furnished with any and all information concerning AMS which Advanced NMR or Acquisition Corp. or their representatives reasonably request. The obligations set forth in this Section 5.2 shall also apply to Advanced NMR and Acquisition Corp., mutatis mutandis.

   5.3 Preservation of Business. From the date of this Agreement until the Closing Date, each of AMS and Advanced NMR shall operate only in the ordinary and usual course of business consistent with past practice, and shall use reasonable commercial efforts to (a) preserve intact its respective business organization, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other Persons material to the operation of its business, and (c) not permit any action or omission which would cause any of the representations or warranties contained herein to become inaccurate or any of the covenants to be breached in any material respect.

   5.4 Proxy Materials; AMS and Advanced NMR Stockholder Approval. (a) As soon as practicable after the date hereof, Advanced NMR and AMS will prepare and file the Proxy Statement/Prospectus that will be included in the Registration Statement containing (i) the Proxy Statement relating to the AMS Stockholders' Meeting at which this Agreement and the Merger will be voted upon, (ii) a prospectus relating to the shares of Advanced NMR Common Stock to be issued by Advanced NMR in connection with the Merger, and (iii) the Proxy Statement relating to the Advanced NMR stockholders' meeting ("Advanced NMR Stockholders' Meeting") at which the Recapitalization Transactions will be voted upon, and each of Advanced NMR and AMS shall use all reasonable efforts to have the Registration Statement declared effective as promptly as practicable. AMS will convene the AMS Stockholders'

Meeting as promptly as practicable after the Registration Statement is declared effective to consider and vote upon the approval of this Agreement and the Merger. Subject to fiduciary obligations of the AMS Board of Directors or the members of the Special Committee under applicable law as determined by such AMS Board members or Special Committee members in good faith after consultation with legal counsel, the board of directors of AMS shall recommend such approval to its stockholders and use its best efforts to obtain such approval. Advanced NMR will convene the Advanced NMR Stockholders' Meeting as promptly as practicable after the Registration Statement is declared effective to consider and vote upon the approval of the Recapitalization Transactions. The board of directors of Advanced NMR shall recommend such approval to its stockholders and use its best efforts to obtain such approval.

   (b) The information supplied by AMS for inclusion in the Proxy Statement/Prospectus shall not, at the time the Proxy Statement/Prospectus is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by AMS for inclusion in the Proxy Statement/Prospectus to be sent to the stockholders of AMS in connection with the AMS Stockholders' Meeting shall not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the AMS Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to AMS, or its officers or directors, should be discovered by AMS which should be set forth in an amendment to the Proxy Statement/Prospectus, AMS shall promptly inform Advanced NMR. All documents that AMS is responsible for filing with the Commission in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, and the 1934 Act and the rules and regulations thereunder.

   (c) The information supplied by Advanced NMR and Acquisition Corp. for inclusion in the Proxy Statement/Prospectus shall not, at the time the Proxy Statement/Prospectus is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Advanced NMR and Acquisition Corp. for inclusion in the Proxy Statement/Prospectus to be sent to AMS and Advanced NMR stockholders in connection with the AMS Stockholders' Meeting and Advanced NMR Stockholders' Meeting, respectively, shall not at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to AMS and Advanced NMR stockholders, at the time of the AMS Stockholders' Meeting and the Advanced NMR Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Advanced NMR or Acquisition Corp., or to their respective officers or directors, should be discovered by Advanced NMR which should be set forth in an amendment to the Proxy Statement/Prospectus or a supplement thereto, Advanced NMR shall promptly inform AMS. All documents that Advanced NMR is responsible for filing with the Commission in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder and the 1934 Act and the rules and regulations thereunder.

   5.5 Consents and Approvals. Subject to the terms and conditions provided herein, each of the parties hereto shall use reasonable commercial efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby. As soon as practicable after the date hereof, each of the parties hereto shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date pursuant to any applicable law or contract in connection with this Agreement and the transactions contemplated hereby.

    5.6 Periodic Reports. Until the Effective Time, Advanced NMR and AMS each will, subject to the requirements of applicable laws, furnish to the other all filings to be made with the Commission and will solicit comments with respect thereto from the other, in each case at least 48 hours (or as soon thereafter as is practicable) prior to the time of such filings and the time of such mailings.

   5.7 Publicity. Prior to issuing any public announcement or statement with respect to the transactions contemplated hereby and prior to making any filing with any Federal or state governmental or regulatory agency or with any securities exchange with respect thereto, Advanced NMR and AMS will, subject to their respective legal obligations, consult with each other and will allow each other to review the contents of any such public announcement or statement and any such filing. Subject to the preceding sentence, Advanced NMR and AMS each agree to furnish to the other copies of all other public announcements they may make concerning their respective business and operations promptly after such public announcements are made.

   5.8 Listing of Common Stock. Advanced NMR will use its best efforts to cause to be prepared and submitted to NASDAQ an application covering the listing of the shares of Advanced NMR Common Stock on NASDAQ Small Cap or OTC Bulletin Board issuable in connection with the Merger and will use its reasonable best efforts to obtain, prior to the Closing, approval for the listing of such shares.

   5.9 Blue Sky Approvals. Advanced NMR and AMS will obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Merger.

   5.10 Rule 145 Affiliates. Prior to the Closing Date, AMS shall deliver to Advanced NMR a letter representing that other than Advanced NMR, and to its best knowledge AMS has no "affiliates" for purposes of Rule 145 under the 1933 Act.

                                  ARTICLE VI

                     CONDITIONS PRECEDENT TO OBLIGATIONS
                    OF ACQUISITION CORP. AND ADVANCED NMR

   The obligations of Acquisition Corp. and Advanced NMR to consummate the Merger are subject to the fulfillment at or before the Closing, or waiver thereof by Advanced NMR, of each of the following conditions:

   6.1 Warranties True as of Closing Date. The representations and warranties of AMS contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

   6.2 Compliance With Agreements and Covenants. AMS shall have performed and complied with in all material respects all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by AMS on or prior to the Closing Date.

   6.3 Consents and Approvals. Advanced NMR shall have received written evidence satisfactory to it that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, except where the failure to obtain any such consent or approval or to make any such filing would not have an AMS Material Adverse Effect or an ANMR Material Adverse Effect.

   6.4 Actions or Proceedings. No preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and shall be continuing in effect, and the Merger and the other transactions contemplated hereby shall not be prohibited under any applicable federal or state law or regulation.

   6.5 Approval of Merger. The stockholders of AMS shall have approved this Agreement and the Merger contemplated hereby in accordance with its certificate of incorporation and by-laws and the DGCL.

    6.6 Approval of Recapitalization Transactions. The stockholders of Advanced NMR shall have approved the Recapitalization Transactions in accordance with its certificate of incorporation and by-laws and the DGCL.

   6.7 Registration Statement. The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect.

   6.8 Listing of Common Stock. NASDAQ shall have approved the listing of all shares of Advanced NMR Common Stock to be issued in the Merger in accordance with Section 5.08 hereof.

   6.9 Other Closing Documents. Advanced NMR shall have received the executed Certificate of Merger and such other agreements and instruments as Advanced NMR shall reasonably request, in each case in form and substance reasonably satisfactory to Advanced NMR.

   6.10 Dissenters' Rights. There shall not be holders of more than three percent (3%) of the issued and outstanding shares of AMS Common Stock who exercise dissenters' rights under the DGCL.

                                 ARTICLE VII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF AMS

   The obligations of AMS to consummate the Merger are subject to the satisfaction or waiver by AMS of the following conditions precedent on or before the Closing Date:

   7.1 Warranties True as of Closing Date. The representations and warranties of Acquisition Corp. and Advanced NMR contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Acquisition Corp. and Advanced NMR on and as of the Closing Date.

   7.2 Compliance with Agreements and Covenants. Acquisition Corp. and Advanced NMR shall have performed and complied with in all material respects all of their covenants, obligations and agreements contained in this Agreement, to be performed and complied with by them on or prior to the Closing Date.

   7.3 Consents and Approvals. AMS shall have received written evidence satisfactory to it that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, except where the failure to obtain any such consent or approval or to make any such filing would not have an AMS Material Adverse Effect or an ANMR Material Adverse Effect.

   7.4 Actions or Proceedings. No preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and shall be continuing in effect, and the Merger and the other transactions contemplated hereby shall not be prohibited under any applicable federal or state law or regulation.

   7.5 Approval of Recapitalization Transactions. The stockholders of Advanced NMR shall have approved the Recapitalization Transactions in accordance with its certificate of incorporation and by-laws and the DGCL.

   7.6 Approval of Merger. The stockholders of AMS shall have approved this Agreement and the Merger contemplated hereby in accordance with its certificate of incorporation and by-laws and the DGCL.

   7.7 Registration Statement. The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect.

   7.8 Listing of Common Stock. NASDAQ shall have approved the listing of all shares of Advanced NMR Common Stock to be issued in the Merger.

   7.9 Other Closing Documents. AMS shall have received such other agreements and instruments as AMS shall reasonably request, in each case in form and substance reasonably satisfactory to AMS.

    7.10 Board Appointment. The Advanced NMR Board shall recommend the appointment of Bernard Weiner, M.D. to serve on the Advanced NMR Board subsequent to the Merger.

                                 ARTICLE VIII
                       TERMINATION AND INDEMNIFICATION

   8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of AMS:

   (a) by mutual written consent of the Board of Directors of Advanced NMR and the Board of Directors of AMS;

   (b) by either Advanced NMR or AMS, by written notice to the other, if (i) the Effective Time shall not have occurred on or before October 31, 1997,
(ii) the requisite vote of the stockholders of AMS to approve this Agreement shall not be obtained at the AMS Stockholders' Meeting, or any adjournments or postponements thereof, called therefor, (iii) the requisite vote of the stockholders of Advanced NMR to approve the Recapitalization Transactions shall not be obtained at the Advanced NMR Stockholders' Meeting, or any adjournments or postponements thereof, called therefor, (iv) a bona fide acquisition proposal is made by a third party to acquire all or substantially all of the outstanding shares of AMS Common Stock or a similar acquisition proposal for AMS or its assets is made which in either case the Board of Directors of AMS determines in good faith is more favorable to the AMS stockholders from a financial point of view than the Merger; or (v) any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under clause (v) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

   (c) by Advanced NMR, by written notice to AMS, if:

     (i) there shall have been any breach of any representation, warranty, covenant or agreement of AMS hereunder which, if not remedied prior to the Closing Date, would have an AMS Material Adverse Effect and such breach shall not have been remedied, or AMS shall not have provided Advanced NMR with reasonable assurance that such breach will be remedied prior to the Closing Date, within ten days after receipt by AMS of notice in writing from Advanced NMR, specifying the nature of such breach and requesting that it be remedied; or

     (ii) the Special Committee of the Board of Directors and/or the Board of Directors of AMS shall withdraw or modify in any manner adverse to Advanced NMR its approval or recommendation of this Agreement or the Merger.

   (d) by AMS, by written notice to Advanced NMR, if:

     (i) there shall have been any breach of any representation, warranty, covenant or agreement of Advanced NMR hereunder which, if not remedied prior to the Closing Date, would have an ANMR Material Adverse Effect and such breach shall not have been remedied or Advanced NMR shall not have provided AMS with reasonable assurance that such breach will be remedied prior to the Closing Date, within ten days after receipt by Advanced NMR of notice in writing from AMS, specifying the nature of such breach and requesting that it be remedied; or

     (ii) the Board of Directors of Advanced NMR or any committee thereof shall withdraw or modify in any manner adverse to AMS its approval or recommendation of this Agreement or the Merger or the Recapitalization Transactions.

   8.2 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VIII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except for the termination payments provided in Section 8.3 and except that nothing herein will relieve any party from liability for any willful breach of this Agreement.

    8.3 Termination Payments. If Advanced NMR shall terminate this Agreement pursuant to Sections 8.1(b)(iv) or 8.1(c)(i), AMS shall pay $500,000 to Advanced NMR not later than ten days after notice from Advanced NMR to AMS. If AMS shall terminate this Agreement pursuant to Section 8.1(d)(i), Advanced NMR shall pay $500,000 to AMS not later than ten days after notice from AMS to Advanced NMR.

   8.4 Indemnification by Advanced NMR.

   (a) For a period of six years after the Effective Time, Advanced NMR shall indemnify, defend and hold harmless the present and former officers, directors and employees of AMS (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, obligations, liabilities or judgments, or amounts that are paid in settlement with the approval of Advanced NMR (which approval shall not be unreasonably withheld) resulting from or arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the same extent as presently provided to the officers and directors of Advanced NMR.

   (b) In the event that Advanced NMR or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Advanced NMR shall assume the obligations set forth in paragraph (a) above.

   (c) Advanced NMR shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 8.4.

   (d) This Section 8.4 is intended for the benefit of and to grant third party rights to the Indemnified Parties and each of the Indemnified Parties is entitled to enforce the rights contained herein.

                                  ARTICLE IX

                                MISCELLANEOUS

   9.1 Expenses. Except as otherwise provided in Section 8.3 of this Agreement, each party hereto shall bear its own expenses with respect to the transactions contemplated hereby.

   9.2 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by Acquisition Corp., Advanced NMR and AMS.

   9.3 Non-Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements contained in this
Agreement or in any instrument delivered in connection herewith shall not survive the Merger, except as otherwise specifically provided in this Agreement and except for the agreements contained in this Section 9.3 and in Articles I and IX and in Sections 8.3 and 8.4.

   9.4 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

   (a) If to AMS:

             Advanced Mammography Systems, Inc.
             46 Jonspin Road
             Wilmington, Massachusetts 01187
             Attention:  Jack Nelson,
                         Chairman of the Board
             Facsimile No.: (508) 658-8876
             with a copy to:

             Noah Klarish, Esq.
             Noah Klarish & Associates, P.C.
             230 Park Avenue
             32nd Floor
             New York, New York 10169
             Facsimile No.: (212) 973-1112

   (b) If to Advanced NMR or Acquisition Corp.:

             Advanced NMR Systems, Inc.
             46 Jonspin Road
             Wilmington, Massachusetts 01887
             Attention: Jack Nelson
                        Chairman of the Board
             Facsimile No.: (508) 658-8876

             with a copy to:

             Reid & Priest LLP
             40 West 57th Street
             New York, NY 10019
             Attention:  Bruce A. Rich, Esq.
             Facsimile No.:  (212) 603-2001

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

   9.5 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

   9.6 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections, Paragraphs, Subsections, Subparagraphs, Schedules or Exhibits shall refer to those portions of this Agreement.

   9.7 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

   9.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of all the other parties hereto.

   9.9 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, and their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

   9.10 Enforcement of the Agreement. The parties hereto agree that irreparable damage would result in the event that any provision of this Agreement is not performed in accordance with specific terms or is otherwise breached. It is accordingly agreed that the parties hereto will be entitled to equitable relief including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

    9.11 Further Assurances. Upon the request of Advanced NMR or Acquisition Corp., AMS will on and after the Closing Date execute and deliver to Acquisition Corp. such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

   9.12 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

   9.13 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

   9.14 Entire Understanding. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto and supersede all prior agreements, arrangements and understandings among the parties hereto.

   9.15 Waiver of Jury Trial. Each party hereto waives the right to a trial by jury in any dispute in connection with the transactions contemplated by this Agreement and the Related Agreements, and agrees to take any and all action necessary or appropriate to effect such waiver.

   9.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                                        ADVANCED NMR SYSTEMS, INC.

                                        By: /s/ Jack Nelson
                                            ---------------------------------
                                            Name: Jack Nelson
                                            Title: Chairman

                                        ANMR/AMS MERGER CORP.

                                        By: /s/ Jack Nelson
                                            ---------------------------------
                                            Name: Jack Nelson
                                            Title: President

                                        ADVANCED MAMMOGRAPHY SYSTEMS, INC.

                                        By: /s/ Enrique Levy
                                            ---------------------------------
                                            Name: Enrique Levy
                                            Title: President

                                                                       ANNEX B

VALUEMETRICS, INC. LOGO

                                                            May 26, 1997
The Special Committee of the
 Board of Directors of Advanced Mammography Systems, Inc.
Advanced Mammography Systems, Inc.
2 Executive Drive
Fort Lee, NJ 07024

Board of Directors:

   We understand that Advanced Mammography Systems, Inc. (the "Company") and Advanced NMR Systems, Inc. ("NMR") propose to enter into an Agreement and Plan of Merger ("Agreement"), whereby, among other things, the Company will be merged with and into NMR, in a transaction (the "Merger") in which each share of the Company's common stock will be converted into the right to receive four-tenths (.40) (the "Conversion Number") of one fully paid and nonassessable share of NMR common stock (the "Consideration"). Furthermore, it is our understanding that the Conversion Number has been determined taking into account a ten for one reverse stock split of NMR common stock and conversion of currently outstanding AMS debentures into shares of AMS common stock.

   You have requested our opinion, as financial advisors, as to the fairness, from a financial point of view, to the Company of the Consideration to be paid in the Merger as calculated based upon a proposed price per share of the Company's stock of $0.999, assuming the Company's remaining convertible debt does convert.

   In conducting our analysis of the Company and arriving at our opinion as expressed herein, we have reviewed and analyzed certain financial and other information of the Company that was publicly available; including filings made with the Securities and Exchange Commission (the "SEC"). Valuemetrics reviewed the (i) Form of 4% Convertible Debentures; (ii) License Agreement between the Company and Advanced NMR Systems, Inc.; (iii) Form of Amendment No. 1 to License Agreement; (iv) Shared Services Agreement; (v) 1992 Stock Option Plan as Amended August 22, 1996; (vi) 1992 Non-Employee Directors' Stock Plan as Amended August 22, 1996; and (vii) Form of Offshore Securities Subscription Agreement. Valuemetrics also reviewed the financial statements for the years ending December 31, 1992 through September 30, 1996, as well as, the 10-Qs for December 31, 1996 and March 31, 1997. In addition, Valuemetrics reviewed available industry and market research.

   Valuemetrics, in conducting its analysis of NMR and arriving at the opinion expressed herein, reviewed and analyzed, certain financial and other information of the Company that was publicly available, including filings made with the SEC. Valuemetrics reviewed the (i) Agreement and Plan of Merger among Advanced NMR, Advanced NMR Acquisition Corp. and Medical Diagnostics, Inc., dated May 2, 1995; (ii) Escrow Agreement among Advanced NMR, the Company and American Stock Transfer & Trust Company; (iii) 1993 Employee Stock Option Plan; (iv) 1993 Director's Stock Option Plan for Non-Employee Directors; (v) 1994 Agreement between Advanced NMR and General Electric Company, dated July 29, 1994; (vi) License Agreement between Advanced NMR and the Company; (vii) Shared Services Agreement between Advanced NMR and the Company; (viii) Financial Statements for the Years Ended December 31, 1992 through September 30, 1996 as well as, the 10-Qs for December 31, 1996 and March 31, 1997; and (ix) Advanced NMR Pro Forma Balance Sheet on a Fair Market Value Basis as of December 31, 1996. In addition, Valuemetrics reviewed available industry and market research pertaining to NMR's operations and various assets.

   In rendering its opinion, Valuemetrics conducted on site due diligence and held discussions with certain officers, employees and representatives (including counsel and independent auditors) of the Company and NMR, respectively, concerning the business and operations, assets, present condition and future prospects of the Company and NMR and undertook such other studies, analyses and investigations as Valuemetrics deemed appropriate. We have further held discussions with senior management of the Company concerning an analysis of the strategic and operating benefits anticipated from the Merger.

   In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by us in arriving at our opinion and have not attempted independently to verify such information. With your consent, we have assumed that the respective forecasts and projections of the Company and NMR supplied to us represent the best currently available estimates and judgements of the respective managements of the Company and NMR as to the expected future financial condition and results of operations of the Company and NMR. We assume no responsibility for and express no view as to the accuracy of such forecasts and projections or the reasonableness of the assumptions on which they are based. We also assume that the transactions described in the Agreement would be consummated on the terms set forth therein, without waiver of any such terms.

   We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof. Subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion.

   This letter and our opinion as expressed herein are for the benefit and use of the Special Committee of the Board of Directors of the Company in its consideration of the Merger. The Board of Directors of the Company may rely upon this opinion in reviewing the recommendation of the Special Committee of the Board of Directors with respect to the Merger. This letter does not constitute a recommendation of the Merger over any other alternative transactions which may be available to the Company and does not address the underlying business decision of the Board of Directors of the Company to proceed with or effect the Merger. In addition, in rendering this opinion, we do not express any view as to the prices at which the Company's securities may trade prior to or following the Merger. This letter does not constitute a recommendation by our firm to any particular member of the Board of Directors or to any stockholder as to how such member or stockholder should vote in connection with the Merger. This letter and the contents hereof may not be published, disseminated, referred to, summarized, described or otherwise used, nor shall any public reference to Valuemetrics, Inc. be made, without our prior written consent. We understand that this opinion will be filed with the SEC and distributed to the Company's shareholders as part of the Proxy Statement related to the proposed Merger. As you are aware, we will receive a fee for our services to the Special Committee of the Board of Directors in connection with rendering this opinion, and the Company has indemnified Valuemetrics for certain liabilities arising out of this engagement including the rendering of this opinion.

   Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid is fair, from a financial point of view, to the holders of the Company's common shares.

                                                       Very truly yours,

                                                      /s/ Valuemetrics, Inc.
                                                      ---------------------
                                                      VALUEMETRICS, INC.

                                                                       ANNEX C

                  [HOULIHAN LOKEY HOWARD & ZUKIN LETTERHEAD]

May 16, 1997

To The Board of Directors of
Advanced NMR Systems, Inc.

Gentlemen:

We understand that the Board of Directors of Advanced NMR Systems, Inc. ("ANMR" or the "Company") is considering entering into an agreement and plan of merger (the "Merger Agreement") whereby ANMR/AMS Merger Corporation ("Acquisition Corp."), a wholly-owned subsidiary of ANMR, shall be merged (the "Merger") with and into Advanced Mammography Systems, Inc. ("AMS") with AMS continuing as the surviving corporation in the Merger. By virtue of the Merger each share of AMS common stock shall be converted into the right to receive .40 shares of ANMR common stock (assuming a ANMR effectuates a 1 for 10 reverse stock split) (the "Merger Consideration"). Such transaction and all related transactions are referred to collectively herein as the "Transaction."

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. Furthermore, at your request, we have not advised you with respect to alternatives to the Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. reviewed the Company's annual reports to shareholders and Form 10-Ks for the fiscal years ended December 31, 1992, December 31, 1993, December 31, 1994, September 30, 1995 and September 30, 1996, and quarterly reports on Form 10-Q for the quarters ended December 31, 1996 and March 31, 1997, which the Company's management has identified as being the most current financial statements available;

     2. reviewed AMS' annual reports to shareholders and Form 10-Ks for the fiscal years ended December 31, 1993, December 31, 1994, September 30, 1995 and September 30, 1996, and quarterly reports on Form 10-Q for the quarters ended December 31, 1996 and March 31, 1997, which AMS management has identified as being the most current financial statements available;

     3. met with certain members of the senior management of the Company and AMS to discuss the operations, financial condition, future prospects and projected operations and performance of the Company and AMS respectively;

     4. reviewed certain internal analyses prepared by the Company's management with respect to the contingent assets and liabilities of the Company;

     5. reviewed the historical market prices and trading volume for the Company's and AMS' publicly traded securities;

     6. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

     7. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial information provided to us has been reasonably prepared and reflects the best currently available estimates of the future financial results and condition of the Company and AMS, and that there has been no material change in the assets, financial condition, business or prospects of the Company and/or AMS since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and AMS and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company or AMS. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Merger Consideration to be paid by the Company to the stockholders of AMS is fair to the stockholders of the Company from a financial point of view.

/s/ HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

                                                                       ANNEX D

SECTION 262. APPRAISAL RIGHT.

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock' and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words 'depository receipt' mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section Section 251, 252, 254, 257, 258, 263 or 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsections (b) or (g) of Section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof, that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
    (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of the their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purposes or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                       ANNEX E

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                          ADVANCED NMR SYSTEMS, INC.

                   (PURSUANT TO SECTION 242 OF THE GENERAL
                  CORPORATION LAW OF THE STATE OF DELAWARE)

   ADVANCED NMR SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

   FIRST: The Board of Directors of the Corporation duly adopted resolutions setting forth two proposed amendments ("the Amendments") to the Certificate of Incorporation of the Corporation, declaring the Amendments to be advisable and calling for the submission of the Amendments to the stockholders of the Corporation pursuant to Section 242(b)(2) of the General Corporation Law of the State of Delaware (the "DGCL"), and stating that the Amendment will be effective only after approval thereof by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon.

   SECOND: Thereafter, pursuant to a resolution of the Board of Directors of the Corporation, the Amendments were submitted to the holders of all of the outstanding shares of Common Stock of the Corporation at a Special Meeting of Stockholders, a majority of such holders at that Meeting adopted the following resolutions to amend the Certificate of Incorporation of the
Corporation:

   RESOLVED, that the Certificate of Incorporation be, and it hereby is, amended by deleting in its entirety the present Article FIRST and substituting in lieu thereof the following new Article FIRST and by deleting in its entirety the present Article FOURTH and substituting in lieu thereof the following new Article FOURTH:

   FIRST: Name. The name of the corporation is Caprius, Inc. (the
"Corporation").

   FOURTH: Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is fifty-one million (51,000,000) shares, of which fifty million (50,000,000) shares shall be Common Stock of the par value of one cent ($.01) per share (hereinafter called "Common Stock") and one million (1,000,000) shares shall be Preferred Stock of the par value of one cent ($.01) per share (hereinafter called "Preferred Stock").

   At such time as this Certificate of Amendment to the Certificate of Incorporation of the Corporation is filed with the Secretary of State of Delaware (the date of such filing being hereinafter called the "Effective Date"), the issued (but not the authorized and unissued) shares of Common Stock of the Corporation, including shares of Common Stock of the Corporation held by it as treasury shares on the Effective Date, and including shares of the Corporation's Common Stock reserved for issuance on the Effective Date to holders of then outstanding options and warrants of the Corporation, will be changed and split on the basis of one (1) share with a par value of $.01 per share for each ten (10) shares with a par value of $.01 per share. No fractional shares will be issued and all fractional shares will be rounded up or down to the nearest whole share. On the Effective Date, all shares of Common Stock of the Corporation of the par value of $.01 per share issued and outstanding or held in the treasury of the Corporation (but not authorized and unissued shares) or then reserved for issuance to holders of then outstanding options, warrants, and convertible debentures of the Corporation, shall at such time, without any action on the part of the holders thereof, be reclassified, changed and converted into a number of shares of Common Stock of the Corporation of the par value of $.01 per share equal to 1/10 of the aggregate number of shares of Common Stock of the Corporation of the par value of $.01 per share outstanding or held in the treasury or reserved for issuance to holders of options, warrants, and convertible debentures of the Corporation immediately prior to the Effective Date, without increasing or decreasing the amount of stated capital or surplus of the Corporation. As promptly as practicable after the Effective Date of the reclassification and change in the shares of the Common Stock of the Corporation in accordance with the foregoing, notice shall be given to all stockholders of record of the Corporation on the Effective Date to surrender their certificate or certificates of shares of Common Stock of the Corporation to the Corporation's Transfer Agent for cancellation and reissuance in accordance with the terms of the provisions of this Amendment.

   A. PROVISIONS RELATING TO PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in series, and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate one or more series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each series and the variations and the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

 (i)   The designation of such series.

 (ii)   The number of shares initially constituting such series.

 (iii) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed.

 (iv) The rate or rates, and the conditions upon and the times at which dividends on the shares of such series shall be paid, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of stock of the Corporation, and whether or not such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

 (v) Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per shares which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

 (vi) The rights to which the holders of the shares of such series shall be entitled upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event.

 (vii) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share.

 (viii) Whether or not a sinking fund or a purchase fund shall be provided for the redemption or purchase of the shares of such series, and, if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof.

 (ix) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the terms and conditions of conversion or exchange, including, but not limited to, any provision for the adjustment of the conversion or exchange rate or the conversion or exchange price.

 (x)    Any other relative rights, preferences and limitations.

    B. PROVISIONS RELATING TO COMMON STOCK

 (i) Subject to the preferential dividend rights applicable to shares of the Preferred Stock, as determined by the Board of Directors of the Corporation pursuant to the provisions of part A of the Article FOURTH, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation.

 (ii) Subject to the preferential liquidations rights and except as determined by the Board of Directors of the Corporation pursuant to the provisions of part A of the Article FOURTH, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of the shares of Common Stock shall be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

 (iii) Except as otherwise determined by the Board of Directors of the Corporation pursuant to the provisions of part A of the Article FOURTH, the holders of shares of the Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting, voting together with the holders of the Preferred Stock who are entitled to vote, and not as a separate class.

   THIRD: The Amendments were duly adopted in accordance with the provisions of Section 242 of the DGCL.

   IN WITNESS WHEREOF, said Advanced NMR Systems, Inc. has caused this certificate to be signed by Jack Nelson, its Chairman of the Board, as of the
   day of         1997.

                                         ADVANCED NMR SYSTEMS, INC.

                                         By:
                                          -----------------------------------
                                              Jack Nelson,
                                              Chairman of the Board

                                   PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the DGCL permits indemnification of officers, directors, employees and agents in certain circumstances. Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by statute.

   Article Seventh of the Advanced NMR Charter provides for indemnification of the directors, officers, employees and agents of Advanced NMR to the full extent then permitted by the DGCL.

   Article V of Advanced NMR's Amended and Restated By-Laws provides for indemnification by Advanced NMR of any person (and the heirs and legal representatives of such person) made or threatened to be made a party to any threatened pending or completed claim, action, suit or proceeding, by reason of the fact that he is or was a director, officer, employee or agent of Advanced NMR or any constituent corporation absorbed in a consolidation or merger, or serves or served with another corporation, partnership, joint venture, trust or other enterprise at the request of Advanced NMR or any such constituent corporation. Article V permits Advanced NMR to provide any of the above described persons advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking to repay such advances if he is not entitled to indemnification. Article V limits the personal liability of any such person to the fullest extent permitted by the DGCL. Article V also provides that Advanced NMR may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of Advanced NMR, or is or was serving at the request of Advanced NMR in such capacity for another corporation or other enterprise.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits.

   The exhibits listed below are either filed herewith or incorporated herein by reference.

  EXHIBIT NO.    DESCRIPTION
---------------  ------------------------------------------------------------------------------------------------
 2               Agreement and Plan of Merger among Advanced NMR, Merger Corp. and AMS dated as of June 23, 1997 (included as Annex A to the Proxy Statement Prospectus that forms a part of this Registration Statement on Form
                 S-4).

 2.1**           Agreement and Plan of Merger among Registrant, ANMR Acquisition Corp. and Medical Diagnostics, Inc.
                 ("MDI"), dated May 2, 1995 (incorporated by reference to Annex A to the Joint Proxy Statement/Prospectus to Registrant's Registration Statement on Form S-4, declared effective August 3, 1995 (File No. 33-95302)
                 ("Registrant's Form S-4")).

 2.2**           Agreement and Plan of Merger dated January 20, 1997 by and among the Registrant, Medical Diagnostics,
                 Inc., MDI Acquisition Corporation and US Diagnostic, Inc. (incorporated by reference to Exhibit 1 to Registrant's Report on Form 8-K filed February 11, 1997).

 3.1**           Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3 filed with Registrant's
                 Registration Statement on Form S-2, and amendments thereto, declared effective August 18, 1993 (File
                 No. 2-084785)("Registrant's Form S-2"))

 3.2**           Amendment to Certificate of Incorporation of Registrant filed November 5, 1993 (incorporated by reference to Exhibit 3.2 to Registrant's Form S-4).

 3.3**           Amendment to Certificate of Incorporation of Registrant, filed August 31, 1995, (incorporated by reference to Exhibit 3.1 to Registrant's Form 8-K for an event of August 31, 1995 (the "August 1995 Form 8-K")(File
                 No. 0-11914)).
------------------
 * Filed herewith.
** Incorporated by reference.


                                     II-1

  EXHIBIT NO.    DESCRIPTION
---------------  ------------------------------------------------------------------------------------------------

  3.4**          Amendment to Certificate of Incorporation of Registrant, filed September 21, 1995 (incorporated by reference to Exhibit 3.4 to Registrant's Annual Report on Form 10-K for the nine months ended September
                 30, 1995 (the "ANMR 1995 Form 10-K").

  3.5*           Amended and Restated By-laws of Registrant (incorporated by reference to Exhibit 3.4 to Registrant's
                 Registration Statement on Form S-4, declared effective August 3, 1995 (File No. 33-95302)("Registrant's
                 Form S-4")).

  4.1.1**        Form of Warrant Agreement between Registrant and American Stock Transfer & Trust Company, as Warrant
                 Agent (incorporated by reference to Exhibit 4 to Registrant's August 1995 Form 8-K).

  4.1.2**        Form of Warrant Certificate (incorporated by reference to Annex B to the Registrant's Joint Proxy
                 Statement, dated August 31, 1995).

  4.2**          Specimen Certificate for Common Stock, par value $.01 per share, of Registrant (incorporated by reference to Exhibit 4.2 to Registrant's Form S-4).

  4.3.1**        Form of Supplemental Agreement relating to Registrant's assumption of MDI's Obligations under the
                 Warrant Agreement between MDI and First Albany Corporation and Janney Montgomery Scott, Inc. (incorporated by reference to Exhibit 4.3.1 to Registrant's Form S-4).

  4.3.2**        Form of Supplemental Agreement relating to Registrant's assumption of MDI's Obligations under the
                 Warrant Agreement between MDI and Jacob Agam (incorporated by reference to Exhibit 4.3.2 to Registrant's
                 Form S-4).

  4.4**          Form of Warrant Certificate, dated as of March 6, 1994, issued to Dominick & Dominick Incorporated
                 (incorporated by reference to Exhibit 4.4 to Registrant's Form S-4).

  4.5**          Certificate of Designation of Series A Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.1 to Registrant's Current Report on Form 8-K for an event of May 30, 1996).

  4.6**          Certificate of Designations of Series B Convertible Redeemable Preferred Stock of the Registrant
                 (incorporated by reference to Exhibit 3 to Registrant's Current Report on Form 8-K for an event on
                 August 18, 1997).

  5*             Opinion of Reid & Priest LLP as to legality of Advanced NMR Common Stock being registered hereunder.

  8*             Opinion of Reid & Priest LLP as to certain federal tax matters.

 10.1**          Registrant's 1983 Incentive and Non-Qualified Stock Option Plan, Amended and Restated as of February
                 1, 1988, and form of incentive stock option (incorporated by reference to Exhibit 10.4 to Registrant's
                 Form S-2).

 10.2**          Registrant's 1993 Employee Stock Option Plan (incorporated by reference to Exhibit A of the Proxy
                 Statement for Registrant's 1993 Annual Meeting of Stockholders (File No. 0-11914)).

 10.3**          Registrant's 1993 Directors Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit B of the Proxy Statement for Registrant's 1993 Annual Meeting of Stockholders).

 10.4.1**        Amended and Restated Agreement between the Registrant and General Electric Company, dated November
                 30, 1989 (incorporated by reference to Exhibit 10.6 filed with Registrant's Annual Report on Form
                 10-K for the fiscal year ended December 31, 1990).

 10.4.2**        Amended 1989 Agreement with General Electric Company, dated March 5, 1993 (incorporated by reference to Exhibit 10.12 filed with Registrant's Annual Report on Form 10-K for the fiscal year ended December
                 31, 1992).


------------------
 * Filed herewith.
** Incorporated by reference.

                                     II-2

  EXHIBIT NO.    DESCRIPTION
---------------  ------------------------------------------------------------------------------------------------

 10.4.3**        Amended 1993 Agreement with General Electric Company, dated March 5, 1993 (incorporated by reference to Exhibit 10.4.2 filed with Registrant's Annual Report on Form 10-K for the fiscal year ended December
                 31, 1994).

 10.4.5**        1994 Agreement between Registrant and General Electric Company, dated July 29, 1994 (incorporated by reference to Exhibit 10.4.5 to Registrant's Form S-4).

 10.5**          Employment Agreement between Registrant and Jack Nelson, dated as of December 6, 1993 (incorporated by reference to Exhibit 10.5 filed with the ANMR 1994 Form 10-K).

 10.6**          Employment Agreement among Registrant, Advanced Mammography Systems, Inc. ("AMS") and Enrique Levy,
                 dated September 17, 1995 (incorporated by reference to Exhibit 10.6 to the ANMR 1995 Form 10-K).

 10.7**          Employment Agreement between Registrant and Charles Moche, dated November 22, 1993 (incorporated by reference to Exhibit 10.7 to the 1994 ANMR Form 10-K).

 10.8.1**        Employment Agreement between Registrant and Robert L. Kwolyk, dated as of April 25, 1994 (incorporated by reference to Exhibit 10.8 to Registrant's Form S-4).

 10.9**          Employment Agreement among Registrant, MDI and John A. Lynch, dated May 2, 1995 (incorporated by reference to Exhibit 47 to Schedule 14D-9 of Medical Diagnostics, Inc. ("MDI")(Amendment No. 18) filed on May
                 3, 1995).

 10.10**         Lease Agreement between Registrant and John T. Spinelli, dated May 5, 1991 (incorporated by reference to Exhibit 10.9 filed with Registrant's Annual Report on Form 10-K for the fiscal year ended December
                 31, 1995 (File No. 0-19914)).

 10.11**         License Agreement between Registrant and AMS, dated July 29, 1992 (incorporated by reference to Exhibit
                 10.13 to Registrant's Form S-2).

 10.12.1**       Shared Services Agreement between Registrant and AMS dated October 28, 1992 (incorporated by reference to Exhibit 10.14 to Registrant's Form S-2).

 10.12.2**       Letter Agreement, dated July 26, 1993 extending term of Shared Services Agreement between Registrant and AMS (incorporated by reference to Exhibit 12.2 to Registrant's Form S-4).

 10.13**         Escrow Agreement among Registrant, AMS and American Stock Transfer & Trust Company, dated December
                 1992 (incorporated by reference to Exhibit 10.15 to Registrant's Form S-2).

 10.14**         Loan and Security Agreement, dated as of August 31, 1995, between MDI and Chemical Bank (without exhibits)(incorporated by reference to Exhibit 10.2 to Registrant's August 1995 Form 8-K).

 10.15**         Guaranty and Security Agreement, dated as of August 31, 1995, between Registrant and Chemical Bank
                 (without exhibits)(incorporated by reference to Exhibit 10.3 to Registrant's August 1995 Form 8-K).

 10.16**         Guaranty and Security Agreement, dated as of August 31, 1995, between certain subsidiaries of MDI and Chemical Bank (without exhibits)(incorporated by reference to Exhibit 10.4 to Registrant's August
                 1995 Form 8-K).

 10.17**         Amended and Restated Joint Venture Agreement among MDI and Medical Imaging Partners, L.P., dated August
                 6, 1990 (incorporated by reference to Exhibit 10(b)(1) to MDI's Registration Statement on Form S-l
                 as amended on October 30, 1991 (File No. 33-42748))(the "MDI Registration Statement").

 10.18**         Restated Management Agreement between MDI and Mass. Mobile Imaging Venture, dated August 6, 1990
                 (incorporated by reference to Exhibit 10(b)(2) to the MDI Registration Statement).


------------------
 * Filed herewith.
** Incorporated by reference.

                                     II-3

  EXHIBIT NO.    DESCRIPTION
---------------  ------------------------------------------------------------------------------------------------

 10.19**         Restated and Amended Medical Imaging Lease and Services Agreement between Western Mass. Magnetic Resonance
                 Services, Inc. and Mass. Mobile Imaging Venture, dated August 6, 1990 (incorporated by reference to
                 Exhibit 10(b)(3) to the MDI Registration Statement).

 10.20**         Medical Imaging Lease and Services Agreement between Mobile MRI of Western Massachusetts Associates and Mass. Mobile Imaging Venture, dated August 6, 1990 (incorporated by reference to Exhibit 10(b)(4)
                 to the MDI Registration Statement).

 10.21**         Lease Agreement between Medical Imaging Partners, L.P. and Mass. Mobile Imaging Venture, dated December
                 31, 1986 (incorporated by reference to Exhibit 10(b)(9) to the MDI Registration Statement).

 10.22**         MRI Management Services Agreement between Merrimack Valley Health Services, Inc. and MDI dated October
                 1, 1990 (incorporated by reference to Exhibit 10(f)(1) to the MDI Registration Statement).

 10.23**         Joint Venture Agreement of Mobile MRI of Western Massachusetts Associates, between Mobile MRI of Western
                 Massachusetts, Inc. and MRI Associates Inc., dated December 22, 1986 (incorporated by reference to
                 Exhibit 10(h)(1) to the MDI Registration Statement).

 10.24**         Purchase and Sale Agreement dated November 17, 1994 between MDI Rehab, Inc. and MVA Center for Rehabilitation,
                 P.C. (incorporated by reference to Exhibit 2 to MDI's Report on Form 8-K filed on February 15, 1995
                 (File No. 0-19736)).

 10.25**         Amended Management Agreement between MDI and ICI dated October 30, 1987 and amended October 1, 1991
                 (incorporated by reference to Exhibit 10(a)(1) and 10(a)(2) to the MDI Registration Statement).

 10.26**         Key Employment Agreement between MVA Rehabilitation Associates and Eric T. Shebar, M.D. dated as of
                 January 31, 1995 (incorporated by reference to Exhibit 10(b) to MDI's Report on Form 8-K filed on
                 February 15, 1995 (File No. 0-19736)).

 10.27**         Amended and Restated Agreement of Partnership of MVA Rehabilitation Associates (incorporated by reference to Exhibit 10(a) to MDI's Report on Form 8-K filed on February 15, 1995 (File No. 0-19736)).

 10.28**         Employment Agreement, dated December 1, 1995, between MDI and David Gaynor (incorporated by reference to Exhibit 10.48 to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30,
                 1996 (File No. 0-11914)).

 10.29**         Form of Regulation S Securities Subscription Agreement relating to the Registrant's Series A Preferred
                 Stock (incorporated by reference to Exhibit 10 to the Registrant's Current Report on Form 8-K for
                 an event of May 30, 1996).

 10.30**         Employment Agreement dated December 20, 1995 between the Registrant and Jack Nelson (incorporated by reference to Exhibit 10.47 to Registrant's Annual Report on Form 10-K for the fiscal year ended
                 September 30, 1996 (File No. 0-11914)).

 10.31**         Purchase Agreement dated August 18, 1997 between the Registrant and General Electric Company
                 ("GE")(incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K for an
                 event on August 18, 1997 (the "August '97 8-K)).

 10.32**         Registration Rights Agreement dated August 18, 1997 between the Registrant and GE (incorporated by reference to Exhibit 10.2 to Registrant's August '97 8-K).

 10.33**         Stockholders Agreement dated August 18, 1997 between the Registrant and GE (incorporated by reference to Exhibit 10.3 to Registrant's August '97 8-K).

 10.34**         Settlement Agreement dated August 18, 1997 between the Registrant and GE (incorporated by reference to Exhibit 10.4 to Registrant's August '97 8-K).

 21.1*           List of all of Advanced NMR's subsidiaries


------------------
 * Filed herewith.
** Incorporated by reference.


                                      II-4

  EXHIBIT NO.    DESCRIPTION
---------------  ------------------------------------------------------------------------------------------------

 23.1*           Consents of Richard A. Eisner & Company, LLP, independent public accountants for Advanced NMR and
                 AMS

 23.2*           Consent of Reid & Priest LLP (included in Exhibit 5 and Exhibit 8)

 23.3*           Consent of Houlihan Lokey Howard & Zukin, Inc.

 23.4*           Consent of Valuemetrics, Inc.

 23.5*           Consent of Daniel E. Straus

 23.6*           Consent of Susan S. Bailis

 24*             Power of Attorney (included a signature page of this Registration Statement on Form S-4)

 99.1*           Form of Proxy for Special Meeting of Stockholders of AMS

 99.2*           Form of Proxy for Special Meeting of Stockholders of Advanced NMR


------------------
 * Filed herewith.
** Incorporated by reference.


    (b) Financial Statement Schedules.

    (c) Opinions.

     1. Opinion of Valuemetrics, Inc. (included as Annex B to the Joint Proxy Statement/Prospectus that forms a part of this Registration Statement on Form S-4).

     2. Opinion of Houlihan Lokey Howard & Zukin (included as Annex C to the Joint Proxy Statement/Propsectus that forms a part of this Registration Statement on Form S-4).

ITEM 22. UNDERTAKINGS.

   The undersigned Registrant hereby undertakes:

     (1) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act, the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This
                                     II-5
    includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Advanced NMR has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, and the State of New Jersey on October 7, 1997.

                                          ADVANCED NMR SYSTEMS, INC.

                                          By
                                             /s/ Jack Nelson
                                             ----------------------------
                                             Jack Nelson
                                             Chairman of the Board

                              POWER OF ATTORNEY

   We, the undersigned officers and directors of Advanced NMR Systems, Inc., hereby severally constitute Jack Nelson and Steven J. James and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Advanced NMR Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

   Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                 TITLE                                DATE
         ---------                                 -----                                ----
/s/ Jack Nelson             Chairman of the Board                               October 7, 1997
---------------------------
Jack Nelson

/s/ Enrique Levy            President, Chief Operating Officer and Director     October 7, 1997
---------------------------
Enrique Levy

/s/ Robert Spira, M.D.      Vice Chairman of the Board                          October 7, 1997
---------------------------
Robert Spira, M.D.

/s/ Steven J. James         Chief Financial and Accounting Officer              October 7, 1997
---------------------------
Steven J. James

/s/ George Aaron            Director                                            October 7, 1997
---------------------------
George Aaron

/s/ Sol Triebwasser         Director                                            October 7, 1997
---------------------------
Sol Triebwasser

  EXHIBIT NO.                                          EXHIBIT INDEX
---------------  ------------------------------------------------------------------------------------------------
 2               Agreement and Plan of Merger among Advanced NMR, Merger Corp. and AMS dated as of June 23, 1997 (included as Annex A to the Proxy Statement Prospectus that forms a part of this Registration Statement on Form
                 S-4).

 2.1**           Agreement and Plan of Merger among Registrant, ANMR Acquisition Corp. and Medical Diagnostics, Inc.
                 ("MDI"), dated May 2, 1995 (incorporated by reference to Annex A to the Joint Proxy Statement/Prospectus to Registrant's Registration Statement on Form S-4, declared effective August 3, 1995 (File No. 33-95302)
                 ("Registrant's Form S-4")).

 2.2**           Agreement and Plan of Merger dated January 20, 1997 by and among the Registrant, Medical Diagnostics,
                 Inc., MDI Acquisition Corporation and US Diagnostic, Inc. (incorporated by reference to Exhibit 1 to Registrant's Report on Form 8-K filed February 11, 1997).

 3.1**           Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3 filed with Registrant's
                 Registration Statement on Form S-2, and amendments thereto, declared effective August 18, 1993 (File
                 No. 2-084785)("Registrant's Form S-2"))

 3.2**           Amendment to Certificate of Incorporation of Registrant filed November 5, 1993 (incorporated by reference to Exhibit 3.2 to Registrant's Form S-4).

 3.3**           Amendment to Certificate of Incorporation of Registrant, filed August 31, 1995, (incorporated by reference to Exhibit 3.1 to Registrant's Form 8-K for an event of August 31, 1995 (the "August 1995 Form 8-K")(File
                 No. 0-11914)).

 3.4**           Amendment to Certificate of Incorporation of Registrant, filed September 21, 1995 (incorporated by reference to Exhibit 3.4 to Registrant's Annual Report on Form 10-K for the nine months ended September
                 30, 1995 (the "ANMR 1995 Form 10-K").

 3.5*            Amended and Restated By-laws of Registrant (incorporated by reference to Exhibit 3.4 to Registrant's
                 Registration Statement on Form S-4, declared effective August 3, 1995 (File No. 33-95302)("Registrant's
                 Form S-4")).

 4.1.1**         Form of Warrant Agreement between Registrant and American Stock Transfer & Trust Company, as Warrant
                 Agent (incorporated by reference to Exhibit 4 to Registrant's August 1995 Form 8-K).

 4.1.2**         Form of Warrant Certificate (incorporated by reference to Annex B to the Registrant's Joint Proxy
                 Statement, dated August 31, 1995).

 4.2**           Specimen Certificate for Common Stock, par value $.01 per share, of Registrant (incorporated by reference to Exhibit 4.2 to Registrant's Form S-4).

 4.3.1**         Form of Supplemental Agreement relating to Registrant's assumption of MDI's Obligations under the
                 Warrant Agreement between MDI and First Albany Corporation and Janney Montgomery Scott, Inc. (incorporated by reference to Exhibit 4.3.1 to Registrant's Form S-4).

 4.3.2**         Form of Supplemental Agreement relating to Registrant's assumption of MDI's Obligations under the
                 Warrant Agreement between MDI and Jacob Agam (incorporated by reference to Exhibit 4.3.2 to Registrant's
                 Form S-4).

 4.4**           Form of Warrant Certificate, dated as of March 6, 1994, issued to Dominick & Dominick Incorporated
                 (incorporated by reference to Exhibit 4.4 to Registrant's Form S-4).

 4.5**           Certificate of Designation of Series A Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.1 to Registrant's Current Report on Form 8-K for an event of May 30, 1996).

 4.6**           Certificate of Designations of Series B Convertible Redeemable Preferred Stock of the Registrant
                 (incorporated by reference to Exhibit 3 to Registrant's Current Report on Form 8-K for an event on
                 August 18, 1997).

 5*              Opinion of Reid & Priest LLP as to legality of Advanced NMR Common Stock being registered hereunder.

 8*              Opinion of Reid & Priest LLP as to certain federal tax matters.

 10.1**          Registrant's 1983 Incentive and Non-Qualified Stock Option Plan, Amended and Restated as of February
                 1, 1988, and form of incentive stock option (incorporated by reference to Exhibit 10.4 to Registrant's
                 Form S-2).

 10.2**          Registrant's 1993 Employee Stock Option Plan (incorporated by reference to Exhibit A of the Proxy
                 Statement for Registrant's 1993 Annual Meeting of Stockholders (File No. 0-11914)).

 10.3**          Registrant's 1993 Directors Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit B of the Proxy Statement for Registrant's 1993 Annual Meeting of Stockholders).

 10.4.1**        Amended and Restated Agreement between the Registrant and General Electric Company, dated November
                 30, 1989 (incorporated by reference to Exhibit 10.6 filed with Registrant's Annual Report on Form
                 10-K for the fiscal year ended December 31, 1990).

 10.4.2**        Amended 1989 Agreement with General Electric Company, dated March 5, 1993 (incorporated by reference to Exhibit 10.12 filed with Registrant's Annual Report on Form 10-K for the fiscal year ended
                 December 31, 1992).

 10.4.3**        Amended 1993 Agreement with General Electric Company, dated March 5, 1993 (incorporated by reference to Exhibit 10.4.2 filed with Registrant's Annual Report on Form 10-K for the fiscal year ended
                 December 31, 1994).

 10.4.5**        1994 Agreement between Registrant and General Electric Company, dated July 29, 1994 (incorporated by reference to Exhibit 10.4.5 to Registrant's Form S-4).

 10.5**          Employment Agreement between Registrant and Jack Nelson, dated as of December 6, 1993 (incorporated by reference to Exhibit 10.5 filed with the ANMR 1994 Form 10-K).

 10.6**           Employment Agreement among Registrant, Advanced Mammography Systems, Inc. ("AMS") and Enrique Levy,
                 dated September 17, 1995 (incorporated by reference to Exhibit 10.6 to the ANMR 1995 Form 10-K).

 10.7**          Employment Agreement between Registrant and Charles Moche, dated November 22, 1993 (incorporated by reference to Exhibit 10.7 to the 1994 ANMR Form 10-K).

 10.8.1**        Employment Agreement between Registrant and Robert L. Kwolyk, dated as of April 25, 1994 (incorporated by reference to Exhibit 10.8 to Registrant's Form S-4).

 10.9**          Employment Agreement among Registrant, MDI and John A. Lynch, dated May 2, 1995 (incorporated by reference to Exhibit 47 to Schedule 14D-9 of Medical Diagnostics, Inc. ("MDI")(Amendment No. 18) filed on May
                 3, 1995).

 10.10**         Lease Agreement between Registrant and John T. Spinelli, dated May 5, 1991 (incorporated by reference to Exhibit 10.9 filed with Registrant's Annual Report on Form 10-K for the fiscal year ended December
                 31, 1995 (File No. 0-19914)). [Has this been amended?]

 10.11**         License Agreement between Registrant and AMS, dated July 29, 1992 (incorporated by reference to Exhibit
                 10.13 to Registrant's Form S-2).

 10.12.1**       Shared Services Agreement between Registrant and AMS dated October 28, 1992 (incorporated by reference to Exhibit 10.14 to Registrant's Form S-2).

 10.12.2**       Letter Agreement, dated July 26, 1993 extending term of Shared Services Agreement between Registrant and AMS (incorporated by reference to Exhibit 12.2 to Registrant's Form S-4).

 10.13**         Escrow Agreement among Registrant, AMS and American Stock Transfer & Trust Company, dated December
                 1992 (incorporated by reference to Exhibit 10.15 to Registrant's Form S-2).

 10.14**         Loan and Security Agreement, dated as of August 31, 1995, between MDI and Chemical Bank (without exhibits)(incorporated by reference to Exhibit 10.2 to Registrant's August 1995 Form 8-K).

 10.15**         Guaranty and Security Agreement, dated as of August 31, 1995, between Registrant and Chemical Bank
                 (without exhibits)(incorporated by reference to Exhibit 10.3 to Registrant's August 1995 Form 8-K).

 10.16**         Guaranty and Security Agreement, dated as of August 31, 1995, between certain subsidiaries of MDI and Chemical Bank (without exhibits)(incorporated by reference to Exhibit 10.4 to Registrant's August
                 1995 Form 8-K).

 10.17**         Amended and Restated Joint Venture Agreement among MDI and Medical Imaging Partners, L.P., dated August
                 6, 1990 (incorporated by reference to Exhibit 10(b)(1) to MDI's Registration Statement on Form S-l
                 as amended on October 30, 1991 (File No. 33-42748))(the "MDI Registration Statement").

 10.18**         Restated Management Agreement between MDI and Mass. Mobile Imaging Venture, dated August 6, 1990
                 (incorporated by reference to Exhibit 10(b)(2) to the MDI Registration Statement).

 10.19**         Restated and Amended Medical Imaging Lease and Services Agreement between Western Mass. Magnetic Resonance
                 Services, Inc. and Mass. Mobile Imaging Venture, dated August 6, 1990 (incorporated by reference to
                 Exhibit 10(b)(3) to the MDI Registration Statement).

 10.20**         Medical Imaging Lease and Services Agreement between Mobile MRI of Western Massachusetts Associates and Mass. Mobile Imaging Venture, dated August 6, 1990 (incorporated by reference to Exhibit 10(b)(4)
                 to the MDI Registration Statement).

 10.21**         Lease Agreement between Medical Imaging Partners, L.P. and Mass. Mobile Imaging Venture, dated
                 December 31, 1986 (incorporated by reference to Exhibit 10(b)(9) to the MDI Registration Statement).

 10.22**         MRI Management Services Agreement between Merrimack Valley Health Services, Inc. and MDI dated
                 October 1, 1990 (incorporated by reference to Exhibit 10(f)(1) to the MDI Registration Statement).

 10.23**         Joint Venture Agreement of Mobile MRI of Western Massachusetts Associates, between Mobile MRI of Western
                 Massachusetts, Inc. and MRI Associates Inc., dated December 22, 1986 (incorporated by reference to
                 Exhibit 10(h)(1) to the MDI Registration Statement).

 10.24**         Purchase and Sale Agreement dated November 17, 1994 between MDI Rehab, Inc. and MVA Center for Rehabilitation,
                 P.C. (incorporated by reference to Exhibit 2 to MDI's Report on Form 8-K filed on February 15, 1995
                 (File No. 0-19736)).

 10.25**         Amended Management Agreement between MDI and ICI dated October 30, 1987 and amended October 1, 1991
                 (incorporated by reference to Exhibit 10(a)(1) and 10(a)(2) to the MDI Registration Statement).

 10.26**         Key Employment Agreement between MVA Rehabilitation Associates and Eric T. Shebar, M.D. dated as of
                 January 31, 1995 (incorporated by reference to Exhibit 10(b) to MDI's Report on Form 8-K filed on
                 February 15, 1995 (File No. 0-19736)).

 10.27**         Amended and Restated Agreement of Partnership of MVA Rehabilitation Associates (incorporated by reference to Exhibit 10(a) to MDI's Report on Form 8-K filed on February 15, 1995 (File No. 0-19736)).

 10.28**         Employment Agreement, dated December 1, 1995, between MDI and David Gaynor (incorporated by reference to Exhibit 10.48 to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30,
                 1996 (File No. 0-11914)).

 10.29**         Form of Regulation S Securities Subscription Agreement relating to the Registrant's Series A Preferred
                 Stock (incorporated by reference to Exhibit 10 to the Registrant's Current Report on Form 8-K for
                 an event of May 30, 1996).

 10.30**         Employment Agreement dated December 20, 1995 between the Registrant and Jack Nelson (incorporated by reference to Exhibit 10.47 to Registrant's Annual Report on Form 10-K for the fiscal year ended
                 September 30, 1996 (File No. 0-11914)).

 10.31**         Purchase Agreement dated August 18, 1997 between the Registrant and General Electric Company
                 ("GE")(incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K for an
                 event on August 18, 1997 (the "August '97 8-K)).

 10.32**         Registration Rights Agreement dated August 18, 1997 between the Registrant and GE (incorporated by reference to Exhibit 10.2 to Registrant's August '97 8-K).

 10.33**         Stockholders Agreement dated August 18, 1997 between the Registrant and GE (incorporated by reference to Exhibit 10.3 to Registrant's August '97 8-K).

 10.34**         Settlement Agreement dated August 18, 1997 between the Registrant and GE (incorporated by reference to Exhibit 10.4 to Registrant's August '97 8-K).

 21.1*           List of all of Advanced NMR's subsidiaries

 23.1*           Consents of Richard A. Eisner & Company, LLP, independent public accountants for Advanced NMR and
                 AMS

 23.2*           Consent of Reid & Priest LLP (included in Exhibit 5 and Exhibit 8)

 23.3*           Consent of Houlihan Lokey Howard & Zukin, Inc.

 23.4*           Consent of Valuemetrics, Inc.

 23.5*           Consent of Daniel E. Straus

 23.6*           Consent of Susan S. Bailis

 24*             Power of Attorney (included a signature page of this Registration Statement on Form S-4)

 99.1*           Form of Proxy for Special Meeting of Stockholders of AMS

 99.2*           Form of Proxy for Special Meeting of Stockholders of Advanced NMR


------------------
 * Filed herewith.
** Incorporated by reference.
